Exhibit 3.1

CANADA Certificate of Continuance Certificat de continuation Canada Business Lol sur les corporations Corporations Act commerciales canadiennes MARKEL FINANCIAL HOLDINGS LIMITED 13005  Name of Corporation — Nom de la corporation  Number - Numero  I hereby certify that the above-mentioned Corporation was con-tinued under Section 181 of the Canada Business Corporations Act as set out in the attached articles of Continuance. Je certifie par les presentes que la corporation mentionnee ci-haut a Me continuee en vertu de Particle 181 de la Loi sur les corporations commer-ciales canadiennes, tel qu'indique dans les statuts de continuation ci-joints. November 23, 1976 Date of Continuance - Date de la continuation

CANADA BUSINESS CORPORATIONS ACT
FORM 11
ARTICLES OF CONTINUANCE
(SECTION 181)

LOI SUR LES CORPORATIONS COMMERCIALES CANADIENNES
FORMULE 11
STATUTS DE CONTINUATION
(ARTICLE 181)

1 – Name of Corporation / Nom de la corporation

The name of the Corporation is MARKEL FINANCIAL HOLDINGS LIMITED.

2 – The place in Canada where the registered office is to be situated / Lieu au Canada où doit être situé le siège social

The registered office of the Corporation is to be situated in the Municipality of Metropolitan Toronto in the Province of Ontario.

3 – The classes and any maximum number of shares that the corporation is authorized to issue / Catégories et tout nombre maximal d'actions que la corporation est autorisée à émettre

There shall be one class of shares, namely, shares without nominal or par value.

4 – Restrictions if any on share transfers / Restrictions sur le transfert des actions s'il y a lieu.

None.

5 – Number (or minimum and maximum number) of directors / Nombre (ou nombre minimum et maximum) d'administrateurs

There shall be a minimum of three (3) and a maximum of ten (10) directors.

6 – Restrictions if any on businesses the corporation may carry on / Restrictions imposées quant aux entreprises que la corporation peut exploiter, s'il y a lieu

None.

7 – Other provisions if any / Autres dispositions s'il y a lieu

The board of directors may, without authorization of the shareholders:

(a) borrow money upon the credit of the Corporation;

(b) issue or reissue debt obligations or other securities of the Corporation in such amounts and upon such terms and pledge, hypothecate or sell the same for such sums and at such prices as may be deemed expedient;

(c) mortgage, hypothecate, charge, pledge or otherwise create a security interest in all or any property (including the undertaking and rights) of the Corporation, owned or subsequently acquired, to secure any debt obligations or other securities or any money borrowed or other debt or obligation of the Corporation; and

(d) subject to the provisions of the Act, from time to time, delegate to such one or more directors and/or officers of the Corporation as may be designated by the board of directors all or any of the foregoing powers to such extent and in such manner as the board of directors shall determine at the time of such delegation.

Nothing herein shall limit or restrict the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

Date	Signature	Description of Office – Description du poste
November 23, 1976	[signature]	Executive Vice-President

FOR DEPARTMENTAL USE ONLY / À L'USAGE DU MINISTÈRE SEULEMENT

Corporation No. – No de la corporation	Filed – Déposée
13005	November 23, 1976

CCA-1391

Consumer and Consommation Corporate Affairs Canada et Corporations Canada Certificate of Amendment Certificat de modification Canada Business Lol sur les suckles MARKEL FINANCIAL HOLDINGS LIMITED I hereby certify that the Articles of the above-mentioned Corporation were amended (a) under section 13 of the Canada Business Corporations Act in accord¬ance with the attached notice; (b) under Section 27 of the Canada Business Corporations Act as set out in the attached Articles of Amendment designating a series of shares; (c) under Section 171 of the Canada Business Corporations Act as set out in the attached Articles of Amendment; (d) under Section 185 of the Canada Business Corporations Act as set out in the attached Articles of Reorganization; under Section 185.1 of the Canada Business Corporations Act as set out in the attached Articles of Arrangement. Je certifie par les presentes que les statuts de la societe mentionnee ci-haut ont etc modifies (a) en vertu de l'article 13 de is Loi sur les societes commerciales canadiennes conformement 2 l'avis ci-joint; (b) en vertu de ('article 27 de la Loi sur les societes commerciales canadiennes tel qu'indique dans les clauses modificatrices ci-jointes designant une serie d'actions; (c) en vertu de l'article 171 de la Loi sur les societes commerciales cana-diennes tel qu'indique dans les clauses modificatrices ci-jointes; (d) en vertu de l'article 185 de la Loi sur les societes commerciales cana-diennes tel qu'indique dans les clauses de reorganisation ci-jointes; (e) en vertu de rarticle 185.1 de to Loi sur les societes commerciales cana-diennes tel qu'indique dans les clauses d'arrangement ci-jointes. Corporations Act commerciales canadiennes Le Ceecle, September 4, 1985 le 4 september 1985 Dale of Amendment --- Dale de to modification

 CANADA BUSINESS CORPORATIONS ACT 141 LO SUR LES SOCIETES COMMERCIALES CANADIENNES FORM 4 FORM ULE 4 ARTICLES OF AMENDMENT CLAUSES 1.10DIFICATIUCES (SECTION 27 OR 171) (ARTICLE 27 OU 171) - Name of Corporation - Denomination de la societe I2- Corporation No. - No de la societe MARXEL FINANCIAL HOLDINGS LIMITED 13005-2 3 - The articles of the above name corporation are amended Les statuts de la societe et-haut mentionnee sons modifies de la as follows facon sulvante: See Schedule "A" ate Signature Description of Office - Description du pose August 27, 1985 Director FOR DEPAPTMENTAL USE ONLY A L'USAGE DU M,NlSTERE SEULEMENT Filed -Desposee SEP - 4 1985 CCA 138714 .79

SCHEDULE "A" TO ARTICLES OF AMENDMENT OF MARKEL FINANCIAL HOLDINGS LIMITED (CORPORATION NO. 13005) 1. The authorized capital of the Corporation is amended to redesig-nate the existing class of shares of the Corporation as common shares and to create an unlimited number of Preferred Shares issuable in series, such that the Corporation is authorized to issue an unlimited number of common shares and an unlimited number of Preferred Shares issuable in series. 2. The rights, privileges, restrictions and conditions attaching to each class of shares of the Corporation are as follows: A. The common shares shall have attached thereto, as a class, the following rights, privileges, restrictions and conditions: The holders of the common shares shall be entitled to: (1) 1 vote per common share at all meetings of shareholders of the Corporation, other than meetings of holders of a class of shares other than the common shares; (2) receive any dividend declared by the Corporation in respect of the common shares; and (3) receive the remaining property of the Corporation upon dissolution. B.The Preferred Shares shall have attached thereto, as a class, the following rights, privileges, restrictions and conditions: (1) the Preferred Shares may at any time, and from time to time, be issued in one or more series, in accordance with and subject to the provisions of the laws governing the Corporation, as now existing or hereafter amended (such laws being herein referred to as the "Act"). The directors of the Corporation shall, subject to the provisions of the Act, the provisions herein contained and to any conditions attaching to any outstanding series of Preferred Shares, fix the number in and determine the designation, rights, privileges, restrictions and conditions attaching to the Preferred Shares of such series; (2) the Preferred Shares of each series shall rank both as regards to dividends and return of capital in priority to the common shares and to any other shares ranking junior to the Preferred Shares, and the Preferred Shares

- 2 - of any series may also be given such other preferences over the common shares and any other shares ranking junior to the Preferred Shares as may be determined. The priority, in the case of cumulative dividends, shall be with respect to all prior completed periods in respect of which such dividends were payable plus such further amounts, if any, as may be specified in the provisions attaching to a particular series and in the case of non-cumulative dividends, shall be with respect to all dividends declared and unpaid; (3) the Preferred Shares of each series shall rank on a parity with the Preferred Shares of every other series with respect to priority in payment of dividends and return of capital in the event of liquidation, dissolution or winding up of the Corporation.

Consommation et Corporations Canada Consumer and Corporate Affairs Canada Certificate of Amendment Certlficat de modification Cenede Business Corporetlons Act Loi sur les soc:l't's commercleles c.nedlennea Business Corporations Act in accord ance with the attached notice: les societas commerciales canadiennes conformement a l'avis ci-joint; Business Corporations Act as set out in the attached Articles of Amendment; sur res societas commerciales cana diennes tel qu'indique dans les clauses Business Corporations Act as set sur les societes commerciales cana Business Corporations Act as set out sur ies societas commerciales cana Canada MARKEL FINANCIAL HOLDINGS LIMITED13005-2 Ihereby certify that the Articles of theJe certifie par les presentes que les above-mentioned Corporation were statuts de Ia societe mentionnee ct-haut amendedont ete modifies (a) under section 13 of the CanadaD (a) en vertu de !'article 13 de Ia loi sur (b) under Section 27 of the Canada (b) en vertu de !'article 27 de Ia Loi sur Business Corporations Act as set outles societas commerciales canadiennes in the attached Articles of Amendment tel qu'indique dans les clauses designating a series of shares: modificatrices ci-jointes designant une serie d'actions: (c) under Section 171 of the CanadaD (c) en vertu de !'article 171 de Ia Loi modificatrices ci-jointes; (d) under Section 185 of the Canada0 (d) en vertu de !'article 185 de Ia Loi out in the attached Articles of diennes tel qu'indique dans les clauses Reorganization:de reorganisation ci-jointes; (e) under Section 185.1 of the CanadaD (e) en vertu de !'article 165.1 de Ia Loi in the attached Articles of Arrangement.diennes tel qu'indique dans les clauses d'arrangement ci-jointes. September 26, 1985 le 26 septembre 1985

CANADA BUSINESS CORPORATIONS ACT

FORM 4

ARTICLES OF AMENDMENT (SECTION 27 OR 171)

LOI SUR LES SOCIÉTÉS COMMERCIALES CANADIENNES

FORMULE 4

CLAUSES MODIFICATRICES (ARTICLE 27 OU 171)

1 – Name of Corporation – Dénomination de la société	2 – Corporation No. – Nº de la société
MARKEL FINANCIAL HOLDINGS LIMITED	13005 -2

3 – The articles of the above-named corporation are amended as follows:

Les statuts de la société ci-haut mentionnée sont modifiés de la façon suivante:

THE ANNEXED SCHEDULE "A" IS INCORPORATED IN THIS FORM.

Date	Signature	Description of Office – Description du poste
September 25, 1985	[signature]	Director

FOR DEPARTMENTAL USE ONLY — À L'USAGE DU MINISTÈRE SEULEMENT

Filed – Deposee 26-9-1985

CCA-1387 (4-79)

 SCHEDULE "A" TO THE ARTICLES OF AMENDMENT OF MARKEL FINANCIAL HOLDINGS LIMITED CREATION OF SERIES 1 PREFERRED SHARES WHEREAS the authorized capital of Markel Financial Holdings Limited (the "Corporation") consists of an unlimited number of common shares and an unlimited number of Preferred Shares issuable in series; AND WHEREAS no series of Preferred Shares has yet been created and the directors of the Corporation are authorized to fix the number of shares in and determine the designation, rights, privileges, restrictions and conditions attaching to each series of Preferred Shares, subject to the laws governing the Corporation, as now existing or hereafter amended (the "Act") and the provisions attaching to the Preferred Shares. NOW THEREFORE BE IT RESOLVED THAT: 1. The first series of Preferred Shares shall consist of 2,924,000 convertible, redeemable, cumulative, voting shares designated as the Series 1 Preferred Shares (the "Series 1 Shares"), and in addition to the rights, privileges, restrictions and conditions attaching to all Preferred Shares as a class, shall have attached thereto the following:

(1) DIVIDENDS The holders of the Series 1 Shares shall be entitled to receive and the Corporation shall pay thereon, as and when declared by the directors out of the moneys of the Corporation properly applicable to the payment of dividends, fixed cumulative, preferential cash dividends at the rate of $0.363375 Series 1 Share per annum, payable quarterly on the last day of each quarter of each fiscal year of the Corporation; dividends on each Series 1 Share shall accrue from day to day, from and including the date of issuance of such Series 1 Shares or the last dividend payment date in respect of which dividends have been paid or made available for payment, as the case may be, or if not paid or made available, from and including the date on which dividends were payable, to but excluding the next dividend payment date; if on any dividend payment date, the dividend payable on such date is not paid in full on all Series 1 Shares then issued and outstanding, such dividend or the unpaid part thereof shall be paid on a subsequent date or dates determined by the directors of the Corporation on which the Corporation shall have sufficient moneys or property properly applicable to payment of same; the holders of the Series 1 Shares shall not be entitled to any dividends other than or in excess of the fixed,

- 3 - cumulative preferential dividends at the rate hereinbefore provided, except as specifically provided in sub-clause (7)(h) hereof. Cheques payable in lawful money of Canada at par at any branch in Canada of the Corporation's bankers for the time being shall be issued in respect of dividends on the Series 1 Shares (less any tax required to be withheld by the Corporation). The mailing in Canada of such a cheque to a holder of the Series 1 Shares shall be deemed to be payment of the dividends represented thereby unless the cheque is not paid upon presentation. Dividends that are represented by a cheque which has not been presented to the Corporation's bankers for payment or that otherwise remain unclaimed for a period of 6 years from the date of their payment shall be forfeited to the Corporation. (2) PRIORITY The Series 1 Shares shall rank, both as regards dividends and repayment of capital, in priority to the common shares and any other shares of the Corporation ranking junior to the Series 1 Shares, but shall not confer, subject to sub-clause (7)(h) hereof, any further right to participate in profits or assets.

 - 4 - (3) REDEMPTION (a) For the purposes of this clause (3) and paragraph (IV) of sub-clause (7)(h) in the case of the definition of "Trading Day". "Closing Market Price" for a Trading Day means the price of the last board lot transaction in the common shares of the Corporation on The Toronto Stock Exchange on such Trading Day, or if no such board lot transaction occurred on such Trading Day, the average of the closing bid and ask prices on such Trading Day, or if the common shares of the Corporation are not then listed on The Toronto Stock Exchange, then such closing price or average of closing bid and ask prices, on such stock exchange in Canada on which the common shares of the Corporation are then listed as may be selected for such purpose by the directors, or if the common shares are not then listed on any stock exchange in Canada, then the Closing Market Price shall be a price determined by the board of directors of the Corporation acting reasonably and in good faith. "Redemption Period" means either of the following:

(i) any time on or after the day which is 5 years from the date of first issuance of Series 1 Shares; or (ii) any time within the 90 day period immediately following a period of 30 Consecutive Trading Days, commencing not earlier than 3 years from the date of first issuance of Series 1 Shares, on each of which the Closing Market Price has exceeded $8.25 per share (provided that the amount of $8.25 shall be increased or decreased, as the case may be, in the event that the common shares of the Corporation are consolidated or subdivided or a dividend payable in common shares on the common shares is declared and paid, in proportion to the change in the number of common shares outstanding as a consequence of such event, such adjustment to be effective on the effective date or record date, as the case may be, of such event). "Stated Amount" shall mean $3.23. "Trading Day" with respect to a stock exchange means a day on which such stock exchange is open for business. (b) The Corporation may, at any time and from time to time effective upon or after the commencement of the

 - 6 - Redemption Period, upon giving notice as hereinafter provided, redeem the whole or any part of the-Series 1 Shares at a price per share equal to the Stated Amount per share together with all accrued and unpaid dividends thereon, which for the purposes hereof shall accrue up to, but excluding, the date specified for redemption (the "Redemption Amount"). (c) Before redeeming any Series 1 Shares, the Corporation shall give not less than 30 days prior notice in writing of such redemption to the registered holders of the shares to be redeemed; such notice shall set out the Redemption Amount, the date on which redemption is to take place and, if part only of the shares held by the person to whom it is addressed is to be redeemed, the number thereof so to be redeemed; on or after the date so specified for redemption, the Corporation shall pay or cause to be paid to the registered holders of the shares to be redeemed the Redemption Amount in respect of each share to be redeemed, on presentation and surrender of the certificates for the shares so called for redemption at such place or places as may be specified in such notice, and the certificates for such shares shall thereupon be cancelled, and the shares represented thereby shall thereupon be redeemed. If a

7 part only of the outstanding Series 1 Shares is at any time to be redeemed, the shares to be redeemed shall be selected, at the option of the directors, either by lot in such manner as the directors in their sole discretion shall determine, or as nearly as may be pro rata (disregarding fractions) according to the number of Series 1 Shares held by each holder. Payment of the aggregate Redemption Amount for such shares being redeemed shall be made by cheque payable at par at any branch of the Corporation's bankers, for the time being, in Canada. If less than all of the Series 1 Shares represented by a certificate or certificates are to be redeemed, the holder shall be entitled to receive, at the expense of the Corporation, a new certificate representing the Series 1 Shares comprised in such certificate or certificates not so redeemed. (d) The Corporation shall have the right, at any time after giving notice of its intention to redeem any Series 1 Shares, to deposit the aggregate Redemption Amount of the Series 1 Shares so called for redemption or of such of the said Series 1 Shares as are represented by certificates which have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a special account in any

 - 8 - chartered bank or trust company in Canada named in the notice of redemption to be paid, without interest, to or to the order of the respective holders of such shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing such Series 1 Shares provided such bank or trust company has been identified as the place at which Series 1 Shares are to be presented and surrendered for redemption in the notice of redemption given by the Corporation to the holders of Series 1 Shares as aforesaid prior to such deposit. Upon the later of the date on which such deposit is made and the date specified for redemption the shares in respect whereof such deposit shall have been made shall be and shall be deemed to be redeemed and the rights of the several holders thereof, after such deposit or after the date specified for redemption as the case may be shall be limited to receiving, out of the moneys so deposited, without interest, the aggregate Redemption Amount applicable to their respective shares against presentation and surrender of the certificates representing such shares. Any amounts so deposited and not claimed by a holder of Series 1 Shares entitled thereto within 6 years from the date specified for redemption shall be returned to the Corporation without prejudice to any

9 right a shareholder may have to receive payment in respect thereof. (e) From and after the date specified for redemption in such notice, the holders of each of the shares called for redemption shall cease to be entitled to dividends thereon and shall not be entitled to any rights in respect of such shares, except to receive the Redemption Amount, unless payment of the Redemption Amount shall not be made by the Corporation in accordance with the foregoing provisions, in which case the rights of the holders of such shares shall remain unimpaired. (4) VOTING The holders of Series 1 Shares shall be entitled to receive notice of and to attend any meeting of the shareholders of the Corporation, other than separate meetings of holders of a class or series of shares other than the Series 1 Shares, and shall be entitled to 1 vote per Series 1 Share at any such meeting. (5) PURCHASE FOR .CANCELLATION Subject to the provisions of clause (6) hereof, the Corporation may at any time or from time to time purchase for cancellation all or any part of the

- 10 - outstanding Series 1 Shares by invitation for tenders to 41. all of the holders of record of Series 1 Shares then outstanding, at the lowest price or prices at which, in the opinion of the Board of Directors of the Corporation, such shares are then obtainable but not exceeding a price per share equal to the Redemption Amount, together with reasonable costs of purchase. If, in response to an invitation for tenders under the provisions of this clause (5), more Series 1 Shares are tendered at a price or prices acceptable to the Corporation than the Corporation is prepared to purchase, then the Series 1 Shares to be purchased by the Corporation shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender to the Corporation, provided that when shares are tendered at different prices, the pro rating shall be effected with respect to the shares tendered at the price at which more shares were tendered than the Corporation is prepared to purchase after the Corporation has purchased all the shares tendered at lower prices. (6) RESTRICTIONS ON DIVIDENDS AND RETIREMENT OF SHARES So long as any of the Series 1 Shares are outstanding, the Corporation shall not, without the prior approval of the shareholders of the Series 1 Shares given as hereinafter specified: (I) declare, pay or set apart for payment any dividends (other than stock dividends in shares of the Corporation ranking as to capital and dividends junior to the Series 1 Shares) on any junior shares; or (II) call for redemption, redeem, purchase or otherwise pay off or retire for value any junior shares (except out of the net cash proceeds of a substantially concurrent issue of shares ranking as to capital and dividends junior to the Series 1 Shares); or III) call for redemption, redeem, purchase or otherwise pay off or retire for value less than all of the Series 1 Shares; or (IV) call for redemption, redeem, purchase or otherwise pay off or retire for value any shares ranking as to capital or dividends on a parity with the Series 1 Shares; unless, in each case, all dividends then payable on the Series 1 Shares then outstanding and on all other shares of the Corporation ranking as to dividends on a parity with the Series 1 Shares up to and including the dividend payable on the immediately preceding respective

- 12 - date or dates for the payment of dividends thereon shall have been declared and paid or set apart for payment. (7) CONVERSION (a) For the purpose of this clause 7: "Common Shares" shall mean the common shares in the capital of the Corporation as such shares are constituted on the date of first issuance of the Series 1 Shares and shares of any other class resulting from the reclassification or change of such common shares. In the event that, by reason of the provisions hereof, the Series 1 Shares shall be convertible into any other shares or other securities or property of the Corporation or of any other corporation or entity, any reference to the conversion of the Series 1 Shares pursuant to this clause (7) shall be deemed to refer to and include the conversion of the Series 1 Shares into such other shares, securities or property. "Conversion Price" at any time shall mean that each Series 1 Share may be converted into one Common Share at the conversion price of $3.23 per Common Share, subject to adjustment in accordance with the provisions of this clause (7).

- 13 - (b) Holders of Series 1 Shares shall have the right, exercisable at any time up to the close of business on the last business day immediately preceding the day which is 5 years from the date of first issuance of the Series 1 Shares (the "Time of Expiry"), (subject as hereinafter provided) to convert Series 1 Shares into Common Shares at the Conversion Price then in effect. (c) The conversion right herein provided for may be exercised by notice in writing given to the Corporation at its registered office or to the transfer agent for the time being for the Series 1 Shares, if other than the Corporation, at its principal office in Toronto, accompanied by the certificate or certificates representing Series 1 Shares in respect of which the holder thereof desires to exercise such right of conversion. Such notice shall be signed by such holder or his duly authorized attorney and shall specify the number of Series 1 Shares which the holder desires to have converted. The transfer form in the certificate or certificates in question need not be endorsed, except in the circumstances contemplated by sub-clause (7)(e). If less than all the Series 1 Shares represented by a certificate or certificates accompanying any such notice

- 14 - are to be converted, the holder shall be entitled to receive, at the expense of the Corporation, anew certificate representing the Series 1 Shares comprised in the certificate or certificates surrendered as aforesaid which have not been requested to be converted. (d) In the case of any Series 1 Shares which may be called for redemption prior to the Time of Expiry, the right of conversion thereof shall, notwithstanding anything herein contained, cease and terminate at the close of business on the last business day immediately preceding the Redemption Date fixed for redemption; provided, however, that if the Corporation shall fail to redeem such Series 1 Shares in accordance with the notice of redemption, the right of conversion shall thereupon be restored in accordance with the terms of this clause (7). (e) On any conversion of Series 1 Shares the share certificates for Common Shares resulting there from shall be issued at the expense of the Corporation in the name of the registered holder of the Series 1 Shares converted or in such name or names as such registered holder may direct in writing (either in the notice referred to in sub-clause (7)(c) or otherwise), provided that such

- 15 - registered holder shall pay any applicable security transfer taxes; in any such case the transfer-form on the back of the certificates in question shall be endorsed by the registered holder of the Series 1 Shares or his duly authorized attorney, with signature guaranteed in a manner satisfactory to the Corporation or the transfer agent for the time being of the Series 1 Shares if other than the Corporation. (f) The right of a holder of Series 1 Shares to convert such shares into Common Shares shall be deemed to have been exercised, and the registered holders of Series 1 Shares to be converted (or any person or persons in whose name or names any such registered holder of Series 1 Shares shall have directed certificates representing Common Shares to be issued as provided in sub-clause (7)(e)) shall be deemed to have become holders of Common Shares of record for all purposes on the respective dates of surrender of certificates representing the Series 1 Shares to be converted accompanied by notice in writing as provided in sub-clause (7)(c) hereof, notwithstanding any delay in the delivery of certificates representing the Common Shares into which such Series 1 Shares have been converted.

- 16 - (g) Upon the conversion of any Series 1 Shares into Common Shares there shall be no payment or adjustment by the Corporation or by the holder of any Series 1 Shares on account of any accumulated and unpaid dividends on the Series 1 Shares surrendered for conversion or on account of any dividends on the Common Shares issuable upon such conversion, except nothing herein contained shall affect the right of the holder of Series 1 Shares to receive dividends declared and payable but in arrears on the Series 1 Shares. (h) The Conversion Price in effect at any date with respect to the Common Shares shall be subject to adjustment from time to time as follows: (I) In case the Corporation shall (i) subdivide its outstanding Common Shares into a greater number of shares, (ii) consolidate its outstanding Common Shares into a smaller number of shares, or (iii) issue Common Shares (or securities convertible or exchangeable into Common Shares) to the holders of its outstanding Common Shares by way of a stock dividend (other than an issue of Common Shares to shareholders pursuant to their exercise of options to receive dividends in the form of Common Shares

- 17- in lieu of cash dividends declared payable in the ordinary course by the Corporation on its- Common Shares), the Conversion Price in effect on the effective date of such subdivision or consolidation or on the record date for such issue of Common Shares (or securities convertible or exchangeable into Common Shares) by way of a stock dividend, as the case may be, shall be adjusted immediately after the effective date for such subdivision or consolidation or the record date for such dividend, as the case may be, so that it shall equal the price determined by multiplying the Conversion Price in effect on such effective date or record date, as the case may be, by a fraction, of which the numerator shall be the number of Common Shares outstanding on such effective date or record date, as the case may be, before giving effect to such subdivision, consolidation or dividend, and of which the denominator shall be the number of Common Shares outstanding after giving effect to such subdivision, consolidation or dividend, including, in the case of securities convertible or exchangeable into Common Shares, the number of such shares that would have been outstanding had such securities been converted or exchanged on the

- 18 - effective date or record date, as the case may be; such adjustment shall be made successively whenever any event referred to in this paragraph (I) shall occur; any such issue of Common Shares by way of a stock dividend shall be deemed to have been made on the record date for the stock dividend for the purpose of calculating the number of outstanding common shares under paragraphs (II) and (III) of this sub-clause (7)(h). (II) In case the Corporation shall fix a record date for the issuance of rights, options or warrants to all or substantially all the holders of its outstanding Common Shares entitling them, for a period expiring no more than 45 days after such record date, to subscribe for or purchase Common Shares (or securities convertible or exchangeable into Common Shares) at a price per share (or having a conversion or exchange price per share) less than 95t of the Current Market Price (as hereinafter defined in paragraph (IV) of this sub-clause (7)(h)) of a Common Share on such record date, the Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction,

 - 19 - of which the numerator shall be the total number of Common Shares outstanding on such record date plus a number of Common Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Common Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the total number of convertible or exchangeable securities so offered) by the Current Market Price per Common Share, and of which the denominator shall be the total number of Common Shares outstanding on such record date plus. the total number of additional Common Shares offered for subscription or purchase (or into which the total number of convertible or exchangeable securities so offered are convertible or exchangeable); any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that such rights, options or warrants are not so issued or such rights, options or warrants are not exercised prior to the expiration thereof, the Conversion Price shall be readjusted immediately after the expiry date for the exercise of such

- 20 - rights, options or warrants to the Conversion Price which would then be in effect if such record date had not been fixed, or to the Conversion Price which would then be in effect based upon the number of Common Shares (or securities convertible or exchangeable into Common Shares) actually delivered upon the exercise of such rights, options or warrants, as the case may be. (III) In case the Corporation shall fix a record date for the making of a distribution (including a distribution by way of a stock dividend) to all or substantially all the holders of its outstanding Common Shares of (i) shares of any class other than Common Shares, or (ii) rights, options or warrants (excluding those referred to in paragraph (II) of this sub-clause (7)(h)), or (iii) evidences of its indebtedness, or (iv) assets (excluding Common Shares issued by way of a stock dividend and cash dividends paid in the ordinary course), then in each such case the Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such

- 21 - record date multiplied by the Current Market Price per Common Share on such record date, less the fair market value (as determined by the board of directors, whose determination shall be conclusive) of such shares or rights, options or warrants or evidences of indebtedness or assets so distributed, and of which the denominator shall be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price per Common Share; any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that such distribution is not so made, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect based upon such shares or rights, options or warrants or evidences of indebtedness or assets actually distributed; in this paragraph (III) the term "cash dividends" shall include the value of any share or other property distributed in lieu of cash dividends at the option of shareholders. (IV) For the purpose of any computation under paragraph (II) or (III) of this sub-clause (7)(h), the

- 22 - "Current Market Price" per Common Share at any date shall be deemed to be the weighted average price at which the Common Shares of the Corporation have traded on The Toronto Stock Exchange (or, if the Common Shares are not then listed and posted for trading on The Toronto Stock Exchange, on such stock exchange on which such shares are listed and posted for trading as may be selected for such purpose by the board of directors) during the 30 consecutive Trading Days commencing 40 Trading Days before such date. If the Common Shares are not then listed on any stock exchange in Canada, then the Current Market Price shall be a price determined by the board of directors of the Corporation acting reasonably and in good faith. So long as any of the Series 1 Shares are outstanding, the Corporation agrees to use its best efforts to maintain the listing and posting for trading of its outstanding Common Shares on The Toronto Stock Exchange. (V) No adjustments of the Conversion Price shall be made pursuant to paragraph (II) or (III) of this sub-clause (7)(h) if the holders of the Series 1 Shares are permitted to participate in the issue of such rights, options or warrants or such dis-

- 23 - tribution, as the case may be, as though-and to the same effect as if they had converted their Series 1 Shares into Common Shares prior to the issue of such rights, options or warrants or such distribution, as the case may be. (VI) In any case in which this sub-clause (7)(h) shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the holder of any Series 1 Shares converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event in addition to the Common Shares issuable upon such conversion before giving effect to such adjustment, provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder's rights to receive such additional Common Shares upon the occurrence of the event requiring such adjustment. (VII) In the case of any reclassification of, or other change in, the outstanding Common Shares other than a subdivision or consolidation, the Conversion

 - 24 - Price shall be adjusted so as to effect the result in paragraph (XII) hereof or, if that paragraph does not deal with the reclassification or other change, in such manner as the board of directors determines to be appropriate on a basis consistent with this sub-clause (7)(h). (VIII) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one percent in such price, provided, however, that any adjustments which by reason of this paragraph (VIII) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. (IX) If any question shall at any time arise with respect to adjustments in the Conversion Price or with respect to the amount of any cash payment made in lieu of issuing a fractional share, each question shall be conclusively determined by the auditors of the Corporation and any such determination shall be binding upon the Corporation and all transfer agents and all shareholders of the Corporation. (X) Forthwith after the occurrence of any adjustment of the Conversion Price pursuant to sub-clause (7)(h), the Corporation shall file with the transfer agent

 - 25 - of the Corporation for the Series 1 Shares a certificate certifying the amount of such adjustment and, in reasonable detail, the event requiring and the manner of computing such adjustment; the Corporation shall also at such time give written notice to the holders of Series 1 Shares of the Conversion Price following such adjustment and the provisions of sub-clause (3)(c) with respect to the giving of notice of redemption shall apply mutatis mutandis to the giving of such notice. (XI) If the Corporation intends to fix a record date for any event referred to in paragraphs (I), (II) or (III) of sub-clause (7)(h) (other than the subdivision or consolidation of the outstanding Common Shares of the Corporation), the Corporation shall, at least 14 days prior to such record date, notify the holders of Series 1 Shares of such intention by written notice setting forth the particulars thereof to the extent that such particulars have been determined at the time of giving the notice; the provisions of sub-clause (3)(c) with respect to the giving of notice of redemption shall apply mutatis mutandis to the giving of such notice. (XII) If and whenever at any time prior to the Time of Expiry there is a reclassification or redesignation

- 26 - of the Common Shares or a change of Common Shares into other shares or a reorganization of-the Corporation or a consolidation, amalgamation or merger of the Corporation with or into any other body corporate, trust, partnership or other entity (other than a consolidation, amalgamation or merger which does not result in a reclassification of the outstanding Common Shares or a change of the Common Shares into other shares) or a sale or conveyance of the property and assets of the Corporation as an entirety or substantially as an entirety to any other body corporate, trust, partnership or other entity, any holder of Series 1 Shares who has not exercised his right of conversion prior to the effective date of such reclassification, redesignation, change, reorganization, consolidation, amalgamation, merger, sale or conveyance, upon the exercise of such right thereafter, shall be entitled to receive and shall accept in lieu of the number of Common Shares then subscribed for by him, the number of shares or other securities or property of the Corporation or of the body corporate, trust, partnership or other entity resulting from such merger, amalgamation or consolidation or to which such sale or conveyance

- 27 - may be made, as the case may be, that such holder would have been entitled to receive on such reclassification, redesignation, change, reorganization, consolidation, amalgamation, merger, sale or conveyance if, on the record date or the effective date thereof, as the case may be, he had been the registered holder of the number of Common Shares so subscribed for. (i) The Corporation shall not issue fractional shares in satisfaction of the conversion right hereinbefore provided, but in lieu of fractional shares it shall issue bearer, non-voting and non-dividend bearing scrip certificates for a fraction of a share in a form approved by the board of directors. Such scrip certificates may be consolidated into certificates for full shares within such reasonable time as may be determined by the board of directors and if the aggregate number of shares represented by scrip certificates surrendered for consolidation is a number in excess of an even number of shares, the Corporation shall at the time of delivery of certificates for the number of full shares called for by the surrender of scrip certificates issue a new scrip certificate for an amount equal to such excess. Such scrip certificates

 - 28 - may contain provisions authorizing the sale by the Corporation after the expiration of such reasonable time as may be determined by the board of directors of the number of shares represented by such scrip certificates for the benefit of the holders of such scrip certificates. (j) All shares issued for the purpose of or with respect to any conversion of Series 1 Shares into Common Shares or on the consolidation of scrip certificates and shares so sold under the foregoing provisions shall be deemed to be fully paid and non-assessable. (8) PAYMENTS ON LIQUIDATION In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of its assets, the holders of the Series 1 Shares shall be entitled to receive before any distribution of any part of the assets of the Corporation to the holders of the common shares, or any other class of shares of the Corporation ranking junior to the Series 1 Shares, a sum per share equal to the Redemption Amount and after payment of such amounts so payable to them they shall not be entitled to share in any further distribution of the property or assets of the Corporation.

- 29 - (9.) AMENDMENT The rights, privileges, restrictions, and conditions attached to the Series 1 Shares as set forth herein, including this clause (9), may be deleted, added to or varied but only with the approval of the holders of the Series 1 Shares given as hereinafter specified and subject to and in accordance with the Act. In addition to or as distinct from any vote, authorization, confirmation or approval required by the Act, the approval of the holders of Series 1 Shares required as to any and all matters referred to herein and to any resolution, by-law, articles of amendment or other proceeding to delete, add or vary any right, privilege, restriction or condition attached to the Series 1 Shares may be given by an instrument or instruments in writing signed by the holders of all of the issued and outstanding Series 1 Shares or by a resolution passed by at least two-thirds of the votes cast at a meeting of the holders of the Series 1 Shares duly called for that purpose and held upon at least fifteen (15) days' notice at which the holders of a majority of the outstanding Series 1 Shares are present or represented by duly qualified proxy. If at any such meeting, the holders of a majority of the outstanding Series 1 Shares are not present or

- 30 - represented by duly qualified proxy within one-half hour after the time appointed for such meeting, such meeting shall be adjourned to such date being not less than fifteen (15) days later and to such time and place as may be appointed by the chairman of the meeting and not less than seven (7) days' notice shall be given of such adjourned meeting, but it shall not be necessary in such notice to specify the purpose for which the meeting was originally called. At such adjourned meeting, the holders of Series 1 Shares present or represented by duly qualified proxy shall constitute a quorum and may transact the business for which the meeting was originally called and a resolution passed thereat by not less than two-thirds of the votes cast at such adjourned meeting shall constitute the approval of the holders of Series 1 Shares referred to above. The formalities to be observed in respect of the giving of notice of any such meeting or adjourned meeting, the appointment of proxies therefore and the conduct thereof shall be those from time to time prescribed by the Act and the by-laws of the Corporation with respect to meetings of the Corporation, mutatis mutandis. On every poll taken at a meeting or adjourned meeting of holders of Series 1 Shares, every holder of Series 1 Shares shall be entitled to one (1) vote in respect of each Series 1 Share held by him.

I+ Corporate Affairs Canada Consumer and Consommation et Corporations Canada ·-Certificate of Amendment Certlflcat de modification Cenect. 8ut1ne11 Corporetlona Act Lol IUr lei IOC"t61 commerclllea c.nadlennea Ihereby certify that the Articles of the Je certlfie par les pr6sentes que les Business Corporations Act In accord les aocl6t6s oommerclales canadlennes Business Corporations Act as set out les aoc tes oommerclales canadlennes sur les eocl6t6s commerclales cana· Business Corporations Act as set out Business Corporations Act as set sur lea eoclet6s commerclales cana· D (e) en vertu de l'artlcle 185.1 de Ia Lol (e) under Section 185.1 of the Canada le 28 juillet 1986 Canada CCA-13118 110.151 MARKEL -FI.N.A-NCeIAaL rHO-L-DI-NG-S·L·IM-ITED1300-5-2--above-mentioned Corporation were statuts de Ia societe mentlonMe cl-haut amended ont ete modifies (a) under section 13 of the Cenada D (a) en vertu de l'article 13 de Ia Loi sur ance with the attached notice: conformement A l'avis ci·Jolnt; (b) under Section 27 of the Canada D (b) en vertu de l'artlcle 27 de Ia Lol sur In the attached Articles of Amenctnent tel qu'lndldans les clauses designating a series of shares; modlflcatrlces cl-jolntes deslgnant tme Hrle d'actlons; (c) under Section 171 of the Canada (c) en vertu de !'article 171 de Ia Lol In the attached Articles of Amenctnent: dienrles telqu'lndlque dans les clauses modlflcatnces c:J-jolntes; (d) under Section 185 of the Canada D (d) en vertu de l'artlcle 185 de Ia l.ol out In the attached Articles of dlennes tet qu'lndlque dans lea clauses Reorganization;de reorganisation ci·Jolntes; Business Corporations Act as set out sur les aocletes commerclales cana· In the attached Artlc1es of Arrangement. dlennea tel qu'lndlqu6 dana lea clauses d'arrangement ci-jolntes. July 28.1986

1+1 LOI SUR LES SOCitris COMMERCIALES CANADIENNES FORMUL!4 CLAUSES MOOIACATfUCES (ARTICLE 27 OU 171) CANADA IUSIN!SS CORPORAnONS ACT FORM4 ARTICLES OS-AMENDMENT (SECTION %7 OR 171) v--f 3 - The articles of the above-named corporation are amended as follows: Les statuts de Ia societ6 ci-haulmentionnee sont modifies de Ia fan suivante: The annexed Schedule "A" is incorporated in this form. v.r-::w Chairman I A L'USAGE OU MINIST RE SEULEMENT FOR DEPARTMENTAL USE ONLY F•lec:t -Oeposee JUJ-y Date July 28, 1986 Signature!Oescroption of O!l•ce -Description du poste 1 -Name of Corporation - Olklomination de Ia soci 16 MARKEL FINANCIAL HOLDINGS LIMITED 2 Corporation No. - No de Ia soci6te 13005

·. Schedule •A• The Articles of the Corporation are amended by: 1. Increasing the authorized capital of the Corporation by creating a class of shares, consisting of an unlimited number of shares, designated as Multiple Voting Shares7 Increasing the authorized capital of the Corporation by 2. creating a class of shares, consisting of an unlimited number of shares, designated as Subordinate Voting Shares 3. Changing each of the issued and outstanding Common Shares of the Corporation on the effective date of the Certificate of Amendment in respect of this special resolution into one Subordinate Voting Share, and cancelling all Common Shares authorized but unissued on such dateJ 4. Deleting Section A of paragraph 2 of Schedule •A• to the Certificate of Amendment of the Corporation dated September 4, 1985 and inserting the following in substitution therefor: The Multiple Voting Shares and the Subordinate Voting Shares shall have the following rights, privileges, restrictions and conditions: A. Dividends (1) 1he Multiple Voting Shares and the Subordinate Voting Shares shall participate equally with each other as to dividends, and all dividends on such shares which the directors may determine to declare and pay in respect of any fiscal year of the Corporation shall be declared and paid in equal amounts per share and at the same time on all the Multiple Voting Shares and Subordinate Voting Shares at the time outstanding, without preference or distinction. (2) Voting Rights (a) For the purposes of this clause (2): •control Date• means the first date on which Subsequent Major Shareholders become the owners of at least the Qualifying ShareholdingJ "Current Major Shareholders• means any of The Sixty Two Investment Company Limited, Markel Corporation and any subsidiary of either of them in respect of which The Sixty Two Investment Company Limited or Markel

- 2 - I Corporation, as the case may be, owns shares entitled to at least 75% of the equity of such subsidiary and carrying at least 75% of the voting rights attaching to all the outstanding shares of such subsidiaryr "Permitted Transactions• means, with respect to any particular issuer: i) any issue of securities of the particular issuer to persons who are holders of securities of the particular issuer at the time of the issue (provided that such holders of securities did not become such holders for the purpose of participating in such an issue); ii)any disposition of securities of the particular issuer by the holder thereof to his or her spouse or issue or the spouses of such issue or to the legal personal representatives of any of the foregoing persons, including the holder, or to any trust of which all of the beneficiaries are any one or more of the foregoing persons, including the holder, or to ay corporation of which shares entitled to at least 75% of the equity of such corporation and carrying at least 75% of the voting rights attaching to all the outstanding shares of such corporation are owned directly or indirectly, through a trust or otherwise, by or for the benefit of any one or more of the f9regoing persons, including the holderr and iii)any issue or disposition of securities of the particular issuer which does not materially affect control of any Current Major Shareholder or any S bsequent Major Shareholder; "Qualifying Shareholding" means 1,197,480 Series 1 Preferred Shares and/or Multiple Voting Shares; "Subsequent Major Shareholders• means any person or group of persons who are acting jointly or in concert with respect to the affairs of the Corporation (including any subsidiary of any such persons in respect of which any of such persons owns shares entitled to at least 75% of the equity of such subsidiary and carrying at least 75% of the voting rights attaching to all the outstanding shares of such subsidiary) and who have become the owners of at least the Qualifying Shareholding contemporaneously with the Current Major Shareholders ceasing to own at least the Qualifying Shareholding. (b) Each holder of Multiple Voting Shares and each holder of Subordinate Voting Shares shall be entitled to receive notice of and to attend all meetings of shareholders of the Corporation, except m etings at

- 3 - which only holders of another particular class or series shall have the right to vote.At each such meeting, the holders of the Multiple Voting Shares shall be entitled to 10 votes for each Multiple Voting Share held, subject to the provisions of subclauses (c) and (d) of this clause (2), and the holders of the Subordinate Voting Shares shall be entitled to 1 vote for each Subordinate Voting Share held. (c) The number of votes carried by the Multiple Voting Shares shall be automatically and permanently reduced to 1 vote per share on the first date on which any of the following circumstances existr (i) neither Current Major Shareholders nor Subsequent Major Shareholders own at least the Qualifying Shareholding7 Subsequent Major Shareholders did not, on or before the Control Date (or, if no shareholders' meeting has been held on or after the Control Date, within 30 days after the Control Date), make an unconditional offer to all the holders of (ii) Subordinate Voting Shares (other than the Subsequent Major Shareholders) to purchase all of the Subordinate Voting Shares held by them for a consideration per share at least equal to the value of the highest consideration paid on or before the Control Date or agreed on or before the Control Date to be paid by any of the Subsequent Major Shareholders for any Series 1 Preferred Share or Multiple Voting S are1 (iii) there has occurred after July 1, 1986, at a time when Current Major Shareholders own at least the Qualifying Shareholding, any issue or disposition of securities of any issuer, other than Permitted Transactions, or any amalgamation or merger materially affecting control of any Current Major Shareholder, which has resulted in effective control of any Current Major Shareholder being acquired by any person or group of persons who are acting jointly or in concert with respect to the affairs of such issuer or such Current Major Shareholder and who did not have effective control prior to such occurrence, and upon or at any time after such occurrence, Current Major Shareholders with respect to which there has been no such occurrence since July 1, 1986 do not

- 4 - continue to own at least the Qualifying Shareholding.For the purpose of the foregoing sentence, if a Current Major Shareholder with respect to which there has been no such occurrence acquires Series 1 Preferred Shares or Multiple Voting Shares within 60 days after any such occurrence, it shall be deemed to have owned such shares at the time of such occurrence1 or (iv) there exists the situation which would have been described in (iii) above if the word •current• had been replaced throughout with the word •subsequent•. The number of votes carried by the Multiple Voting Shares shall be automatically reduced to 1 vote per share at any meeting of shareholders if the weighted average trading price of the Subordinate Voting Shares, during any period of 30 consecutive trading days during the three month period ending ten days prior to the date that notice of such meeting is mailed to shareholders is, in the principal trading market of the Subordinate Voting Shares, less than the Minimum Market Price per share.In the preceding sentence, the Minimum Market Price means $4.00, provided that if any adjustment to the Conversion Price (as defined in the rights, privileges, restrictions and conditions attaching to the Series 1 Preferred Shares) would be required to be made pursuant to such rights, privileges, restrictions and (d) conditions at any time or from time to time were any Series 1 Preferred Shares outstanding, a proportionate adjustment shall be made to the then existing Minimum Market Price. (3) Restrictions on Creation and Issue of Voting Shares The Corporation shall not, after July 1, 1986, create any class of shares or any additional series of Preferred Shares (other than Series 2 Preferred Shares)carrying the right to vote (except in circumstances involving arrears of dividends or except as required by law)or increase the number of authorized Series 1 Preferred Shares or Series 2 Preferred Shares without the prior approval of not less than two-thirds of the votes cast by the holders of the Subordinate Voting Shares at a meeting of the holders of such shares.In addition, the Corporation shall not issue Multiple Voting Shares except upon the conversion of Series 1 Preferred Shares.

- 5 - · (4) Conversion Right attaching to the Multiple Voting Shares Each holder of Multiple Voting Shares shall be entitled at his option at any time and from time to time to have all or any part of the Multiple Voting Shares held by him converted into Subordinate Voting Shares on the basis of one Subordinate Voting Share for each Multiple Voting Share in respect of which the conversion right is exercised.The conversion right provided for in this clause (4)may be exercised by notice in writing given to the transfer agent for . the Subordinate Voting Shares accompanied by the certificate representing the Multiple Voting Shares in respect of which the holder desires to exercise such right of conversion, and such notice shall be executed by the person registered on the books of the Corporation as the holder of the Multiple Voting Shares or by his duly authorized attorney and shall specify the number of Multiple Voting Shares which the holder desires to have converted.The holder shall pay any governmental or other tax imposed on or in respect of such conversion.Upon receipt by the transfer agent of such notice and certificate, the Corporation shall issue or cause to be issued to the holder a certificate represent ng fully paid Subordinate Voting Shares on the basis prescribed above and in accordance with the provisions hereof.If less than all of the Multiple Voting Shares represented by any certificate are to be converted, the holder shall be entitled to receive a new certificate representing in the aggregate the number of Multiple Voting Shares represented by the original certificate which are not to be converted. (5) Subdivision and Consolidation Neither the Multiple Voting Shares nor the Subordinate Voting Shares shall be increased in number by reason of being subdivided, nor decreased in number by reason of being consolidated, unless contemporaneously therewith the shares of the other class are subdivided or consolidated in the same proportion and in the same manner. (6) Additional Issue The Corporation shall not grant rights to holders of Multiple Voting Shares or Subordinate Voting Shares to acquire additional shares or other securities or property of the Corporation unless the same rights are concurrently given to holders of the other class of shares.

- 6 - (7) Modification The provisions attaching to the Multiple Voting Shares as a class, or to the Subordinate Voting Shares as a class, shall not be added to, removed or changed unless the addition, removal or change is first approved by the holders of the shares of each class, either by the vote of two-thirds of the votes cast at a meeting of the holders of such class or by an instrument or instruments in writing signed by the holders of all the outstanding shares of such class. (8} Rights on Liquidation Subject to the prior rights of the Preferred Shares and any other shares ranking prior to the Multiple Voting Shares and Subordinate Voting Shares, in the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, the property or assets available for distribution shall be paid or distributed equally, share for share, to the holders of the Multiple Voting Shares and the Subordinate Voting-Shares, without preference or distinction. 5. Changing the rights, privileges, restrictions and conditions attaching to the Series 1 Preferred Shares as followsa (a) The figure "2,924,000" in paragraph 1 in Schedule "A" to the Certificate of Amendment of the Corporation dated September 26, 1985 is deleted and the figure "2,874,000" is inserted in substitution therefor. In clause (3)entitled "Redemption•, the phrase "common shares• wherever appearing in the definitions of "Closing (b) Market Price" and "Redemption Period" is deleted and the phrase •subordinate Voting Shares" is inserted in substitution therefor. There is added to clause (3)entitled "Redemption" the following sub-clauses: (c) "(f) Notwithstanding anything contained in the foregoing provisions of this clause (3), no Series 1 Shares shall be redeemed by the Corporation unless the Corporation shall, concurrently with such redemption, redeem that number of Series 2 Preferred Shares ("Series 2 Shares")which bears the same proportion to the number of outstanding Series 2 Shares at that time as the number of Series 1.Shares to be

·. - 7 - redeemed bears to the number of outstanding Series 1 Shares at that time. (g) Upon any redemption of Series 1 Shares pursuant to the foregoing provisions of this clause (3), the Series 1 Shares so redeemed shall be cancelled and shall not be restored to the status of authorized but unissued Series 1 Shares.• Clause (4) entitled •voting• is deleted and the following is inserted in substitution therefor: •(4) VOTING Each holder of Series 1 Shares shall be entitled to receive notice of and to attend all meetings of shareholders of the Corporation, except meetings at which only holders of another particular class or series shall have the right to vote.At each such meeting, the holders of the Series 1 Shares shall be entitled to 10 votes for each Series 1 Share, provided that if at any time the votes attaching to the Multiple Voting Shares would, if there were outstanding Multiple Voting Shares at that time, be reduced to 1 vote per share, the number of votes carried by the Series 1 Shares shall be similarly reduced to 1 vote (d) per share.• · · (e) There is added, at the end of clause (5) entitled "Purchase for Cancellation•, the fo lowing sentence: •Notwithstanding anything contained in this clause (5), the Corporation shall not purchase for cancellation any of the outstanding Series 1 Shares unless the Corporation has made an invitation for tenders to all of the holders of record of Series 2 Shares to purchase from such holders that number of Series 2 Shares which bears the same proportion to the number of outstanding Series 2 Shares at that time as the number of Series 1 Shares which the Corporation is prepared to purchase bears to the number of outstanding Series 1 Shares at that time.• In clause (7)entitled •conversion•, which title is amended by adding to it the words •into Equity Shares•, sub-clause (a)is deleted and the following is substituted therefor: "(a) For the purpose of this clause (7): •conversion Price• means $3.23, subject to adjustment from time to time in accordance with the provisions of this clause (7), it being p ovided that for the purposes of this (f)

-. - 8 - clause (7) only each Series 1 Share shall in all cases be considered to have an imputed value of $3.23, with the result that the number of Equity Shares into which a Series 1 Share may at any time be converted in accordance with this clause (7), including sub-clause (b) of this clause (7), will be the number resulting from dividing $3.23 by the Conversion Price then in ffect. •Equity Shares• shall mean the Multiple Voting Shares and/or Subordinate Voting Shares as such shares are constituted on the date of the Certificate of Amendment pursuant to which such classes of shares were first created, and shares of any other class resulting from the reclassification or change of the Multiple Voting Shares and/or Subordinate Voting Shares.In the event that, by reason of the provisions hereof, the Series 1 Shares shall be convertible into any other shares or other securities or property of the Corporation or of any other corporation or entity any reference to.the conversion of the Series 1 Shares pursuant to this clause (7) shall be deemed to refer to and include the conversion of the Series 1 Shares into such other shares,·securities or property.• In sub-clauses (b) to (g) inclusive of clause (7), the phrase •common Shares• wherever appearing is deleted and the phrase •Multiple Voting Shares or Subordinate Voting Shares• is substituted therefor• .. In the second line of sub-clause (7)(h), the phrase •common Shares• is deleted and the phrase •Multiple Voting Shares or Subordinate Voting Shares• is substituted therefor. In paragraphs (I) to (III) inclusive of sub-clause (7)(h), the phrase •common Shares• wherever appearing is deleted and the phrase "Equity Shares• is substituted therefor. Paragraph (IV)of sub-clause (7)(h) is deleted and the following is substituted therefor: •(IV)For the purpose of any computation under paragraph (II) or (III) of this sub-clause (7)(h), the •current Market Price• per Equity Share at any date shall be deemed to be the weighted average price at which the Subordinate Voting Shares of the Corporation have traded on The Toronto Stock Exchange (or, if the Subordinate Voting Shares are not then listed and posted for trading on The Toronto Stock Exchange, on such stock exchange on which sueshares are listed and posted for trading as may be selected for such purpose by the board of directors)during the 30 consecutive Trading Days commencing 40 Trading Days before (g) (h) (i) (})

" - 9 - such date. lf t·he Subordinate Voting Shares are not then listed on any stock exchange in Canada, then the Current· Market Price shall be a price determined by the board of directors of the Corporation acting reasonably and in good faith.So long as any of the Series 1 Shares are outstanding, the Corporation agrees to use its best efforts to maintain the listing and posting for trading of its outstanding Subordinate Voting Shares on The Toronto Stock Exchange.• In paragraphs (V) and (VI) of sub-clause 7(h), the phrase •common Shares" wherever appearing is deleted and the phrase "Multiple Voting Shares or Subordinate Voting Shares• is inserted in substitution therefor. In paragraphs (VII), (XI) and (XII) of sub-clause 7(h), the phrase •common Shares• wherever appearing is deleted and the phrase •Equity Shares" is inserted in substitution therefor. In sub-clause 7(j), the phrase "Common Shares• is deleted and the phrase "Multiple Voting Shares or Subordinate Voting Shares• is inserted in substitution therefor. There is added as sub-clause 7(k) the following: "(k) Upon any conversion of Series 1 Shares into Multiple Voting Shares or Subordinate Voting Shares, the authorized number of Series 1 Shares shall be decreased, and the number of unissued shares comprising the series of Series 1 Shares shall not be increased, by the number of Series 1 Shares which are so converted." There is added as clause (7A) the following: •(7A) CONVERSION INTO SERIES 2 SHARES Each holder of Series 1 Shares shall be entitled at his option at any time and from time to time prior to the Time of Expiry to have all or any part of the Series 1 Shares held by him converted into Series 2 Shares on the basis of one Series 2 Share for each Series 1 Share in respect of which the conversion right is exercised.The conversion (k) (1} (m) (n) (o) right provided for in this clause (7A)may be exercised by notice in writing given to the Secretary of the Corporation accompanied by the certificate representing the Series 1 Shares in respect of which the holder de ires. to exercise such right of conversion, and such notice shall be executed by the person registered on the books of the Corporation as the holder of the Series 1 Shares or by his duly authorized

.' . - 10 - attorney and shall specify the number of Series 1 Shares which the holder desires to have converted.The holder shall pay any governmental or other tax imposed on or in respect of such conversion.Upon receipt by the Secretary of the Corporation of such notice and certificate, the Corporation shall issue or cause to be issued to the holder a certificate representing fully paid series 2 Shares on the basis prescribed above and in accordance with the provisions hereof.If less than all of the Series 1 Shares represented by any certificate are to be converted, the holder shall be entitled to receive a new certificate representing in the aggregate the number of Series 1 Shares represented by the original certificate which are not to be converted.Upon any conversion of Series 1 Shares into Series 2 Shares, the authorized number of Series 1 Shares shall be decreased, and the number of unissued shares comprising the series of Series 1 Shares shall not be increased, by the number of Series 1 Shares which are so converted.• (p) There is added as clauses (10), (11) and (12) the followings •(10)SUBDIVISION OR CONSOLIDATION The Series 1 Shares shall not be increased in number by reason of being subdivided, nor decreased in number by reason of being consolidated, unless contemporaneously therewith the Series 2 Shares are subdivided or consolidated in the same proportion and in the same manner. (11) ADDITIONAL ISSUE The Corporation shall not grant rights to the holders of Series 2 Shares to acquire additional shares or other securities or property of the Corporation unless the same rights are concurrently given to the holders of Series 1 Shares. (12) MODIFICATION The provisions attaching to the Series 2 Shares as a series shall not be added to, removed or changed unless the addition, removal or change is first approved by the holders of the Series 1 Shares as a series, such approval to be given in the manner provided in clause (9) hereof.•

TN Corporate Anaus Canada et Corporations eanaoa Certificate of Amendment Certificat de modification Canada Business Lot sur les societes Corporations Act commercial.; canadiennes MARKEL FINANCIAL HOLDINGS LIMITED Nome r Coycnion — Odwainsial ii• la moat 13005-2 Nimble _ore  hereby certify that the Articles of the above-mentioned Corporation were amended under section 13 of the Canada Business Corporations Act in accordance with the attached notice; under Section 27 of the Canada Business Corporations Act as set out in the attached Articles of Amendment designating a series of shares: under Section 171 of the Canada Business Corporations Act as set out in the attached Articles of Amendment; under Section 185 of the Canada Business Corporations Act as set out in the attached Articles of Reorganization: under Section 185.1 of the Canada Business Corporations Act as set out in the attached Articles of Arrangement 1.6 tinalee Je certifie par les presentes que les statuts de Ia societe meMionnee ci-haut ont ate modifies en vertu de Particle 13 de la Loi sur les socials commerciales canadiennes conformernent a ravis ci-joint; en vertu de Particle 27 de to Loi sur les soclittes commerciales canadiennes tel quIndique dans les clauses modificatrices cHointes desionant une serie d’actions; (a) en vertu de rarticle 171 de la Lot sur les societts commerciales cane-diennes tel quint:ague darts les clauses mocfificatrices ci-jointes: en vertu de Particle 185 de Ia Loi sur les societies commerciales cane-diennes tel quIntique darts Its clauses de reorganisation ci-jointes; en vertu de radicle 185.1 de la Loi sur les sof:fetes commerciales cans-diennes tel quincfique dans les clauses d’arrangement cHointes. July 28, 1986 le 28 juillet 1986  MMIOMe011011010101010MWOMM

 CANADA BUSINESS  CORPORATIONS ACT FORM 4 ARTICLES OSAMENDMENT  (SEM** 27 OR 171) of Coroorauon - Dinorninabori or la soadia MARKEL FINANCIAL HOLDINGS LIMITED T es of int above-named corporation are amended  13005  Lai smuts Ws wake er-haut mammon tool math& de Is lagori Sara  1*1 Los SUR LES SO(tTES 03MMERCIAISS CARACIENNES FORMULE CLAUSES 1100IFICATRICES  (ARTICLE 27 OU 171)  2- Corporation No. - Fw ea ta toots  ;   The annexed Schedule ‘A’ is incorporated in this form.  v5E ONO’ CVSAGE CAI miNISTEhE 1h:id - Deposer joty k tir4  26, (1)986  IDescnoteon e: whet - Ottani:own Cu poste  Chairmah    Sigtillivre  V(e)

 Schedule “A” There is hereby created and designated a second series of Preferred Shares which shall be convertible, redeemable, cumulative, subordinate voting shares designated as Series 2 Preferred Shares (the “Series 2 Shares”), shall consist of 2,874,000 shares, and in addition to the rights, privileges, restrictions and conditions attaching to the Preferred Shares as a class shall have attached thereto the following: (1) DIVIDENDS  The holders of the Series 2 Shares shall be entitled to receive and the Corporation shall pay thereon, as and when declared by-the directors out of the moneys of the Corporation properly applicable to the payment of dividends, fixed cumulative, pi’eferential cash dividends at the rate of $0.363375 per Series 2 Share per annum, payable quarterly on the last day of each quarter of each fiscal year of the Corporation; dividends on•each Series 2 Share shall accrue from day to day, from and including June 30, 1986 or the last dividend payment date in respect of which dividends have been paid or made available for payment, as the case may be, or if not paid or made available, from and including the date on which dividends were payable, to but excluding the next dividend payment date; if on any dividend payment date, the dividend payable on such date is not paid in full on all Series 2 Shares then issued and outstanding, such dividend or the unpaid part thereof shall be paid on a subsequent date or dates determined by the directors of the Corporation on which the Corporation shall have sufficient moneys or property properly applicable to payment of same; the holders of the Series 2 Shares . shall not be entitled to any dividends other than or in excess of the fixed, cumulative, preferential dividends at the rate hereinbefore provided, except as specifically provided in sub-clause (7)(h) hereof. Cheques payable in lawful money of Canada at par at any branch in Canada of the Corporation’s bankers for the time being shall be issued in respect of dividends on the Series 2 Shares (less any tax required to be withheld by the Corporation). The mailing in Canada of such a cheque to a holder of the Series 2 Shares shall be deemed to be payment of the dividends represented thereby unless the cheque is not paid upon presentation. Dividends that are represented by a cheque which has not been presented to the Corporation’s bankers for payment or that otherwise

 - 3 remain unclaimed for a period of 6 years from the date of their payment shall be forfeited to the Corporation. PRIORITY The Series 2 Shares shall rank, both as regards dividends and repayment of capital, in priority to the Multiple Voting Shares and Subordinate Voting Shares and any other shares of the Corporation ranking junior to the Series 2 Shares, but shall not confer, subject to sub-clause (7)(h) hereof, any further right to participate in profits or assets. REDEMPTION  (a) For the purposes of this clause (3) and paragraph (IV) of sub-clause 7(h) in the case of the definition of “Trading Day”: “Closing Market Price” for a Trading Day means the price of the last board lot transaction in the Subordinate Voting Shares of the Corporation on The Toronto Stock Exchange on such Trading Day, or if no such board lot transaction occurred on such Trading Day, the average of the closing bid and ask prices on such Trading Day, or if the Subordinate Voting Shares of the Corporation are not then listed on The Toronto Stock Exchange, then such closing price or average of closing bid and ask prices, on such stock exchange in Canada on which the Subordinate Voting Shares of the Corporation are then listed as may be selected for such purpose by the directors, or if the Subordinate Voting Shares are not then listed on any stock exchange in Canada, then the Closing Market Price shall be a price determined by the board of directors of the Corporation acting reasonably and in good faith. “Redemption Period” means either of the following: any time on or after September 26, 19907 or any time within the 90 day period immediately following a period of 30 Consecutive Trading Days, commencing not earlier than September 26, 1988, on each of which the Closing Market Price has exceeded $8.25 per share (provided that the amount of $8.25 shall be increased or decreased, as the case may be, in the event that the Subordinate Voting Shares of the Corporation are consolidated or subdivided or a dividend payable in Subordinate Voting Shares on the Subordinate

 - 5 Voting Shares is declared and paid, in proportion to the change in the number of Subordinate Voting Shares outstanding as a consequence of such event, such adjustment to be effective on the effective date or record date, as the case may be, of such event). “Stated Amount” shall mean $3.23. “Trading Day” with respect to a stock exchange means a day on which such stock exchange is open for business. The Corporation may, at any time and from time to time effective upon or after the commencement of the Redemption Period, upon giving notice as hereinafter provided, redeem the whole or any part of the Series 2 Shares at a price per share equal to the Stated Amount per share together with all accrued and unpaid dividends thereon, which for the purposes hereof shall accrue up to, but excluding, the date specified for redemption (the “Redemption Amount”). Before redeeming any Series 2 Shares, the Corporation .shall give not less than 30 days prior notice in writing of such redemption to the registered holders

 6 of the shares to be redeemed; such notice shall set out the Redemption Amount, the date on which redemption is to take place and, if part only of the shares held by the person to whom it is addressed is to be redeemed, the number thereof so to be redeemed; on or after the date so specified for redemption, the Corporation shall pay or cause to be paid to the registered holders of the shares to be redeemed the Redemption Amount in respect of each share to be redeemed, on presentation and surrender of the certificates for the shares so called for redemption at such place or places as may be specified in such notice, and the certificates for such shares shall thereupon be cancelled, and the shares represented thereby shall thereupon be redeemed. If a part only of the outstanding Series 2 Shares is at any time to be redeemed, the shares to be redeemed shall be selected, at the option of the directors, either by lot in such manner as the directors in their sole discretion shall determine, or as nearly as may be pro rata (disregarding fractions) according to the number of Series 2 Shares held by each holder. Payment of the aggregate Redemption Amount for such shares being redeemed shall be Made by cheque payable at par at any branch of the Corporation’s bankers, for the time being, in Canada. If 1 pss than all of the Series 2

 Shares represented by a certificate or certificates are to be redeemed, the holder shall be entitled to receive, at the expense of the Corporation, a new certificate representing the Series 2 Shares comprised in such certificate or certificates not so redeemed. (d) The Corporation shall have the right, at any time after giving notice of its intention to redeem any Series 2 Shares, to deposit the aggregate Redemption Amount of the Series 2 Shares so called for redemption or of such of the said Series 2 Shares as are represented by certificates which have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a special account in any chartered bank or trust company in Canada named in the notice of redemption to be paid, without interest, to or to the order of the respective holders of such shares called for redemption upon presentation and surrender to such bank or trust company of the certificates representing such Series 2 Shares provided such bank or trust company has been identified as the place at which Series 2 Shares are to be presented and surrendered for redemption in the notice of redemption given by the Corporation to the holders of Series 2 Shares as aforesaid prior to such deposit. Upon the later of the date on which such deposit is made and the date specified for redemption the shares in respect whereof such deposit shall have been made shall be and shall be deemed to be redeemed and the rights of the several holders thereof, after such deposit or after the date specified for redemption, as the case may be, shall be limited to receiving, out of the moneys so•-deposited, without interest, the aggregate Redemption Amount applicable to their respective shares against presentation and surrender of the certificates representing such shares. Any amounts so deposited and not claimed by a bolder of Series 2 Shares entitled thereto within 6 years from the date specified for redemption shall be returned to the Corporation without prejudice to any right a shareholder may have to receive payment in respect thereof. (e) From and after the date specified for redemption in such notice, the holders of each of the shares called for redemption shall cease to be entitled to dividends thereon and shall not be entitled to any rights in respect of such shares, except to receive the Redemption Amount, unless payment of the Redemption Amount shall not be made by the Corporation in accordance with the foregoing provisions, in which case the rights of the holders of such shares shall remain unimpaired. Notwithstanding anything contained in the foregoing provisions of this clause (3), no Series 2 Shares shall be redeemed by the Corporation unless the Corporation shall, concurrently with such redemption, redeem that number of Series 1 Preferred Shares (the “Series 1 Shares”) which bears the same proportion to the number of, outstanding Series 1 Shares at that time as the number of Series 2 Shares to be redeemed bears to the number of outstanding Series 2 Shares at that time. Upon any redemption of Series 2 Shares pursuant to the foregoing provisions of this clause (3), the Series 2 Shares so redeemed shall be cancelled and shall not be restored to the status of authorized but unissued Series 2 Shares. (4) VOTING  Each holder of Series 2 Shares shall be entitled to receive notice of and to attend all meetings of shareholders of the Corporation, except meetings at which only holders of another particular class or series shall have the right to vote. At each such

 - 10 - meeting, the holders of the Series 2 Shares shall be entitled to, one vote for each Series 2 Share. (5) PURCHASE FOR CANCELLATION  Subject to the provisions of clause (6) hereof, the Corporation may at any time or from time:to time purchase for cancellation all or any part of the outstanding Series 2 Shares by invitation for tenders to all of the holders of record of Series 2 Shares then outstanding, at the lowest price or prices at which; in the opinion of the Board of Directors of the Corporation, such shares are then obtainable but not exceeding a price per share equal to the Redemption Amount, together with reasonable costs of purchase. If, in response to an invitation for tenders under the provisions of this clause (5), more Series 2 Shares are tendered at a price or prices acceptable to the Corporation than the Corporation is prepared to purchase, then the Series 2 Shares to be purchased by the Corporation shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender to the Corporation, provided that when shares are tendered at different prices, the pro rating shall be effected with respect to the shares tendered at the price at which more shares were tendered than the Corporation is prepared to purchase after the Corporation has purchased all the shares tendered at lower prices. Notwithstanding anything contained in this clause (5), the Corporation shall not purchase for cancellation any of the outstanding Series 2 Shares unless the Corporation has made an invitation for tenders to all of the holders of record of Series 1 Shares to purchase from such holders that number of Series 1 Shares which bears the same proportion to the number of outstanding. Series 1 Shares at that time as the number of Series 2 Shares which the Corporation is prepared to purchase bears to the number of outstanding Series 2 Shares at that time. (6) RESTRICTIONS ON DIVIDENDS AND RETIREMENT OF SHARES  So long as any of the Series 2 Shares are outstanding, the Corporation shall not, without the prior approval of the holders of the Series 2 Shares given as hereinafter specified: (I) declare, pay or set apart for payment any dividends (other than stock dividends in shares of the Corporation ranking as to capital and

 - 12-  divider: els junior to the Series 2 Shares) on any junior shares; or tf:, call for redemption, redeem, purchase or otherwise pay off or retire for value any junior shares (except out of the net cash proceeds of a substantially concurrent issue of shares ranking as to capital and dividends junior to:the Series 2 Shares); or 1 call for redemption, redeem, purchase or otherwise pay off or retire for value less than all of the Series 2 Shares; or ( TV) call for redemption, redeem, purchase or otherwise pay off or retire for value any shares ranking as to capital or dividends on a parity with the Series 2 Shares; unless, in each case, all dividends then payable on the Series 2-Shares then outstanding and on all other shares of the Corporation ranking as to dividends on a parity with the Series 2 Shares up to and including the dividend payable on the immediately preceding respective date or dates for the payment of dividends

 - 13 - thereon shall have b°en declared and paid or set apart 4 for payment. (1) CONVERSION INTO SUBORDINATE VOTING SHARES I (a) For the purpose of this clause (7): “Conversion Price” means $3.23, subject to adjustment from time to time in accordance with the provisions of this clause (7), it being provided that for the purposes of this clause (7) only each Series 2 Share shall in all cases be considered to have an imputed value of $3.23, with the result that the number of Subordinate Voting Shares into which a Series 2 Share may at any time be converted in accordance with this clause (7), including sub-clause (b) of this clause (7), will be the number resulting from dividing $3.23 by the Conversion Price then in effect. 4 ‘Subordinate Voting Shares” shall mean the Subordinate Voting shares as such shares are constituted on the effective date of the Certificate of Amendment amending the Articles of the Corporation to create the Series 2 Shares, and shares of any other class resulting from the reclassification or change of the Subordinate Voting Shares. In the event that, by

 - 14 - reason of the provisions hereof, the Series 2 Shares shall be convertible into any other shares or other securities or property of the Corporation or of any other corporation or entity any reference to the conversion of the Series 2 Shares pursuant to this clause (7) shall be deemed to refer to and include the conversion of the Series 2 Shares into such other shares, security or other property. Holders of Series 2 Shares shall have the right, t exercisable at any time up to the close of business on September 25, 1990 (the ‘Time of Expiry”), (subject as hereinafter provided) to convert Series 2 Shares into Subordinate Voting Shares at the Conversion Price then in effect. The provisions of sub-clauses (c) to (j) inclusive of clause (7) of the rights, privileges, restrictions and conditions attaching to the Series 1 Shares shall apply, mutatis mutandis, to the Series 2(-) Shares and to the conversion right provided for in this clause (7), and are hereby included, with necessary modifications (including replacing references to “Series 1 Shares” with references to “Series 2 Shares” and replacing references either to “Multiple Voting Shares or Subordinate Voting Shares” or to ‘Equity Shares” with

 - 15 - references to ‘Subordinate Voting Shams”), as sub-clauses (c) to (j) of this clause (7). (k) Upon any conversion of Series 2 Shares into Subordinate Voting Shares, the authorized number of Series 2 Shares shall be decreased, and the number of unissued shares comprising the series of Series 2 Shares shall not be increased, by the number of Series 2 Shares which are so converted. (8) PAYMENTS ON LIQUIDATION In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of its assets, the holders of the Series 2 Shares shall be entitled to receive, before any distribution of any part of the assets of the Corporation to the holders of the Multiple Voting Shares or Subordinate Voting Shares or any other class of shares of the Corporation ranking junior to the Series 2 Shares, a sum per share equal to the Redemption Amount and after payment of such amounts so payable to them they shall not be entitled to share in any further distribution of the property or assets of the Corporation.

 - 16 - SUBDIVISION OR CONSOLIDATION  The Series 2 Shares shall not be increased in number by reason of being subdivided, nor decreased in number by reason of being consolidated, unless contemporaneously therewith the Series 1 Shares are subdivided or consolidated in the same proportion and in the same manner. RESTRICTION ON ISSUE  The Corporation shall not issue Series 2 Shares except upon the conversion of Series 1 Shares. ADDITIONAL ISSUE  The Corporation shall not grant rights to the holders of Series 1 Shares to acquire additional shares or other securities or property of the Corporation unless the same rights are concurrently given to the holders of Series 2 Shares. MODIFICATION  The provisions attaching to the Series 1 Shares as a series shall not be added to, removed or changed

 - 17 - unless the addition, removal or change is first approved by the holders of the Series 2 Shares as a series, such approval to be given in the manner provided in clause (13) hereof. (13) AMENDMENT  The rights, privileges, restrictions, and conditions attached to the Series 2 Shares as set forth herein, including this clause (13), may be deleted, added to, or varied but only with the approval of the holders of the Series 2 Shares given as hereinafter specified and subject to and in accordance with the Canada Business Corporations Act (the ‘Act”). In addition to or as distinct from any vote, authorization, confirmation or approval required by the Act, the approval of the holders of Series 2 Shares required as to any and all matters referred to herein and to any resolution, by-law, articles of amendment or other proceeding to delete, add or vary any right, privilege, restriction or condition attached to the Series 2 Shares may be given by an instrument or instruments in writing signed by the holders of all of the issued and outstanding Series 2 Shares or by a resolution passed by at least two-thirds of the votes cast at a meeting of the holders of the Series 2 Shares duly called for

 - 18 - that purpose and held upon at least fifteen (15) days’ notice at which the holders of a majority of the outstanding Series 2 Shares are present or represented by duly qualified proxy. If at any such meeting, the holders of a majority of the outstanding Series 2 Shares are not present or represented by duly qualified proxy within one-half hour after the time appointed for such meeting, such meeting shall be adjourned to such date being not less than fifteen (15) days later and to such time and place as may be. appointed by the chairman of the meeting and not less than seven (7) days’ notice shall be given of such adjourned meeting, but it shall not be necessary in such notice to specify the purpose for which the meeting was originally called. At such adjourned meeting, the holders of Series 2 Shares present or represented by duly qualified proxy shall constitute a quorum and may transact the business for which the meeting was originally called and a resolution passed thereat by not less than two-thirds of the votes cast at such adjourned meeting shall constitute the approval of the holders of Series 2 Shares referred to above. The formalities to be observed in respect of the giving of notice of any such meeting or adjourned meeting, the appointment of proxies therefor and the conduct thereof shall be those from time to time

 - 19 - prescribed by the Act and the by-laws of the 4 Corporation with respect to meetings of the Corporation mutatis mutandis. On every poll taken at a meeting or adjourned meeting of holders of Series 4 2 Shares, every holder of Series 2 Shares shall be entitled to one (1) vote in respect of each Series 2 Share held by him. 4

••I,VII:O"'IIIU I i:II IQ uonsomrnauon et Corporations Canada Corporate Affairs Canada . J ' . Certificate of Amendment Certlflcat de modification C.nada Bualneas COrporations Act Lol S\lr les IOCI6t6a commarclales canadlennea .---·· Business Corporations Act In accord les 80CI6t6s commerclales canadiennes Business Corporations Act as set out les 80Ci6t6s commerciales canadlennes sur les socletes commerclales cana Business Corporations Act as set D (e) en vertu de l'artlcle 185. 1 de Ia Lol (e) under Section 185.1 of the Canada ' Canada \ ' ----_.,· ' :0• 'I.,.. • - '"' •• •-Fairfax Financial Holdings Limited013005-2 --IU*o Ihereby certify that the Articles of the Je certlfle par les presentes que les above-mentioned Corporation were statuts de Ia soclltt6 mentlom'e cl-haut amended ont 6t6 modiMs (a) ooder aectlon 13 of the Canada D (a) en vertu de l'artlcle 13 de Ia Lot sur ance with the attached notice;··conform6ment 6 l'avls cl-joint; (b) under Section 27 of the Canada 0(b) en vertu de l'artlcle 27 de Ia Lol sur In the attached Articles of Amendment tel qu'lndlque dans les clauses designating a series of shares;modlflcatrlces cl-jolntes d6slgnant U'\8 Hr1e d'actlons; (c) under Section 171 of the Canada (c) en vertu de !'article 171 de Ia Lol Business Corporations Act as set out sur les socl6t6s commerclafes cana In the attached Articles of Amendment;dlennes telqu'lndlqu6 dans les clauses modfflcatrlces ct-jolntes; (d) under Section 185 of the Canada D(d) en vertu de !'article 185 de Ia lol out In the attached Articles of dlennes telqu'lndlque dans les clauses Reorganlzatlon; de reorganisation cl·jolntes; Business Corporations Act as set out sur les socletes commerclales cana· In the attached Articles of Arrangement. dlennes tel qu'lndlque dans les clauses d'arrangement cl-jolntes. May 11, 1987 le 11 mai 1987

CANADA BUSINESS CORPORATIONS ACT

FORM 4

ARTICLES OF AMENDMENT

(SECTION 27 OR 171)

LOI SUR LES SOCIÉTÉS COMMERCIALES CANADIENNES

FORMULE 4

CLAUSES MODIFICATRICES

(ARTICLE 27 OU 171)

1 – Name of Corporation – Dénomination de la société	2 – Corporation No. – Nº de la société
Markel Financial Holdings Limited	13005 - 2

3 – The articles of the above-named corporation are amended as follows: / Les statuts de la société ci-haut mentionnée sont modifiés de la façon suivante:

The name of the Corporation is changed from Markel Financial Holdings Limited to Fairfax Financial Holdings Limited.

Date	Signature	Description of Office – Description du poste
May 8, 1987	[signature]	Vice-President

FOR DEPARTMENTAL USE ONLY — À L'USAGE DU MINISTÈRE SEULEMENT

Filed – Deposee 11-5-1987

CCA-1387 (4-79)

\ lndustrie Canada Certificate or Amendment Certificat de Modification Canada Business Corporations Act Loi canadlenne sur les societes par actions canadienne sur les societes par Business Corporations .Act in canadienne sur les societes par Business Corporations Act as set out in canadienne sur les societes par Business Corporations Act as set out in Canada FAIRFAX FINANCIAL HOLDINGS LIMITED013005-2 Name of corporation-Denomination de Ia soCi Corporation number-Num ro de Ia soci t I hereby certify that the articles of the Je certifie que les statuts de Ia societe above-named corporation were amended: susmentioMee ont ete modifies: a) under section 13 of the Canada 0a) en vertu de !'article 13 de la Loi accordance with the attached notice; actions,conformementa l'avis ci-joint; b) under section 27 of the Canada b) en vertu de l'article27 de laLoi Business Corporations Act as set out in canadienne sur /es societespar the attached articles of amendment actions,tel qu'il est indique dans les designating a series of shares; clauses modifica ces ci-jointes designant une serie d'actions; c) under section 179 of the Canada 0c) en vertu de !'article 179 de laLoi the attached articles of amendment;actions,tel qu'il est indique dans Jes clauses modificatrices ci-jointes; d) under section 191 of the Canada 0d) en vertu de Ia' rticle 191 de Ia Loi the attached articles of reorganization; actions, tel qu'il est indique dans les clauses de reorganisation ci-jointes; November 17, 1999/le 17 aovcmbre 1999 Director - Directeur Date of Amendment-Date de modification lndus1r1e Canada FORM4 ARTICLES OF AMENDMENT (SECTION 27 OR 177) FORMULE4 CLAUSES MODIFICATRICES (ARTICLES 27 OU 177) Lol canadlenne lUI' les aoci6!As par action$ t.es statuts de Ia aocl6t6 mentlonn6e d-dessus sont modlll6s de Ia 3 - The 8ftldes of the above-named corporaUon are amended as follows: fac;cn sutvante : (i) to create the third series ofPreferred Shares of the Corporation, which shall be designated as cumulative convertible redeemable Preferred Shares, Series A and which shall have attached thereto the rights, privileges, restrictions and conditions set forth in the attached Schedule A; and (ii) to create the fourth series of Preferred Shares of the Corporation, which shall be designated as cumulative convertible redeemable Preferred Shares, Series B and which shall have attached thereto the rights, privileges, restrictions and conditions set forth in the attached Schedule B. Vice-PresidenCorporate Affairs c \ Flled-6e () Date NovemberI 7 , 1999 Signaturer ' . lltle •Titre FOR OEPNmiEHTALUSE ONLY • A. L'USAGE DU MINISTW SBJLnEHT tlOV 1 719991 anadla+l 1-Name of corporation • 06nomlnade Ia aockll6 FAIRFAX FINANCIAL HOLDINGS LIMITED 2 - Corporation No.-N• de Ia soc:l't6 0130052

SCHEDULE "A"

CONDITIONS ATTACHING TO THE SERIES A PREFERRED SHARES

There is hereby created and designated a series of Preferred Shares which shall be designated as fixed/floating cumulative redeemable Preferred Shares, Series A (the "Series A Preferred Shares"), shall consist until December 30, 1999, of an unlimited number of shares and on and after December 31, 1999, shall consist of the number of Series A Preferred Shares issued and outstanding at the close of business on December 30, 1999, and, in addition to the rights, privileges, restrictions and conditions attaching to the Preferred Shares as a class, shall have attached thereto the following rights, privileges, restrictions and conditions:

(1) Dividend

(a) Definitions

For the purposes hereof, the following terms shall have the following meanings, unless the context otherwise requires:

(i) **"accrued and unpaid dividends"** means:

(A) in respect of the Fixed Rate Period and the Floating Rate Unlisted Period, the aggregate of:

(I) all unpaid dividends on the Series A Preferred Shares for any Dividend Period, and

(II) the amount calculated as though dividends on each Series A Preferred Share had been accruing on a day-to-day basis from and including the first day of the Quarter immediately following the Dividend Period with respect to which the last quarterly dividend will be or was, as the case may be, payable to but excluding the date to which the computation of accrued dividends is to be made; and

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l ; -2-in respect of the Floating Rate Listed Period, the aggregate of (B) (I) all unpaid dividends on the Series A Prefened Shares for any Dividend Period. and (ll) the amount calculated as though dividends on each Series A Preferred Share had been accruing on a day-to-day basis from and including the fliSt day of the Month immediately following the DiVidend Pertod with respect to whlch the last monthly dividend will be or was, as the case may be, payable to but excluding the date to which the computation of accrued dividends is to be made; provided that accrued and unpaid dividends in each case shall be wc;ulated using the Annual Dividend Rate applicable to the Dividend Period with respect to which the last dividend will be or was, as the case may be, payable; "Adjudment Factor" for any Month means the percentage per annwn. positive or nciative, based on the Calculated Trading Price of the Series A Preferred Shares for the preceding Month, determined inaccordance with the following table: AdjllStment Futor as a Percenta&e (ii) If Calculated Trading Price for the precedlag Month Is of Prime ShaU B S2S.SO or more than S2S.SO Greater than or equal_to $25.375 and less than $2. 0 Greater than or equal to S25.2S and less than S25.37S Or=cr than or equal to $25.12S and lea than $25.25 Greater than $24.87and less than $25.125 Greater than 524.75 and less than or equal to $24.875 Greater than S24.62S and less than or equal to $24.75 Orcatcr than $24.SO and less than or equal to $24.625 $24.50 or less than $24.50 -4.00% -3.00% -2.00% -1.00% nil 1.00% 2.00% 3.000/o 4.00% The maximum Adjusancnt Factor for any Month wil\ be &4.00%.

,. .J. If in a.ny Month there is no trade on the Exchange of Series A Preferred Shares of a board lot or more, the Adjustment Factor for the following Month shall be nil; "Annual Dividend Rate" means the Annual Fixed Dividend Rate, the Annual Floating Unlisted Dividend Rate or the Annual Floatins Listed Dividend Rate, whichever is provided by this clause (1) to be applicable at the relevant time; (iii) · (iv) "Annual Fixed Dlvlctend RAte'" means 6.50% pet annum; (v) ..Annual Floating Listed Dividend Rate"for any Month d\ll'inc the Floating Rate Listed Period mc:lUU th¢ rate of interest cxpcc:sscd as a percentage per annum (rounded to the nearest one·thousandth (1/1000) of one percent (1%)}which is equal to the greater of: (i) Prime multiplied by the Designated Percentage for sucb Month and (ii) S%; "Annual FloatinUnUsted Dividend Rate" for any Quarter during the Floating R.ate Unlisted Period means the rate of interest expressed as a pcrcentaee pet annum (rounded to the nearest one·thousandth (1/1000) of one percent (1%)) which is equal to the greater of:(i) Prime multiplied by one-hundred ten percent (110%) and (ii) S%; (vi) "Banks" means any two of Bank ofMonueaJ, The Bank of Nova Scotia, The Toronto.Dominion Bank and Canadian Imperial Bank of Commerce and any successor of any ofthem as may be designated from time to time by the Board of Directors by notice given to the transfer agent, if any, for the Scric:s A Preferred Slwes or otherwise to holders of the Series A Preferred Shares, such notiee to take effect on, and to b.e given at l ast two (2) business days prior to, the commencement of a particular Dividend Period and, Wltil such notice is fU'St eivcn. means Bank of Montreal and Canadim Imperial Bank of Commerce; (vii) 6VP"e.d S98 9lto'

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(viii) **"Board of Directors"** means the board of directors of the Corporation;

(ix) **"business day"** means a day other than a Saturday, a Sunday or statutory holiday in the jurisdiction in which the registered office of the Corporation is located;

(x) **"Calculated Trading Price"** for any Month means:

(A) the aggregate of the Daily Adjusted Trading Values for all Trading Days in such Month,

divided by

(B) the aggregate of the Daily Trading Volumes for all Trading Days in such Month;

(xi) **"Daily Accrued Dividend Deduction"** for any Trading Day means:

(A) the product obtained by multiplying the dividend accrued on a Series A Preferred Share in respect of the Month in which the Trading Day falls by the number of days elapsed from but excluding the day prior to the Ex-Dividend Date immediately preceding such Trading Day to and including such Trading Day (or if such Trading Day is an Ex-Dividend Date, by one (1) day), divided by

(B) the number of days from and including such Ex-Dividend Date to but excluding the following Ex-Dividend Date;

(xii) **"Daily Adjusted Trading Value"** for any Trading Day means:

(A) the aggregate dollar value of all transactions of Series A Preferred Shares on the Exchange (made on the basis of the normal

NOV-17-1999 12:21 TORY HAYHE TORONTO 416 865 7380 P.05/39

• s • settlement period in effect on the Exchange) occurring during such Trading Day, less (B) the Daily Trading Volume for such Trading Day multiplied by the Daily Accrued Dividend Deduction for such Trading Day; ..Daily Tnadin& Volume"for any Trading Day means the aggregate number of Series A Preferred Shares traded in all transactions (made on the buis of the nonnal settlement period in effect on the Exchange) occurring during such Trading Day on the Exchange; (Xiii) (xiv) MDeemed Reeord Date" means the la,t Trading Day of a Month with respect to which no dividend is declared by the Board of Directors; (xv) "Designated Percentage" for the first Month during the Floating Rate Listed Period means one-hundred ten percent (110%) and for each Month thereafter means the Adjustment Factor for such Month plus the Designated Percenta&e for the precedMi onth. provided that the Designated Percentage for any Month shall in no event be less than sixty percent (60%) or more than one hundred fifty percent (150%) (xvi) "DiYidend Payment Date" means, for dividends payable in respect of: . (A) the Fixed Rate Period, the last day of each of February, May, August and November in each year; . the floating Rate Unlisted Period. the 12m day of each ofMaxl;h. (B) June, Septlmlbcr and Deccmba inQ ;b. 12thY of March, 200S; and

- 6·-(C) the Floating Rate Listed Period, the 12th day of each Month. commencing after the first full calendar month following the commencement of the Floating Rate Listed Period; and the first Dividend Payment Date shaH be February 29, 2000; (xvii) "Dividend Period" mearu : in respect of the Fixed Rate Period and the floating Rate Unlisted Period, a Quarter; and (A) in respect of the Fleeting RaListed Period, a Month; (B) (xviii} "Exchange" mccns The Toronto Stock Exchange or such other exchange or trading market in Canada u may be determined from time to time by the Corporation as being the principal trading market for the Series A Preferred Shares; "Ex-Dividend Date" means: (xix) (A) the TradinK Day which. under the rules or normal practices of the Exchange, is designated or recognized as the ex-dividend date relative to any dividend record date for the Series A Preferred Shares; or if the Board of Directors fails to declare & dividend in respect of a Month, the Trading Day which, under the rules or normal practices of the Exchansc, would bG recognized as the ex-dividend date relative to any Deemed Record Date for the Series A Prefen'Cd Shares; (B) (xx} "Fixed Rate Period" means the period commencing with the date of issue of the Series A Preferred Shares and enon and includina November 30, 2004 6£/ 'dS98 9lP

(xxi) "FloatiDg Rate Listed Period" means the period commencini on and including the later of: (A) ber1,2004;and the first day of the Quaner following the date, if any, on which the Series A Preferred Shares arc unconditionally listed on the Exchange; (B) "Floating Rate Uolistcd Period" m¢All.5 the period commencing immediately after the end of the Fixed Rate Period, if at such time the Series A Preferred Shares are not unconditionally listed on the Exchange, and continuing until and including the lut day of the Quarter, if any, in · which the Series A Preferred Shares are tmconditionally listed on the Exchange; (xxii) (xxiii) "in priority to", "on a parity with" and ''junior to" have reference to the order of priority in payment of dividends and in the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs; (xxiv) "Month" means a calendar month; (xxv) "Prime" for a Month means the average (rounded to the nearest one thousandth (111000) of one percent (1%)} of the Prime Rate in effect on each day of such Month, and for a Quarter means the average (rounded to the nearest one-thousandth (1/1000) of one percent (1%)) of the Prime Rate in effect on each day of such Quarter; (xxvi) "Prime Rate" for any day means the average (rounded to the nearest one thousandth (1/1000) of one percent (l%)) of the annual rates of interest :zt 666l-4t-NDN 6£/80'd 08£l. S98 9ltJ'

- ll"-published from time to time by, and commonly known as the "prime rate" of the Banks established as the referenee rates then in effect for such day for dctcnnlning interest rates for commercial loans in Canadian dollars made to borrowers in Canada. If one of the Banks does not have such an interest ratin effect on e. day, the Prime Rate for such day shall be such interest rate in effect for thot dey of the other BAnk; if both Banks do not have such an interest rate in effect on a day, the Prime Rate for that day shall be equal to one and one-half percent (l.So/o) per annum plus the average yield expressed as a percentage per annum on ninety one (91)-day Oovenunent of Canada Treasury Bills.as reported by the Bank of Canada. for the bi-weekly tender for the period immediately preceding that day; and if both of such Banks do not have such an interest rate in effect on a day and the Bank of Canada does not report such average yield per annum, th; Prim;Rate for thAt day 3holl be equal to the Prime Rate for the next preceding day. The Prime Rate and Prime shall be determined from time to time by an officer of the Corporation from quotations supplied by the Banks or otherwise publicly available. Such determination &hall, in the absence of manifest error.be final and binding upon the Corporation and upon all holders of Series A Preferred Shares; (xxvii) "Qualifym2 ListiRnet quest" means a request to the Corporation to list the Series A Preferred Shares on the Exchange by holders holding toi,ether in the aggRgate at least five hundred thousand (500,000) Series A Preferred Shares ("Requesting Holdersj who have committed to use all commercially reasonable efforts to sell to wuela.ted parties such number of Series A Preferred Shares to 3uch number' of holden 30 83 to mec:t the then listing rcquiremcnu of the Exchange for the Series A Preferred Shares. provided that such requests may not be made before May 19,2000, and may not be made within six (6) months of the last Qua.lifyif1i Listing Request by any holders of Series A Preferted Shares;

(xxviii) "Quarter" means a three month period ending on the last day of each of February, May, August and November; and (xxix) "TradinD: ay" means. if the Exchanae is a stock exchange in Canada, a day on which the Exchange is open for trading or.in any other case, a business day. (b) General The holders of the Series A PrcfciTCd Shares shall be entitled to receive cumulative, prcf¢.m=d c;ash dividend$,and when declared by the Board of Directors.out of moneys of the Corporation properly applicable to the payment of dividends, at the rates and times herein provided. Dividends on the Series A Preferred Shares shell accrue on a daily basis and shall be payable quarterly on each Dividend Payment Date in respect of the Fixed Rate Period and the Floating Rate Unlisted Period and monthly on each Dividend Payment Date in respect of the Floating Rate Listed Period. Payment of any dividend on the Series A Preferred Shares (less any tax required to be deducted) shall be made by cheque at par in lawful money of Canada payable at any branch in Canada of the Corporation's bankers from time to time or by any other reasonable means the Corporation deems desirable which allows for receipt of the dividends by holders no later than if paid by cheque. During the Fixed Rate Period, the record date for the purposes of dc:tctrmining holders of Series A Preferred Shares entitled to receive dividends on eacDividend Payment Date shall be ten b iness days prior to the: Dividend Payment Dale or such longer period as may be required by applicable law. During the Floating Rate Listed Period and the Floating Rate Unlisted Period. the reeord date for the purpose of determining holders of Series A PrefelTed Shares entitled to receive dividends on each Dividend Payment Date shall be the last Tradine Day of the next precedill2 Month. Dividends declared on the Series A Preferred Shares shall (except incase of redemption in which ease payment of dividends shall be made on surrender of the certificate representing the Series A Preferred Shares to be redeemed) be paid by (&) posting in a postage paid envelope addressed to each holder of the Series A Preferred Shares at the last address of such holder as it appears on the: securities n:gi3tc:r of the Corporation or, in the event of the 6£/01•d 08S:l. S98 9111

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address of any holder not so appearing, then to the address of such holder last known to the Corporation or, in the case of joint holders, to the address of that one whose name appears first in the securities register of the Corporation as one of such joint holders, a cheque for such dividends (less any tax required to be deducted) payable to the order of such holder, or, in the case of joint holders, to the order of all such holders failing written instructions from them to the contrary, or (b) by any other reasonable means the Corporation deems desirable which allows for receipt of the dividends by holders no later than if paid by cheque. Notwithstanding the foregoing, any dividend cheque may be delivered by the Corporation to a holder of Series A Preferred Shares at his address as aforesaid. The posting or delivery of such cheque or the payment by such other means, shall be deemed to be payment and shall satisfy and discharge all liabilities for the payment of such dividends to the extent of the sum represented thereby (plus the amount of any tax required to be and in fact deducted as aforesaid and remitted to the proper taxing authority) unless such cheque is not paid on due presentation or payment by such other means is not received. Dividends which are represented by a cheque which has not been presented to the Corporation's bankers for payment or that otherwise remain unclaimed for a period of six (6) years from the date of their payment shall be forfeited to the Corporation.

(c) Fixed Rate Period

In respect of the Fixed Rate Period, the dividends in respect of the Series A Preferred Shares shall be payable quarterly at the Annual Fixed Dividend Rate. Accordingly, on each Dividend Payment Date in respect of the Fixed Rate Period, other than February 29, 2000 but including November 30, 2004 the dividend payable shall be $0.40625 per Series A Preferred Share. The amount of the first quarterly dividend payable on each Series A Preferred Share on February 29, 2000 shall be $0.4597 per share.

(d) Floating Rate Unlisted Period

In respect of the Floating Rate Unlisted Period, the dividends in respect of the Series A Preferred Shares shall be payable quarterly at the Annual Floating Unlisted Dividend Rate as calculated from time to time. Accordingly, on each Dividend Payment Date in respect of the Floating Rate Unlisted Period, the dividend payable on each Series A Preferred Share shall be

NOV-17-1999 12:23 TORY HAYHE TORONTO 416 865 7380 P.11/39

• 1t • that amount (rounded to the nearest one-thousandth (1/1000) of one (l) cent) obtained by multiplying S2.S.OO by the Annual Floating Unlisted Dividend Rate applicable to the Quarter prec:cding such Dividend Payment Date and by dividing the product by four (4). (e) Floatin& Rate Luted Period Inn;,pect of the Floating Rate Listed Period, me dividends in respect of the Series A Preferred Shares shall be payable monthly at the Annual Floating Listed Dividend Rate as calculated from time to time. Accordingly, on each Dividend Payment Date in respect of the Float:ioi Rate Listed Puiod, the dividend payable on each Series A Prefem=d Shan:: all be that amount (rounded to the nearest one-thousandth (1/1000) of one (1) cent) obtained by multiplying $25.00 by the Annual Floatini Listed Dividend Rate applicable to the Month preceding such . Dividend Payment Date and by dividing the product by twelve (12). Cala lation of Desienated Pertenta'e (f) The Corporation shall as promptly as practicable calculate the Desii!lated Percentage for each Month and gtve notice thereofto all stock exchanges in Canada on which the Series A Preferred Shares are listed for trading or, if the Series A Preferred Shares are not listed on o. stock exchange ill C&la.da, to the Invcsaneru Dealers Association of Canada. (2) Rl&:hb ou Liquidation Inthe event of the liquidation, dissolution or winding up of the Corporation or any other distribution of assets of the Corporation for the purpose of winding up its affairs.the holders ofthe Series A Preferred Shares shall be entitled to receive $25.00 per Series A Preferred Share together with accrueand unpaid dividends, before any amowtts shall be paid or any assets of the Corporation distributed to the holders of the multiple voting shares ofthe Corporation (the "Multiple Voting Sharcsj or the subordinate voting shares of the Corporation (the "Subordinate Voting Shares") or any oilier class or series of shares of the Corporation ranking junior to the Series A Preferred Shares. Upon payment of such amounts, the holden: of the Series A Preferred Shares shall not be entitled to share in any further distribution of the property or assets of the ColJ)oration. s:?.:?:t t-).t-N"N . OltOlOl 3HlAAl 6£/Zt.d 08£l. S98 9117

- 12-(3) Redemption at the Option of the Corporation The Corporation may not redeem any of the Series A Prefened Shares prior to December 1, 2004. Subject to the forc2oing and applicable Jaw.upon giving notice as hereinafter provided, the Corporation may: (a) if the date of such redemption is dlllin2 the Floatina Ra.tc Listed Period and aft"r December I.2004, redeem at any time all, but not less than all, of the outstanding Series A Preferred Shares, on payment of S25.50 for each Series A Prefcned s to be redeemed; and in aU other tircu.rnstances, redeem all.but not less than au. of the outstanding Series A Prefenoed S3 on payment of$25.00 for each Series A Preferred Sbare to be redeemed; (b) in each case. together with accrued and unpaid dividends up to but excluding the date fixed for redemption, the whole constituting the redemption price. The Corporation mall give notice irt writing not Jess than forty-five (45) days nor more than sixty (60) days prior to the date on which the redemption is to take place to each person who at the date of givilli such notice is the holder of Series A Preferred Shares ro be redeemed of the intention of the Corporation to redeem such shares. Such notice shall be validly and effectively given on the daie on which it is sent and such notice shall be aiven by postinR the same in a postage paid envelope addressed to each holder of Series A Preferred Shares to be redeemed at the last addrc:ss of sueholder as it appears olhsecurities register of the Corporation or, in the event of the address of any holder not so appearing. then to the address of such holder last known to the Corporation, provided that the accidental failure or omission to give any such notice as aforesaid to one or more of such holdera ahall not affect the validity of the redemption of the Series A Preferred Shares to be redeemed. Such notice shall set out the number of such Series A Preferred Shares held by the person to whom it is addressed which arc to be redeemed and the redemption price and shall also set out the date on which the redemption is to take place.and on and after the date so specified 6£/£1.d 08£l. S9l3 9t

- 13-'- -' for redemption the Corporation shall pay or cause to be paid to the holders of such Series A Preferred Shares to be re med the rcxiemption price on presentation and SWTender at any place or places within Canada designated by such notice, of the: certificate or cenificates for such Series A Preferred Shares so called for redemption. Such payment shall be: made by cheque payable at par at any branch in Canada of the Corporation's bankers from time to time or by any other rc:a90nable means the Corporation deems desirable which allows for receipt of the redemption price by holders no later than if paid by cheque. from and after the date specified in any such notice, the Series A Preferred Shares called for redemption shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the redemplion price shall .not be duly made by the Corporation. At any time after notice of redemption is given as aforesaid, the Corporation shall bave the right to deposit the redemption price of any or all Series A Preferred Shares Wlcd for redemption with any chartered bank or banks or with any trust company or trust companies in Canada named in the notice of redemption to the credit of a special ount or acc:ounts irs for \he respective holders of such shares, to be paid to them retpeetively upon. surrender to such bank or banks or trust company or trust companies of the certificate or certificates repre$entins the same, and upon such deposit or deposits being made, such shares shall be redeemed on the redcmpdon date specified in the notice of redemption. After the Corporation has made a deposit as aforesaid with respect to any shares.the holders thereof shall not be entitled to exercise any of the: rights of shareholders in respect thereof and the rights of the holders thereof shall be limited to receiving the proportion of the amounts so deposited applicable to such shares, without interest; any interest allowed on such deposit shAll belong to the Corporation. t (4) Conversion of Series A Preferred Shares (a) Connnionat the OptioD oftbe Holder Holders of Series A Preferred Shares shall have the right, on not less than fourteen (14) days• notice to the Corporation, at their option on December 1, 2004 and on December 1 in every fifth year thereafter (a "Convenion Date''), to onVl:rt, subject to the tcand conditions 6£/t't .d 08£l. S98 9t

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hereof, all or any Series A Preferred Shares registered in their name into Series B Preferred Shares of the Corporation on the basis of one (1) Series B Preferred Share for each Series A Preferred Share. The Corporation shall give notice in writing to the then holders of the Series A Preferred Shares of the Selected Percentage Rate (as defined in clause (1) of the rights, privileges, restrictions and conditions attaching to the Series B Preferred Shares) determined by the Board of Directors to be applicable for the next succeeding Fixed Dividend Rate Period (as defined in clause (1) of the rights, privileges, restrictions and conditions attaching to the Series B Preferred Shares) and of the conversion right provided for herein; such notice shall be given by posting the same in a postage paid envelope addressed to each holder of the Series A Preferred Shares at the last address of such holder as it appears on the securities register of the Corporation or, in the event of the address of any holder not so appearing, then to the address of such holder last known to the Corporation. Such notice shall set out the Conversion Date and shall be given not less than forty-five (45) days nor more than sixty (60) days prior to the applicable Conversion Date.

If the Corporation gives notice as provided in clause (3) to the holders of the Series A Preferred Shares of the redemption of all the Series A Preferred Shares, the Corporation shall not be required to give notice as provided in this sub-clause (4)(a) to the holders of the Series A Preferred Shares of a Selected Percentage Rate (as defined in clause (1) of the rights, privileges, restrictions and conditions attaching to the Series B Preferred Shares) for the Series B Preferred Shares or of the conversion right and the right of any holder of Series A Preferred Shares to convert such Series A Preferred Shares as herein provided shall cease and terminate in that event unless the Corporation does not redeem all the Series A Preferred Shares by the date set out in the notice of redemption.

Holders of Series A Preferred Shares shall not be entitled to convert their shares into Series B Preferred Shares on a Conversion Date if, following the close of business on the fourteenth (14th) day preceding a Conversion Date, the Corporation determines that there would remain outstanding on the Conversion Date less than five hundred thousand (500,000) Series B Preferred Shares, after taking into account all Series A Preferred Shares tendered for conversion into Series B Preferred Shares and all Series B Preferred Shares tendered for conversion into

NOV-17-1999 12:24 TORY HAYTHE TORONTO 416 865 7380 P.15/39

• 15 - Series A Preferred Shares. The Corporation shall iive notice in writing thereof, in accordance with the provisions of this sub-clause (4Xa), to !ill affected holders of Series A Preferred Shares at least sevc:n (7) days prior to the applicable Conversion Date and will issue and deliver.or cause to be delivered, prior to uch Conversion Date.at the expense of the Corporation. to such holders of Series A Preferred Shares, who have: surrendered for conversion any certificate or certificates representing Series A Prefcned Shares, new certificates representing the Series A Prefed Shares represented by any certificate or certificates s\lll'ender¢d a.s aforesaid. (b) Automatic Conversion If.followine the close ofbusiness on the fourteenth (14th) day preceding a Conversion Date, the Corporation determines that there would remain outstanding on the Conversion Date less than five hundred thousand (SOO.OOO) Series A Preferred Shares after taking into account all Series A Preferred Shares tendered for conversion into Series 8 Preferred Sharc;s and all Series B Preferred Shares tendered for conversion into Series A Preferred Shares, then, all.but not less than all,of the remaining outstanding Series A Preferred Shares shall automatically be converted into Seric:s B Prefencd Shares on the basis of one (1) Series B Prefemd Share for each Series A Preferred Share on the:: applicable Conversion Date and the Corporation shall give notice in writing thereof, in accordance with the provisions of sub-clause (4)(a), to the holders of such remaining Series A Preferred Shares at least seven (7} days prior to the Conversion Date. (e) Manner of Exercise of Conversion Privilege The conversion of Series A P ferred Shares may be effected by surrender of the ceqificaor certificates representinthe same not later than the close of business on the founeenth (14th) day preceding a Conversion Date durina usual business hours at the office of the Corporation or any11'8DSfer agent designated by the Corporation at which the Series A Preferred Shares Me:: tramfcrablc accompanied by:(i) payment or evldence of payment of the tax (if any) payable as provided in this sub-clause (4)(c); and (ii) a wrinen instrUment of surrender in form satisfactory to the Corporation duly cxcc:uted by the bolder, or his attorney duly authorized in writing.in which instrument such holder may also elect to convert part only of the Series A 6£/9t .d S98 9t

- 16-Ptefc;rrcd ShAres represented by such certificate or certificates not theretofore called for redemption in which event the Corporation shall issue and deliver or cause to be delivered to such holder, at the expense of the Corporation, a new certificate representing the Series A Preferred Shares represented by such certificate or certificates which have not been converted. In the event the Corporation is required to convert all remaining outstanding Series A Preferred Shares into Series B Preferred Shares on the applicable Conversion Date as provided for in suklause (4)(b), the Series A Prefemd Shares in respect of which the; holders have not previously elected to convert shall be converted on the Conversion Date into ScriB Preferred Shares and the holders thereof shall be deemed to be holders of Series B Preferred Shares at the close of business on the Conversion Date and shall be entitled, upon surrender during usual business hours at the office of the Corporation or any transfer a ent dcsi1:11ated by the Corporation at which the; Sc::rics A Preferred Shares were transferable of the certificate or certificates representing Series A Preferred Shares not previously surrendered for conversion, to receive a certificate or certificates representing the same number of Series 8 Preferred Shares in the manner and subject to the tertll$ and provisions as provided in this sul>-<:lause (4Xe). As promptly as practicable after the Conversion Date, the Corporation shall issue: and deliver.or cause to be delivered to or upon the written order of the holder of the SeriA Preferred Shares so sWTCndered, a c rtificate or certificates, issued in the name of, or in sue name or names as may be directed by, such holder representilli the number of fully-paid and non-assessable Series B Preferred Shares and the number of remaining Series A Preferred Shares, if any, to which such holder is entitled. Such conversion shall be deemed to have been made at the close of business on the Conversion Date, so that me rights of the holder of such Series A Preferred Shares a3 the bolder thereof shall cca:sc at such time and the person or persons entitled to receive Series B Preferred Shares upon such conversion shall be treated for all purposes as having become the holder or holders of record of such Series B Preferred Shares at 3\&Ch time:. The holder of any Series A Preferred Shares on the record date for any dividend declared payable on such share shall be entitled to such dividend notwithstanding that such shMe is converted into a Series B Preferred Share after such record date and on or before the date of the payment of such dividend.

- 17. The issuance of certificates for the Series B Preferred Shares upon the conversion of Scrie3 A Preferred Shares shall be made without charge to the converting holders of Series A Preferred Share:s for Any f"or tax in respect of the issuance of such certificates or the Series B Preferred Shares represented thereby; provided, however, that the Corporation shall not be required to pay any tax which may be imposed upon the person or persons to whom such Series B Preferred Shares are issued in respect of the issuance of such Se-ries B Preferred Shares or the certificate therefor or which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name or names other than that of the holder of the Series A Preferred Shares converted, and the Corporation shall not be required to i uc or deliver such ccrtltlcatc unless the person or persons requesthe issuance thereof shall have paid to the Corporation the amount of such tax or .shall have established to the satisfaction of the Corporation that such we has been paid. . Status ot Converted Series A Preferred Shares (d) All Series A Preferred Shares converted into Series B Preferred Shares on a Conversion Date shatl not be cancelled but shall be restored to the status of authorized but unissued shares of the Corporation as at the close ofbwiness on the Conversion Date. Restrictions on Dividends and Retirement of Shares (S) Without the approval of the holders of outstanding Series A Preferred Shares givn as providc;;d herein. the Corporation shall not: declare:,pay or set apart tor payment any dividends (other than stock dividend$ payable inany shares of the Corporation ranking junior to the Series A Preferred Shares) on MY slwes of the Corporation ranking junior to the Series A Preferred Shares; (i) caJI for redemption, redeem, putehase or otherwise retire for value or makMY capital distribution on or in respect of any shares ranking junior to the Series A Preferred Shares (except out of the net cash proceeds of a substantially concurrent (ii)

- 18. issue of shares of the Corporation ranking junior to the Series A Preferred Shares); purchase or otherwise retire for value less than all of the Series A Preferred Shares then outstanding;or (iii) wl for redemption, redeem, purchase or otherwise retire for value (except in connection with the exercise of any purchase oblig ion, sinking fund.retraction privilege or any mandato.ry redemption obligation attaching thereto) any shares of any class or series ranking on a parity with the Series A Preferred Shares, provided that. for greater certainty.the restriction in this clause (iv) shAll not limit or affect any such action in respect of any class of shares ranking in priority to-the Series A Preferred Shares; (iv) unless, in each such case, all cumulative dividends on outstandin2 Series A Preferred Shares accrued up to and including the dividend payable for the last completed Dividend Period shall have been decland paid or set aside for payment. Any approval of the holders of Series A Preferred Shares required to be aiven pursuant to this clause (S) may be given by the affirmative vote of the holders of the majority of the Serie_s A Preferted Shares present or represented at a meeting or adjotaned meeting of the holders of Series A Preferred Shares duly called for that purpose and at which a quorum ts present or an instrument in writing signed by all the holders of the Series A Preferred Shares. (6) Purchase for Canedlatioa Subject to applicable law,the Cotporation may at any time or from time to time purchase for cancellation all or any part of the outstanding Series A Preferred Shares in the open market (including. without limitation, pu.n:hasc through or from an investment dealer or finn holding me:mbc:rship or trading privileses on a stock exchange on which the Series A Preferred Shares are listed for tradine), or by invitation for tenders to all of the holders of rc:cord of Scric:s A Preferred Shares then outstandini.or by private contract. In the ca.se of purchase for cancellation by private contract, such purchase shall be made at the lowest price or prices at 6£/6t"d 08£S98 9t

• 19-\....../'-..../ which, in the opinion of the Board of Directors, such share$ are then obtainable bur if such shares are listed for trading, at a price not exceeding the highest price offered for a board lot of Series A Preferred Shareg on any stock exchange on which such shares are listed for trading on the date of purchase.plus costs of purchase. If, in response to an invitation for tenders under the provisioru; ofthis clause (6), more Series A Preferred Shares are tendered at a prior prices acceptable to the Corporation than the Corporation is prepared to purchase, then the Seric:.s A Preferred Shares to be purchased by the Corporation shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender to the Corporation, provided that when shares are tendered at different prices, the pro ratin2 shall be effected with re'pect to the shares tcndcn.d at the price at which more shares were tendered thll1'1 the Corporation is prepared to purchase after the Corporation has purchased all the shares tendered at lower pric. (7) Voting Except as herein referred to or as required by law, the holden of Series A Prefermi Shares shall not be entitled to receive notice of or to attend any meeting of the shar¢holders of the Corporation or to vote at any such meeting. (8) Issue of Additional Preference Shares The Corporation may issue additional series of Preferred Shere'ranking on a parity with the Series A Preferred Shares wi1hout the authorization of the holders of the Series A Preferred Shares. (9) Modifications The provisions attaching to the Series A Preferred Shares as a series may be repealed, altered, modified or amended from time to time with such approval a:s may then be required by the Canada Business Corporations Act,any such approval to be in accotdencc with clause ( J 0). None of the series provisions ofthe articles ofthe Corporation relating to the Series A Preferred Shares shaH be amended or otherwise changed unless, contemporaneously therewith, the series provisions, if any, relating to the Series B Preferred Shares are.to the extent 6£/eZ •d I1B:L S98 9tv

- 20 - deemed necessary by the CoipOration, amended or otherwiSe t!hanged in the same proportion and in the same manner. In the event that no Series A Preferred Shares are issued and outstanding, the Corporation may not amend or otherwise change the rights, privileges, restrictions and conditions attaching to the Series A Preferred Shares unless such amendment or change is also approved by the holders of the Series B Preferred Shares then outstanding, such approval to be given in accordance with clause (10) of the rights, privileges, restrictions and conditions attaching to the Series B Preferred Shares. (10) Approval of Holden of Series A Preferred Shares Except as otherwise provided herein, any approval of the holders of the outstanding Series A Preferred Shares with respect to any matters requiring the consent of the holders of the Series A Preferred Shares may be given in such manner as may then be required by law, subject to a minimum requirement that such approval be given by a resolution signed by all the holders of outstanding Series A Preferred Shares or passed by the affinnative vote of at least . 66 213% of the votes cast by the holders of Series A·Preferred Shares who voted in respect of that resolution at a meeting of the holders of the Series A Preferred Shares duly called for that purpose and at which a quorum as required by the byl·aws of the Corporation is present, subject to a minimum requirement that the quorum at the meeting (other than an adjourned meeting) be at least two persons entitled to vote thereat. The proxy rules applicable to, the formalities to be observed in respect of the giving notice of, and the formalities to be observed in respect of the conduct of, any meeting or any adjourned meeting of holders of Series A Preferred Shares shall be those from time to time prescribed by the by·laws of the Corporation with re:spcct to meetings of shareholders or, if not so prescribed, as required by law. On every poll taken·at every meeting of holders of Series A Preferred Shares, each holder of Series A Preferred Shares entitled to vote thereat shall have one vote in respect of each Series A Preferred Share held.

-21-(11) Tax Election The Corporation shall elect, in the manner and within the time provided under the Income Tax Act (Canada), under 3Ub3ection 191.2(1) of the said Act, or any successor or replacement provision of similac effec:t, and takco all other necessary action under such Act, to pay tax at a rate such that no holder of the Series A Preferred Shares will be required to pay tax on dividends received on the Series A Preferred Shares under Section 187.2 of Part IV.l of such Act or any successor or replacement provision of similar effect. Mail Service Interruption (12) If the Corporation dc:termincs that mail service is, or is threatened to be, interrupted at the time when the Corporation is required or elects to give any notice hereunder by mail. or is required or elects to send any cheque or any slulre certificate to the holder of any Series A Preferred Shares, whether inconnection with the redemption or conversion of such share or otherwise, the Corporation may, notwithstanding the provisions hereof: (a) give such notice by telecopier or by means of publication onc:e in ea.ch of two (2) successive weeks in a newspaper of eeneral circulation published or disuibutod in Toronto and such notice shall be deemed to have been iiven on the date on wb,eh such telecopler was given or on the date on which the first publication has taken place; and fulfill the requirement to send such cheque or such share certificate by arranging for delivery thereof to the principal office of the Corporation in Toronto or the Toronto office of any tnt.mfer agent daignatcd by the Corporation, and such cheque and/or certificate 'hall be deemed to have been sent on the date on which notice of such arrangement shall have been given as provided in (a) abovt, provided that as soon as the Corporation determines that mail service is no longer interrupted or threatened to be interrupted such cheque or share certificate, if not theretofore obtained by such holder, shall be sent by ordinary unregistered fll'St class prepaid mail to the registered address of each person who at the date of mailing is entitled to receive such cheque or share certificate, or in the event of the (b} eea S98 9lv 6£/· d

-22. '--.-· address of any such holder not appearini on the securities register of the Corporation. then at the last address of such holder known to the Corporation. (13) Notice of Annual Dividend Rate Applicable to the Series B Preferred Shares Within three (3) business days of the determination of the Annual Dividend Rate (as defined in clause (1) of the rights. privileges, restrictions and conditions attaching to the Series B Preferred Shares) applicable to the Series B Preferred Shares of the Corporation, the Corporation shalt give notice thereof to the holders of the Series A Preferred Shares (a) by publication once in a newspaper of general circulation published or distributed in Toronto provided that if such Dew$J)apcr is not being generally circulated at that time, such notice shall be published in another equivalent publication and (b) by mail. (14) Listing o!ScriA Preferred Shares Upon receipt of a Qualifyini Listing Request, the Corporation shall u.se its commercially reasonable effons, including, without limitation, the payment of normal listing fees, to obtain within one hundred and twenty (120) days thereafter a conditional listing for the Series A Preferred Son the Exchange and thereafter, should such listing be obtained, maintain a listing for so long as in the aggregate there erc at least five hundred thousand (500,000) Series A Preferred Shares outstanding. For greater certainty, however, the Corporation shall not be in breach of its obligations hereunder if the Requesting Holders of 3UCih Qualifying Listine Request do not sell such number of Series A Preferred Shares to such number of holders so as to meet the then listlni requirements of the Exchange. The Corporation shall pay all fees and costs incidental to obtaining and maintaining such listini.other than costs incWTed by holders in connection with the sale of Series A Preferred Shares. (15) Busine.u Days In the event that any date on which any dividend on the Series A PreferTcd Sluln:s is payable by the Corporation, or any date on or by which any other action is required to be taken by the Corporation or the holders of Series A Prefened Shares hereunder, is not a business day. then such dividend shall be payable, or such other action shall be required to be taken, on or by· the next succeeding day that is a business day. ooa S9B 9t 6£/ 'd

TOTAL P.03

SCHEDULE "B"

CONDITIONS ATTACHING TO THE SERIES B PREFERRED SHARES

There is hereby created and designated a series of Preferred Shares which shall be designated as cumulative redeemable Preferred Shares, Series B (the "Series B Preferred Shares"), shall consist until December 30, 1999, of an unlimited number of shares and on and after December 31, 1999, shall consist of the number of Series A Preferred Shares issued and outstanding at the close of business on December 30, 1999, and, in addition to the rights, privileges, restrictions and conditions attaching to the Preferred Shares as a class, shall have attached thereto the following rights, privileges, restrictions and conditions:

(1) Dividend

(a) Definitions

For the purposes hereof, the following terms shall have the following meanings unless the context otherwise requires:

(i) **"accrued and unpaid dividends"** means the aggregate of:

(A) all unpaid dividends on the Series B Preferred Shares for any Dividend Period; and

(B) the amount calculated as though dividends on each Series B Preferred Share had been accruing on a day-to-day basis from and including the first day of the Quarter immediately following the Dividend Period with respect to which the last quarterly dividend will be or was, as the case may be, payable to but excluding the date to which the computation of accrued dividends is to be made;

provided that accrued and unpaid dividends in each case shall be calculated using the Annual Dividend Rate applicable to the Dividend Period with respect to which the last dividend will be or was, as the case may be, payable;

NOV.17.1999 2:52PM GARY HAYES TORONTO NO.4185 P.3

·2· "Annual Dividend Rate" means for any Fixed Dividend Rate Period the rate of interest expressed as a percentage per annum (rounded to the nearest onc-thowandth (1/1000) of one percent (1%)) which is equal to the Govenunent of Canada Yic;ld multiplied by the Selected Percentage Rate for such Fixed Dividend Rate Period; (ii) "Board of Directors" means the board of directors of the Corporation; (iii) (iv) "business dAy" means a day other than a Saturday, a Sunday or statutory holiday in the jurisdiction in which the registered office ofthe Corporati is located; (v) "Dividend Payment Date" means the·last day of each of February, May, August and November in each year, (vi) ..Dividend Period" means a Quaner; "Excbanee" means The Toronto Stock Exchange or such other exchange or trading market in Canada as may be determined from time to time by the Corporation as being the principal trading market for the Series B Preferred Share$; (vii) "Fixed Dividend Rate Period" means, for the initial Fixed Dividend Rate Period, the period commencing on December 1, 2004 and ending on and including November 30, 2009, and for each succeeding fi cd Dividend Rate Period.the period commencing on the day immediately following the end of the immediately preceding Fixed Dividend Rate Period and ending on and including the last day of November in the fourth year immediately thereafter; (viii) (ix) "Government of Canada Yield" on any date shall mean the aveJaie of the yields detennincd by two (2) registered Canadian investment dealers, selected by the Board of Directors, as being the yield to maturity on such

-3-date compounded semi-annually and calculated in accordance with gcnc:rally accepted financial practice, which a non-callable Government of da Bond woCulIdUI)' if issued in Canadian dollars in Canada at one hwuired percent (100%) of its principal amount on such date With a term to manrrity of five (S) years; (x) "in priority to", "on a parity with" and "junior to" have reference to the order of priority in payment of dividends and in the diruibution of assets in the event of any liquidation. dissolution or winding up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs; "Month"means a calendar month; (xi) "Qualifying LLsting Request" means a request to the Corporation to list the Series B Preferred Shares on the Exchange by holders holding together in the aggregate tlt lc:ast five hundred thousand (500,000) Series B Preferred Shates ("Requesting Holders..) who have commined to use all commercially reasonable efforts to sell to WU"Clatcd pArties such number of Series B Preferred Shares to such number of holders so as to meet the then list:ini requirements of the Exchange for the Series B Prcfetnd Shares, provided that such requests may not be made within six (6) months of the last Qualifying Listing Request by any holders of Series B Preferred Shares; (xii) '"Quarter" means a three month period ending on the last day of each of February, May, August and November;and (xiii) "Selected Pcrcmtagc Rau" for each Fixed Dividend Rate Period means the rate of interest, c;xprcssed as a percentage of the Oovemment of Canada Yield, determined by the Board of Directors in their sole (xiv)

-4-discretion, such rate of interest to be set forth in the notice to the holders of the Series B Preferred Shares giv.:on in accordance with the provisions of sub-clause (l)(c), which rate of interest shall be not less than one-hundred percent (100%) ofthe Government of Canada Yield. (xv) "TradinDay" means. if the Exchange is a stock exchMgc in Canada, a day on which the Exchange is open for trading or, in any other case, a business day. (b) Genenl The holders of the Series B Preferred Shares shall be entitled to receive fixed, cwttulative, prefem;d cash dividends, as and when declared by the Board of Directors.out of · moneys of the Corporation properly applicable to the payment of dividends, in the amount per Series B Preferred Share per annum determined by multiplying the AnnuaJ Dividend Rate by $25.00 (less any tax required to be deducted), pe.yable quarterly on each Dividend Payment Date by cheque at par in lawful money ofCan2da at any branch in Canada ofthCotpOrat.ion·s bankers from time to time or by any other reasonable means the Corporation deems dc irable which allows for receipt of the dividends by holders no later than if paid by cheque. The record date for the purpose of determining holders of Series B Preferred Shares entitled to receive dividends on each Dividend Payment Date shall be ten business days prior to the Dividend Payment De.tc ot such longer period as may be required by applicable law. Dividends ckclared on the Series B Preferred Shares shall (except in case of redemption in which ce.se payment of dividends shall be made on surrender of the certificate representing the Series B Preferred Shares to be red med) be paid by (a) posting in a postage paid envelope addressed to each holder of the Series B Prcfcm:d Shares at the last address of such holder as it appears on the securities register of the Corpomtion or, in the event of the address of any holder not so appearin2.then to the address of 11u.ch bolder ICLSt known to the Corporation, or.in the case of joint holders. to the address of that one whose name appean first in the $CCurlties register of the Corporation as one of such joint holders, a cheque for such dividends (less any tax required to be deducted) payable to the order of such bolder or. in the case

- s-· of joint holders, to the order of All such holders failing wrinen instructions from them to the contrary, or (b) by any other reasonable mc:anthc: Corporation deems desirable which allows for receipt of the dividends by holders no later than if paid by cheque. Notwithstanding the forcgoin2.any dividend cheque may be delivered by the Corporation to a holder of Series B Preferred Shares at his address as aforesaid. The posting or delivery of such cheque or the payment by such other means shall be deemed to be payment and shall satisfy and discharge all liabilities for the payment of such dividends to the extent of the sum represented thereby (plus the amount of any taX required to be and in fact deducted as aforesaid and remitted to the proper taxing authority) unless such cheque is not paid on due presentation·or payment by such other means is not received. Dividc;nds which are represented by a cheque which has not been presented to the Corporation's bankers for payment or that otherwise remain unclaimed for a period of six. (6) years from the date of their payment shall lx: forfeited to the Corporation. (c) C:alculstion of Annual Dividend Rate The Corporation shall calculate on the twenty first (21st) day prior to the first day of each Fixed Dividend Rate Period the Annual Dividend Rate for each Fixed Dividend Rate Period based upon the Selected Percenta&c Rate and the Government of Canada Yield in effect at 1 0:00 A.M.(Toronto time) on the said twenty first (21st) day prior to the first day of each Fixed Dividend Rate Period and give notice thereof: within one (1) business day to all stock exchan2es in.Canada on which the Series B Preferred Shares are listed for trading. or if the Series B Preferred Shares arc not listed on a stock exchange in Canada, to the Investment Dealers Association of Canada; and (f) within three (3) busines, days to, except in relation to the initial Fixed Dividend Rate Period, the holders ofthe Series B Preferred Shares (a) by publication once in a newspaper of general circulation published or distributed in Toronto provided that if such newspaper is not being 2enerally circulated at that time.such notice shalJ be published in another equivalent publication and (b) by mail. (ii) SZ:Zl 666l-t OlNOl 3-U.AI:::IH A l 6£/SZ"d 08£S98 9lv

-6-(2) Rights on Liquidation In the event of the liquidation, di$$olution or Winding up of the Corporation or any other distribution of assets of the Corporation for the purpose of winding up its affairs, the holders of the Series B Preferred Shares shall be entitled to receive $25.00 per S¢rics B Preferred Share together with accrued and unpaid dividends> before any amounts shall be paid or any asseb of the Corporation distributed to the holders of the multiple voting shares of the Corporation (the "Multiple Voting Shares'}or the subordinate voting shares of the Corporation (the "Subordinate Voting Shares"") or any other class or series of shares of the Corporjautinoinorratonkthine: Series B Preferred Shares. Upon payment of such amounts, the holders of the Series B Preferred Shares shall not be entitled to shme in any further d.Jstribution of the property or assets of the Corporation. (3) Redemption at the Option of the Corporation 1b.e Corporation may not redeem any of the Seric:s B Prcfei'T'Cd Shares prior to December 1.2009. Subject to applicable law, upon giving notice as hereinafter provided, th Corporation may, on December 1, 2009 and on December 1 in every fifth year thereafter, redeem at any time all, but not less than all. the outstanSeries B Preferred Shares on payment of S25.00 for each such share to be redeemed to&ether with accrued and unpaid dividends up to but excluding the date fixed for redemption, the whole constituting the redemption price. The Corporation shall give notice in writing not less than forty-five (45) days nor more than sixty (60) days prior to the date: on which the redemption is to takt place to each person who at thdzlte of giving such notice is the holder of Series B Preferred Shares to be redeemed of the intention of the Corponrtion to rtdec:m such shares. Such notice shall be validly and effectively siven on the date on which it is sent and such notice shall be: given by posting the same in a postage paid envelope addressed to each holder of Series B Preferred She.res to be redeemed at the last address of such holder as it appears on the securities register of the Corporation or, in the event of the address of any holder not so appearing, then to the address of such holder last known to the Corporation, provided that the accidental failure or omusion to give any such notice as aforesaid to one or more of such holders shall not affect the validity of the redemption of the Series B Preferred Shares to be redeemed. 6£/GZ • d 08£l. S98 9'Uo

- 7 -

Such notice shall set out the number of such Series B Preferred Shares held by the person to whom it is addressed which are to be redeemed and the redemption price and shall also set out the date on which the redemption is to take place, and on and after the date so specified for redemption the Corporation shall pay or cause to be paid to the holders of such Series B Preferred Shares to be redeemed the redemption price on presentation and surrender at any place or places within Canada designated by such notice, of the certificate or certificates for such Series B Preferred Shares so called for redemption. Such payment shall be made by cheque payable at par at any branch in Canada of the Corporation's bankers from time to time or by any other reasonable means the Corporation deems desirable which allows for receipt of the redemption price by holders no later than if paid by cheque.

From and after the date specified in any such notice, the Series B Preferred Shares called for redemption shall cease to be entitled to dividends and the holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof unless payment of the redemption price shall not be duly made by the Corporation.

At any time after notice of redemption is given as aforesaid, the Corporation shall have the right to deposit the redemption price of any or all Series B Preferred Shares called for redemption with any chartered bank or banks or with any trust company or trust companies in Canada named in the notice of redemption to the credit of a special account or accounts in trust for the respective holders of such shares, to be paid to them respectively upon surrender to such bank or banks or trust company or trust companies of the certificate or certificates representing the same, and upon such deposit or deposits being made, such shares shall be redeemed on the redemption date specified in the notice of redemption. After the Corporation has made a deposit as aforesaid with respect to any shares, the holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof and the rights of the holders thereof shall be limited to receiving the proportion of the amounts so deposited applicable to such shares, without interest; any interest allowed on such deposit shall belong to the Corporation.

NOV-17-1999 12:29 TORY HAYHE TORONTO 416 865 7380 P.30/39

- 8 -

(4) **Conversion of Series B Preferred Shares**

(a) **Conversion at the Option of the Holder**

Holders of Series B Preferred Shares shall have the right, on not less than fourteen (14) days' notice to the Corporation, at their option on December 1, 2009 and on December 1 in every fifth year thereafter (a "Conversion Date"), to convert, subject to the terms and conditions hereof, all or any Series B Preferred Shares registered in their name into Series A Preferred Shares of the Corporation on the basis of one (1) Series A Preferred Share for each Series B Preferred Share. The Corporation shall give notice in writing to the then holders of the Series B Preferred Shares of the Selected Percentage Rate determined by the Board of Directors to be applicable for the next succeeding Fixed Dividend Rate Period and of the conversion right provided for herein; such notice shall be given by posting the same in a postage paid envelope addressed to each holder of the Series B Preferred Shares at the last address of such holder as it appears on the securities register of the Corporation or, in the event of the address of any holder not so appearing, then to the address of such holder last known to the Corporation. Such notice shall set out the Conversion Date and shall be given not less than forty-five (45) days nor more than sixty (60) days prior to the applicable Conversion Date.

If the Corporation gives notice as provided in clause (3) to the holders of the Series B Preferred Shares of the redemption of all the Series B Preferred Shares. the Corporation shall not be required to give notice as provided in this sub-clause (4)(a) to the holders of the Series B Preferred Shares of a Selected Percentage Rate or of the conversion right and the right of any holder of Series B Preferred Shares to convert such Series B Preferred Shares as herein provided shall cease and terminate in that event unless the Corporation does not redeem all the Series B Preferred Shares by the date set out in the notice of redemption.

Holders of Series B Preferred Shares shall not be entitled to convert their shares into Series A Preferred Shares on a Conversion Date if, following the close of business on the fourteenth (14th) day preceding a Conversion Date, the Corporation determines that there would remain outstanding on the Conversion Date less than five hundred thousand (500,000) Series A Preferred Shares after taking into account all Series B Preferred Shares tendered for conversion into Series A Preferred Shares and all Series A Preferred Shares tendered for conversion into

NOV-17-1999 12:29 TORY HAYHE TORONTO 416 865 7380 P.31/39

- 9 -

Series B Preferred Shares. The Corporation shall give notice in writing thereof, in accordance with the provisions of this sub-clause (4)(a), to all affected holders of Series B Preferred Shares at least seven (7) days prior to the applicable Conversion Date and will issue and deliver, or cause to be delivered, prior to such Conversion Date, at the expense of the Corporation, to such holders of Series B Preferred Shares, who have surrendered for conversion any certificate or certificates representing Series B Preferred Shares, new certificates representing the Series B Preferred Shares represented by any certificate or certificates surrendered as aforesaid.

(b) Automatic Conversion

If, following the close of business on the fourteenth (14th) day preceding a Conversion Date, the Corporation determines that there would remain outstanding on the Conversion Date less than five hundred thousand (500,000) Series B Preferred Shares after taking into account all Series B Preferred Shares tendered for conversion into Series A Preferred Shares and all Series A Preferred Shares tendered for conversion into Series B Preferred Shares, then, all, but not less than all, of the remaining outstanding Series B Preferred Shares shall automatically be converted into Series A Preferred Shares on the basis of one (1) Series A Preferred Share for each Series B Preferred Share on the applicable Conversion Date and the Corporation shall give notice in writing thereof, in accordance with the provisions of sub-clause (4)(a), to the holders of such remaining Series B Preferred Shares at least seven (7) days prior to the Conversion Date.

(c) Manner of Exercise of Conversion Privilege

The conversion of Series B Preferred Shares may be effected by surrender of the certificate or certificates representing the same but not later than the close of business on the fourteenth (14th) day preceding a Conversion Date during usual business hours at the office of the Corporation or any transfer agent designated by the Corporation at which the Series B Preferred Shares are transferable accompanied by: (i) payment or evidence of payment of the tax (if any) payable as provided in this sub-clause (4)(c); and (ii) a written instrument of surrender in form satisfactory to the Corporation duly executed by the holder, or his attorney duly authorized in writing, in which instrument such holder may also elect to convert part only of the Series B Preferred Shares represented by such certificate or certificates not theretofore called for

NOV-17-1999 12:38 TORY HAYTHE TORONTO 416 865 7380 P.32/39

- 10. redemption in which event the Corporation shall issue and deliver or cause to be delivered to such holder, at the expense of the Corporation, a new certificate representing the Series B Preferred Shares represented by such certificate or certificates which have not been converted. In the event the Corporation is required to convall remaining outstanding Series B Preferred Shares into Series A Preferred Shares on the applicable Conversion Date as provided for in sub-clause (4)(b), the Series B Preferred Shares in respect of which the holders have not previously elected to convert shall be converted on the Conversion Date into Series A Preferred Shares and the holders thereof shall be deemed to be holders of Series A Preferred Shares at the close of business on the Conversion Date and shall be entitled. upon SUITender during usual business hours at the office of the Corporation or any transfer agent designated by the Corporation at which the Series B Preferred Shares were transferable of the certificate or· certificates representing Series B Preferred Shares not previously surrendered for conversion, to receive a certificate or ccnltlcates representing the same number of Series A Preferred Shares in the manner and subject to the terms and provisions as provided in this sub-clause (4)(c). As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver, or cause to be delivered to or upon the written order of the holder of the Smc3 B Preferred Shares so surrendered, a certificate or certificates, issued in the name of, or in such name or names as may be directed by, such holder representing the number of fully-paid and non-assessable Series A Preferred Shares and the nwnber-of remainina Series 8 Preferred Shares. if any, to which such holder is entitled. ·Such conversion shall be deemed to have been made at the close of business on the Conversion Date, so that the rights of the holder of such Series B Preferred Shares as the bolder thereof shall cease at such time and the person or persons entitled to receive Series A Preferred Shares upon such conversion shall be a"eated for all purposes as havlng become the holder or holders of rec9rd of such Series A Preferred Shares at such time. The bolder of any Series B Preferred Sharon the record dr1tc: for my dividend declared payable on such share shall be entitled to such dividend notwithstanding that such share is converted into a Series A Preferred Share after suc:h record date and on or before the date of the payment of such dividend.

- 11 - The issuance of certificates for the Series A Preferred Shares upon the conversion of Series B Preferred .Shares shall be made without charge to the converting holders of Series B Preferred Shares for any fee or tax in respect of the issuance of such certificates or the Series A Preferred Shares represented thereby; provided, however, that the Corporation shalJ not be required to pay any tax which may be imposed upon the person or persons to whom such Series A Preferred Shares are issued in respect of the issuance of such Series A Preferred Shares or the certificate therefor or which may be payable in spcct of any fer involved in the issuance and delivery of any such certificate in a name or names other than that of the holder of the Series B Preferred Shares converted, and the Corporation shall not be required to issue or deliver such certificate unless the person or persons requestin2 the issuance thereof shall have paid to the Corporatiothe amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. (d) Status of Converted Series B Preferred Shares All Series B Preferred Sh.ares converted into Series A Preferred Shares on a Conversion Date shall not be cancelled but shall be restored to the status of authorized but unissued shares of the Corporation as at the close ofbu:sinon the Conversion Date. Restrictions on Dividends and Retirement of Share' Without the approval of the holders of outstanding Series B .Preferred Shares given as provided herein, the Corporation mall not: (S) declare, pay or set apart for payment any dividends (other than stock dividends payable in any shares of the Corporation ranking junior to the Series B Preferred Shares) on any shares of the Corporation rankin'junior to the Series B Preferred Shares: {i) call for redemption. redeem, purchase or otherwise retire for value or make any capital distribution on or in respect of any shares ranking junior to me Series B Preferred Shares (except out of the net cash proceeds of a subswuially c:onc\llRn issue of shares of the Corporation nmkingjunior to the Smc:s B Pn:fc:ned Shares); (ii) 6£/V£ .d OO£c!. S98 9l 01 01 3HA 1

• 12. purchase or otherwise retire for value less than all of the Series B Preferred Shares then outstanding; or (iii) (iv) call for redemption, redeem, purchase or otherwise retire for value (except in connection with the exercise of any purchase obligation, sinking fund, retraction privilege or any mand Story redemption obligation attaching thereto) any shares of any class or series ranking on a parity with the Series B Preferred Shares, provided that, for greater certainty, the restriction in this clause (iv) shall not limit or affect any such action in reipect of any class of shares ranking in priority to the Series B Preferred Shares; unless, in each such case.all cwnulative dividends on outstandinll Series B Preferred Shares. accrued up to and includini the dividend payable for the last completed Dividend Period shall have been declared and paid or set aside for payment. Any approval of holders of the Series B Preferred Shares required to be given pursuant to this clause(') may be given by the affitmative vote of the majority of the Series B Preferred Shares present or represented at a meeting or adjourned meeting of the holders of Serica B PCGfc;m:d Sharc5 duly call.:d for that purpose and at which a quorum is present or an instrument in writing signed by all of the holders of the Series B Preferred Shares. (6) Purchase for Cancellation Subject to applicable law, the Corporation may at any time or from time to time purchase for cancellation all or any part of the outstanding Series B Preferred Shares in the open market (including, without limitation. purchase through or from an investment dealer or fum holdini membership or trading privilc:&es on a stock exchan&e on which the Series B Preferred Shares arc listed for trading), or by invitation for tenders to all of the holders of record of Series B Preferred Shares then outstanding, or by private conuact. In the case of purchase for cancellation by private contract, such purchase shall be made at the lowest price or prices at which. in the opinion of the Board of Directors, such shares are then obtainable but if suc:h shme:s are listed for trllding at a price not exceeding the highest price offered for a board lot of Series B Preferred Shares on any stock exchange on which such shares are listed for trading on the date of 08£S98 9lP :7t I+J:.t-).t 6£/SE'd OlNOl 3H I AA!

purchase, plus costs of purchase. ·If,in response to an invitation for tenders under the provisions of this clause (6).more Series B Preferred Shares are tendered at a price or prices acceptable to the Corporation than the Corporation is prepared to purchase, then the Series B Preferred Shares to be purchased by the Corporation shall be purchased as nearly as may be pro rata according to the; nwubcr of sharc3 tcnd¢n:d by c:ach holder who submits a tender to the Corporation, provided that when shares are tendered at different prices, the pro rating shall be effectwith respect to the shares tendered at the price at which more shares were tendered than. the Corpontion is prepared to purchase after the Corporation has purchased all the shares tendered at lower prices. (7) Voting Except as herein referred to or as required by law, the holders of the Series B Preferred Shares shall not be entitled to receive notice of or to attend any meetin2 of the shareholders of the Corporation or to vote at any such meeting. (8) Issue of Additional Preference Shares The Corporation may issue additional series of Preferred Shares ranking on a parity with the Series B Prcfcned Shares without the authorization of the holders of the Series B Preferred Shares. (9) Modificadons The provisions attaching to the Series B Preferred Shares as a series may be repealed, altered, modified or amended from time to time with such approval as may then be required by the Canada Business Corporations Act, any such approval to be in accordance with clause (10). None of the series provisions of the articles of the Corporation relating to the Series B Preferred Shares shall be amended or otherwise changed unless, contemporaneously therewith, the series provisions, if any, relating to the Series A Preferred Shares arc, to the extent deemed necessary by the Corporation, amended or otherwise changed in the same propenion and in the same manner. In the event that no Series B Preferred Shares are issued and outstanding. the CorporAtion may not Amend or othcrwi3c c;h.ange the right:, privileges.restrictions and conditions O.l.t-G!O.l. 3H.l.At:t-i .1. zt :Zt666t-l.t-f00

- 14-attachina to the Series B Preferred Shares unless such amendment or change is also approvll!d by the holders of the Series A Preferred Shares then outstanding, such approval to be given in accordance with clause (10) of the rights, privileges, restrictions and conditions attaching to the Series A Preferred Shares. (10) Approval of Holden of Series B Preferred Shares Except as otherwise provided herein, any approval of the holders of the outstanding Series B Preferred Shares with n:spcx:t to any matters requiring the consent of the holders of the Series B Preferred ShAres may be given insuch manner a.s may then be required by law, subject to a minimum requirement that such approval be given by a resolution signed by all the holders of outstanding Series B Preferred Shares or passed by the affinnative vote of at least 66 213% of the votes cast by the holders of Series B Prefem:d Shares who voted in respect ofthat resolution at a meeting of the holders of the Series B Preferred Shares duly called for that purpose and at which a quorum as required by the by-laws of the Corporation is present. subject to a minimum requirement that the quorum at the meeting {other than an adjourned meeting) be at least two persons entitled to vote therear. The proxy rules applicable to, the formalities to be observed in respect of the giving notice of, and the fonnalitic.s to be. ob3avc;d in respect of the conduct of, any meeting or any adjourned meeting of holders of Series B Preferred Shares shall be those from time to time prescribed by the by-laws of the Corporation with respect to meetings of shareholders or, if not :so prescribed, as required by law. On every poll taken at every meeting of holders of Series B Preferred Shares, each holder of Series B Preferred Shares entitled to vote thereat shall have one vote in respect o.f each Series B Preferred Share held. (11) Tax Election The Corporation shall elect, in the manner and within the time provided under the Income Tax Acl (Canada), under subsection 191.2(1) of the said Act, or any successor or replacement provision of similar effect, and take all other necessary action under such Act. to pay tax at a rate such that no holder of the Series B Preferred Shares will be requifcd to pay tax on dividends received on the Series B Preferred Shares under Section 187.2 of Part IV.l of such Act or any successor or replacement provision of similar effect. 01N1 3HlAA Ol

- lS-(12) Mall Service Interruption If the Corporation determines that mail service is, or is threatened to be, interrupted at the time when the Corporation is required or elects to give any notice hereunder by mail, or is n;quirc;d or elects to send any cheque or any share cenificate to the holder of any Series B Preferred ShAre:s, whether in connection with the redemption or conversion or such share or otherwise, the Corporation may, notwithstanding the proruions hereof: give such notice by telecopier or by mems of publication once in each of two (2) successive weeks in a newspaper of general circulation published or distributed in Toronto and such notice shall be deemed to have been given on the date on which telecopier was given or on the date on which the first publication has taken place; and (.a) fulfill the requirement to send such cheque or such share cenificate by arran2in& for delivery thereof to the principal office of _the Corporation in Toronto or the Toronto office of any transfer agent designated by the Corporation, and such ch.:quc and/or certificate shall be deemed to have been sem on the date on which notice of such anangcmcnt shall have been sJV¢nprovidc;d in (a) above, provided that as soon as the Corporation determines Uw.t mail service is no longer interrupted or threatened to be interrupted such cheque or share certificate, if not theretofore obtained by such holder.shall be sent by ordinary unregistered first class prepaid mail toc registered address of each person who at the date of mailing is entitled to receive such cheque or share certificate, or in the event of the addre.!ls of any such holder not appearing on the securities register of the Corporation, then at the last address of such holder known to the Corporation. (b) (13) Llsrtng of Series B Preferred Shares Upon recdpt of a Qualifying Listing Request, the Corporation shall usc its commercially reasonable efforts, including, without limitation, the payment of nonnallis_ting fees, to obtain within one hundred and twenty (120) days thereafter a c:onditional listing for the Series B Preferred Shares on the Exchange and thereafter, should such listing be obtained, maintain a listizli for so loas in the aarc2atc there are at least five hundred thousand

·d 101 - 16-(500,000) Series B Preferred Shares outstand. For Rreater certainty, however, the Corporation shall not be in breach of its obligations hereunder if the Requesting Holders of such Qualifying Listing Request do not sell such number of Series B Preferred Shares to such number of holders so as to meet the then listing requirements of the Exchange. The Corporation shall pay all fees and costs incidental to obtaining and maintaining such listing, other than costS incurred by holders in connection with the .sale of ScriB Preferred ShareS. (14) Business Days In the event lbat any date on which any dividend on the Series B Preferred Shucs i.s payable by the Corporation, or any date on or by which any other action is required to be taken by the Corporation or the holders of Series B Preferred Shares hereunder, is not a business day, then such dividend shiLl!be payable. or such other action shall be required to be taken, on or by the next succeeding day that is a business day.

Industry Canada Industrie Canada Certificate of Amendment Certificat de modification Canada Business Corporations Act Loi canadienne sur les sociétés par actions FAIRFAX FINANCIAL HOLDINGS LIMITED 013005-2 Name of corporation-Dénomination de la société Corporation number-Numéro de la société I hereby certify that the articles of the above-named corporation were amended: Je certifie que les statuts de la société susmentionnée ont été modifiés: a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice; a) en vertu de l'article 13 de la Loi canadienne sur les sociétés par actions, conformément à l'avis ci-joint; b) under section 27 of the Canada b) en vertu de l'article 27 de la Loi Business Corporations Act as set out in the attached articles of amendment designating a series of shares; canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses modificatrices ci-jointes désignant une série d'actions; c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment; c) en vertu de l'article 179 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses modificatrices ci-jointes; d) en vertu de l'article 191 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses de réorganisation ci-jointes; d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization; April 20, 2007 / le 20 avril 2007 Richard G. Shaw Director - Directeur Date of Amendment - Date de modification

Industry Canada Canada Business Corporations Act Industrie Canada loi canadienne sur les societes par actions FORM 4 ARTICLES OF AMENDMENT (SECTIONS 27 OR 177) FORMULAIRE 4 CLAUSES MODIFICATRICES (ARTICLES 27 OU 177) 1 name of the Corporation - Denomination sociale de la societe FAIRFAX FINANCIAL HOLDINGS UMITED 2. Corporation No. - Node la societe 130052 3. The articles of the above named corporation are amended as follows: les statuts de la sociate mentionnee ci-dessus sont modities de la facton suivante: The articles of the Corporation are amended to add the following paragraph: "Pursuant to subsection 106(8) of the Canada BusinC$5 Corporations Act (the "Act") and in addition to any power the directors may have pursuant to the Act to fill a v~ancy among their number, the director5 IIUIY appoint one or more additional directors, wbo shall hold office for a term expiring not later than the close of the following llltDual meeting oftbe shareholders, subject to the condition that the total number of additional directors so appointed not exceed one-third of the number of dtrectors elected at the previo111 annual meeting of the shareholders.” Signature printed Name - Nom en lettres mouiees 4 Capacity of - En qualite de Authorized Officer 5. Tel. No. N de tel

Industry Canada Industrie Canada Certificate of Amendment Certificat de modification Canada Business Corporations Act Loi canadienne sur les sociétés par actions FAIRFAX FINANCIAL HOLDINGS LIMITED 013005-2 Name of corporation-Dénomination de la société Corporation number-Numéro de la société I hereby certify that the articles of the above-named corporation were amended: Je certifie que les statuts de la société susmentionnée ont été modifiés: a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice; a) en vertu de l'article 13 de la Loi canadienne sur les sociétés par actions, conformément à l'avis ci-joint; b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares; b) en vertu de l'article 27 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses modificatrices ci-jointes désignant une série d'actions; c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment; c) en vertu de l'article 179 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses modificatrices ci-jointes; d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization; d) en vertu de l'article 191 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses de réorganisation ci-jointes; September 29, 2009 / le 29 septembre 2009 Richard G. Shaw Director - Directeur Date of Amendment - Date de modification

Industry Canada Industrie Canada ELECTRONIC TRANSACTION RAPPORT DE LA TRANSACTION REPORT ÉLECTRONIQUE Canada Business Corporations Act Loi canadienne sur les sociétés par actions ARTICLES OF AMENDMENT CLAUSES MODIFICATRICES (SECTIONS 27 OR 177) (ARTICLES 27 OU 177) Processing Type - Mode de traitement: E-Commerce/Commerce-É Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante: 1. to create a new series of Preferred Shares, to be designated Cumulative 5-Year Rate Reset Preferred Shares, Series C, and to have attached thereto the authorized number, rights, privileges and restrictons as set out in the attached Schedule A. 2. to create a new series of Preferred Shares, to be designated Cumulative Floating Rate Preferred Shares, Series D, and to have attached thereto the authorized number, rights, privileges and restrictions as set out in the attached Schedule A. Schedule A Fairfax Financial Holdings Limited (the “Corporation”) Number and Designation of and Rights, Privileges, Restrictions and Conditions Attaching to the Cumulative 5-Year Rate Reset Preferred Shares, Series C The fifth series of Preferred Shares of the Corporation shall consist of 10,000,000 Preferred Shares designated as Cumulative 5-Year Rate Reset Preferred Shares, Series C (the “Series C Preferred Shares”) and, in addition to the rights, privileges, restrictions and conditions attaching to the Preferred Shares as a class, shall have attached thereto the following rights, privileges, restrictions and conditions: 1. Consideration for Issue The consideration for the issue of each Series C Preferred Share shall be $25.00 or its equivalent in property or past services. 2. Dividends 2.1 Cumulative Preferential Dividends The holders of the Series C Preferred Shares (the “Holders”) shall be entitled to receive, and the Corporation shall pay thereon, as and when declared by the Board of Directors, out of moneys of the Corporation properly applicable to the payment of dividends, cumulative preferential cash dividends (the “Series C Dividends”) payable quarterly at the rates and times herein provided by cheque at par in lawful money of Canada at any branch in Canada of the Corporation’s bankers for the time being or by any other reasonable means the Corporation deems desirable. The Series C Dividends shall accr ue on a daily basis. (a) During the Initial Fixed Rate Period, the Series C Dividends will be payable quarterly on the last Business Day of March, June, September and December of each year (each, a “Dividend Payment Date”) at the Initial Fixed Dividend Rate. The first Series C Dividend will be payable, if declared, on December 31, 2009 and shall be an amount in cash equal to $0.34362 per Series C Preferred Share. On each Dividend Payment Date during the Initial Fixed Rate Period (other than December 31, 2009), the Series C Dividend will be equal to $0.359375 per share. 1. Name of Corporation - Dénomination de la société 2. Corporation No. - N° de la société FAIRFAX FINANCIAL HOLDINGS LIMITED 013005-2 3. The articles of the above-named corporation are amended as follows:

(b) During each Subsequent Fixed Rate Period, Series C Dividends payable on the Series C Preferred Shares will be in an annual amount per share determined by multiplying the Annual Fixed Dividend Rate applicable to such Subsequent Fixed Rate Period by $25.00, and shall be payable quarterly on each Dividend Payment Date during such Subsequent Fixed Rate Period. (c) In respect of each Subsequent Fixed Rate Period, the Corporation will calculate on each Fixed Rate Calculation Date the Annual Fixed Dividend Rate for such Subsequent Fixed Rate Period and will, on the Fixed Rate Calculation Date, give written notice thereof to the Holders. Each such determination by the Corporation of the Annual Fixed Dividend Rate will, in the absence of manifest error, be final and binding upon the Corporation and upon all Holders of Series C Preferred Shares. (d) If on any Dividend Payment Date, the Series C Dividends accrued to such date are not paid in full on all of the Series C Preferred Shares then outstanding, such Series C Dividends, or the unpaid part thereof, shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient monies properly applicable to the payment of such Series C Dividends. (e) The Holders shall not be entitled to any dividends other than or in excess of the Series C Dividends. Series C Div idends shall (except in case of redemption or conversion in which case payment of Series C Dividends shall be made on surrender of the certificate representing the Series C Preferred Shares to be redeemed or converted) be paid by posting in a postage paid envelope addressed to each Holder at the last address of such Holder as it appears on the securities register of the Corporation or, in the case of joint Holders, to the address of that one whose name appears first in the securities register of the Corporation as one of such joint Holders, or, in the event of the address of any Holder not so appearing, then to the address of such Holder last known to the Corporation, a cheque for such Series C Dividends (less any tax required to be deducted) payable to the order of such Holder or, in the case of joint Holders, to the order of all such Holders failing written instructions from them to the contrary. Notwithstanding the foregoing, any dividend cheque may be delivered by the Corporation to a Holder at his address as aforesaid. The posting or delivery of such cheque on or before the date on which such dividend is to be paid to a Holder shall be deemed to be payment and shall satisfy and discharge all liabilities for the payment of such dividends to the extent of the sum represented thereby (plus the amount of any tax required to be deducted as aforesaid) unless such cheque is not paid on due presentation; provided that if the Series C Preferred Shares are held in the Book-Entry System, the Corporation will provide or cause to be provided to the Depository funds in the aggregate amount of the dividends payable on the applicable Dividend Payment Date (i) by cheque of the Corporation delivered to the Depository not less than two Business Days prior to such Dividend Payment Date or (ii) on or prior to such Dividend Payment Date in such manner as the Corporation and the Depository shall agree. Subject to applicable law, dividends which are represented by a cheque which ha s not been presented to the Corporation’s bankers for payment or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable shall be forfeited to the Corporation. 2.2 Dividend for Other than a Full Dividend Period The Holders shall be entitled to receive, and the Corporation shall pay thereon, if, as and when declared by the Board of Directors, out of moneys of the Corporation properly applicable to the payment of dividends, Series C Dividends for any period which is less than a full Dividend Period as follows. In respect of any period other than the initial Dividend Period that is less than a full Dividend Period, a dividend in an amount per Series C Preferred Share equal to the amount obtained (rounded to four decimal places) when the product of the Annual Fixed Dividend Rate and $25.00 is multiplied by a fraction, the numerator of which is the number of calendar days elapsed in the relevant period and the denominator of which is 365. 3. Rights on Liquidation In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the Holders shall be entitled to receive $25.00 per Series C Preferred Share, together with all Series C Dividends accrued and unpaid (whether or not declared) up to but excluding the date of payment or distribution (less any tax required to be deducted or withheld by the Corporation), before any amounts shall be paid or any assets of the Corporation distributed to the holders of the Multiple Voting Shares or the Subordinate Voting Shares or any other shares ranking junior as to capital to the Series C Preferred Shares. Upon payment of such amounts, the Holders shall not be entitled to share in any further distribution of the assets of the Corporation.

4. Redemption at the Option of the Cor poration The Corporation may not redeem any of the Series C Preferred Shares prior to December 31, 2014. On December 31, 2014 and on December 31 every five years thereafter (each, a “Series C Conversion Date”), the Corporation may, subject to applicable law and to the provisions described under Section 6 below, upon giving notice as hereinafter provided, at its option, without the consent of the Holders redeem all, or any part, of the then outstanding Series C Preferred Shares by the payment of an amount in cash for each Series C Preferred Share so redeemed equal to $25.00 per Series C Preferred Share, together with the Series C Dividends accrued and unpaid (whether or not declared) up to but excluding the date fixed for redemption (less any tax required to be deducted and withheld by the Corporation) (the “Redemption Price”). If less than all of the then outstanding Series C Preferred Shares are at any time to be redeemed, then the particular Series C Preferred Shares to be redeemed shall be selected on a pro rata basis disregarding fractions or, if the Series C Preferred Shares are at such time listed on an exchange, with the consent of such exchange, in such manner as the Board of Directors in its sole discretion may, by resolution determine. The Corporation shall give notice in writing not less than 30 days nor more than 60 days prior to the applicable Series C Conversion Date of its intention to redeem such Series C Preferred Shares to each person who at the date of giving such notice is the Holder of Series C Preferred Shares to be redeemed. Any such notice shall be validly and effectively given on the date on which it is sent and such notice shall be given and sent by posting the same in a postage paid envelope addressed to each Holder of Series C Preferred Shares to be redeemed at the last address of such Holder as it appears on the securities register of the Corporation, or in the case of joint Holders, to the address of that one who se name appears first in the securities register of the Corporation as one of such joint Holders or, in the event of the address of any Holder not so appearing, then to the address of such Holder last known to the Corporation, provided that the accidental failure or omission to give any such notices as aforesaid to one or more of such Holders shall not affect the validity of the redemption as to the other Holders to be redeemed. Such notice shall set out the number of such Series C Preferred Shares held by the person to whom it is addressed which are to be redeemed and the Redemption Price and shall also set out the date on which the redemption is to take place. On and after the date so specified for redemption, the Corporation shall pay or cause to be paid to the Holders to be redeemed the Redemption Price on presentation and surrender, at any place within Canada designated by such notice, of the certificate or certificates for such Series C Preferred Shares so called for redemption. Such payment shall be made by cheque payable at par at any branch in Canada of the Corporation’s bankers for the time being or by any other reasonable means the Corporation deems desirable and shall be a full and complete discharge of the Corporation’s obligation to pay the Redemption Price owed to the Holders of Series C Preferred Shares so called for redemption unless the cheque is not honoured when presented for payment. From and after the date specified in any such notice, the Series C Preferred Shares called for redemption shall cease to be entitled to Series C Dividends and the Holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof, except to receive the Redemption Price therefor, provided that if payment of the Redemption Price shall not be duly made by the Corporation on or before the date fixed for redemption, the Corporation shall forthwith thereafter return the Holder’s deposited share certificate or certificates to the Hol der. At any time after notice of redemption is given as aforesaid, the Corporation shall have the right to deposit the Redemption Price of any or all Series C Preferred Shares called for redemption (less any tax required to be deducted and withheld by the Corporation), or such part thereof as at the time of deposit has not been claimed by the Holders entitled thereto, with any chartered bank or banks or with any trust company or trust companies in Canada named in the notice of redemption to the credit of a special account or accounts in trust for the respective Holders of such shares, to be paid to them respectively upon surrender to such bank or banks or trust company or trust companies of the certificate or certificates representing the same. Upon such deposit or deposits being made, such shares shall be deemed to be redeemed on the redemption date specified in the notice of redemption. After the Corporation has made a deposit as aforesaid with respect to any shares, the Holders thereof shall not, from and after the redemption date, be entitled to exercise any of the rights of shareholders in respect thereof and the rights of the Holders thereof shall be limited to receiving a proportion of the amounts so deposited applicable to such shares, without interest. Any interest allowed on such deposit shall belong to the Corporation. Subject to applicable law, redemption monies that are represented by a cheque which has not been presented to the Corporation’s bankers for payment or that otherwise remain unclaimed (including monies held in deposit as provided for above) for a period of six years from the date specified for redemption shall be forfeited to the Corporation. 5. Conversion of Series C Preferred Shares 5.1 Conversion at the Option of the Holder

(a) Holders of Series C Preferred Shares will have the right, at their option, on each Series C Conversion Date, to convert, subject to the applicable law, and the terms and provisions hereof, al l or any part of the then outstanding Series C Preferred Shares registered in their name into Series D Preferred Shares on the basis of one (1) Series D Preferred Share for each Series C Preferred Share. The Corporation will provide written notice not less than 30 and not more than 60 days prior to the applicable Series C Conversion Date to the Holders of the conversion privilege provided for herein (the “Conversion Privilege”). Such notice shall (i) set out the Series C Conversion Date, and (ii) include instructions to such Holders as to the method by which such Conversion Privilege may be exercised, as described in Section 5.3. On the 30th day prior to each Series C Conversion Date, the Corporation will provide to the Holders written notice of the Floating Quarterly Dividend Rate applicable to the Series D Preferred Shares for the next succeeding Quarterly Floating Rate Period and the Annual Fixed Dividend Rate applicable to the Series C Preferred Shares for the next succeeding Subsequent Fixed Rate Period, in each case as determined by the Corporation. (b) If the Corporation gives notice as provided in Section 4 to the Holders of the redemption of all the Series C Preferred Shares, the Corporation will not be required to give notice as provided in this Section 5.1 to the Holders of the Floating Quarterly Dividend Rate, Annual Fixed Dividend Rate or Conversion Privilege and the right of any Holder of Series C Preferred Shares to convert such Series C Preferred Shares as herein provided will cease and terminate in that event. (c) Holders of Series C Preferred Shares shall not be entitled to convert their shares into Series D Preferred Shares on a Series C Conversion Date if the Corporation determines that there would remain outstanding on the Series C Conversion Date less than 1,000,000 Series D Preferred Shares after taking into account all Series C Preferred Shares tendered for conversion into Series D Preferred Shares and all Series D Preferred S hares tendered for conversion into Series C Preferred Shares. The Corporation will give written notice thereof to all affected Holders of Series C Preferred Shares at least seven (7) days prior to the applicable Series C Conversion Date and, subject to the provisions of Section 14, will issue and deliver, or cause to be delivered, prior to such Series C Conversion Date, at the expense of the Corporation, to such Holders of Series C Preferred Shares, who have surrendered for conversion any endorsed certificate or certificates representing Series C Preferred Shares, new certificates representing the Series C Preferred Shares represented by any certificate or certificates surrendered as aforesaid. 5.2 Automatic Conversion If the Corporation determines that there would remain outstanding on a Series C Conversion Date less than 1,000,000 Series C Preferred Shares after taking into account all Series C Preferred Shares tendered for conversion into Series D Preferred Shares and all Series D Preferred Shares tendered for conversion into Series C Preferred Shares, then, all, but not part, of the remaining outstanding Series C Preferred Shares will automatically be converted into Series D Preferred Shares on the basis of one (1) Series D Preferred Shares for each Series C Preferred Share on the applicable Series C Conversion Date. The Corporation shall give notice in writing thereof to the Holders of such remaining Series C Preferred Shares at least seven (7) days prior to the Series C Conversion Date. 5.3 Manner of Conversion (a) Subject to the provisions of Section 14, the Conversion Privilege may be exercised by notice in writing (an “Election Notice”) given not earlier than the 30th day prior to a Series C Conversion Date but not later than 5:00 p.m. (Toronto time) on the 15th day preceding the applicable Series C Conversion Date during usual business hours at any principal transfer office of the Transfer Agent, or such other place or pla ces in Canada as the Corporation may agree, accompanied by (1) payment or evidence of payment of the tax (if any) payable as provided in this Section 5.3; and (2) the certificate or certificates representing the Series C Preferred Shares in respect of which the Holder thereof desires to exercise the Conversion Privilege with the transfer form on the back thereof or other appropriate stock transfer power of attorney duly endorsed by the Holder, or his or her attorney duly authorized in writing, in which Election Notice such Holder may also elect to convert part only of the Series C Preferred Shares represented by such certificate or certificates not theretofore called for redemption in which event the Corporation will issue and deliver or cause to be delivered to such Holder, at the expense of the Corporation, a new certificate representing the Series C Preferred Shares represented by such certificate or certificates that have not been converted. Each Election Notice will be irrevocable once received by the Corporation. (b) If the Corporation does not receive an Election Notice from a Holder of Series C Preferred Shares during the notice period therefor, then the Series C Preferred Shares shall be deemed not to have been converted (except in the case of an automatic conversion pursuant to Section 5.2).

(c) Subject to the provisions of Section 14, in the event the Corporation is required to convert all remaining outstanding Series C Preferred Shares into Series D Preferred Shares on the applicable Series C Conversion Date as provided for in Section 5.2, the Series C Preferred Shares in respect of which the Holders have not previously elected to convert will be converted on the Series C Conversion Date into Series D Preferred Shares and the Holders thereof will be deemed to be holders of Series D Preferred Shares at 5:00 p.m. (Toronto time) on the Series C Conversion Date and will be entitled, upon surrender during usual business hours at any principal transfer office of the Transfer Agent, or such other place or places in Canada as the Corporation may agree, of the certificate or certificates representing Series C Preferred Shares not previously surrendered for conversion, to receive a certificate or certificates representing the same number of Series D Preferred Shares in the manner and subject to the terms and provisions as provided in this Section 5.3. (d) Subject to the provisions of Section 14, as promptly as practicable after the Series C Conversion Date, the Corporation will issue and deliver, or cause to be delivered to or upon the written order of the Holder of the Series C Preferred Shares so surrendered in accordance with this Section 5.3, a certificate or certificates, issued in the name of, or in such name or names as may be directed by, such Holder representing the number of fully-paid and non-assessable Series D Preferred Shares and the number of remaining Series C Preferred Shares, if any, to which such Holder is entitled. Such conversion will be deemed to have been made at 5:00 p.m. (Toronto time) on the Series C Conversion Date, so that the rights of the Holder of such Series C Preferred Shares as the Holder thereof will cease at such time and the person or persons entitled to receive the Series D Preferred Shares upon such conversion will be treated for all purposes as having become the holder or holders of record of such Series D Preferred Shares at such time. (e) The Holder of any Series C Preferred Share on the record date for any Series C Dividends declared payable on such share will be entitled to such dividends notwithstanding that such share is converted into Series D Preferred Shares after such record date and on or before the date of the payment of such dividend. (f) Subject to the provisions of Section 14, the issuance of certificates for the Series D Preferred Shares upon the conversion of Series C Preferred Shares will be made without charge to the converting Holders for any fee or tax in respect of the issuance of such certificates or the Series D Preferred Shares represented thereby; provided, however, that the Corporation will not be required to pay any tax that may be imposed upon the person or persons to whom such Series D Preferred Shares are issued in respect of the issuance of such Series D Preferred Shares or the certificate therefor or any security transfer taxes, and the Corporation will not be required to issue or deliver a certificate or certificates in a name or names other than that of the holder of the Series D Preferred Shares converted unless the person or persons requesting the issuance thereof has paid to the Corporation the amount of any such security transfer tax or has established to the satisfaction of the Corporation that such tax has been paid. 5.4 Status of Converted Series C Preferred Shares All Series C Preferred Shares converted into Series D Preferred Shares on a Series C Conversion Date shall not be cancelled but shall be restored to the status of authorized but unissued shares of the Corporation as at the close of business on the Series C Conversion Date and available for issuance on the conversion of the Series D Preferred Shares. 5.5 Right Not to Deliver Series C Preferred Shares On the exercise of the Conversion Privilege by a Holder of Series C Preferred Shares, the Corporation reserves the right not to deliver Series D Preferred Shares to any Ineligible Person. 6. Restrictions on Dividends and Retirement and Issue of Shares So long as any of the Series C Preferred Shares are outstanding, the Corporation shall not, without the approval of the Holders: (a) declare, pay or set apart for payment any dividends (other than stock dividends payable in shares of the Corporation ranking as to capital and dividends junior to the Series C Preferred Shares) on shares of the Corporation ranking as to dividends junior to the Series C Preferred Shares; (b) except out of the net cash proceeds of a substantially concurrent issue of shares of the Corporation ranking as to return of capital and dividends junior to the Series C Preferred Shares, redeem or call for redemption, purchase or otherwise pay off, retire or make any return of capital in respect of any shares of the Corporation ranking as to capital junior to the Series C Preferred Shares; (c) redeem or call for redemption, purchase, or otherwise pay off or retire for value or make any return of capital in respect of less than all of the Series C Preferred Shares then outstanding; or (d) except pursuant to any purchase obligation, sinking fund, retraction privilege or mandatory redemption provisions attaching thereto, redeem or call for redemption, purchase or otherwise pay off, retire or make any return of capital in respect of any preferred shares of the Corporation, ranking as to the payment of dividends or return of capital on a parity with the Series C Preferred Shares; unless, in each such case, all accrued and unpaid dividends up to and including the dividends payable for the last completed Dividend Period and on all other shares of the Corporation ranking prior to or on a parity with the Series C Preferred Shares with respect to the payment of dividends have been declared and paid or set apart for payment. 7. Purchase for Cancellation Subject to applicable law and to the provisions in Section 6, the Corporation may at any time purchase for cancellation the whole or any part of the Series C Preferred Shares outstanding from time to time, in the open market through or from an investment dealer or any firm holding membership on a recognized stock exchange, or by private agreement or otherwise, at the lowest price or prices at which, in the opinion of the Board of Directors, such shares are obtainable. 8. Voting Rights The Holders will not (except as otherwise provided by law and except for meetings of the holde rs of preferred shares of the Corporation as a class and meetings of the Holders as a series) be entitled to receive notice of, attend, or vote at any meeting of shareholders of the Corporation unless and until the Corporation shall have failed to pay eight quarterly Series C Dividends, whether or not consecutive and whether or not such dividends have been declared and whether or not there are any monies of the Corporation properly applicable to the payment of dividends. In the event of such non payment, and for only so long as any such dividends remain in arrears, the Holders will be entitled to receive notice of, and to attend, meetings of shareholders of the Corporation at which directors are to be elected and such Holders shall have the right, at any such meeting, to one vote for each Series C Preferred Share held. No other voting rights shall attach to the Series C Preferred Shares in any circumstances. Upon payment by the Corporation of the entire amount of all Series C Dividends in arrears, the voting rights of the Holders shall forthwith cease (unless and until the same default shall again arise under the provisions of this Section 8 in which event such voting rights shall become effective again and so on from time to time). Except in respect of the issuance of Series C Preferred Shares as a result of the conversion of the Series D Preferred Shares in accordance with their terms or the issuance of Series D Preferred Shares as a result of the conversion of the Series C Preferred Shares in accordance with their terms, so long as any Series C Preferred Shares are outstanding, the Corporation will not, without the prior approval of the holders of the Series C Preferred Shares, create or issue any shares ranking prior to or on a parity with the Series C Preferred Shares with respect to repayment of capital or payment of dividends, provided that the Corporation may without such approval issue additional series of preferred shares ranking on a parity with the Series C Preferred Shares if all dividends (whether or not declared) then payable on the Series C Preferred Shares shall have been paid or set apart for payment. 9. Modifications The provisions attaching to the Series C Preferred Shares as a series may be repealed, altered, modified or amended from time to time with such approval as may then be required by the Canada Business Corporations Act, any such approval to be given in accordance with Section 10. 10. Approval of Holders of Series C Preferred Shares 10.1 Approval Except as otherwise provided herein, any approval of the Holders with respect to any matters requiring the consent of the Holders may be given in such manner required by law, subject to a minimum requirement that such approval be given by a resolution signed by all the Holders of Series C Preferred Shares or passed by the affirmative vote of at least 66 ⅔% of the votes cast by the Holders of Series C Preferred Shares who voted in respect of that resolution at a meeting of the Holders duly called for that purpose and at which the Holders of a majority of the outstanding Series C Preferred Shares are present or represented by proxy. If at any such meeting the Holder(s) of a majority of the then outstanding Series C Preferred Shares are not present or represented by proxy within one half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than 15 days thereafter and to such time and place as may be designated by the chairman of such meeting, and not less than 10 days’ written notice shall be given of such adjourned meeting. At such adjourned meeting, the Holders(s) of Series C Preferred Shares represented in person or by proxy may transact the business for which the meeting was originally called and the Holders of Series C Preferred Shares then represented in person or by proxy shall form the necessary quorum. At any meeting of Holders of Series C Preferre d Shares as a series, each such Holder shall be entitled to one vote in respect of each Series C Preferred Share held. 10.2 Formalities, etc. The proxy rules applicable to, the formalities to be observed in respect of the giving notice of, and the formalities to be observed in respect of the conduct of, any meeting or any adjourned meeting of Holders shall be those from time to time prescribed by the by laws of the Corporation with respect to meetings of shareholders or, if not so prescribed, as required by law. On every poll taken at every meeting of Holders of Series C Preferred Shares, each such Holder entitled to vote thereat shall be entitled to one vote in respect of each Series C Preferred Share held. 11. Tax Election The Corporation shall elect, in the manner and within the time provided under section 191.2 of the Tax Act, or any successor or replacement provision of similar effect, and take all other necessary action under the Tax Act, to pay tax at a rate such that no Holder of the Series C Preferred Shares will be required to pay tax under section 187.2 of Part IV. 1 of the Tax Act or any successor or replacement provision of similar effect on dividends received on the Series C Preferred Shares. Nothing in this paragraph shall prevent the Corporation from entering into an agreement with a taxable Canadian corporation with which it is related to transfer all or a portion of the Corporation’s liability for tax under section 191.1 of the Tax Act to that taxable Canadian corporation in accordance with the provisions of section 191.3 of the Tax Act. 12. Notices (a) If the Board of Directors determines that mail service is or is threatened to be interrupted at the time when the Corporation is required or elects to give any notice hereunder by mail, or is required to send any cheque or any share certificate to a Holder of Series C Preferred Shares, whether in connection with the redemption or conversion of such share or othe rwise, the Corporation may, notwithstanding the provisions hereof: (i) give such notice by publication thereof once in a daily English language newspaper of general circulation published in each of Vancouver, Calgary, Winnipeg, Toronto, Montreal and Halifax, and once in a daily French language newspaper published in Montreal and such notice shall be deemed to have been validly given on the day next succeeding its publication in all of such cities; and (ii) fulfill the requirement to send such cheque or such share certificate by arranging for the delivery thereof to such Holder by the Transfer Agent at its principal offices in the cities of Vancouver, Toronto and Montreal, and such cheque and/or share certificate shall be deemed to have been sent on the date on which notice of such arrangement shall have been given as provided in (a) above, provided that as soon as the Board of Directors determines that mail service is no longer interrupted or threatened to be interrupted, such cheque or share certificate, if not theretofore delivered to such Holder, shall be sent by mail as herein provided. In the event that the Corporation is required to mail such cheque or share certificate, such mailing shall be made by prepaid mail to the registered address of each person who at the date of mailing is a registered Holder and who is entitled to receive such cheque or share certificate. (b) Any notice, cheque, invitation for tenders or other communication from the Corporation herein provided for shall be sufficiently given if delivered or if sent by first class unregistered mail, postage prepaid, to the Holders at their respective addresses appearing on the books of the Corporation, or in the case of joint Holders, to the address of the one whose name appears first in the securities register of the Corporation as one of such joint Holders or, in the event of the address of any of such Holders not so appearing, then at the last address of such Holder known to the Corporation. Accidental failure to give such notice, invitation for tenders or other communication to one or more Holders shall not affect the validity of the notices, invitations for tenders or other communications properly given or any action taken pursuant to such notice, invitation for tender or other communication but, upon such failure being discovered, the notice, invitation for tenders or other communication, as the case may be, shall be sent forthwith to such Holder or Holders. (c) If any notice, cheque, invitation for tenders or other communication from the Corporation given to a Holder of Series C Preferred Shares pursuant to paragraph (b) is returned on three consecutive occasions because the Holder cannot be found, the Corporation shall not be required to give or mail any further notices, cheques, invitations for tenders or other communications to such shareholder until the Holder informs the Corporation in writing of such Holder’s new address. 13. Interpretation 13.1 Definitions For the purposes hereof, the following capitalized terms shall have the following meanings, unless the context otherwise requires: “Annual Fixed Dividend Rate” means, for any Subsequent Fixed Rate Period, the rate (expressed as a percentage rate rounded down to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the sum of the Government of Canada Yield on the applicable Fixed Rate Calculation Date plus 3.15%. “Bloomberg Screen GCAN5YR Page” means the display designated as page “GCAN5YR<INDEX>” on the Bloomberg Financial L.P. service (or such other page as may replace the GCAN5YR page on that service) for purposes of displaying Government of Canada bond yields. “Board of Directors” means the board of directors of the Corporation. “Book-Entry System” means the record entry securities transfer and pledge system administered by the Depository in accordance with its operati ng rules and procedures in force from time to time or any successor system thereof. “Business Day” means a day other than a Saturday, a Sunday or any other day that is treated as a holiday in the province of Ontario. “Conversion Privilege” has the meaning attributed to it in Section 5.1(a). “Depository” means CDS Clearing and Depository Services Inc. and its nominees or any successor carrying on the business as a depository, which is approved by the Corporation. “Dividend Payment Date” has the meaning attributed to it in Section 2.1(a). “Dividend Period” means the period from and including the Issue Date up to and including December 31, 2009 and, thereafter, the period from and including the date immediately following a Dividend Payment Date up to and including the next succeeding Dividend Payment Date. “Election Notice” has the meaning attributed to it in Section 5.3(a). “Fixed Rate Calculation Date” means, for any Subsequent Fixed Rate Period, the 30th day prior to the first day of such Subsequent Fixed Rate Period. “Floating Quarterly Dividend Rate” means, for any Quarterly Floating Rate Period, the rate (expressed as a percentage rate rounded down to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the sum of the T-Bill Rate on the applicable Floating Rate Calculation Date plus 3.15% (calculated on the basis of the actual number of days elapsed in such Quarterly Floating Rate Period divided by 365). “Floating Rate Calculation Date” means, for any Quarterly Floating Rate Period, the 30th day prior to the first day of such Quarterly Floating Rate Period.

“Government of Canada Yield” on any date means the yield to maturity on such date (assuming semi-annual compounding) of a Canadian dollar denominated non-callable Government of Canada bond with a term to maturity of five years as quoted as of 10:00 a.m. (Toronto time) on such date and which appears o n the Bloomberg Screen GCAN5YR Page on such date; provided that, if such rate does not appear on the Bloomberg Screen GCAN5YR Page on such date, the Government of Canada Yield will mean the average of the yields determined by two registered Canadian investment dealers selected by the Corporation, as being the yield to maturity on such date (assuming semi-annual compounding) which a Canadian dollar denominated non-callable Government of Canada bond would carry if issued in Canadian dollars at 100% of its principal amount on such date with a term to maturity of five years. “Holder” has the meaning attributed to it in Section 2.1. “Ineligible Person” means any person whose address is in, or whom the Corporation or the Transfer Agent for the Series C Preferred Shares has reason to believe is a resident of, any jurisdiction outside Canada where the issue or delivery to that person of Series C Preferred Shares or Series D Preferred Shares would require the Corporation to take any action to comply with securities or analogous laws of that jurisdiction. “Initial Fixed Dividend Rate” means 5.75% per annum. “Initial Fixed Rate Period” means the period commencing on the Issue Date and ending on and including December 31, 2014. “Issue Date” means the date on which Series C Preferred Shares are first issued. “Quarterly Commencement Date” means the 1st day of each of March, June, September and December in each year. “Quarterly Floating Rate Period” means, for the initial Quarterly Floating Rate Period, the period commencing on December 31, 2014 and ending on and including March 31, 2015, and thereafter the period from and including the day immediately following the end of the immediately preceding Quarterly Floating Rate Period to but excluding the next succeeding Quarterly Commencement Date. “Redemption Price” has the meaning attributed to it in Section 4. “Series C Conversion Date” has the meaning attributed to it i n Section 4. “Series C Dividends” has the meaning attributed to it in Section 2.1. “Series C Preferred Shares” has the meaning attributed to it in the introductory paragraph to these Series C Preferred Shares Provisions. “Series D Preferred Shares” means the Cumulative Floating Rate Preferred Shares, Series D of the Corporation. “Subsequent Fixed Rate Period” means for the initial Subsequent Fixed Rate Period, the period commencing on January 1, 2015 and ending on and including December 31, 2019 and for each succeeding Subsequent Fixed Rate Period, the period commencing on the day immediately following the end of the immediately preceding Subsequent Fixed Rate Period and ending on and including December 31st in the fifth year thereafter. “Tax Act” means the Income Tax Act (Canada). “T-Bill Rate” means, for any Quarterly Floating Rate Period, the average yield expressed as a percentage per annum on three-month Government of Canada Treasury Bills, as reported by the Bank of Canada, for the most recent treasury bills auction preceding the applicable Floating Rate Calculation Date. “Transfer Agent” means CIBC Mellon Trust Corporation, a trust company existing under the laws of Canada, or such other person as from time to time may be the registrar and transfer agent for the Series C Preferred Shares. 13.2 Interpretation of terms

In the provisions herein contained attaching to the Series C Preferred Shares: (a) “accrued and unpaid dividends” means the aggregate of (i) all unpaid Series C Dividends (whether or not declared) for any completed Dividend Period; and (ii) a cash amount calculated as though Series C Dividends had been accruing on a day to day basis from and including the date on which the last quarterly dividend was payable up to and including the date to which the computation of accrued dividends is to be made; (b) “in priority to”, “on a parity with” and “junior to” have reference to the order of priority in payment of dividends, return of capital and in the distribution of assets in the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs; (c) in the event that any date on which any Series C Dividend is payable by the Corporation, or any date on or by which any other action is required to be taken by the Corporation or the Holders hereunder, is not a Business Day (as defined above), then such dividend shall be payable, or such other action shall be required to be taken, on or by the next succeeding day that is a Business Day; (d) in the event of the non-receipt of a cheque by a Holder of Series C Preferred Shares entitled to the cheque, or the loss or destruction of the cheque, the Corporation, on being furnished with reasonable evidence of non-receipt, loss or destruction, and an indemnity reasonably satisfactory to the Corporation, will issue to the Holder a replacement cheque for the amount of the original cheque; (e) the Corporation will be entitled to deduct or withhold from any amount payable to a Holder of Series C Preferred Shares under these Series C Preferred Shares Provisions any amount required by law to be deducted or withheld from that payment; (f) reference to any statute is to that statute as in force from time to time, including any regulations, rules, policy statements or guidelines made under that statute, and includes any statute which may be enacted in substitution of that statute; (g) if it is necessary to convert any amount into Canadian dollars, the Board of Directors will select an appropriate method and rate of exchange to convert any non-Canadian currency into Canadian dollars; and (h) all references herein to a Holder of Series C Preferred Shares shall be interpreted as referring to a registered Holder of the Series C Preferred Shares. 14. Book-Entry Only System 14.1 Transfers etc. Through Participants If the Series C Preferred Shares are held through the Book Entry System then the beneficial owner thereof shall provide instructions with respect to Series C Preferred Shares only to the Depository participant through whom such beneficial owner holds such Series C Preferred Shares and registrations of ownership, transfers, purchases, redemptions, conversions, surrenders and exchanges of Series C Preferred Shares will be made only through the Book–Entry System. Beneficial owners of Series C Preferred Shares will not have the right to receive share certificates representing their ownership of the Series C Preferred Shares. 14.2 Depository is Registered Holder For the purposes of these Series C Preferred Share provisions, as long as the Depository, or its nominee, is the registered Holder of the Series C Preferred Shares, the Depository, or its nominee, as the case may be, will be considered the sole Holder of the Series C Preferred Shares for the purpose of receiving notices or payments on or in respect of the Series C Preferred Shares, including payments of Series C Dividends, the Redemption Price or accrued and unpaid dividends, and the delivery of Series D Preferred Shares and certificates for those shares on the conversion into Series D Preferred Shares. 14.3 Depository Ceasing to Be Registered Holder If (i) required by applicable law, (ii) the Book–Entry System ceases to exist, (iii) the Depository advises the Corporation that it is no longer willing or able to discharge properly its responsibilities as depository with respect to the Series C Preferred Shares and the Corporation is unable to locate a qualified successor, or (iv) the

Corporation, at its option, decides to terminate the registration of the Series C Preferred Shares through the Book-Entry System, then certificates representing the Series C Preferred Sha res will be made available. Fairfax Financial Holdings Limited (the “Corporation”) Number and Designation of and Rights, Privileges, Restrictions and Conditions Attaching to the Cumulative Floating Rate Preferred Shares, Series D The sixth series of Preferred Shares of the Corporation shall consist of 10,000,000 Preferred Shares designated as Cumulative Floating Rate Preferred Shares, Series D (the “Series D Preferred Shares”) and, in addition to the rights, privileges, restrictions and conditions attaching to the Preferred Shares as a class, shall have attached thereto the following rights, privileges, restrictions and conditions: 1. Consideration for Issue The consideration for the issue of each Series D Preferred Share shall be $25.00 or its equivalent in property or past services. 2. Dividends 2.1 Cumulative Preferential Dividends The holders of the Series D Preferred Shares (the “Holders”) shall be entitled to receive, and the Corporation shall pay thereon, as and when declared by the Board of Directors, out of moneys of the Corporation properly applicable to the payment of dividends, cumulative preferential cash dividends (the “Series D Dividends”) payable quarterly at the rates and times herein provided by cheque at par in lawful money of Canada at any branch in Canada of the Corporation’s bankers for the time being or by any other reasonable means the Corporation deems desirable. The Series D Dividends shall accrue on a daily basis. (a) During each Quarterly Floating Rate Period, Series D Dividends payable on the Series D Preferred Shares will be in an amount per share determined by multiplying the Floating Quarterly Dividend Rate applicable to such Quarterly Floating Rate Period by $25.00, and shall be payable quarterly on each Dividend Payment Date during such Quarterly Floating Rate Period. (b) In respect of each Quarterly Floating Rate Period, the Corporation will calculate on each Floating Ra te Calculation Date the Floating Quarterly Dividend Rate for such Quarterly Floating Rate Period and will, on the Floating Rate Calculation Date, give written notice thereof to the Holders. Each such determination by the Corporation of the Floating Quarterly Dividend Rate will, in the absence of manifest error, be final and binding upon the Corporation and upon all Holders of Series D Preferred Shares. (c) If on any Dividend Payment Date, the Series D Dividends accrued to such date are not paid in full on all of the Series D Preferred Shares then outstanding, such Series D Dividends, or the unpaid part thereof, shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient monies properly applicable to the payment of such Series D Dividends. (d) The Holders shall not be entitled to any dividends other than or in excess of the Series D Dividends. Series D Dividends shall (except in case of redemption or conversion in which case payment of Series D Dividends shall be made on surrender of the certificate representing the Series D Preferred Shares to be redeemed or converted) be paid by posting in a postage paid envelope addressed to each Holder at the last address of such Holder as it appears on the securities register of the Corporation or, in the case of joint Holders, to the address of that one whose name appears first in the securities register of the Corporation as one of such joint Holders, or, in the event of the address of any Holder not so appearing, then to the address of such Holder last known to the Corporation, a cheque for such Series D Dividends (less any tax required to be deducted) payable to the order of such Holder or, in the case of joint Holders, to the order of all such Holders failing written instructions from them to the contrary. Notwithstanding the foregoing, any dividend cheque may be delivered by the Corporation to a Holder at his address as aforesaid. T he posting or delivery of such cheque on or before the date on which such dividend is to be paid to a Holder shall be deemed to be payment and shall satisfy and discharge all liabilities for the payment of such dividends to the extent of the sum represented thereby (plus the amount of any tax required to be deducted as aforesaid) unless such cheque is not paid on due presentation; provided that if the Series D Preferred Shares are held in the Book-Entry System, the Corporation will provide or cause to be provided to the Depository funds in the aggregate amount of the dividends payable on the applicable Dividend Payment Date (i) by cheque of the Corporation delivered to the Depository not less than two Business Days prior to such Dividend Payment Date or (ii) on or prior to such Dividend Payment Date in such manner as the Corporation and the Depository shall agree. Subject to applicable law, dividends which are represented by a cheque which has not been presented to the Corporation’s bankers for payment or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable shall be forfeited to the Corporation. 2.2 Dividend for Other than a Full Quarterly Floating Rate Period The Holders shall be entitled to receive, and the Corporation shall pay thereon, if, as and when declared by the Board of Directors, out of moneys of the Corporation properly applicable to the payment of dividends, Series D Dividends for any period which is less than a full Quarterly Floating Rate Period as follows. In respect of any period that is less than a full Quarterly Floating Rate Period, a dividend in an amount per Series D Preferred Share equal to the amount obtained (rounded to four decimal places) when the product of the Floating Quarterly Dividend Rate and $25.00 is multiplied by a fraction, the numerator of which is the number of calendar days elapsed in the relevant period and the denominator of which is the number of calendar days in the Quarterly Floating Rate Period in which such period falls. 3. Rights on Liquidation In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the Holders shall be entitled to receive $25.00 per Series D Preferred Share, together with all Series D Dividends accrued and unpaid (whether or not declared) up to but excluding the date of payment or distribution (less any tax required to be deducted or withheld by the Corporation), before any amounts shall be paid or any assets of the Corporation distributed to the holders of the Multiple Voting Shares or the Subordinate Voting Shares or any other shares ranking junior as to capital to the Series D Preferred Shares. Upon payment of such amounts, the Holders shall not be entitled to share in any further distribution of the assets of the Corporation. 4. Redemption at the Option of the Corporation The Corporation may not redeem any of the Series D Preferred Shares prior to December 31, 2014. Thereafter, the Corporation may, subject to applicable law and to the provisions described under Section 6 below, upon giving notice as hereinafter provided, at its option, at any time without the consent of the Holders redeem all, or from time to time any part, of the then outstanding Series D Preferred Shares by the payment of an amount in cash for each Series D Preferred Share so redeemed equal to (i) in the case of redemptions on December 31, 2019 and on December 31 every five years thereafter (each a “Series D Conversion Date”), $25.00, or (ii) $25.50 in the case of redemptions on any date which is not a Series D Conversion Date after December 31, 2014, in each case including the Series D Dividends accrued and unpaid (whether or not declared) up to but excluding the date fixed for redemption (less any tax required to be deducted and withheld by the Corporation) (the “Redemption Price”). If less than all of the then outstanding Series D Preferred Shares are at any time to be redeemed, then the particular Series D Preferred Shares to be redeemed shall be selected on a pro rata basis disregarding fractions or, if the Series D Preferred Shares are at such time listed on an exchange, with the consent of such exchange, in such manner as the Board of Directors in its sole discretion may, by resolution determine. The Corporation shall give notice in writing not less than 30 days nor more than 60 days prior to the applicable Series D Conversion Date of its intention to redeem such Series D Preferred Shares to each person who at the date of giving such notice is the Holder of Series D Preferred Shares to be redeemed. Any such notice shall be validly and effectively given on the date on which it is sent and such notice shall be given and sent by posting the same in a postage paid envelope addressed to each Holder of Series D Preferred Shares to be redeemed at the last address of such Holder as it appears on the securities register of the Corporation, or in the case of joint Holders, to the address of that one whose name appears first in the securities register of the Corporation as one of such joint Holders or, in the event of the address of any Holder not so appearing, then to the address of such Holder last known to the Corporation, provided that the accidental failure or omission to give any such notices as aforesaid to one or more of such Holders shall not affect the validity of the redemption as to the other Holders to be redeemed. Such notice shall set out the number of such Series D Preferred Shares held by the person to whom it is addressed which are to be redeemed and the Redemption Price and shall also set out the date on which the redemption is to take place. On and after the date so specified for redemption, the Corporation shall pay or cause to be paid to th e Holders to be redeemed the Redemption Price on presentation and surrender, at any place within Canada designated by such notice, of the certificate or certificates for such Series D Preferred Shares so called for redemption. Such payment shall be made by cheque payable at par at any branch in Canada of the Corporation’s bankers for the time being or by any other reasonable means the Corporation deems desirable and shall be a full and complete discharge of the Corporation’s obligation to pay the Redemption Price owed to the Holders of Series D Preferred Shares so called for redemption unless the cheque is not honoured when presented for payment. From and after the date specified in any such notice, the Series D Preferred Shares called for redemption shall cease to be entitled to Series D Dividends and the Holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof, except to receive the Redemption Price therefor, provided that if payment of the Redemption Price shall not be duly made by the Corporation on or before the date fixed for redemption, the Corporation shall forthwith thereafter return the Holder’s deposited share certificate or certificates to the Holder. At any time after notice of redemption is given as aforesaid, the Corporation shall have the right to deposit the Redemption Price of any or all Series D Preferred Shares called for redemption (less any tax required to be deducted and withheld by the Corporation), or such part thereof as at the time of deposit has not been claimed by the Holders entitled thereto, with any chartered bank or banks or with any trust company or trust companies in Canada named in the notice of redemption to the credit of a special account or accounts in trust for the respective Holders of such shares, to be paid to them respectively upon surrender to such bank or banks or trust company or trust companies of the certificate or certificates representing the same. Upon such deposit or deposits being made, such shares shall be deemed to be redeemed on the redemption date specified in the notice of redemption. After the Corporation has made a deposit as aforesaid with respect to any shares, the Holders thereof shall not, from and after the redemption date, be entitled to exercise any of the rights of shareholders in respect thereof and the rights of the Holders thereof shall be limited to receiving a proportion of the amounts so deposited applicable to such shares, without interest. Any interest allowed on such deposit shall belong to the Corporation. Subject to applicable law, redemption monies that are represented by a cheque which has not been presented to the Corporation’s bankers for payment or that otherwise remain unclaimed (including monies held in deposit as provided for above) for a period of six years from the date specified for redemption shall be forfeited to the Corporation. 5. Conversion of Series D Preferred Shares 5.1 Conversion at the Option of the Holder (a)Holders of Series D Preferred Shares will have the right, at their option, on each Series D Conversion Date, to convert, subject to the applicable law the terms and provisions hereof, all or any part of the then outstanding Series D Preferred Shares registered in their name into Series C Preferred Shares on the basis of one (1) Series C Preferred Share for each Series D Preferred Share. The Corporation will provide written notice not less than 30 and not more than 60 days prior to the applicable Series D Conversion Date to the Holders of the conversion privilege provided for herein (the “Conversion Privilege”). Such notice shall (i) set out the Series D Conversion Date, and (ii) include instructions to such Holders as to the method by which such Conversion Privilege may be exercised, as described in Section 5.3. On the 30th day prior to each Series D Conversion Date, the Corporation will provide to the Holders written notice of the Floating Quarter ly Dividend Rate applicable to the Series D Preferred Shares for the next succeeding Quarterly Floating Rate Period and the Annual Fixed Dividend Rate applicable to the Series C Preferred Shares for the next succeeding Subsequent Fixed Rate Period, in each case as determined by the Corporation. (b) If the Corporation gives notice as provided in Section 4 to the Holders of the redemption of all the Series D Preferred Shares, the Corporation will not be required to give notice as provided in this Section 5.1 to the Holders of the Floating Quarterly Dividend Rate, Annual Fixed Dividend Rate or Conversion Privilege and the right of any Holder of Series D Preferred Shares to convert such Series D Preferred Shares as herein provided will cease and terminate in that event. (c) Holders of Series D Preferred Shares shall not be entitled to convert their shares into Series C Preferred Shares on a Series D Conversion Date if the Corporation determines that there would remain outstanding on the Series D Conversion Date less than 1,000,000 Series C Preferred Shares after taking into account all Series D Preferred Shares tendered for conversion into Series C Preferred Shares and all Series C Preferred Shares tendered for conversion into Series D Preferred Shares. The Corporation will give written notice thereof to all affected Holders of Series D Preferred Shares at least seven (7) days prior to the applicable Series D Conversion Date and, subject to the provisions of Section 14, will issue and deliver, or cause to be delivered, prior to such Series D Conversion Date, at the expense of the Corporation, to such Holders of Series D Preferred Shares, who have surrendered for conversion any endorsed certificate or certificates representing Series D Preferred Shares, new certificates representing the Series D Preferred Shares represented by any certificate or certificates surrendered as aforesaid. 5.2 Automatic Conversion If the Corporation determines that there would remain outstanding on a Series D Conversion Date less than 1,000,000 Series D Preferred Shares after taking into account all Series D Preferred Shares tendered for conversion into Series C Preferred Shares and all Series C Preferred Shares tendered for conversion into Series D Preferred Shares, then, all, but not part, of the remaining outstanding Series D Preferred Shares will automatically be converted into Series C Preferred Shares on the basis of one (1) Series C Preferred Shares for each Series D Preferred Share on the applicable Series D Conversion Date. The Corporation shall give notice in writing thereof to the Holders of such remaining Series D Preferred Shares at least seven (7) days prior to the Series D Conversion Date. 5.3 Manner of Conversion (a) Subject to the provisions of Section 14, the Conversion Privilege may be exercised by notice in writing (an “Election Notice”) given not earlier than the 30th day prior to a Series D Conversion Date but not later than 5:00 p.m. (Toronto time) on the 15th day preceding the applicable Series D Conversion Date during usual business hours at any principal transfer office of the Transfer Agent, or such other place or places in Canada as the Corporation may agree, accompanied by (1) payment or evidence of payment of the tax (if any) payable as provided in this Section 5.3; and (2) the certificate or certificates representing the Series D Preferred Shares in respect of which the Holder thereof desires to exercise the Conversion Privilege with the transfer form on the back thereof or other appropriate stock transfer power of attorney duly endorsed by the Holder, or his or her attorney duly authorized in writing, in which Election Notice such Holder may also elect to convert part only of the Series D Preferred Shares represented by such certificate or certificates not theretofore called for redemption in which event the Corporation will issue and deliver or cause to be delivered to su ch Holder, at the expense of the Corporation, a new certificate representing the Series D Preferred Shares represented by such certificate or certificates that have not been converted. Each Election Notice will be irrevocable once received by the Corporation. (b) If the Corporation does not receive an Election Notice from a Holder of Series D Preferred Shares during the notice period therefor, then the Series D Preferred Shares shall be deemed not to have been converted (except in the case of an automatic conversion pursuant to Section 5.2). (c) Subject to the provisions of Section 14, in the event the Corporation is required to convert all remaining outstanding Series D Preferred Shares into Series C Preferred Shares on the applicable Series D Conversion Date as provided for in Section 5.2, the Series D Preferred Shares in respect of which the Holders have not previously elected to convert will be converted on the Series D Conversion Date into Series C Preferred Shares and the Holders thereof will be deemed to be holders of Series C Preferred Shares at 5:00 p.m. (Toronto time) on the Series D Conversion Date and will be entitled, upon surrender during usual business hours at any principal transfer office of the Transfer Agent, or such other place or places in Canada as the Corporation may agree, of the certificate or certificates representing Series D Preferred Shares not previously surrendered for conversion, to receive a certificate or certificates representing the same number of Series C Preferred Shares in the manner and subject to the terms and provisions as provided in this Section 5.3. (d) Subject to the provisions of Section 14, as promptly as practicable after the Series D Conversion Date, the Corporation will issue and deliver, or cause to be delivered to or upon the written order of the Holder of the Series D Preferred Shares so surrendered in accordance with this Section 5.3, a certificate or certificates, issued in the name of, or in such name or names as may be directed by, such Holder representing the number of fully-paid and non-assessable Series C Preferred Shares and the number of remaining Series D Preferred Shares, if any, to which such Holder is entitled. Such conversion will be deemed to have been made at 5:00 p.m. (Toronto time) on the Series D Conversion Date, so that the rights of the Holder of such Series D Preferred Shares as the Holder thereof will cease at such time and the person or persons entitled to receive the Series C Preferred Shares upon such conversion will be treated for all purposes as having become the holder or holders of record of such Series C Preferred Shares at such time. (e) The Holder of any Series D Preferred Share on the record date for any Series D Dividends declared payable on such share will be entitled to such dividends notwithstanding that such share is converted into Series C Preferred Shares after such record date and on or before the date of the payment of such dividend. (f) Subject to the provisions of Section 14, the issuance of certificates for the Series C Preferred Shares upon the conversion of Series D Preferred Shares will be made without charge to the converting Holders for any fee or tax in respect of the issuance of such certificates or the Series C Preferred Shares represented thereby; provided, however, that the Corporation will not be required to pay any tax that may be imposed upon the person or persons to whom such Series C Preferred Shares are issued in respect of the issuance of such Series C Preferred Shares or the certificate therefor or any security transfer taxes, and the Corporation will not be required to issue or deliver a certificate or certificates in a name or names other than that of the holder of the Series C Preferred Shares converted unless the person or persons requesting the issuance thereof has paid to the Corporation the amount of any such security transfer tax or has established to th e satisfaction of the Corporation that such tax has been paid. 5.4 Status of Converted Series D Preferred Shares All Series D Preferred Shares converted into Series C Preferred Shares on a Series D Conversion Date shall not be cancelled but shall be restored to the status of authorized but unissued shares of the Corporation as at the close of business on the Series D Conversion Date and available for issuance on the conversion of the Series C Preferred Shares. 5.5 Right Not to Deliver Series D Preferred Shares On the exercise of the Conversion Privilege by a Holder of Series D Preferred Shares, the Corporation reserves the right not to deliver Series C Preferred Shares to any Ineligible Person. 6. Restrictions on Dividends and Retirement and Issue of Shares So long as any of the Series D Preferred Shares are outstanding, the Corporation shall not, without the approval of the Holders: (a) declare, pay or set apart for payment any dividends (other than stock dividends payable in shares of the Corporation ranking as to capital and dividends junior to the Series D Preferred Shares) on shares of the Corporation ranking as to dividends junior to the Series D Preferred Shares; (b) except out of the net cash proceeds of a substantially concurrent issue of shares of the Corporation ranking as to return of capital and dividends junior to the Series D Preferred Shares, redeem or call for redemption, purchase or otherwise pay off, retire or make any return of capital in respect of any shares of the Corporation ranking as to capital junior to the Series D Preferred Shares; (c) redeem or call for redemption, purchase, or otherwise pay off or retire for value or make any return of capital in respect of less than all of the Series D Preferred Shares then outstanding; or (d) except pursuant to any purchase obligation, sinking fund, retraction privilege or mandatory redemption provisions attaching thereto, redee m or call for redemption, purchase or otherwise pay off, retire or make any return of capital in respect of any preferred shares of the Corporation, ranking as to the payment of dividends or return of capital on a parity with the Series D Preferred Shares; unless, in each such case, all accrued and unpaid dividends up to and including the dividends payable for the last completed Quarterly Floating Rate Period and on all other shares of the Corporation ranking prior to or on a parity with the Series D Preferred Shares with respect to the payment of dividends have been declared and paid or set apart for payment. 7. Purchase for Cancellation Subject to applicable law and to the provisions in Section 6, the Corporation may at any time purchase for cancellation the whole or any part of the Series D Preferred Shares outstanding from time to time, in the open market through or from an investment dealer or any firm holding membership on a recognized stock exchange, or by private agreement or otherwise, at the lowest price or prices at which, in the opinion of the Board of Directors, such shares are obtainable. 8. Voting Rights The Holders will not (except as otherwise provided by law and except for meetings of the holders of preferred shares of the Corporation as a class and meetings of the Holders as a series) be entitled to receive notice of, attend, or vote at any meeting of shareholders of the Corporation unless and until the Corporation shall have failed to pay eight quarterly Series D Dividends, whether or not consecutive and whether or not such dividends have been declared and whether or not there are any monies of the Corporation properly applicable to the payment of dividends. In the event of such non payment, and for only so long as any such dividends remain in arrears, the Holders will be entitled to receive notice of, and to attend meeting of shareholders of the Corporation at which directors are to be elected and such Holders shall hav e the right, at any such meeting, to one vote for each Series D Preferred Share held. No other voting rights shall attach to the Series D Preferred Shares in any circumstances. Upon payment by the Corporation of the entire amount of all Series D Dividends in arrears, the voting rights of the Holders shall forthwith cease (unless and until the same default shall again arise under the provisions of this Section 8 in which event such voting rights shall become effective again and so on from time to time). Except in respect of the issuance of Series C Preferred Shares as a result of the conversion of the Series D Preferred Shares in accordance with their terms or the issuance of Series D Preferred Shares as a result of the conversion of the Series C Preferred Shares in accordance with their terms, the Corporation will not, without the prior approval of the holders of the Series D Preferred Shares, create or issue any shares ranking prior to or on a parity with the Series D Preferred Shares with respect to repayment of capital or payment of dividends, provided that the Corporation may without such approval issue additional series of preferred shares ranking on a parity with the Series D Preferred Shares if all dividends (whether or not declared) then payable on the Series D Preferred Shares shall have been paid or set apart for payment. 9. Modifications The provisions attaching to the Series D Preferred Shares as a series may be repealed, altered, modified or amended from time to time with such approval as may then be required by the Canada Business Corporations Act, any such approval to be given in accordance with Section 10. 10. Approval of Holders of Series D Preferred Shares 10.1 Approval Except as otherwise provided herein, any approval of the Holders with respect to any matters requiring the consent of the Holders may be given in such manner required by law, subject to a minimum requirement that such approval be given by a r esolution signed by all the Holders of Series D Preferred Shares or passed by the affirmative vote of at least 66 ⅔% of the votes cast by the Holders of Series D Preferred Shares who voted in respect of that resolution at a meeting of the Holders duly called for that purpose and at which the Holders of a majority of the outstanding Series D Preferred Shares are present or represented by proxy. If at any such meeting the Holder(s) of a majority of the then outstanding Series D Preferred Shares are not present or represented by proxy within one half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than 15 days thereafter and to such time and place as may be designated by the chairman of such meeting, and not less than 10 days’ written notice shall be given of such adjourned meeting. At such adjourned meeting, the Holders(s) of Series D Preferred Shares represented in person or by proxy may transact the business for which the meeting was originally called and the Holders of Series D Preferred Shares then represented in person or by proxy shall form the necessary quorum. At any meeting of Holders of Series D Preferred Shares as a series, each such Holder shall be entitled to one vote in respect of each Series D Preferred Share held. 10.2 Formalities, etc. The proxy rules applicable to, the formalities to be observed in respect of the giving notice of, and the formalities to be observed in respect of the conduct of, any meeting or any adjourned meeting of Holders shall be those from time to time prescribed by the by laws of the Corporation with respect to meetings of shareholders or, if not so prescribed, as required by law. On every poll taken at every meeting of Holders of Series D Preferred Shares, each such Holder entitled to vote thereat shall be entitled to one vote in respect of each Series D Preferred Share held. 11. Tax Election The Corporation shall elect, in the manner and within the time provided under section 191.2 of the Tax Act, or any successor or replacement provision of similar effect, and take all other necessary action under the Tax Act, to pay tax at a rate such that no Holder of the Series D Preferred Shares will be required to pay tax under section 187.2 of Part IV. 1 of the Tax Act or any successor or replacement provision of similar effect on dividends received on the Series D Preferred Shares. Nothing in this paragraph shall prevent the Corporation from entering into an agreement with a taxable Canadian corporation with which it is related to transfer all or a portion of the Corporation’s liability for tax under section 191.1 of the Tax Act to that taxable Canadian corporation in accordance with the provisions of section 191.3 of the Tax Act. 12. Notices (a) If the Board of Directors determines that mail service is or is threatened to be interrupted at the time when the Corporation is required or elects to give any notice hereunder by mail, or is required to send any cheque or any share certificate to a Holder of Series D Preferred Shares, whether in connection with the redemption or conversion of such share or otherwise, the Corporation may, notwithstanding the provisions hereof: (i) give such notice by publication thereof once in a daily English language newspaper of general circulation published in each of Vancouver, Calgary, Winnipeg, Toronto, Montreal and Halifax, and once in a daily French language newspaper published in Montreal and such notice shall be deemed to have been validly given on the day next succeeding its publication in all of such cities; and (ii) fulfill the requirement to send such cheque or such share certificate by arranging for the delivery thereof to such Holder by the Transfer Agent at its principal offices in the cities of Vancouver, Toronto and Montreal, and such cheque and/or share certificate shall be deemed to have been sent on the date on whic h notice of such arrangement shall have been given as provided in (a) above, provided that as soon as the Board of Directors determines that mail service is no longer interrupted or threatened to be interrupted, such cheque or share certificate, if not theretofore delivered to such Holder, shall be sent by mail as herein provided. In the event that the Corporation is required to mail such cheque or share certificate, such mailing shall be made by prepaid mail to the registered address of each person who at the date of mailing is a registered Holder and who is entitled to receive such cheque or share certificate. (b) Any notice, cheque, invitation for tenders or other communication from the Corporation herein provided for shall be sufficiently given if delivered or if sent by first class unregistered mail, postage prepaid, to the Holders at their respective addresses appearing on the books of the Corporation, or in the case of joint Holders, to the address of the one whose name appears first in the securities register of the Corporation as one of such joint Holders or, in the event of the address of any of such Holders not so appearing, then at the last address of such Holder known to the Corporation. Accidental failure to give such notice, invitation for tenders or other communication to one or more Holders shall not affect the validity of the notices, invitations for tenders or other communications properly given or any action taken pursuant to such notice, invitation for tender or other communication but, upon such failure being discovered, the notice, invitation for tenders or other communication, as the case may be, shall be sent forthwith to such Holder or Holders. (c) If any notice, cheque, invitation for tenders or other communication from the Corporation given to a Holder of Series D Preferred Shares pursuant to paragraph (b) is returned on three consecutive occasions because the Holder cannot be found, the Corporation shall not be required t o give or mail any further notices, cheques, invitations for tenders or other communications to such shareholder until the Holder informs the Corporation in writing of such Holder’s new address. 13. Interpretation 13.1 Definitions For the purposes hereof, the following capitalized terms shall have the following meanings, unless the context otherwise requires: “Annual Fixed Dividend Rate” means, for any Subsequent Fixed Rate Period, the rate (expressed as a percentage rate rounded down to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the sum of the Government of Canada Yield on the applicable Fixed Rate Calculation Date plus 3.15%. “Bloomberg Screen GCAN5YR Page” means the display designated as page “GCAN5YR<INDEX>” on the Bloomberg Financial L.P. service (or such other page as may replace the GCAN5YR page on that service) for purposes of displaying Government of Canada bond yields. “Board of Directors” means the board of directors of the Corporation.

“Book-Entry System” means the record entry securities transfer and pledge system administered by the Depository in accordance with its operating rules and procedures in force from time to time or any successor system thereof. “Business Day” means a day other than a Saturday, a Sunday or any other day that is treated as a holiday in the province of Ontario. “Conversion Privilege” has the meaning attributed to it in Section 5.1(a). “Depository” means CDS Clearing and Depository Services Inc. and its nominees or any successor carrying on the business as a depository, which is approved by the Corporation. “Dividend Payment Date” in respect of the dividends payable on the Series D Preferred Shares means the last Business Day of each Quarterly Floating Rate Period in each year. “Election Notice” has the meaning attributed to it in Section 5.3(a). “Fixed Rate Calculation Date” means, for any S ubsequent Fixed Rate Period, the 30th day prior to the first day of such Subsequent Fixed Rate Period. “Floating Quarterly Dividend Rate” means, for any Quarterly Floating Rate Period, the rate (expressed as a percentage rate rounded down to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the sum of the T-Bill Rate on the applicable Floating Rate Calculation Date plus 3.15% (calculated on the basis of the actual number of days elapsed in such Quarterly Floating Rate Period divided by 365). “Floating Rate Calculation Date” means, for any Quarterly Floating Rate Period, the 30th day prior to the first day of such Quarterly Floating Rate Period. “Government of Canada Yield” on any date means the yield to maturity on such date (assuming semi-annual compounding) of a Canadian dollar denominated non-callable Government of Canada bond with a term to maturity of five years as quoted as of 10:00 a.m. (Toronto time) on such date and which appears on the Bloomberg Screen GCAN5YR Page on such date; provided that, if such rate does not appear on the Bloomberg Screen GCAN5YR Page on such date, the Government of Canada Yield will mean the average of the yields determined by two registered Canadian investment dealers selected by the Corporation, as being the yield to maturity on such date (assuming semi-annual compounding) which a Canadian dollar denominated non-callable Government of Canada bond would carry if issued in Canadian dollars at 100% of its principal amount on such date with a term to maturity of five years. “Holder” has the meaning attributed to it in Section 2.1. “Ineligible Person” means any person whose address is in, or whom the Corporation or the Transfer Agent for the Series D Preferred Shares has reason to believe is a resident of, any jurisdiction outside Canada where the issue or delivery to that person of Series D Preferred Shares or Series C Preferred Shares would require the Co rporation to take any action to comply with securities or analogous laws of that jurisdiction. “Quarterly Commencement Date” means the last business day of each of March, June, September and December in each year. “Quarterly Floating Rate Period” means, for the initial Quarterly Floating Rate Period, the period commencing on December 31, 2014 and ending on and including March 31, 2015, and thereafter the period from and including the day immediately following the end of the immediately preceding Quarterly Floating Rate Period to but excluding the next succeeding Quarterly Commencement Date. “Redemption Price” has the meaning attributed to it in Section 4. “Series C Preferred Shares” means the Cumulative 5-Year Rate Reset Preferred Shares, Series C of the Corporation “Series D Conversion Date” has the meaning attributed to it in Section 4. “Series D Dividends” has the meaning attributed to it in Section 2.1.

“Series D Preferred Shares” has the meaning attributed to it in the introductory paragraph to these Series D Preferred Shares Provisions. “Subsequent Fixed Rate Period” means for the initial Subsequent Fixed Rate Period, the period commencing on January 1, 2015 and ending on and including December 31, 2019 and for each succeeding Subsequent Fixed Rate Period, the period commencing on the day immediately following the end of the immediately preceding Subsequent Fixed Rate Period and ending on and including December 31st in the fifth year thereafter. “Tax Act” means the Income Tax Act (Canada). “T-Bill Rate” means, for any Quarterly Floating Rate Period, the average yield expressed as a percentage per annum on three-month Government of Canada Treasury Bills, as reported by the Bank of Canada, for the most recent treasury bills auction preceding the applicable Floating Rate Calculation Date. “Transfer Agent” means CIBC Mellon Trust Corporation, a trust company existing under the laws of Can ada, or such other person as from time to time may be the registrar and transfer agent for the Series D Preferred Shares. 13.2 Interpretation of terms In the provisions herein contained attaching to the Series D Preferred Shares: (a) “accrued and unpaid dividends” means the aggregate of (i) all unpaid Series D Dividends (whether or not declared) for any completed Quarterly Floating Rate Period; and (ii) a cash amount calculated as though Series D Dividends had been accruing on a day to day basis from and including the date on which the last quarterly dividend was payable up to and including the date to which the computation of accrued dividends is to be made; (b) “in priority to”, “on a parity with” and “junior to” have reference to the order of priority in payment of dividends, return of capital and in the distribution of assets in the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs; (c) in the event that any date on which any Series D Dividend is payable by the Corporation, or any date on or by which any other action is required to be taken by the Corporation or the Holders hereunder, is not a Business Day (as defined above), then such dividend shall be payable, or such other action shall be required to be taken, on or by the next succeeding day that is a Business Day; (d) in the event of the non-receipt of a cheque by a Holder of Series D Preferred Shares entitled to the cheque, or the loss or destruction of the cheque, the Corporation, on being furnished with reasonable evidence of non-receipt, loss or destruction, and an indemnity reasonably satisfactory to the Corporation, will issue to the Holder a replacement cheque for the amount of the original cheque; (e) the Corporation will be entitled to deduct or withhold from any amount payab le to a Holder of Series D Preferred Shares under these Series D Preferred Shares Provisions any amount required by law to be deducted or withheld from that payment; (f) reference to any statute is to that statute as in force from time to time, including any regulations, rules, policy statements or guidelines made under that statute, and includes any statute which may be enacted in substitution of that statute; (g) if it is necessary to convert any amount into Canadian dollars, the Board of Directors will select an appropriate method and rate of exchange to convert any non-Canadian currency into Canadian dollars; and (h) all references herein to a Holder of Series D Preferred Shares shall be interpreted as referring to a registered Holder of the Series D Preferred Shares. 14. Book-Entry Only System 14.1 Transfers etc. Through Participants

If the Series D Preferred Shares are held through the Book Entry System then the beneficial owner thereof shall provide instructions with respect to Series D Preferred Shares only to the Depository participant through whom such beneficial owner holds such Series D Preferred Shares and registrations of ownership, transfers, purchases, redemptions, conversions, surrenders and exchanges of Series D Preferred Shares will be made only through the Book–Entry System. Beneficial owners of Series D Preferred Shares will not have the right to receive share certificates representing their ownership of the Series D Preferred Shares. 14.2 Depository is Registered Holder For the purposes of these Series D Preferred Share provisions, as long as the Depository, or its nominee, is the registered Holder of the Series D Preferred Shares, the Depository, or its nominee, as the case may be, will be considered the sole Holder of the Series D Preferred Shares for the purpose of receiving notices or payments on or in respect of the Series D Preferred Shares, including payments of Series D Dividends, t he Redemption Price or accrued and unpaid dividends, and the delivery of Series C Preferred Shares and certificates for those shares on the conversion into Series C Preferred Shares. 14.3 Depository Ceasing to Be Registered Holder If (i) required by applicable law, (ii) the Book–Entry System ceases to exist, (iii) the Depository advises the Corporation that it is no longer willing or able to discharge properly its responsibilities as depository with respect to the Series D Preferred Shares and the Corporation is unable to locate a qualified successor, or (iv) the Corporation, at its option, decides to terminate the registration of the Series D Preferred Shares through the Book–Entry System, then certificates representing the Series D Preferred Shares will be made available. Signature Date Name - Nom Capacity of - en qualité AUTHORIZED OFFICER 2009-09-29 PAUL RIVETT Page 20 of20

Industry Canada Industrie Canada Certificate of Amendment Certificat de modification Canada Business Corporations Act Loi canadienne sur les sociétés par actions FAIRFAX FINANCIAL HOLDINGS LIMITED 013005-2 Name of corporation-Dénomination de la société Corporation number-Numéro de la société I hereby certify that the articles of the above-named corporation were amended: Je certifie que les statuts de la société susmentionnée ont été modifiés: a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice; a) en vertu de l'article 13 de la Loi canadienne sur les sociétés par actions, conformément à l'avis ci-joint; b) under section 27 of the Canada b) en vertu de l'article 27 de la Loi Business Corporations Act as set out in the attached articles of amendment designating a series of shares; canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses modificatrices ci-jointes désignant une série d'actions; c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment; c) en vertu de l'article 179 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses modificatrices ci-jointes; d) en vertu de l'article 191 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses de réorganisation ci-jointes; d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization; January 25, 2010 / le 25 janvier 2010 Richard G. Shaw Director - Directeur Date of Amendment - Date de modification

Industry Canada Industrie Canada ELECTRONIC TRANSACTION RAPPORT DE LA TRANSACTION REPORT ÉLECTRONIQUE Canada Business Corporations Act Loi canadienne sur les sociétés par actions ARTICLES OF AMENDMENT CLAUSES MODIFICATRICES (SECTIONS 27 OR 177) (ARTICLES 27 OU 177) Processing Type - Mode de traitement: E-Commerce/Commerce-É Les statuts de la société mentionnée ci-dessus sont modifiés de la façon suivante: 1. to create a new series of Preferred Shares, to be designated Cumulative 5-Year Rate Reset Preferred Shares, Series E, and to have attached thereto the authorized number, rights, privileges and restrictions as set out in the attached Schedule A. 2. to create a new series of Preferred Shares, to be designated Cumulative Floating Rate Preferred Shares, Series F, and to have attached thereto the authorized number, rights, privileges and restrictions as set out in the attached Schedule A. Schedule A Fairfax Financial Holdings Limited (the “Corporation”) Number and Designation of and Rights, Privileges, Restrictions and Conditions Attaching to the Cumulative 5-Year Rate Reset Preferred Shares, Series E The seventh series of Preferred Shares of the Corporation shall consist of 10,000,000 Preferred Shares designated as Cumulative 5-Year Rate Reset Preferred Shares, Series E (the “Series E Preferred Shares”) and, in addition to the rights, privileges, restrictions and conditions attaching to the Preferred Shares as a class, shall have attached thereto the following rights, privileges, restrictions and conditions: 1. Consideration for Issue The consideration for the issue of each Series E Preferred Share shall be $25.00 or its equivalent in property or past services. 2. Dividends 2.1 Cumulative Preferential Dividends The holders of the Series E Preferred Shares (the “Holders”) shall be entitled to receive, and the Corporation shall pay thereon, as and when declared by the Board of Directors, out of moneys of the Corporation properly applicable to the payment of dividends, cumulative preferential cash dividends (the “Series E Dividends”) payable quarterly at the rates and times herein provided by cheque at par in lawful money of Canada at any branch in Canada of the Corporation’s bankers for the time being or by any other reasonable means the Corporation deems desirable. The Series E Dividends shall accrue on a daily basis . (a) During the Initial Fixed Rate Period, the Series E Dividends will be payable quarterly on the last Business Day of March, June, September and December of each year (each, a “Dividend Payment Date”) at the Initial Fixed Dividend Rate. The first Series E Dividend will be payable, if declared, on March 31, 2010 and shall be an amount in cash equal to $0.18870 per Series E Preferred Share. On each Dividend Payment Date during the Initial Fixed Rate Period (other than March 31, 2010), the Series E Dividend will be equal to 1. Name of Corporation - Dénomination de la société 2. Corporation No. - N° de la société FAIRFAX FINANCIAL HOLDINGS LIMITED 013005-2 3. The articles of the above-named corporation are amended as follows:

$0.296875 per share. (b) During each Subsequent Fixed Rate Period, Series E Dividends payable on the Series E Preferred Shares will be in an annual amount per share determined by multiplying the Annual Fixed Dividend Rate applicable to such Subsequent Fixed Rate Period by $25.00, and shall be payable quarterly on each Dividend Payment Date during such Subsequent Fixed Rate Period. (c) In respect of each Subsequent Fixed Rate Period, the Corporation will calculate on each Fixed Rate Calculation Date the Annual Fixed Dividend Rate for such Subsequent Fixed Rate Period and will, on the Fixed Rate Calculation Date, give written notice thereof to the Holders. Each such determination by the Corporation of the Annual Fixed Dividend Rate will, in the absence of manifest error, be final and binding upon the Corporation and upon all Holders of Series E Preferred Shares. (d) If on any Dividend Payment Date, the Series E Dividends accrued to such date are not paid in full on all of the Series E Preferred Shares then outstanding, such Series E Dividends, or the unpaid part thereof, shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient monies properly applicable to the payment of such Series E Dividends. (e) The Holders shall not be entitled to any dividends other than or in excess of the Series E Dividends. Series E D ividends shall (except in case of redemption or conversion in which case payment of Series E Dividends shall be made on surrender of the certificate representing the Series E Preferred Shares to be redeemed or converted) be paid by posting in a postage paid envelope addressed to each Holder at the last address of such Holder as it appears on the securities register of the Corporation or, in the case of joint Holders, to the address of that one whose name appears first in the securities register of the Corporation as one of such joint Holders, or, in the event of the address of any Holder not so appearing, then to the address of such Holder last known to the Corporation, a cheque for such Series E Dividends (less any tax required to be deducted) payable to the order of such Holder or, in the case of joint Holders, to the order of all such Holders failing written instructions from them to the contrary. Notwithstanding the foregoing, any dividend cheque may be delivered by the Corporation to a Holder at his address as aforesaid. The posting or delivery of such cheque on or before the date on which such dividend is to be paid to a Holder shall be deemed to be payment and shall satisfy and discharge all liabilities for the payment of such dividends to the extent of the sum represented thereby (plus the amount of any tax required to be deducted as aforesaid) unless such cheque is not paid on due presentation; provided that if the Series E Preferred Shares are held in the Book-Entry System, the Corporation will provide or cause to be provided to the Depository funds in the aggregate amount of the dividends payable on the applicable Dividend Payment Date (i) by cheque of the Corporation delivered to the Depository not less than two Business Days prior to such Dividend Payment Date or (ii) on or prior to such Dividend Payment Date in such manner as the Corporation and the Depository shall agree. Subject to applicable law, dividends which are represented by a cheque which has not been presented to the Corporation’s bankers for payment or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable shall be forfeited to the Corporation. 2.2 Dividend for Other than a Full Dividend Period The Holders shall be entitled to receive, and the Corporation shall pay thereon, if, as and when declared by the Board of Directors, out of moneys of the Corporation properly applicable to the payment of dividends, Series E Dividends for any period which is less than a full Dividend Period as follows. In respect of any period other than the initial Dividend Period that is less than a full Dividend Period, a dividend in an amount per Series E Preferred Share equal to the amount obtained (rounded to four decimal places) when the product of the Annual Fixed Dividend Rate and $25.00 is multiplied by a fraction, the numerator of which is the number of calendar days elapsed in the relevant period and the denominator of which is 365. 3. Rights on Liquidation In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the Holders shall be entitled to receive $25.00 per Series E Preferred Share, together with all Series E Dividends accrued and unpaid (whether or not declared) up to but excluding the date of payment or distribution (less any tax required to be deducted or withheld by the Corporation), before any amounts shall be paid or any assets of the Corporation distributed to the holders of the Multiple Voting Shares or the Subordinate Voting Shares or any other shares ranking junior as to capital to the Series E Preferred Shares. Upon payment of such amounts, the Holders shall not be entitled to share in any further distribution of the assets of the Corporation. 4. Redemption at the Option of the Corporation The Corporation may not redeem any of the Series E Preferred Shares prior to March 31, 2015. On March 31, 2015 and on March 31 every five years thereafter (each, a “Series E Conversion Date”), the Corporation may, subject to applicable law and to the provisions described under Section 6 below, upon giving notice as hereinafter provided, at its option, without the consent of the Holders redeem all, or any part, of the then outstanding Series E Preferred Shares by the payment of an amount in cash for each Series E Preferred Share so redeemed equal to $25.00 per Series E Preferred Share, together with the Series E Dividends accrued and unpaid (whether or not declared) up to but excluding the date fixed for redemption (less any tax required to be deducted and withheld by the Corporation) (the “Redemption Price”). If less than all of the then outstanding Series E Preferred Shares are at any time to be redeemed, then the particular Series E Preferred Shares to be redeemed shall be selected on a pro rata basis disregarding fractions or, if the Series E Preferred Shares are at such time listed on an exchange, with the consent of such exchange, in such manner as the Board of Directors in its sole discretion may, by resolution determine. The Corporation shall give notice in writing not less than 30 days nor more than 60 days prior to the applicable Series E Conversion Date of its intention to redeem such Series E Preferred Shares to each person who at the date of giving such notice is the Holder of Series E Preferred Shares to be redeemed. Any such notice shall be validly and effectively given on the date on which it is sent and such notice shall be given and sent by posting the same in a postage paid envelope addressed to each Holder of Series E Preferred Shares to be redeemed at the last address of such Holder as it appears on the securities register of the Corporation, or in the case of joint Holders, to the address of t hat one whose name appears first in the securities register of the Corporation as one of such joint Holders or, in the event of the address of any Holder not so appearing, then to the address of such Holder last known to the Corporation, provided that the accidental failure or omission to give any such notices as aforesaid to one or more of such Holders shall not affect the validity of the redemption as to the other Holders to be redeemed. Such notice shall set out the number of such Series E Preferred Shares held by the person to whom it is addressed which are to be redeemed and the Redemption Price and shall also set out the date on which the redemption is to take place. On and after the date so specified for redemption, the Corporation shall pay or cause to be paid to the Holders to be redeemed the Redemption Price on presentation and surrender, at any place within Canada designated by such notice, of the certificate or certificates for such Series E Preferred Shares so called for redemption. Such payment shall be made by cheque payable at par at any branch in Canada of the Corporation’s bankers for the time being or by any other reasonable means the Corporation deems desirable and shall be a full and complete discharge of the Corporation’s obligation to pay the Redemption Price owed to the Holders of Series E Preferred Shares so called for redemption unless the cheque is not honoured when presented for payment. From and after the date specified in any such notice, the Series E Preferred Shares called for redemption shall cease to be entitled to Series E Dividends and the Holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof, except to receive the Redemption Price therefor, provided that if payment of the Redemption Price shall not be duly made by the Corporation on or before the date fixed for redemption, the Corporation shall forthwith thereafter return the Holder’s deposited share certificate or certificates to the Holder. At any time after notice of redemption is given as aforesaid, the Corporation shall have the right to deposit the Redemption Price of any or all Series E Preferred Shares called for redemption (less any tax required to be deducted and withheld by the Corporation), or such part thereof as at the time of deposit has not been claimed by the Holders entitled thereto, with any chartered bank or banks or with any trust company or trust companies in Canada named in the notice of redemption to the credit of a special account or accounts in trust for the respective Holders of such shares, to be paid to them respectively upon surrender to such bank or banks or trust company or trust companies of the certificate or certificates representing the same. Upon such deposit or deposits being made, such shares shall be deemed to be redeemed on the redemption date specified in the notice of redemption. After the Corporation has made a deposit as aforesaid with respect to any shares, the Holders thereof shall not, from and after the redemption date, be entitled to exercise any of the rights of shareholders in respect thereof and the rights of the Holders thereof shall be limited to receiving a proportion of the amounts so deposited applicable to such shares, without interest. Any interest allowed on such deposit shall belong to the Corporation. Subject to applicable law, redemption monies that are represented by a cheque which has not been presented to the Corporation’s bankers for payment or that otherwise remain unclaimed (including monies held in deposit as provided for above) for a period of six years from the date specified for redemption shall be forfeited to the Corporation. 5. Conversion of Series E Preferred Shares 5.1 Conversion at the Option of the Holder

(a) Holders of Series E Preferred Shares will have the right, at their option, on each Series E Conversion Date, to convert, subject to the applicable law, and the terms and pro visions hereof, all or any part of the then outstanding Series E Preferred Shares registered in their name into Series F Preferred Shares on the basis of one (1) Series F Preferred Share for each Series E Preferred Share. The Corporation will provide written notice not less than 30 and not more than 60 days prior to the applicable Series E Conversion Date to the Holders of the conversion privilege provided for herein (the “Conversion Privilege”). Such notice shall (i) set out the Series E Conversion Date, and (ii) include instructions to such Holders as to the method by which such Conversion Privilege may be exercised, as described in Section 5.3. On the 30th day prior to each Series E Conversion Date, the Corporation will provide to the Holders written notice of the Floating Quarterly Dividend Rate applicable to the Series F Preferred Shares for the next succeeding Quarterly Floating Rate Period and the Annual Fixed Dividend Rate applicable to the Series E Preferred Shares for the next succeeding Subsequent Fixed Rate Period, in each case as determined by the Corporation. (b) If the Corporation gives notice as provided in Section 4 to the Holders of the redemption of all the Series E Preferred Shares, the Corporation will not be required to give notice as provided in this Section 5.1 to the Holders of the Floating Quarterly Dividend Rate, Annual Fixed Dividend Rate or Conversion Privilege and the right of any Holder of Series E Preferred Shares to convert such Series E Preferred Shares as herein provided will cease and terminate in that event. (c) Holders of Series E Preferred Shares shall not be entitled to convert their shares into Series F Preferred Shares on a Series E Conversion Date if the Corporation determines that there would remain outstanding on the Series E Conversion Date less than 1,000,000 Series F Preferred Shares after taking into account all Series E Preferred Shares tendered for conversion into Series F Preferred Shares an d all Series F Preferred Shares tendered for conversion into Series E Preferred Shares. The Corporation will give written notice thereof to all affected Holders of Series E Preferred Shares at least seven (7) days prior to the applicable Series E Conversion Date and, subject to the provisions of Section 14, will issue and deliver, or cause to be delivered, prior to such Series E Conversion Date, at the expense of the Corporation, to such Holders of Series E Preferred Shares, who have surrendered for conversion any endorsed certificate or certificates representing Series E Preferred Shares, new certificates representing the Series E Preferred Shares represented by any certificate or certificates surrendered as aforesaid. 5.2 Automatic Conversion If the Corporation determines that there would remain outstanding on a Series E Conversion Date less than 1,000,000 Series E Preferred Shares after taking into account all Series E Preferred Shares tendered for conversion into Series F Preferred Shares and all Series F Preferred Shares tendered for conversion into Series E Preferred Shares, then, all, but not part, of the remaining outstanding Series E Preferred Shares will automatically be converted into Series F Preferred Shares on the basis of one (1) Series F Preferred Shares for each Series E Preferred Share on the applicable Series E Conversion Date. The Corporation shall give notice in writing thereof to the Holders of such remaining Series E Preferred Shares at least seven (7) days prior to the Series E Conversion Date. 5.3 Manner of Conversion (a) Subject to the provisions of Section 14, the Conversion Privilege may be exercised by notice in writing (an “Election Notice”) given not earlier than the 30th day prior to a Series E Conversion Date but not later than 5:00 p.m. (Toronto time) on the 15th day preceding the applicable Series E Conversion Date during usual business hours at any principal transfer office of the Tran sfer Agent, or such other place or places in Canada as the Corporation may agree, accompanied by (1) payment or evidence of payment of the tax (if any) payable as provided in this Section 5.3; and (2) the certificate or certificates representing the Series E Preferred Shares in respect of which the Holder thereof desires to exercise the Conversion Privilege with the transfer form on the back thereof or other appropriate stock transfer power of attorney duly endorsed by the Holder, or his or her attorney duly authorized in writing, in which Election Notice such Holder may also elect to convert part only of the Series E Preferred Shares represented by such certificate or certificates not theretofore called for redemption in which event the Corporation will issue and deliver or cause to be delivered to such Holder, at the expense of the Corporation, a new certificate representing the Series E Preferred Shares represented by such certificate or certificates that have not been converted. Each Election Notice will be irrevocable once received by the Corporation. (b) If the Corporation does not receive an Election Notice from a Holder of Series E Preferred Shares during the notice period therefor, then the Series E Preferred Shares shall be deemed not to have been converted (except in the case of an automatic conversion pursuant to Section 5.2). (c) Subject to the provisions of Section 14, in the event the Corporation is required to convert all remaining outstanding Series E Preferred Shares into Series F Preferred Shares on the applicable Series E Conversion Date as provided for in Section 5.2, the Series E Preferred Shares in respect of which the Holders have not previously elected to convert will be converted on the Series E Conversion Date into Series F Preferred Shares and the Holders thereof will be deemed to be holders of Series F Preferred Shares at 5:00 p.m. (Toronto time) on the Series E Conversion Date and will be entitled, upon surrender during usual business hours at any principal transfer office of the Transfer Agent, or such other place or places in Canada as the Corporation may agree, of the certificate or certificates representing Series E Preferred Shares not previously surrendered for conversion, to receive a certificate or certificates representing the same number of Series F Preferred Shares in the manner and subject to the terms and provisions as provided in this Section 5.3. (d) Subject to the provisions of Section 14, as promptly as practicable after the Series E Conversion Date, the Corporation will issue and deliver, or cause to be delivered to or upon the written order of the Holder of the Series E Preferred Shares so surrendered in accordance with this Section 5.3, a certificate or certificates, issued in the name of, or in such name or names as may be directed by, such Holder representing the number of fully-paid and non-assessable Series F Preferred Shares and the number of remaining Series E Preferred Shares, if any, to which such Holder is entitled. Such conversion will be deemed to have been made at 5:00 p.m. (Toronto time) on the Series E Conversion Date, so that the rights of the Holder of such Series E Preferred Shares as the Holder thereof will cease at such time and the person or persons entitled to receive the Series F Preferred Shares upon such conversion will be treated for all purposes as having become the holder or holders of record of such Series F Preferred Shares at such time. (e) The Holder of any Series E Preferred Share on the record date for any Series E Dividends declared payable on such share will be entitled to such dividends notwithstanding that such share is converted into Series F Preferred Shares after such record date and on or before the date of the payment of such dividend. (f) Subject to the provisions of Section 14, the issuance of certificates for the Series F Preferred Shares upon the conversion of Series E Pref erred Shares will be made without charge to the converting Holders for any fee or tax in respect of the issuance of such certificates or the Series F Preferred Shares represented thereby; provided, however, that the Corporation will not be required to pay any tax that may be imposed upon the person or persons to whom such Series F Preferred Shares are issued in respect of the issuance of such Series F Preferred Shares or the certificate therefor or any security transfer taxes, and the Corporation will not be required to issue or deliver a certificate or certificates in a name or names other than that of the holder of the Series F Preferred Shares converted unless the person or persons requesting the issuance thereof has paid to the Corporation the amount of any such security transfer tax or has established to the satisfaction of the Corporation that such tax has been paid. 5.4 Status of Converted Series E Preferred Shares All Series E Preferred Shares converted into Series F Preferred Shares on a Series E Conversion Date shall not be cancelled but shall be restored to the status of authorized but unissued shares of the Corporation as at the close of business on the Series E Conversion Date and available for issuance on the conversion of the Series F Preferred Shares. 5.5 Right Not to Deliver Series E Preferred Shares On the exercise of the Conversion Privilege by a Holder of Series E Preferred Shares, the Corporation reserves the right not to deliver Series F Preferred Shares to any Ineligible Person. 6. Restrictions on Dividends and Retirement and Issue of Shares So long as any of the Series E Preferred Shares are outstanding, the Corporation shall not, without the approval of the Holders: (a) declare, pay or set apart for payment any dividends (other than stock dividends payable in shares of the Corporation ranking as to capital and dividends junior to the Series E Preferred Shares) on shares of the Corporation ranking as to dividends junior to the Series E Preferred Shares; (b) except out of the net cash proceeds of a substantially concurrent issue of shares of the Corporation ranking as to return of capital and dividends junior to the Series E Preferred Shares, redeem or call for redemption, purchase or otherwise pay off, retire or make any return of capital in respect of any shares of the Corporation ranking as to capital junior to the Series E Preferred Shares; (c) redeem or call for redemption, purchase, or otherwise pay off or retire for value or make any return of capital in respect of less than all of the Series E Preferred Shares then outstanding; or (d) except pursuant to any purchase obligation, sinking fund, retraction privilege or mandatory redemption provisions attaching thereto, redeem or call for redemption, purchase or otherwise pay off, retire or make any return of capital in respect of any preferred shares of the Corporation, ranking as to the payment of dividends or return of capital on a parity with the Series E Preferred Shares; unless, in each such case, all accrued and unpaid dividends up to and including the dividends payable for the last completed Dividend Period and on all other shares of the Corporation ranking prior to or on a parity with the Series E Preferred Shares with respect to the payment of dividends have been declared and paid or set apart for payment. 7. Purchase for Cancellation Subject to applicable law and to the provisions in Section 6, the Corporation may at any time purchase for cancellation the whole or any part of the Series E Preferred Shares outstanding from time to time, in the open market through or from an investment dealer or any firm holding membership on a recognized stock exchange, or by private agreement or otherwise, at the lowest price or prices at which, in the opinion of the Board of Directors, such shares are obtainable. 8. Voting Rights The Holders will not (except as otherwise provided by law and except for meetings of the holders of preferred shares of the Corporation as a class and meetings of the Holders as a series) be entitled to receive notice of, attend, or vote at any meeting of shareholders of the Corporation unless and until the Corporation shall have failed to pay eight quarterly Series E Dividends, whether or not consecutive and whether or not such dividends have been declared and whether or not there are any monies of the Corporation properly applicable to the payment of dividends. In the event of such non payment, and for only so long as any such dividends remain in arrears, the Holders will be entitled to receive notice of, and to attend, meetings of shareholders of the Corporation at which directors are to be elected and such Holders shall have the right, at any such meeting, to one vote for each Series E Preferred Share held. No other voting rights shall attach to the Series E Preferred Shares in any circumstances. Upon payment by the Corporation of the entire amount of all Series E Dividends in arrears, the voting rights of the Holders shall forthwith cease (unless and until the same default shall again arise under the provisions of this Section 8 in which event such voting rights shall become effective again and so on from time to time). Except in respect of the issuance of shares as a result of the conversion of the Series E Preferred Shares or other shares ranking prior to or on a parity with the Series E Preferred Shares in accordance with their terms or the issuance of Series E Preferred Shares as a result of the conversion of the Series F Preferred Shares in accordance with their terms, so long as any Series E Preferred Shares are outstanding, the Corporation will not, without the prior approval of the holders of the Series E Preferred Shares, create or issue any shares ranking prior to or on a parity with the Series E Preferred Shares with respect to rep ayment of capital or payment of dividends, provided that the Corporation may without such approval issue additional series of preferred shares ranking on a parity with the Series E Preferred Shares if all dividends (whether or not declared) then payable on the Series E Preferred Shares shall have been paid or set apart for payment. 9. Modifications The provisions attaching to the Series E Preferred Shares as a series may be repealed, altered, modified or amended from time to time with such approval as may then be required by the Canada Business Corporations Act, any such approval to be given in accordance with Section 10. 10. Approval of Holders of Series E Preferred Shares 10.1 Approval Except as otherwise provided herein, any approval of the Holders with respect to any matters requiring the consent of the Holders may be given in such manner required by law, subject to a minimum requirement that such approval be given by a resolution signed by all the Holders of Series E Preferred Shares or passed by the affirmative vote of at least 66 ⅔% of the votes cast by the Holders of Series E Preferred Shares who voted in respect of that resolution at a meeting of the Holders duly called for that purpose and at which the Holders of a majority of the outstanding Series E Preferred Shares are present or represented by proxy. If at any such meeting the Holder(s) of a majority of the then outstanding Series E Preferred Shares are not present or represented by proxy within one half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than 15 days thereafter and to such time and place as may be designated by the chairman of such meeting, and not less than 10 days’ written notice shall be given of such adjourned meeting. At such adjourned meeting, the Holders(s) of Series E Preferred Shares represented in person or by proxy may transact the business for which the meeting was original ly called and the Holders of Series E Preferred Shares then represented in person or by proxy shall form the necessary quorum. At any meeting of Holders of Series E Preferred Shares as a series, each such Holder shall be entitled to one vote in respect of each Series E Preferred Share held. 10.2 Formalities, etc. The proxy rules applicable to, the formalities to be observed in respect of the giving notice of, and the formalities to be observed in respect of the conduct of, any meeting or any adjourned meeting of Holders shall be those from time to time prescribed by the by laws of the Corporation with respect to meetings of shareholders or, if not so prescribed, as required by law. On every poll taken at every meeting of Holders of Series E Preferred Shares, each such Holder entitled to vote thereat shall be entitled to one vote in respect of each Series E Preferred Share held. 11. Tax Election The Corporation shall elect, in the manner and within the time provided under Section 191.2 of the Tax Act, or any successor or replacement provision of similar effect, and take all other necessary action under the Tax Act, to pay tax at a rate such that no Holder of the Series E Preferred Shares will be required to pay tax under Section 187.2 of Part IV. 1 of the Tax Act or any successor or replacement provision of similar effect on dividends received on the Series E Preferred Shares. Nothing in this paragraph shall prevent the Corporation from entering into an agreement with a taxable Canadian corporation with which it is related to transfer all or a portion of the Corporation’s liability for tax under Section 191.1 of the Tax Act to that taxable Canadian corporation in accordance with the provisions of Section 191.3 of the Tax Act. 12. Notices (a) If the Board of Directors determines that mail service is or is threatened to be interrupted at the time when the Corporation is required or elects to give any notice hereund er by mail, or is required to send any cheque or any share certificate to a Holder of Series E Preferred Shares, whether in connection with the redemption or conversion of such share or otherwise, the Corporation may, notwithstanding the provisions hereof: (i) give such notice by publication thereof once in a daily English language newspaper of general circulation published in each of Vancouver, Calgary, Winnipeg, Toronto, Montreal and Halifax, and once in a daily French language newspaper published in Montreal and such notice shall be deemed to have been validly given on the day next succeeding its publication in all of such cities; and (ii) fulfill the requirement to send such cheque or such share certificate by arranging for the delivery thereof to such Holder by the Transfer Agent at its principal offices in the cities of Vancouver, Toronto and Montreal, and such cheque and/or share certificate shall be deemed to have been sent on the date on which notice of such arrangement shall have been given as provided in (a) above, provided that as soon as the Board of Directors determines that mail service is no longer interrupted or threatened to be interrupted, such cheque or share certificate, if not theretofore delivered to such Holder, shall be sent by mail as herein provided. In the event that the Corporation is required to mail such cheque or share certificate, such mailing shall be made by prepaid mail to the registered address of each person who at the date of mailing is a registered Holder and who is entitled to receive such cheque or share certificate. (b) Any notice, cheque, invitation for tenders or other communication from the Corporation herein provided for shall be sufficiently given if delivered or if sent by first class unregistered mail, postage prepaid, to the Holders at their respective addresses appearing on the books of the Corporation, or in the case of joint Holders, to the address of the one whose name ap pears first in the securities register of the Corporation as one of such joint Holders or, in the event of the address of any of such Holders not so appearing, then at the last address of such Holder known to the Corporation. Accidental failure to give such notice, invitation for tenders or other communication to one or more Holders shall not affect the validity of the notices, invitations for tenders or other communications properly given or any action taken pursuant to such notice, invitation for tender or other communication but, upon such failure being discovered, the notice, invitation for tenders or other communication, as the case may be, shall be sent forthwith to such Holder or Holders. (c) If any notice, cheque, invitation for tenders or other communication from the Corporation given to a Holder of Series E Preferred Shares pursuant to paragraph (b) is returned on three consecutive occasions because the Holder cannot be found, the Corporation shall not be required to give or mail any further notices, cheques, invitations for tenders or other communications to such shareholder until the Holder informs the Corporation in writing of such Holder’s new address. 13. Interpretation 13.1 Definitions For the purposes hereof, the following capitalized terms shall have the following meanings, unless the context otherwise requires: “Annual Fixed Dividend Rate” means, for any Subsequent Fixed Rate Period, the rate (expressed as a percentage rate rounded down to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the sum of the Government of Canada Yield on the applicable Fixed Rate Calculation Date plus 2.16%. “Bloomberg Screen GCAN5YR Page” means the display designated as page “GCAN5YR<INDEX>” on the Bloomberg Financial L.P. service (or such other page as may replace the GCAN5YR page on that service) for purposes of displaying Government of Canada bond yields. “Board of Directors” means the board of directors of the Corporation. “Book-Entry System” means the record entry securities transfer and pledge system administered by the Depository in accordance with its operating rules and procedures in force from time to time or any successor system thereof. “Business Day” means a day other than a Saturday, a Sunday or any other day that is treated as a holiday in the province of Ontario. “Conversion Privilege” has the meaning attributed to it in Section 5.1(a). “Depository” means CDS Clearing and Depository Services Inc. and its nominees or any successor carrying on the business as a depository, which is approved by the Corporation. “Dividend Payment Date” has the meaning attributed to it in Section 2.1(a). “Dividend Period” means the period from and including the Issue Date up to and including March 31, 2010 and, thereafter, the period from and including the date immediately following a Dividend Payment Date up to and including the next succeeding Dividend Payment Date. “Election Notice” has the meaning attributed to it in Section 5.3(a). “Fixed Rate Calculation Date” means, for any Subsequent Fixed Rate Period, the 30th day prior to the first day of such Subsequent Fixed Rate Period. “Floating Quarterly Dividend Rate” means, for any Quarterly Floating Rate Period, the rate (expressed as a percentage rate rounded down to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the sum of the T-Bill Rate on the applicable Floating Rate Calculation Date plus 2.16% (calculated on the basis of the actual number of days elapsed in such Quarterly Floating Rate Period divided by 365). “Floating Rate Calculation Date” means, for any Quarterly Floating Rate Period, the 30th day prior to the first day of such Quarterly Floating Rate Period. “Government of Canada Yield” on any date means t he yield to maturity on such date (assuming semi-annual compounding) of a Canadian dollar denominated non-callable Government of Canada bond with a term to maturity of five years as quoted as of 10:00 a.m. (Toronto time) on such date and which appears on the Bloomberg Screen GCAN5YR Page on such date; provided that, if such rate does not appear on the Bloomberg Screen GCAN5YR Page on such date, the Government of Canada Yield will mean the average of the yields determined by two registered Canadian investment dealers selected by the Corporation, as being the yield to maturity on such date (assuming semi-annual compounding) which a Canadian dollar denominated non-callable Government of Canada bond would carry if issued in Canadian dollars at 100% of its principal amount on such date with a term to maturity of five years. “Holder” has the meaning attributed to it in Section 2.1. “Ineligible Person” means any person whose address is in, or whom the Corporation or the Transfer Agent for the Series E Preferred Shares has reason to believe is a resident of, any jurisdiction outside Canada where the issue or delivery to that person of Series E Preferred Shares or Series F Preferred Shares would require the Corporation to take any action to comply with securities or analogous laws of that jurisdiction. “Initial Fixed Dividend Rate” means 4.75% per annum. “Initial Fixed Rate Period” means the period commencing on the Issue Date and ending on and including March 31, 2015. “Issue Date” means the date on which Series E Preferred Shares are first issued. “Quarterly Commencement Date” means the last business day of each of March, June, September and December in each year. “Quarterly Floating Rate Period” means, for the initial Quarterly Floating Rate Period, the period commencing on April 1, 2015 and ending on and including June 29, 2015, and thereafter the period from and including the day immediately fo llowing the end of the immediately preceding Quarterly Floating Rate Period to but excluding the next succeeding Quarterly Commencement Date. “Redemption Price” has the meaning attributed to it in Section 4. “Series E Conversion Date” has the meaning attributed to it in Section 4. “Series E Dividends” has the meaning attributed to it in Section 2.1. “Series E Preferred Shares” has the meaning attributed to it in the introductory paragraph to these Series E Preferred Shares Provisions. “Series F Preferred Shares” means the Cumulative Floating Rate Preferred Shares, Series F of the Corporation. “Subsequent Fixed Rate Period” means for the initial Subsequent Fixed Rate Period, the period commencing on April 1, 2015 and ending on and including March 31, 2020 and for each succeeding Subsequent Fixed Rate Period, the period commencing on the day immediately following the end of the immediately preceding Subsequent Fixed Rate Period and ending on and including March 31st in the fifth year thereafter. “Tax Act” means the Income Tax Act (Canada). “T-Bill Rate” means, for any Quarterly Floating Rate Period, the average yield expressed as a percentage per annum on three-month Government of Canada Treasury Bills, as reported by the Bank of Canada, for the most recent treasury bills auction preceding the applicable Floating Rate Calculation Date. “Transfer Agent” means CIBC Mellon Trust Corporation, a trust company existing under the laws of Canada, or such other person as from time to time may be the registrar and transfer agent for the Series E Preferred Shares. 13.2 Interpretation of terms In the provisions herein contained attaching to the Series E Preferred Shares:

(a) “accrued and unpaid dividends” means the aggregate of (i) all unpaid Series E Dividends (whether or not declared) for any completed Dividend Period; and (ii) a cash amount calcul ated as though Series E Dividends had been accruing on a day to day basis from and including the date on which the last quarterly dividend was payable up to and including the date to which the computation of accrued dividends is to be made; (b) “in priority to”, “on a parity with” and “junior to” have reference to the order of priority in payment of dividends, return of capital and in the distribution of assets in the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs; (c) in the event that any date on which any Series E Dividend is payable by the Corporation, or any date on or by which any other action is required to be taken by the Corporation or the Holders hereunder, is not a Business Day (as defined above), then such dividend shall be payable, or such other action shall be required to be taken, on or by the next succeeding day that is a Business Day; (d) in the event of the non-receipt of a cheque by a Holder of Series E Preferred Shares entitled to the cheque, or the loss or destruction of the cheque, the Corporation, on being furnished with reasonable evidence of non-receipt, loss or destruction, and an indemnity reasonably satisfactory to the Corporation, will issue to the Holder a replacement cheque for the amount of the original cheque; (e) the Corporation will be entitled to deduct or withhold from any amount payable to a Holder of Series E Preferred Shares under these Series E Preferred Shares Provisions any amount required by law to be deducted or withheld from that payment; (f) reference to any statute is to that statute as in force from time to time, including any regulations, rules, policy statements or guidelines made under that statute, and includes any statute which may be enacted in substitution of that statute; (g) if it is necessary to convert any amount into Canadian dollars, the Board of Directors will select an appropriate method and rate of exchange to convert any non-Canadian currency into Canadian dollars; and (h) all references herein to a Holder of Series E Preferred Shares shall be interpreted as referring to a registered Holder of the Series E Preferred Shares. 14. Book-Entry Only System 14.1 Transfers etc. Through Participants If the Series E Preferred Shares are held through the Book Entry System then the beneficial owner thereof shall provide instructions with respect to Series E Preferred Shares only to the Depository participant through whom such beneficial owner holds such Series E Preferred Shares and registrations of ownership, transfers, purchases, redemptions, conversions, surrenders and exchanges of Series E Preferred Shares will be made only through the Book–Entry System. Beneficial owners of Series E Preferred Shares will not have the right to receive share certificates representing their ownership of the Series E Preferred Shares. 14.2 Depository is Registered Holder For the purposes of these Series E Preferred Share provisions, as long as the Depository, or its nominee, is the registered Holder of the Series E Preferred Shares, the Depository, or its nominee, as the case may be, will be considered the sole Holder of the Series E Preferred Shares for the purpose of receiving notices or payments on or in respect of the Series E Preferred Shares, including payments of Series E Dividends, the Redemption Price or accrued and unpaid dividends, and the delivery of Series F Preferred Shares and certificates for those shares on the conversion into Series F Preferred Shares. 14.3 Depository Ceasing to Be Registered Holder If (i) required by applicable law, (ii) the Book–Entry System ceases to exist, (iii) the Depository advises the Corporation that it is no longer willing or able to discharge properly its responsibilities as depository with respect to the Series E Preferred Shares and the Corporation is unable to locate a qualified successor, or (iv) the Corporation, at its option, decides to terminate the registration of the Series E Preferred Shares through the

Book-Entry System, then certificates representing the Series E Preferred Shares will be made available. Fairfax Financial Holdings Limited (the “Corporation”) Number and Designation of and Rights, Privileges, Restrictions and Conditions Attaching to the Cumulative Floating Rate Preferred Shares, Series F The eighth series of Preferred Shares of the Corporation shall consist of 10,000,000 Preferred Shares designated as Cumulative Floating Rate Preferred Shares, Series F (the “Series F Preferred Shares”) and, in addition to the rights, privileges, restrictions and conditions attaching to the Preferred Shares as a class, shall have attached thereto the following rights, privileges, restrictions and conditions: 1. Consideration for Issue The consideration for the issue of each Series F Preferred Share shall be $25.00 or its equivalent in property or past services. 2. Dividends 2.1 Cumulative Preferential Dividends The holders of the Series F Preferred Shares (the “Holders”) shall be entitled to receive, and the Corporation shall pay thereon, as and when declared by the Board of Directors, out of moneys of the Corporation properly applicable to the payment of dividends, cumulative preferential cash dividends (the “Series F Dividends”) payable quarterly at the rates and times herein provided by cheque at par in lawful money of Canada at any branch in Canada of the Corporation’s bankers for the time being or by any other reasonable means the Corporation deems desirable. The Series F Dividends shall accrue on a daily basis. (a) During each Quarterly Floating Rate Period, Series F Dividends payable on the Series F P referred Shares will be in an amount per share determined by multiplying the Floating Quarterly Dividend Rate applicable to such Quarterly Floating Rate Period by $25.00, and shall be payable quarterly on each Dividend Payment Date during such Quarterly Floating Rate Period. (b) In respect of each Quarterly Floating Rate Period, the Corporation will calculate on each Floating Rate Calculation Date the Floating Quarterly Dividend Rate for such Quarterly Floating Rate Period and will, on the Floating Rate Calculation Date, give written notice thereof to the Holders. Each such determination by the Corporation of the Floating Quarterly Dividend Rate will, in the absence of manifest error, be final and binding upon the Corporation and upon all Holders of Series F Preferred Shares. (c) If on any Dividend Payment Date, the Series F Dividends accrued to such date are not paid in full on all of the Series F Preferred Shares then outstanding, such Series F Dividends, or the unpaid part thereof, shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient monies properly applicable to the payment of such Series F Dividends. (d) The Holders shall not be entitled to any dividends other than or in excess of the Series F Dividends. Series F Dividends shall (except in case of redemption or conversion in which case payment of Series F Dividends shall be made on surrender of the certificate representing the Series F Preferred Shares to be redeemed or converted) be paid by posting in a postage paid envelope addressed to each Holder at the last address of such Holder as it appears on the securities register of the Corporation or, in the case of joint Holders, to the address of that one whose name appears first in the securities register of the Corporation as one of such joint Holders, or, in the event of the address of any Holder not so appearing, then to the address of such Holder last known to the Corporation, a cheque for such Series F Dividends (less any tax required to be deducted) payable to the order of such Holder or, in the case of joint Holders, to the order of all such Holders failing written instructions from them to the contrary. Notwithstanding the foregoing, any dividend cheque may be delivered by the Corporation to a Holder at his address as aforesaid. The posting or delivery of such cheque on or before the date on which such dividend is to be paid to a Holder shall be deemed to be payment and shall satisfy and discharge all liabilities for the payment of such dividends to the extent of the sum represented thereby (plus the amount of any tax required to be deducted as aforesaid) unless such cheque is not paid on due presentation; provided that if the Series F Preferred Shares are held in the Book-Entry System, the Corporation will provide or cause to be provided to the Depository funds in the aggregate amount of the dividends payable on the applicable Dividend Payment Date (i) by cheque of the Corporation delivered to the Depository not less than two Business Days prior to such Dividend Payment Date or (ii) on or prior to such Dividend Payment Date in such manner as the Corporation and the Depository shall agree. Subject to applicable law, dividends which are represented by a cheque which has not been presented to the Corporation’s bankers for payment or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable shall be forfeited to the Corporation. 2.2 Dividend for Other than a Full Quarterly Floating Rate Period The Holders shall be entitled to receive, and the Corporation shall pay thereon, if, as and when declared by the Board of Directors, out of moneys of the Corporation properly applicable to the payment of dividends, Series F Dividends for any period which is less than a full Quarterly Floating Rate Period as follows. In respect of any period that is less than a full Quarterly Floating Rate Period, a dividend in an amount per Series F Preferred Share equal to the amount obtained (rounded to four decimal places) when the product of the Floating Quarterly Dividend Rate and $25.00 is multiplied by a fraction, the numerator of which is the number of calendar days elapsed in the relevant period and the denominator of which is the number of calendar days in the Quarterly Floating Rate Period in which such period falls. 3. Rights on Liquidation In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the Holders shall be entitled to receive $25.00 per Series F Preferred Share, together with all Series F Dividends accrued and unpaid (whether or not declared) up to but excluding the date of payment or distribution (less any tax required to be deducted or withheld by the Corporation), before any amounts shall be paid or any assets of the Corporation distributed to the holders of the Multiple Voting Shares or the Subordinate Voting Shares or any other shares ranking junior as to capital to the Series F Preferred Shares. Upon payment of such amounts, the Holders shall not be entitled to share in any further distribution of the assets of the Corporation. 4. Redemption at the Option of the Corporation The Corporation may not redeem any of the Series F Preferred Shares prior to March 31, 2015. Thereafter, the Corporation may, subject to applicable law and to the provisions described under Section 6 below, upon giving notice as hereinafter provided, at its option, at any time without the consent of the Holders redeem all, or from time to time any part, of the then outstanding Series F Preferred Shares by the payment of an amount in cash for each Series F Preferred Share so redeemed equal to (i) in the case of redemptions on March 31, 2020 and on March 31 every five years thereafter (each a “Series F Conversion Date”), $25.00, or (ii) $25.50 in the case of redemptions on any date which is not a Series F Conversion Date after March 31, 2015, in each case including the Series F Dividends accrued and unpaid (whether or not declared) up to but excluding the date fixed for redemption (less any tax required to be deducted and withheld by the Corporation) (the “Redemption Price”). If less than all of the then outstanding Series F Preferred Shares are at any time to be redeemed, then the particular Series F Preferred Shares to be redeemed shall be selected on a pro rata basis disregarding fractions or, if the Series F Preferred Shares are at such time listed on an exchange, with the consent of such exchange, in such manner as the Board of Directors in its sole discretion may, by resolution determine. The Corporation shall give notice in writing not less than 30 days nor more than 60 days prior to the applicable Series F Conversion Date of its intention to redeem such Series F Preferred Shares to each person who at the date of giving such notice is the Holder of Series F Preferred Shares to be redeemed. Any such notice shall be validly and effectively given on the date on which it is sent and such notice shall be given and sent by posting the same in a postage paid envelope addressed to each Holder of Series F Preferred Shares to be redeemed at the last address of such Holder as it appears on the securities register of the Corporation, or in the case of joint Holders, to the address of that one whose name appears first in the securities register of the Corporation as one of such joint Holders or, in the event of the address of any Holder not so appearing, then to the address of such Holder last known to the Corporation, provided that the accidental failure or omission to give any such notices as aforesaid to one or more of such Holders shall not affect the validity of the redemption as to the other Holders to be redeemed. Such notice shall set out the number of such Series F Preferred Shares held by the person to whom it is addressed which are to be redeemed and the Redemption Price and shall also set out the date on which the redemption is to take place. On and after the date so specified for redemption, the Corporation shall pay or cause to be paid to the Holders to be redeemed the Redemption Price on presentation and surrender, at any place within Canada designated by such notice, of the certificate or certificates for such Series F Preferred Shares so called for redemption. Such payment shall be made by cheque payable at par at any branch in Canada of the Corporation’s bankers for the time being or by any other reasonable means the Corporation deems desirable and shall be a full and complete discharge of the Corporation’s obligation to pay the Redemption Price owed to the Holders of Series F Preferred Shares so called for redemption unless the cheque is not honoured when presented for payment. From and after the date specified in any such notice, the Series F Preferred Shares called for redemption shall cease to be entitled to Series F Dividends and the Holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof, except to receive the Redemption Price therefor, provided that if payment of the Redemption Price shall not be duly made by the Corporation on or before the date fixed for redemption, the Corporation shall forthwith thereafter return the Holder’s deposited share certificate or certificates to the Holder. At any time after notice of redemption is given as aforesaid, the Corporation shall have the right to deposit the Redemption Price of any or all Series F Preferred Shares called for redemption (less any tax required to be deducted and withheld by the Corporation), or such part thereof as at the time of deposit has not been claimed by the Holders entitled thereto, with any chartered bank or banks or with any trust company or trust companies in Canada named in the notice of redemption to the credit of a special account or accounts in trust for the respective Holders of such shares, to be paid to them respectively upon surrender to such bank or banks or trust company or trust companies of the certificate or certificates representing the same. Upon such deposit or deposits being made, such shares shall be deemed to be redeemed on the redemption date specified in the notice of redemption. After the Corporation has made a deposit as aforesaid with respect to any shares, the Holders thereof shall not, from and after the redemption date, be entitled to exercise any of the rights of shareholders in respect thereof and the rights of the Holders thereof shall be limited to receiving a proportion of the amounts so deposited applicable to such shares, without interest. Any interest allowed on such deposit shall belong to the Corporation. Subject to applicable law, redemption monies that are represented by a cheque which has not been presented to the Corporation’s bankers for payment or that otherwise remain unclaimed (including monies held in deposit as provided for above) for a period of six years from the date specified for redemption shall be forfeited to the Corporation. 5. Conversion of Series F Preferred Shares 5.1 Conversion at the Option of the Holder (a) Holders of Series F Preferred Shares will have the right, at their option, on each Series F Conversion Date, to convert, subject to the applicable law the terms and provisions hereof, all or any part of the then outstanding Series F Preferred Shares registered in their name into Series E Preferred Shares on the basis of one (1) Series E Preferred Share for each Series F Preferred Share. The Corporation will provide written notice not less than 30 and not more than 60 days prior to the applicable Series F Conversion Date to the Holders of t he conversion privilege provided for herein (the “Conversion Privilege”). Such notice shall (i) set out the Series F Conversion Date, and (ii) include instructions to such Holders as to the method by which such Conversion Privilege may be exercised, as described in Section 5.3. On the 30th day prior to each Series F Conversion Date, the Corporation will provide to the Holders written notice of the Floating Quarterly Dividend Rate applicable to the Series F Preferred Shares for the next succeeding Quarterly Floating Rate Period and the Annual Fixed Dividend Rate applicable to the Series E Preferred Shares for the next succeeding Subsequent Fixed Rate Period, in each case as determined by the Corporation. (b) If the Corporation gives notice as provided in Section 4 to the Holders of the redemption of all the Series F Preferred Shares, the Corporation will not be required to give notice as provided in this Section 5.1 to the Holders of the Floating Quarterly Dividend Rate, Annual Fixed Dividend Rate or Conversion Privilege and the right of any Holder of Series F Preferred Shares to convert such Series F Preferred Shares as herein provided will cease and terminate in that event. (c) Holders of Series F Preferred Shares shall not be entitled to convert their shares into Series E Preferred Shares on a Series F Conversion Date if the Corporation determines that there would remain outstanding on the Series F Conversion Date less than 1,000,000 Series E Preferred Shares after taking into account all Series F Preferred Shares tendered for conversion into Series E Preferred Shares and all Series E Preferred Shares tendered for conversion into Series F Preferred Shares. The Corporation will give written notice thereof to all affected Holders of Series F Preferred Shares at least seven (7) days prior to the applicable Series F Conversion Date and, subject to the provisions of Section 14, will issue and deliver, or cause to be delivered, prior to such Seri es F Conversion Date, at the expense of the Corporation, to such Holders of Series F Preferred Shares, who have surrendered for conversion any endorsed certificate or certificates representing Series F Preferred Shares, new certificates representing the Series F Preferred Shares represented by any certificate or certificates surrendered as aforesaid.

5.2 Automatic Conversion If the Corporation determines that there would remain outstanding on a Series F Conversion Date less than 1,000,000 Series F Preferred Shares after taking into account all Series F Preferred Shares tendered for conversion into Series E Preferred Shares and all Series E Preferred Shares tendered for conversion into Series F Preferred Shares, then, all, but not part, of the remaining outstanding Series F Preferred Shares will automatically be converted into Series E Preferred Shares on the basis of one (1) Series E Preferred Shares for each Series F Preferred Share on the applicable Series F Conversion Date. The Corporation shall give notice in writing thereof to the Holders of such remaining Series F Preferred Shares at least seven (7) days prior to the Series F Conversion Date. 5.3 Manner of Conversion (a) Subject to the provisions of Section 14, the Conversion Privilege may be exercised by notice in writing (an “Election Notice”) given not earlier than the 30th day prior to a Series F Conversion Date but not later than 5:00 p.m. (Toronto time) on the 15th day preceding the applicable Series F Conversion Date during usual business hours at any principal transfer office of the Transfer Agent, or such other place or places in Canada as the Corporation may agree, accompanied by (1) payment or evidence of payment of the tax (if any) payable as provided in this Section 5.3; and (2) the certificate or certificates representing the Series F Preferred Shares in respect of which the Holder thereof desires to exercise the Conversion Privilege with the transfer form on the back thereof or other appropriate stock transfer power of attorney duly endorsed by the Holder, or his or her attorney duly authorized in writing, in which Election Notice such Holder may also elect to convert part only of the Series F Preferred Shares represented by such certificate or certificates not theretofore called for redemption in which event the Corporation will issue and deliver or cause to be delivered to such Holder, at the expense of the Corporation, a new certificate representing the Series F Preferred Shares represented by such certificate or certificates that have not been converted. Each Election Notice will be irrevocable once received by the Corporation. (b) If the Corporation does not receive an Election Notice from a Holder of Series F Preferred Shares during the notice period therefor, then the Series F Preferred Shares shall be deemed not to have been converted (except in the case of an automatic conversion pursuant to Section 5.2). (c) Subject to the provisions of Section 14, in the event the Corporation is required to convert all remaining outstanding Series F Preferred Shares into Series E Preferred Shares on the applicable Series F Conversion Date as provided for in Section 5.2, the Series F Preferred Shares in respect of which the Holders have not previously elected to convert will be converted on the Series F Conversion Date into Series E Preferred Shares and the Holders thereof will be deemed to be holders of Series E Preferred Shares at 5:00 p.m. (Toronto time) on the Series F Conversion Date and will be entitled, upon surrender during usual business hours at any principal transfer office of the Transfer Agent, or such other place or places in Canada as the Corporation may agree, of the certificate or certificates representing Series F Preferred Shares not previously surrendered for conversion, to receive a certificate or certificates representing the same number of Series E Preferred Shares in the manner and subject to the terms and provisions as provided in this Section 5.3. (d) Subject to the provisions of Section 14, as promptly as practicable after the Series F Conversion Date, the Corporation will issue and deliver, or cause to be delivered to or upon the written order of the Holder of the Series F Preferred Shares so surrendered in accordance with this Section 5.3, a certificate or certificates, issued in the name of, or in such name or names as may be directed by, such Holder representing the number of fully-paid and non-assessable Series E Preferred Shares and the number of remaining Series F Preferred Shares, if any, to which such Holder is entitled. Such conversion will be deemed to have been made at 5:00 p.m. (Toronto time) on the Series F Conversion Date, so that the rights of the Holder of such Series F Preferred Shares as the Holder thereof will cease at such time and the person or persons entitled to receive the Series E Preferred Shares upon such conversion will be treated for all purposes as having become the holder or holders of record of such Series E Preferred Shares at such time. (e) The Holder of any Series F Preferred Share on the record date for any Series F Dividends declared payable on such share will be entitled to such dividends notwithstanding that such share is converted into Series E Preferred Shares after such record date and on or before the date of the payment of such dividend. (f) Subject to the provisions of Section 14, the issuance of certificates for the Series E Preferred Shares upon the conversion of Series F Preferred Shares will be made without charge to the converting Holders for any fee or tax in respect of the issuance of such certificates or the Series E Preferred Shares represented thereby; provided, however, that the Corporation will not be required to pay any tax that may be imposed upon the person or persons to whom such Series E Preferred Shares are issued in respect of the issuance of such Series E Preferred Shares or the certificate therefor or any security transfer taxes, and the Corporation will not be required to issue or deliver a certificate or certificates in a name or names other than that of the holder of the Series E Preferred Shares converted unless the person or persons requesting the issuance thereof has paid to the Corporation the amount of any such security transfer tax or has established to the satisfaction of the Corporation that such tax has been paid. 5.4 Status of Converted Series F Preferred Shares All Series F Preferred Shares converted into Series E Preferred Shares on a Series F Conversion Date shall not be cancelled but shall be restored to the status of authorized but unissued shares of the Corporation as at the close of business on the Series F Conversion Date and available for issuance on the conversion of the Series E Preferred Shares. 5.5 Right Not to Deliver Series F Preferred Shares On the exercise of the Conversion Privilege by a Holder of Series F Preferred Shares, the Corporation reserves the right not to deliver Series E Preferred Shares to any Ineligible Person. 6. Restrictions on Dividends and Retirement and Issue of Shares So long as any of the Series F Preferred Shares are outstanding, the Corporation shall not, without the approval of the Holders: (a) declare, pay or set apart for payment any dividends (other than stock dividends payable in shares of the Corporation ranking as to capital and dividends junior to the Series F Preferred Shares) on shares of the Corporation ranking as to dividends junior to the Series F Preferred Shares; (b) except out of the net cash proceeds of a substantially concurrent issue of shares of the Corporation ranking as to return of capital and dividends junior to the Series F Preferred Shares, redeem or call for redemption, purchase or otherwise pay off, retire or make any return of cap ital in respect of any shares of the Corporation ranking as to capital junior to the Series F Preferred Shares; (c) redeem or call for redemption, purchase, or otherwise pay off or retire for value or make any return of capital in respect of less than all of the Series F Preferred Shares then outstanding; or (d) except pursuant to any purchase obligation, sinking fund, retraction privilege or mandatory redemption provisions attaching thereto, redeem or call for redemption, purchase or otherwise pay off, retire or make any return of capital in respect of any preferred shares of the Corporation, ranking as to the payment of dividends or return of capital on a parity with the Series F Preferred Shares; unless, in each such case, all accrued and unpaid dividends up to and including the dividends payable for the last completed Quarterly Floating Rate Period and on all other shares of the Corporation ranking prior to or on a parity with the Series F Preferred Shares with respect to the payment of dividends have been declared and paid or set apart for payment. 7. Purchase for Cancellation Subject to applicable law and to the provisions in Section 6, the Corporation may at any time purchase for cancellation the whole or any part of the Series F Preferred Shares outstanding from time to time, in the open market through or from an investment dealer or any firm holding membership on a recognized stock exchange, or by private agreement or otherwise, at the lowest price or prices at which, in the opinion of the Board of Directors, such shares are obtainable. 8. Voting Rights The Holders will not (except as otherwise provided by law and except for meetings of the holders of preferred shares of the Corporation as a class and meetings of the Holders as a series) be entitled to receive notice of, attend, or vote at any meeting of shareholders of the Corporation unless and until the Corporation shall have failed to pay eight quarte rly Series F Dividends, whether or not consecutive and whether or not such dividends have been declared and whether or not there are any monies of the Corporation properly applicable to the payment of dividends. In the event of such non payment, and for only so long as any such dividends remain in arrears, the Holders will be entitled to receive notice of, and to attend meeting of shareholders of the Corporation at which directors are to be elected and such Holders shall have the right, at any such meeting, to one vote for each Series F Preferred Share held. No other voting rights shall attach to the Series F Preferred Shares in any circumstances. Upon payment by the Corporation of the entire amount of all Series F Dividends in arrears, the voting rights of the Holders shall forthwith cease (unless and until the same default shall again arise under the provisions of this Section 8 in which event such voting rights shall become effective again and so on from time to time). Except in respect of the issuance of shares as a result of the conversion of the Series F Preferred Shares or other shares ranking prior to or on a parity with the Series F Preferred Shares in accordance with their terms or the issuance of Series F Preferred Shares as a result of the conversion of the Series E Preferred Shares in accordance with their terms, so long as any Series F Preferred Shares are outstanding, the Corporation will not, without the prior approval of the holders of the Series F Preferred Shares, create or issue any shares ranking prior to or on a parity with the Series F Preferred Shares with respect to repayment of capital or payment of dividends, provided that the Corporation may without such approval issue additional series of preferred shares ranking on a parity with the Series F Preferred Shares if all dividends (whether or not declared) then payable on the Series F Preferred Shares shall have been paid or set apart for payment. 9. Modifications The provis ions attaching to the Series F Preferred Shares as a series may be repealed, altered, modified or amended from time to time with such approval as may then be required by the Canada Business Corporations Act, any such approval to be given in accordance with Section 10. 10. Approval of Holders of Series F Preferred Shares 10.1 Approval Except as otherwise provided herein, any approval of the Holders with respect to any matters requiring the consent of the Holders may be given in such manner required by law, subject to a minimum requirement that such approval be given by a resolution signed by all the Holders of Series F Preferred Shares or passed by the affirmative vote of at least 66 ⅔% of the votes cast by the Holders of Series F Preferred Shares who voted in respect of that resolution at a meeting of the Holders duly called for that purpose and at which the Holders of a majority of the outstanding Series F Preferred Shares are present or represented by proxy. If at any such meeting the Holder(s) of a majority of the then outstanding Series F Preferred Shares are not present or represented by proxy within one half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than 15 days thereafter and to such time and place as may be designated by the chairman of such meeting, and not less than 10 days’ written notice shall be given of such adjourned meeting. At such adjourned meeting, the Holders(s) of Series F Preferred Shares represented in person or by proxy may transact the business for which the meeting was originally called and the Holders of Series F Preferred Shares then represented in person or by proxy shall form the necessary quorum. At any meeting of Holders of Series F Preferred Shares as a series, each such Holder shall be entitled to one vote in respect of each Series F Preferred Share held. 10.2 Formalities, etc. The proxy rules applicable to, the fo rmalities to be observed in respect of the giving notice of, and the formalities to be observed in respect of the conduct of, any meeting or any adjourned meeting of Holders shall be those from time to time prescribed by the by laws of the Corporation with respect to meetings of shareholders or, if not so prescribed, as required by law. On every poll taken at every meeting of Holders of Series F Preferred Shares, each such Holder entitled to vote thereat shall be entitled to one vote in respect of each Series F Preferred Share held. 11. Tax Election The Corporation shall elect, in the manner and within the time provided under section 191.2 of the Tax Act, or any successor or replacement provision of similar effect, and take all other necessary action under the Tax Act, to pay tax at a rate such that no Holder of the Series F Preferred Shares will be required to pay tax under section 187.2 of Part IV. 1 of the Tax Act or any successor or replacement provision of similar effect on dividends received on the Series F Preferred Shares. Nothing in this paragraph shall prevent the Corporation from entering into an agreement with a taxable Canadian corporation with which it is related to transfer all or a portion of the Corporation’s liability for tax under section 191.1 of the Tax Act to that taxable Canadian corporation in accordance with the provisions of section 191.3 of the Tax Act.

12. Notices (a) If the Board of Directors determines that mail service is or is threatened to be interrupted at the time when the Corporation is required or elects to give any notice hereunder by mail, or is required to send any cheque or any share certificate to a Holder of Series F Preferred Shares, whether in connection with the redemption or conversion of such share or otherwise, the Corporation may, notwithstanding the provisions hereof: (i) give such notice by publication thereof once in a daily English language newspaper of general circula tion published in each of Vancouver, Calgary, Winnipeg, Toronto, Montreal and Halifax, and once in a daily French language newspaper published in Montreal and such notice shall be deemed to have been validly given on the day next succeeding its publication in all of such cities; and (ii) fulfill the requirement to send such cheque or such share certificate by arranging for the delivery thereof to such Holder by the Transfer Agent at its principal offices in the cities of Vancouver, Toronto and Montreal, and such cheque and/or share certificate shall be deemed to have been sent on the date on which notice of such arrangement shall have been given as provided in (a) above, provided that as soon as the Board of Directors determines that mail service is no longer interrupted or threatened to be interrupted, such cheque or share certificate, if not theretofore delivered to such Holder, shall be sent by mail as herein provided. In the event that the Corporation is required to mail such cheque or share certificate, such mailing shall be made by prepaid mail to the registered address of each person who at the date of mailing is a registered Holder and who is entitled to receive such cheque or share certificate. (b) Any notice, cheque, invitation for tenders or other communication from the Corporation herein provided for shall be sufficiently given if delivered or if sent by first class unregistered mail, postage prepaid, to the Holders at their respective addresses appearing on the books of the Corporation, or in the case of joint Holders, to the address of the one whose name appears first in the securities register of the Corporation as one of such joint Holders or, in the event of the address of any of such Holders not so appearing, then at the last address of such Holder known to the Corporation. Accidental failure to give such notice, invitation for tenders or other communication to one or more Holders shall not affect the validity of the not ices, invitations for tenders or other communications properly given or any action taken pursuant to such notice, invitation for tender or other communication but, upon such failure being discovered, the notice, invitation for tenders or other communication, as the case may be, shall be sent forthwith to such Holder or Holders. (c) If any notice, cheque, invitation for tenders or other communication from the Corporation given to a Holder of Series F Preferred Shares pursuant to paragraph (b) is returned on three consecutive occasions because the Holder cannot be found, the Corporation shall not be required to give or mail any further notices, cheques, invitations for tenders or other communications to such shareholder until the Holder informs the Corporation in writing of such Holder’s new address. 13. Interpretation 13.1 Definitions For the purposes hereof, the following capitalized terms shall have the following meanings, unless the context otherwise requires: “Annual Fixed Dividend Rate” means, for any Subsequent Fixed Rate Period, the rate (expressed as a percentage rate rounded down to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the sum of the Government of Canada Yield on the applicable Fixed Rate Calculation Date plus 2.16%. “Bloomberg Screen GCAN5YR Page” means the display designated as page “GCAN5YR<INDEX>” on the Bloomberg Financial L.P. service (or such other page as may replace the GCAN5YR page on that service) for purposes of displaying Government of Canada bond yields. “Board of Directors” means the board of directors of the Corporation. “Book-Entry System” means the record entry securities transfer and pledge system administered by the Depository in accordance with its operating rules and procedures in force from time to time or any successor system thereof.

“Business Day” means a day other than a Saturday, a Sun day or any other day that is treated as a holiday in the province of Ontario. “Conversion Privilege” has the meaning attributed to it in Section 5.1(a). “Depository” means CDS Clearing and Depository Services Inc. and its nominees or any successor carrying on the business as a depository, which is approved by the Corporation. “Dividend Payment Date” in respect of the dividends payable on the Series F Preferred Shares means the last Business Day of each Quarterly Floating Rate Period in each year. “Election Notice” has the meaning attributed to it in Section 5.3(a). “Fixed Rate Calculation Date” means, for any Subsequent Fixed Rate Period, the 30th day prior to the first day of such Subsequent Fixed Rate Period. “Floating Quarterly Dividend Rate” means, for any Quarterly Floating Rate Period, the rate (expressed as a percentage rate rounded down to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the sum of the T-Bill Rate on the applicable Floating Rate Calculation Date plus 2.16% (calculated on the basis of the actual number of days elapsed in such Quarterly Floating Rate Period divided by 365). “Floating Rate Calculation Date” means, for any Quarterly Floating Rate Period, the 30th day prior to the first day of such Quarterly Floating Rate Period. “Government of Canada Yield” on any date means the yield to maturity on such date (assuming semi-annual compounding) of a Canadian dollar denominated non-callable Government of Canada bond with a term to maturity of five years as quoted as of 10:00 a.m. (Toronto time) on such date and which appears on the Bloomberg Screen GCAN5YR Page on such date; provided that, if such rate does not appear on the Bloomberg Screen GCAN5YR Page on such date, the Government of Canada Yield will mean the average of the yields determined by two registered Canadian investment dealers selected by the Corporation , as being the yield to maturity on such date (assuming semi-annual compounding) which a Canadian dollar denominated non-callable Government of Canada bond would carry if issued in Canadian dollars at 100% of its principal amount on such date with a term to maturity of five years. “Holder” has the meaning attributed to it in Section 2.1. “Ineligible Person” means any person whose address is in, or whom the Corporation or the Transfer Agent for the Series F Preferred Shares has reason to believe is a resident of, any jurisdiction outside Canada where the issue or delivery to that person of Series F Preferred Shares or Series E Preferred Shares would require the Corporation to take any action to comply with securities or analogous laws of that jurisdiction. “Quarterly Commencement Date” means the last business day of each of March, June, September and December in each year. “Quarterly Floating Rate Period” means, for the initial Quarterly Floating Rate Period, the period commencing on April 1, 2015 and ending on and including June 29, 2015, and thereafter the period from and including the day immediately following the end of the immediately preceding Quarterly Floating Rate Period to but excluding the next succeeding Quarterly Commencement Date. “Redemption Price” has the meaning attributed to it in Section 4. “Series E Preferred Shares” means the Cumulative 5-Year Rate Reset Preferred Shares, Series E of the Corporation “Series F Conversion Date” has the meaning attributed to it in Section 4. “Series F Dividends” has the meaning attributed to it in Section 2.1. “Series F Preferred Shares” has the meaning attributed to it in the introductory paragraph to these Series F Preferred Shares Provisions.

“Subsequent Fixed Rate Period” means for the initial Subsequent Fixed Rate Period, the period commencing on April 1, 2015 and ending on and including March 31, 2020 and for each succeeding Subsequent Fixed Rate Period, the period commencing on the day immediately following the end of the immediately preceding Subsequent Fixed Rate Period and ending on and including March 31st in the fifth year thereafter. “Tax Act” means the Income Tax Act (Canada). “T-Bill Rate” means, for any Quarterly Floating Rate Period, the average yield expressed as a percentage per annum on three-month Government of Canada Treasury Bills, as reported by the Bank of Canada, for the most recent treasury bills auction preceding the applicable Floating Rate Calculation Date. “Transfer Agent” means CIBC Mellon Trust Corporation, a trust company existing under the laws of Canada, or such other person as from time to time may be the registrar and transfer agent for the Series F Preferred Shares. 13.2 Interpretation of terms In the provisions herein contained attaching to the Series F Preferred Shares: (a) “accrued and unpaid dividends” means the aggregate of (i) all unpaid Series F Dividends (whether or not declared) for any completed Quarterly Floating Rate Period; and (ii) a cash amount calculated as though Series F Dividends had been accruing on a day to day basis from and including the date on which the last quarterly dividend was payable up to and including the date to which the computation of accrued dividends is to be made; (b) “in priority to”, “on a parity with” and “junior to” have reference to the order of priority in payment of dividends, return of capital and in the distribution of assets in the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs; (c) in the event that any date on which any Series F Dividend is payable by the Corporation, or any date on or by which any other action is requi red to be taken by the Corporation or the Holders hereunder, is not a Business Day (as defined above), then such dividend shall be payable, or such other action shall be required to be taken, on or by the next succeeding day that is a Business Day; (d) in the event of the non-receipt of a cheque by a Holder of Series F Preferred Shares entitled to the cheque, or the loss or destruction of the cheque, the Corporation, on being furnished with reasonable evidence of non-receipt, loss or destruction, and an indemnity reasonably satisfactory to the Corporation, will issue to the Holder a replacement cheque for the amount of the original cheque; (e) the Corporation will be entitled to deduct or withhold from any amount payable to a Holder of Series F Preferred Shares under these Series F Preferred Shares Provisions any amount required by law to be deducted or withheld from that payment; (f) reference to any statute is to that statute as in force from time to time, including any regulations, rules, policy statements or guidelines made under that statute, and includes any statute which may be enacted in substitution of that statute; (g) if it is necessary to convert any amount into Canadian dollars, the Board of Directors will select an appropriate method and rate of exchange to convert any non-Canadian currency into Canadian dollars; and (h) all references herein to a Holder of Series F Preferred Shares shall be interpreted as referring to a registered Holder of the Series F Preferred Shares. 14. Book-Entry Only System 14.1 Transfers etc. Through Participants If the Series F Preferred Shares are held through the Book Entry System then the beneficial owner thereof shall provide instructions with respect to Series F Preferred Shares only to the Depository participant through whom such beneficial owner holds such Series F Preferred Shares and registrations of ownership, transfers, purchases, redem ptions, conversions, surrenders and exchanges of Series F Preferred Shares will be made only through the Book–Entry System. Beneficial owners of Series F Preferred Shares will not have the right to receive share certificates representing their ownership of the Series F Preferred Shares. 14.2 Depository is Registered Holder For the purposes of these Series F Preferred Share provisions, as long as the Depository, or its nominee, is the registered Holder of the Series F Preferred Shares, the Depository, or its nominee, as the case may be, will be considered the sole Holder of the Series F Preferred Shares for the purpose of receiving notices or payments on or in respect of the Series F Preferred Shares, including payments of Series F Dividends, the Redemption Price or accrued and unpaid dividends, and the delivery of Series E Preferred Shares and certificates for those shares on the conversion into Series E Preferred Shares. 14.3 Depository Ceasing to Be Registered Holder If (i) required by applicable law, (ii) the Book–Entry System ceases to exist, (iii) the Depository advises the Corporation that it is no longer willing or able to discharge properly its responsibilities as depository with respect to the Series F Preferred Shares and the Corporation is unable to locate a qualified successor, or (iv) the Corporation, at its option, decides to terminate the registration of the Series F Preferred Shares through the Book–Entry System, then certificates representing the Series F Preferred Shares will be made available. Signature Date Name - Nom Capacity of - en qualité AUTHORIZED OFFICER 2010-01-25 GREG TAYLOR Page 20 of20

Industry Industrie Canada Canada Certificate of Amendment Certificat de modification Canada Business Corporations Act Loi canadienne sur les sociétés par actions FAIRFAX FINANCIAL HOLDINGS LIMITED Corporate name / Denomination sociale 013005-2 Corporation Number / Number de société I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares. JE CERTIFIE que les statute de la société susmentionnée sont modifies aux termes de l’article 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices désignant une série d’actions. /s/Aїssa Aomari Aїssa Aomari Deputy Director / Director adjoint 2010-07-21 Date of Amendment (YYYY-MM-DD) Date de modification (AAAA-MM-JJ)

Industry Industrie Form 4 Formulaire 4 Canada Canada Articles of Amendment Clauses modificatrices Canada Business Corporations Act Loi canadienne sur les sociétés par (CBCA) (s. 27 or 177) actions (LCSA) (art. 27 ou 177) 1 Corporate name Dénomination sociale FAIRFAX FINANCIAL HOLDINGS LIMITED 2 Corporation number Numéro de la société 013005-2 3 The articles are amended as follows Les statuts sont modifiés de la façon suivante The corporation amends the description of classes of shares as follows: La description des categories d’actions est moditiée comme suit: See attached schedule / Voir I’annexe ci-jointe 4 Declaration: I certify that I am a director or an officer of the corporation. Declaration : J’atteste que je suis un administrateur ou un dirigeant de la société. Original signed by / Original signé par Rick Salsberg Rick Salsberg 416-367-4941 [illegible] IC [illegible] (2008/04)

1. to create a new series of Preferred Shares, to be designated Cumulative 5-Year Rate Reset Preferred Shares, Series G, and to have attached thereto the authorized number, rights, privileges and restrictions as set out in the attached Schedule A 2. to create a new series of Preferred Shares, to be designated Cumulative Floating Rate Preferred Shares, Series H, and to have attached thereto the authorized number, rights, privileges and restrictions as set out in the attached Schedule A. Schedule A Fairfax Financial Holdings Limited (the “Corporation”) Number and Designation of and Rights, Privileges, Restrictions and Conditions Attaching to the Cumulative 5-Year Rate Reset Preferred Shares, Series G The ninth series of Preferred Shares of the Corporation shall consist of 10,000,000 Preferred Shares designated as Cumulative 5-Year Rate Reset Preferred Shares, Series G (the “Series G Preferred Shares”) and, in addition to the rights, privileges, restrictions and conditions attaching to the Preferred Shares as a class, shall have attached thereto the following rights, privileges, restrictions and conditions: 1. Consideration for Issue The consideration for the issue of each Series G Preferred Share shall be $25.00 or its equivalent in property or past services. 2. Dividends 2.1 Cumulative Preferential Dividends The holders of the Series G Preferred Shares (the “Holders”) shall be entitled to receive, and the Corporation shall pay thereon, as and when declared by the Board of Directors, out of moneys of the Corporation properly applicable to the payment of dividends, cumulative preferential cash dividends (the “Series G Dividends”) payable quarterly at the rates and times herein provided by cheque at par in lawful money of Canada at any branch in Canada of the Corporation’s bankers for the time being or by any other reasonable means the Corporation deems desirable. The Series G Dividends shall accrue on a daily basis. (a) During the Initial Fixed Rate Period, the Series G Dividends will be payable quarterly on the last Business Day of March, June, September and December of each year (each, a “Dividend Payment Date”) at the Initial Fixed Dividend Rate.

The first Series G Dividend will be payable, if declared, on September 30, 2010 and shall be an amount in cash equal to $0.21918 per Series G Preferred Share. On each Dividend Payment Date during the Initial Fixed Rate Period (other than September 30, 2010), the Series G Dividend will be equal to $0.3125 per share. (b) During each Subsequent Fixed Rate Period, Series G Dividends payable on the Series G Preferred Shares will be in an annual amount per share determined by multiplying the Annual Fixed Dividend Rate applicable to such Subsequent Fixed Rate Period by $25.00, and shall be payable quarterly on each Dividend Payment Date during such Subsequent Fixed Rate Period. (c) In respect of each Subsequent Fixed Rate Period, the Corporation will calculate on each Fixed Rate Calculation Date the Annual Fixed Dividend Rate for such Subsequent Fixed Rate Period and will, on the Fixed Rate Calculation Date, give written notice thereof to the Holders. Each such determination by the Corporation of the Annual Fixed Dividend Rate will, in the absence of manifest error, be final and binding upon the Corporation and upon all Holders of Series G Preferred Shares. (d) If on any Dividend Payment Date, the Series G Dividends accrued to such date are not paid in full on all of the Series G Preferred Shares then outstanding, such Series G Dividends, or the unpaid part thereof, shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient monies properly applicable to the payment of such Series G Dividends. (e) The Holders shall not be entitled to any dividends other than or in excess of the Series G Dividends. Series G Dividends shall (except in case of redemption or conversion in which case payment of Series G Dividends shall be made on surrender of the certificate representing the Series G Preferred Shares to be redeemed or converted) be paid by posting in a postage paid envelope addressed to each Holder at the last address of such Holder as it appears on the securities register of the Corporation or, in the case of joint Holders, to the address of that one whose name appears first in the securities register of the Corporation as one of such joint Holders, or, in the event of the address of any Holder not so appearing, then to the address of such Holder last known to the Corporation, a cheque for such Series G Dividends (less any tax required to be deducted) payable to the order of such Holder or, in the case of joint Holders, to the order of all such Holders failing written instructions from them to the contrary. Notwithstanding the foregoing, any dividend cheque may be delivered by the Corporation to a Holder at his address as aforesaid. The posting or delivery of such cheque on or before the date on which such dividend is to be paid to a Holder shall be deemed to be payment and shall satisfy and discharge all liabilities for the payment of such dividends to the extent of the sum represented thereby (plus the amount of any tax required to be deducted as aforesaid) unless such cheque is not paid on due presentation; provided that if the Series G Preferred Shares are held in the Book-Entry System, the Corporation will provide or cause to be provided to the Depository funds in the aggregate amount of the dividends payable on the applicable Dividend Payment

Date (i) by cheque of the Corporation delivered to the Depository not less than two Business Days prior to such Dividend Payment Date or (ii) on or prior to such Dividend Payment Date in such manner as the Corporation and the Depository shall agree. Subject to applicable law, dividends which are represented by a cheque which has not been presented to the Corporation’s bankers for payment or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable shall be forfeited to the Corporation. 2.2 Dividend for Other than a Full Dividend Period The Holders shall be entitled to receive, and the Corporation shall pay thereon, if, as and when declared by the Board of Directors, out of moneys of the Corporation properly applicable to the payment of dividends. Series G Dividends for any period which is less than a full Dividend Period, including any partial period prior to the effective time of a conversion of Series G Preferred Shares into Series H Preferred Shares or after the effective time of a conversion of Series H Preferred Shares into Series G Preferred Shares, as follows. In respect of any period other than the initial Dividend Period that is less than a full Dividend Period, a dividend in an amount per Series G Preferred Share equal to the amount obtained (rounded to four decimal places) when the product of the Annual Fixed Dividend Rate and $25.00 is multiplied by a fraction, the numerator of which is the number of calendar days elapsed in the relevant period and the denominator of which is 365. 3. Rights on Liquidation In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the Holders shall be entitled to receive $25.00 per Series G Preferred Share, together with all Series G Dividends accrued and unpaid (whether or not declared) up to but excluding the date of payment or distribution (less any tax required to be deducted or withheld by the Corporation), before any amounts shall be paid or any assets of the Corporation distributed to the holders of the Multiple Voting Shares or the Subordinate Voting Shares or any other shares ranking junior as to capital to the Series G Preferred Shares. Upon payment of such amounts, the Holders shall not be entitled to share in any further distribution of the assets of the Corporation. 4. Redemption at the Option of the Corporation The Corporation may not redeem any of the Series G Preferred Shares prior to September 30, 2015. On September 30, 2015 and on September 30 every five years thereafter (each, a “Series G Conversion Date”), the Corporation may, subject to applicable law and to the provisions described under Section 6 below, upon giving notice as hereinafter provided, at its option, without the consent of the Holders redeem all, or any part, of the then outstanding Series G Preferred Shares by the payment of an amount in cash for each Series G Preferred Share so redeemed equal to $25.00 per Series G Preferred Share, together with the Series G Dividends accrued and unpaid (whether or not declared) up to but excluding the date fixed for redemption (less any tax required to be deducted and withheld by the Corporation) (the “Redemption Price”).

If less than all of the then outstanding Series G Preferred Shares are at any time to be redeemed, then the particular Series G Preferred Shares to be redeemed shall be selected on a pro rata basis disregarding fractions or, if the Series G Preferred Shares are at such time listed on an exchange, with the consent of such exchange, in such manner as the Board of Directors in its sole discretion may, by resolution determine. The Corporation shall give notice in writing not less than 30 days nor more than 60 days prior to the applicable Series G Conversion Date of its intention to redeem such Series G Preferred Shares to each person who at the date of giving such notice is the Holder of Series G Preferred Shares to be redeemed. Any such notice shall be validly and effectively given on the date on which it is sent and such notice shall be given and sent by posting the same in a postage paid envelope addressed to each Holder of Series G Preferred Shares to be redeemed at the last address of such Holder as it appears on the securities register of the Corporation, or in the case of joint Holders, to the address of that one whose name appears first in the securities register of the Corporation as one of such joint Holders or, in the event of the address of any Holder not so appearing, then to the address of such Holder last known to the Corporation, provided that the accidental failure or omission to give any such notices as aforesaid to one or more of such Holders shall not affect the validity of the redemption as to the other Holders to be redeemed. Such notice shall set out the number of such Series G Preferred Shares held by the person to whom it is addressed which are to be redeemed and the Redemption Price and shall also set out the date on which the redemption is to take place. On and after the date so specified for redemption, the Corporation shall pay or cause to be paid to the Holders to be redeemed the Redemption Price on presentation and surrender, at any place within Canada designated by such notice, of the certificate or certificates for such Series G Preferred Shares so called for redemption. Such payment shall be made by cheque payable at par at any branch in Canada of the Corporation’s bankers for the time being or by any other reasonable means the Corporation deems desirable and shall be a full and complete discharge of the Corporation’s obligation to pay the Redemption Price owed to the Holders of Series G Preferred Shares so called for redemption unless the cheque is not honoured when presented for payment. From and after the date specified in any such notice, the Series G Preferred Shares called for redemption shall cease to be entitled to Series G Dividends and the Holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof, except to receive the Redemption Price therefor, provided that if payment of the Redemption Price shall not be duty made by the Corporation on or before the date fixed for redemption, the Corporation shall forthwith thereafter return the Holder’s deposited share certificate or certificates to the Holder. At any time after notice of redemption is given as aforesaid, the Corporation shall have the right to deposit the Redemption Price of any or all Series G Preferred Shares called for redemption (less any tax required to be deducted and withheld by the Corporation), or such part thereof as at the time of deposit has not been claimed by the Holders entitled thereto, with any chartered bank or banks or with any trust company or trust companies in Canada named in the notice of redemption to the credit of a special account or accounts in trust for the respective Holders of such shares, to be paid to them respectively upon surrender to such bank or banks or trust company or trust companies of the certificate or certificates representing the same. Upon such deposit or deposits being made, such shares shall be deemed to be redeemed on the redemption date specified in the notice of redemption. After the Corporation has made a deposit as aforesaid with respect to any shares, the Holders thereof shall not, from and after the redemption date, be entitled to exercise any of the rights of shareholders in respect thereof and the rights of the Holders thereof shall be limited to receiving a proportion of the amounts so deposited applicable to such shares, without interest. Any interest allowed on such deposit shall belong to the Corporation. Subject to applicable law, redemption monies that are represented by a cheque which has not been presented to the Corporation’s bankers for payment or that otherwise remain unclaimed (including monies held in deposit as provided for above) for a period of six years from the date specified for redemption shall be forfeited to the Corporation. 5. Conversion of Series G Preferred Shares 5.1 Conversion at the Option of the Holder (a) Holders of Series G Preferred Shares will have the right, at their option, on each Series G Conversion Date, to convert, subject to the applicable law, and the terms and provisions hereof, all or any part of the then outstanding Series G Preferred Shares registered in their name into Series H Preferred Shares on the basis of one (1) Series H Preferred Share for each Series G Preferred Share. The Corporation will provide written notice not less than 30 and not more than 60 days prior to the applicable Series G Conversion Date to the Holders of the conversion privilege provided for herein (the “Conversion Privilege”). Such notice shall (i) set out the Series G Conversion Date, and (ii) include instructions to such Holders as to the method by which such Conversion Privilege may be exercised, as described in Section 5.3. On the 30th day prior to each Series G Conversion Date, the Corporation will provide to the Holders written notice of the Floating Quarterly Dividend Rate applicable to the Series H Preferred Shares for the next succeeding Quarterly Floating Rate Period and the Annual Fixed Dividend Rate applicable to the Series G Preferred Shares for the next succeeding Subsequent Fixed Rate Period, in each case as determined by the Corporation. (b) If the Corporation gives notice as provided in Section 4 to the Holders of the redemption of all the Series G Preferred Shares, the Corporation will not be required to give notice as provided in this Section 5.1 to the Holders of the Floating Quarterly Dividend Rate, Annual Fixed Dividend Rate or Conversion Privilege and the right of any Holder of Series G Preferred Shares to convert such Series G Preferred Shares as herein provided will cease and terminate in that event. (c) Holders of Series G Preferred Shares shall not be entitled to convert their shares into Series H Preferred Shares on a Series G Conversion Date if the Corporation determines that there would remain outstanding on the Series G Conversion Date less than 1,000,000 Series H Preferred Shares after taking into account all Series G Preferred Shares tendered for conversion into Series H Preferred Shares and all Series H Preferred Shares tendered for conversion into Series G Preferred Shares. The Corporation will give written notice thereof to all affected Holders of Series G Preferred Shares at least seven (7) days prior to the applicable Series G Conversion Date and, subject to the provisions of Section 14, will issue and deliver, or cause to be delivered, prior to such Series G Conversion Date, at the expense of the Corporation, to such Holders of Series G Preferred Shares, who have surrendered for conversion any endorsed certificate or certificates representing Series G Preferred Shares, new certificates representing the Series G Preferred Shares represented by any certificate or certificates surrendered as aforesaid. 5.2 Automatic Conversion If the Corporation determines that there would remain outstanding on a Series G Conversion Date less than 1,000,000 Series G Preferred Shares after taking into account all Series G Preferred Shares tendered for conversion into Series H Preferred Shares and all Series H Preferred Shares tendered for conversion into Series G Preferred Shares, then, all, but not part, of the remaining outstanding Series G Preferred Shares will automatically be converted into Series H Preferred Shares on the basis of one (1) Series H Preferred Share for each Series G Preferred Share on the applicable Series G Conversion Date. The Corporation shall give notice in writing thereof to the Holders of such remaining Series G Preferred Shares at least seven (7) days prior to the Series G Conversion Date. 5.3 Manner of Conversion (a) Subject to the provisions of Section 14, the Conversion Privilege may be exercised by notice in writing-(an “Election Notice”) given not earlier than the 30th day prior to a Series G Conversion Date but not later than 5:00 p.m. (Toronto tune) on the 15th day preceding the applicable Series G Conversion Date during usual business hours at any principal transfer office of the Transfer Agent, or such other place or places in Canada as the Corporation may agree, accompanied by (1) payment or evidence of payment of the tax (if any) payable as provided in this Section 5.3; and (2) the certificate or certificates representing the Series G Preferred Shares in respect of which the Holder thereof desires to exercise the Conversion Privilege with the transfer form on the back thereof or other appropriate stock transfer power of attorney duly endorsed by the Holder, or his or her attorney duly authorized in writing, in which Election Notice such Holder may also elect to convert part only of the Series G Preferred Shares represented by such certificate or certificates not theretofore called for redemption in which event the Corporation will issue and deliver or cause to be delivered to such Holder, at the expense of the Corporation, a new certificate representing the Series G Preferred Shares represented by such certificate or certificates that have not been converted. Each Election Notice will be irrevocable once received by the Corporation. (b) If the Corporation does not receive an Election Notice from a Holder of Series G Preferred Shares during the notice period therefor, then the Series G Preferred Shares shall be deemed not to have been converted (except in the case of an automatic conversion pursuant to Section 5.2). (c) Subject to the provisions of Section 14, in the event the Corporation is required to convert all remaining outstanding Series G Preferred Shares into Series H Preferred Shares on the applicable Series G Conversion Date as provided for in

Section 5.2, the Series G Preferred Shares in respect of which the Holders have not previously elected to convert will be converted on the Series G Conversion Date into Series H Preferred Shares and the Holders thereof will be deemed to be holders of Series H Preferred Shares at 5:00 p.m. (Toronto time) on the Series G Conversion Date and will be entitled, upon surrender during usual business hours at any principal transfer office of the Transfer Agent, or such other place or places in Canada as the Corporation may agree, of the certificate or certificates representing Series G Preferred Shares not previously surrendered for conversion, to receive a certificate or certificates representing the same number of Series H Preferred Shares in the manner and subject to the terms and provisions as provided in this Section 5.3. (d) Subject to the provisions of Section 14, as promptly as practicable after the Series G Conversion Date, the Corporation will issue and deliver, or cause to be delivered to or upon the written order of the Holder of the Series G Preferred Shares so surrendered in accordance with this Section 5.3, a certificate or certificates, issued in the name of, or in such name or names as may be directed by, such Holder representing the number of fully-paid and non-assessable Series H Preferred Shares and the number of remaining Series G Preferred Shares, if any, to which such Holder is entitled. Such conversion will be deemed to have been made at 5:00 p.m. (Toronto time) on the Series G Conversion Date, so that the rights of the Holder of such Series G Preferred Shares as the Holder thereof will cease at such time and the person or persons entitled to receive the Series H Preferred Shares upon such conversion will be treated for all purposes as having become the holder or holders of record of such Series H Preferred Shares at such time. (e) The Holder of any Series G Preferred Share on the record date for any Series G Dividends declared payable on such share will be entitled to such dividends notwithstanding that such share is converted into Series H Preferred Shares after such record date and on or before the date of the payment of such dividend. (f) Subject to the provisions of Section 14, the issuance of certificates for the Series H Preferred Shares upon the conversion of Series G Preferred Shares will be made without charge to the converting Holders for any fee or tax in respect of the issuance of such certificates or the Series H Preferred Shares represented thereby; provided, however, that the Corporation will not be required to pay any tax that may be imposed upon the person or persons to whom such Series H Preferred Shares are issued in respect of the issuance of such Series H Preferred Shares or the certificate therefor or any security transfer taxes, and the Corporation will not be required to issue or deliver a certificate or certificates in a name or names other than that of the holder of the Series H Preferred Shares converted unless the person or persons requesting the issuance thereof has paid to the Corporation the amount of any such security transfer tax or has established to the satisfaction of the Corporation that such tax has been paid.

5.4 Status of Converted Series G Preferred Shares All Series G Preferred Shares converted into Series H Preferred Shares on a Series G Conversion Date shall not be cancelled but shall be restored to the status of authorized but unissued shares of the Corporation as at the close of business on the Series G Conversion Date and available for issuance on the conversion of the Series H Preferred Shares. 5.5 Right Not to Deliver Series G Preferred Shares On the exercise of the Conversion Privilege by a Holder of Series G Preferred Shares, the Corporation reserves the right not to deliver Series H Preferred Shares to any Ineligible Person. 6. Restrictions on Dividends and Retirement and Issue of Shares So long as any of the Series G Preferred Shares are outstanding, the Corporation shall not, without the approval of the Holders: (a) declare, pay or set apart for payment any dividends (other than stock dividends payable in shares of the Corporation ranking as to capital and dividends junior to the Series G Preferred Shares) on shares of the Corporation ranking as to dividends junior to the Series G Preferred Shares; (b) except out of the net cash proceeds of a substantially concurrent issue of shares of the Corporation ranking as to return of capital and dividends junior to the Series G Preferred Shares, redeem or call for redemption, purchase or otherwise pay off, retire or make any return of capital in respect of any shares of the Corporation ranking as to capital junior to the Series G Preferred Shares; (c) redeem or call for redemption, purchase, or otherwise pay off or retire for value or make any return of capital in respect of less than all of the Series G Preferred Shares then outstanding; or (d) except pursuant to any purchase obligation, sinking fund, retraction privilege or mandatory redemption provisions attaching thereto, redeem or call for redemption, purchase or otherwise pay off, retire or make any return of capital in respect of any preferred shares of the Corporation, ranking as to the payment of dividends or return of capital on a parity with the Series G Preferred Shares; unless, in each such case, all accrued and unpaid dividends up to and including the dividends payable for the last completed Dividend Period and on all other shares of the Corporation ranking prior to or on a parity with the Series G Preferred Shares with respect to the payment of dividends have been declared and paid or set apart for payment.

7. Purchase for Cancellation Subject to applicable law and to the provisions in Section 6, the Corporation may at any time purchase for cancellation the whole or any part of the Series G Preferred Shares outstanding from time to time, in the open market through or from an investment dealer or any firm holding membership on a recognized stock exchange, or by private agreement or otherwise, at the lowest price or prices at which, in the opinion of the Board of Directors, such shares are obtainable. 8. Voting Rights The Holders will not (except as otherwise provided by law and except for meetings of the holders of preferred shares of the Corporation as a class and meetings of the Holders as a series) be entitled to receive notice of, attend, or vote at any meeting of shareholders of the Corporation unless and until the Corporation shall have failed to pay eight quarterly Series G Dividends, whether or not consecutive and whether or not such dividends have been declared and whether or not there are any monies of the Corporation properly applicable to the payment of dividends. In the event of such non-payment, and for only so long as any such dividends remain in arrears, the Holders will be entitled to receive notice of, and to attend, meetings of shareholders of the Corporation at which directors are to be elected and such Holders shall have the right, at any such meeting, to one vote for each Series G Preferred Share held. No other voting rights shall attach to the Series G Preferred Shares in any circumstances. Upon payment by the Corporation of the entire amount of all Series G Dividends in arrears, the voting rights of the Holders shall forthwith cease (unless and until the same default shall again arise under the provisions of this Section 8 in which event such voting rights shall become effective again and so on from time to time). Except in respect of the issuance of shares as a result of the conversion of the Series G Preferred Shares or other shares ranking prior to or on a parity with the Series G Preferred Shares in accordance with their terms or the issuance of Series G Preferred Shares as a result of the conversion of the Series H Preferred Shares in accordance with their terms, so long as any Series G Preferred Shares are outstanding, the Corporation will not, without the prior approval of the holders of the Series G Preferred Shares, create or issue any shares ranking prior to or on a parity with the Series G Preferred Shares with respect to repayment of capital or payment of dividends, provided that the Corporation may without such approval issue additional series of preferred shares ranking on a parity with the Series G Preferred Shares if all dividends (whether or not declared) then payable on the Series G Preferred Shares shall have been paid or set apart for payment. 9. Modifications The provisions attaching to we Series G Preferred Shares as a series may be repealed, altered, modified or amended from time to time with such approval as may then be required by the Canada Business Corporations Act, any such approval to be given in accordance with Section 10.

10. Approval of Holders of Series G Preferred Shares 10.1 Approval Except as otherwise provided herein, any approval of the Holders with respect to any matters requiring the consent of the Holders may be given in such manner required by law, subject to a minimum requirement that such approval be given by a resolution signed by all the Holders of Series G Preferred Shares or passed by the affirmative vote of at least 66 2/3% of the votes cast by the Holders of Series G Preferred Shares who voted in respect of that resolution at a meeting of the Holders duly called for that purpose and at which the Holders of a majority of the outstanding Series G Preferred Shares are present or represented by proxy. If at any such meeting the Holder(s) of a majority of the then outstanding Series G Preferred Shares are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than 15 days thereafter and to such time and place as may be designated by the chairman of such meeting, and not less than 10 days’ written notice shall be given of such adjourned meeting. At such adjourned meeting, the Holders(s) of Series G Preferred Shares represented in person or by proxy may transact the business for which the meeting was originally called and the Holders of Series G Preferred Shares then represented in person or by proxy shall form the necessary quorum. At any meeting of Holders of Series G Preferred Shares as a series, each such Holder shall be entitled to one vote in respect of each Series G Preferred Share held. 10.2 Formalities, etc. The proxy rules applicable to, the formalities to be observed in respect of the giving notice of, and the formalities to be observed in respect of the conduct of, any meeting or any adjourned meeting of Holders shall be those from time to time prescribed by the by-laws of the Corporation with respect to meetings of shareholders or, if not so prescribed, as required by law. On every poll taken at every meeting of Holders of Series G Preferred Shares, each such Holder entitled to vote thereat shall be entitled to one vote in respect of each Series G Preferred Share held. 11. Tax Election The Corporation shall elect, in the manner and within the time provided under Section 191.2 of the Tax Act, or any successor or replacement provision of similar effect, and take all other necessary action under the Tax Act, to pay tax at a rate such that no Holder of the Series G Preferred Shares will be required to pay tax under Section 187.2 of Part IV. I of the Tax Act or any successor or replacement provision of similar effect on dividends received on the Series G Preferred Shares. Nothing in this paragraph shall prevent the Corporation from entering into an agreement with a taxable Canadian corporation with which it is related to transfer all or a portion of the Corporation’s liability for tax under Section 191.1 of the Tax Act to that taxable Canadian corporation in accordance with the provisions of Section 191.3 of the Tax Act. 12. Notices (a) If the Board of Directors determines that mail service is or is threatened to be interrupted at the time when the Corporation is required or elects to give any notice hereunder by mail, or is required to send any cheque or any share certificate to a Holder of Series G Preferred Shares, whether in connection with the redemption or conversion of such share or otherwise, the Corporation may, notwithstanding the provisions hereof. (i) give such notice by publication thereof once in a daily English language newspaper of general circulation published in each of Vancouver, Calgary, Winnipeg, Toronto, Montreal and Halifax, and once in a daily French language newspaper published in Montreal and such notice shall be deemed to have been validly given on the day next succeeding its publication in all of such cities; and (ii) fulfill the requirement to send such cheque or such share certificate by arranging for the delivery thereof to such Holder by the Transfer Agent at its principal offices in the cities of Vancouver, Toronto and Montreal, and such cheque and/or share certificate shall be deemed to have been sent on the date on which notice of such arrangement shall have been given as provided in (a) above, provided that as soon as the Board of Directors determines that mail service is no longer interrupted or threatened to be interrupted, such cheque or share certificate, if not theretofore delivered to such Holder, shall be sent by mail as herein provided. In the event that the Corporation is required to mail such cheque or share certificate, such mailing shall be made by prepaid mail to the registered address of each person who at the date of mailing is a registered Holder and who is entitled to receive such cheque or share certificate. (b) Any notice, cheque, invitation for tenders or other communication from the Corporation herein provided for shall be sufficiently given if delivered or if sent by first class unregistered mail, postage prepaid, to the Holders at their respective addresses appearing on the books of the Corporation, or in the case of joint Holders, to the address of the one whose name appears first in the securities register of the Corporation as one of such joint Holders or, in the event of the address of any of such Holders not so appearing, then at the last address of such Holder known to the Corporation. Accidental failure to give such notice, invitation for tenders or other communication to one or more Holders shall not affect the validity of the notices, invitations for tenders or other communications properly given or any action taken pursuant to such notice, invitation for tender or other communication but, upon such failure being discovered, the notice, invitation for tenders or other communication, as the case may be, shall be sent forthwith to such Holder or Holders. (c) If any notice, cheque, invitation for tenders or other communication from the Corporation given to a Holder of Series G Preferred Shares pursuant to paragraph (b) is returned on three consecutive occasions because the Holder cannot be found, the Corporation shall not be required to give or mail any further notices, cheques, invitations for tenders or other communications to such shareholder until the Holder informs the Corporation in writing of such Holder’s new address.

13. Interpretation 13.1 Definitions For the purposes hereof, the following capitalized terms shall have the following meanings, unless the context otherwise requires: “Annual Fixed Dividend Rate” means, for any Subsequent Fixed Rate Period, the rate (expressed as a percentage rate rounded down to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the sum of the Government of Canada Yield on the applicable Fixed Rate Calculation Date plus 2.56%. “Bloomberg Screen GCAN5YR Page” means the display designated as page “GCAN5YR<INDEX>” on the Bloomberg Financial L.P. service (or such other page as may replace the GCAN5YR page on that service) for purposes of displaying Government of Canada bond yields. “Board of Directors” means the board of directors of the Corporation. “Book-Entry System” means the record entry securities transfer and pledge system administered by the Depository in accordance with its operating rules and procedures in force from time to time or any successor system thereof. “Business Day” means a day other than a Saturday, a Sunday or any other day that is treated as a holiday in the province of Ontario. “Conversion Privilege” has the meaning attributed to it in Section 5.1(a). “Depository” means CDS Clearing and Depository Services Inc. and its nominees or any successor carrying on the business as a depository, which is approved by the Corporation. “Dividend Payment Date” has the meaning attributed to it in Section 2.1(a). “Dividend Period” means the period from and including the Issue Date up to and including September 30, 2010 and, thereafter, the period from and including the date immediately following a Dividend Payment Date up to and including the next succeeding Dividend Payment Date. “Election Notice” has the meaning attributed to it in Section 5.3(a). “Fixed Rate Calculation Date” means, for any Subsequent Fixed Rate Period, the 30th day prior to the first day of such Subsequent Fixed Rate Period. “Floating Quarterly Dividend Rate” means, for any Quarterly Floating Rate Period, the rate (expressed as a percentage rate rounded down to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the sum of the T-Bill Rate on the applicable Floating Rate Calculation Date plus 2.56% (calculated on the basis of the actual number of days elapsed in such Quarterly Floating Rate Period divided by 365). “Floating Rate Calculation Date” means, for any Quarterly Floating Rate Period, the 30th day prior to the first day of such Quarterly Floating Rate Period. “Government of Canada Yield” on any date means the yield to maturity on such date (assuming semi-annual compounding) of a Canadian dollar denominated non-callable Government of Canada bond with a term to maturity of five years as quoted as of 10:00 a.m. (Toronto time) on such date and which appears on the Bloomberg Screen GCAN5YR Page on such date; provided that, if such rate does not appear on the Bloomberg Screen GCAN5YR Page on such date, the Government of Canada Yield will mean the average of the yields determined by two registered Canadian investment dealers selected by the Corporation, as being the yield to maturity on such date (assuming semi-annual compounding) which a Canadian dollar denominated non-callable Government of Canada bond would carry if issued in Canadian dollars at 100% of its principal amount on such date with a term to maturity of five years. “Holder” has the meaning attributed to it in Section 2.1. “Ineligible Person” means any person whose address is in, or whom the Corporation or the Transfer Agent for the Series G Preferred Shares has reason to believe is a resident of, any jurisdiction outside Canada where the issue or delivery to that person of Series G Preferred Shares or Series H Preferred Shares would require the Corporation to take any action to comply with securities or analogous laws of that jurisdiction. “Initial Fixed Dividend Rate” means 5.0% per annum. “Initial Fixed Rate Period” means the period commencing on the Issue Date and ending on and including September 30, 2015. “Issue Date” means the date on which Series G Preferred Shares are first issued. “Quarterly Commencement Date” means the last business day of each of March, June, September and December in each year. “Quarterly Floating Rate Period” means, for the initial Quarterly Floating Rate Period, the period commencing on October 1, 2015 and ending on and including December 30, 2015, and thereafter the period from and including the day immediately following the end of the immediately preceding Quarterly Floating Rate Period to but excluding the next succeeding Quarterly Commencement Date. “Redemption Price” has the meaning attributed to it in Section 4. “Series G Conversion Date” has the meaning attributed to it in Section 4. “Series G Dividends” has the meaning attributed to it in Section 2.1.

“Series G Preferred Shares” has the meaning attributed to it in the introductory paragraph to these Series G Preferred Shares Provisions. “Series H Preferred Shares” means the Cumulative Floating Rate Preferred Shares, Series H of the Corporation. “Subsequent Fixed Rate Period” means for the initial Subsequent Fixed Rate Period, the period commencing on October 1, 2015 and ending on and including September 30, 2020 and for each succeeding Subsequent Fixed Rate Period, the period commencing on the day immediately following the end of the immediately preceding Subsequent Fixed Rate Period and ending on and including September 30th in the fifth year thereafter. “Tax Act” means the Income Tax Act (Canada). “T-Bill Rate” means, for any Quarterly Floating Rate Period, the average yield expressed as a percentage per annum on three-month Government of Canada Treasury Bills, as reported by the Bank of Canada, for the most recent treasury bills auction preceding the applicable Floating Rate Calculation Date. “Transfer Agent” means CIBC Mellon Trust Corporation, a trust company existing under the laws of Canada, or such other person as from time to time may be the registrar and transfer agent for the Series G Preferred Shares. 13.2 Interpretation of terms In the provisions herein contained attaching to the Series G Preferred Shares: (a) “accrued and unpaid dividends” means the aggregate of (i) all unpaid Series G Dividends (whether or not declared) for any completed Dividend Period; and (ii) a cash amount calculated as though Series G Dividends had been accruing on a day to day basis from the end of the most recently completed Dividend Period up to and including the date to which the computation of accrued dividends is to be made; (b) “in priority to”, “on a parity with” and “junior to” have reference to the order of priority in payment of dividends, return of capital and in the distribution of assets in the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs; (c) in the event that any date on which any Series G Dividend is payable by the Corporation, or any date on or by which any other action is required to be taken by the Corporation or the Holders hereunder, is not a Business Day (as defined above), then such dividend shall be payable, or such other action shall be required to be taken, on or by the next succeeding day that is a Business Day;

(d) in the event of the non-receipt of a cheque by a Holder of Series G Preferred Shares entitled to the cheque, or the loss or destruction of the cheque, the Corporation, on being furnished with reasonable evidence of non-receipt, loss or destruction, and an indemnity reasonably satisfactory to the Corporation, will issue to the Holder a replacement cheque for the amount of the original cheque; (e) the Corporation will be entitled to deduct or withhold from any amount payable to a Holder of Series G Preferred Shares under these Series G Preferred Shares Provisions any amount required by law to be deducted or withheld from that payment; (f) reference to any statute is to that statute as in force from time to time, including any regulations, rules, policy statements or guidelines made under that statute, and includes any statute which may be enacted in substitution of that statute; (g) if it is necessary to convert any amount into Canadian dollars, the Board of Directors will select an appropriate method and rate of exchange to convert any non-Canadian currency into Canadian dollars; and (h) all references herein to a Holder of Series G Preferred Shares shall be interpreted as referring to a registered Holder of the Series G Preferred Shares. 14. Book-Entry Only System 14.1 Transfers etc. Through Participants If the Series G Preferred Shares are held through the Book-Entry System then the beneficial owner thereof shall provide instructions with respect to Series G Preferred Shares only to the Depository participant through whom such beneficial owner holds such Series G Preferred Shares and registrations of ownership, transfers, purchases, redemptions, conversions, surrenders and exchanges of Series G Preferred Shares will be made only through the Book-Entry System. Beneficial owners of Series G Preferred Shares will not have the right to receive share certificates representing their ownership of the Series G Preferred Shares. 14.2 Depository is Registered Holder For the purposes of these Series G Preferred Share provisions, as long as the Depository, or its nominee, is the registered Holder of the Series G Preferred Shares, the Depository, or its nominee, as the case may be, will be considered the sole Holder of the Series G Preferred Shares for the purpose of receiving notices or payments on or in respect of the Series G Preferred Shares, including payments of Series G Dividends, the Redemption Price or accrued and unpaid dividends, and the delivery of Series H Preferred Shares and certificates for those shares on the conversion into Series H Preferred Shares. 14.3 Depository Ceasing to Be Registered Holder If (i) required by applicable law, (ii) the Book-Entry System ceases to exist, (iii) the Depository advises the Corporation that it is no longer willing or able to discharge properly its responsibilities as depository with respect to the Series G Preferred Shares and the Corporation is unable to locate a qualified successor, or (iv) the Corporation, at its option, decides to terminate the registration of the Series G Preferred Shares through the Book-Entry System, then certificates representing the Series G Preferred Shares will be made available.

Fairfax Financial Holdings Limited (the “Corporation”) Number and Designation of and Rights, Privileges, Restrictions and Conditions Attaching to the Cumulative Floating Rate Preferred Shares, Series H The tenth series of Preferred Shares of the Corporation shall consist of 10,000,000 Preferred Shares designated as Cumulative Floating Rate Preferred Shares, Series H (the “Series H Preferred Shares”) and, in addition to the rights, privileges, restrictions and conditions attaching to the Preferred Shares as a class, shall have attached thereto the following rights, privileges, restrictions and conditions: 15. Consideration for Issue The consideration for the issue of each Series H Preferred Share shall be $25.00 or its equivalent in property or past services. 16. Dividends 16.1 Cumulative Preferential Dividends The holders of the Series H Preferred Shares (the “Holders”) shall be entitled to receive, and the Corporation shall pay thereon, as and when declared by the Board of Directors, out of moneys of the Corporation properly applicable to the payment of dividends, cumulative preferential cash dividends (the “Series H Dividends”) payable quarterly at the rates and times herein provided by cheque at par in lawful money of Canada at any branch in Canada of the Corporation’s bankers for the time being or by any other reasonable means the Corporation deems desirable. The Series H Dividends shall accrue on a daily basis. (a) During each Quarterly Floating Rate Period, Series H Dividends payable on the Series H Preferred Shares will be in an amount per share determined by multiplying the Floating Quarterly Dividend Rate applicable to such Quarterly Floating Rate Period by $25.00, and shall be payable quarterly on each Dividend Payment Date during such Quarterly Floating Rate Period. (b) In respect of each Quarterly Floating Rate Period, the Corporation will calculate on each Floating Rate Calculation Date the Floating Quarterly Dividend Rate for such Quarterly Floating Rate Period and will, on the Floating Rate Calculation Date, give written notice thereof to the Holders. Each such determination by the Corporation of the Floating Quarterly Dividend Rate will, in the absence of manifest error, be final and binding upon the Corporation and upon all Holders of Series H Preferred Shares. (c) If on any Dividend Payment Date, the Series H Dividends accrued to such date are not paid in full on all of the Series H Preferred Shares then outstanding, such Series H Dividends, or the unpaid part thereof, shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient monies property applicable to the payment of such Series H Dividends. (d) The Holders shall not be entitled to any dividends other than or in excess of the Series H Dividends. Series H Dividends shall (except in case of redemption or conversion in which case payment of Series H Dividends shall be made on surrender of the certificate representing the Series H Preferred Shares to be redeemed or converted) be paid by posting in a postage paid envelope addressed to each Holder at the last address of such Holder as it appears on the securities register of the Corporation or, in the case of joint Holders, to the address of that one whose name appears first in the securities register of the Corporation as one of such joint Holders, or, in the event of the address of any Holder not so appearing, then to the address of such Holder last known to the Corporation, a cheque for such Series H Dividends (less any tax required to be deducted) payable to the order of such Holder or, in the case of joint Holders, to the order of all such Holders failing written instructions from them to the contrary. Notwithstanding the foregoing, any dividend cheque may be delivered by the Corporation to a Holder at his address as aforesaid. The posting or delivery of such cheque on or before the date on which such dividend is to be paid to a Holder shall be deemed to be payment and shall satisfy and discharge all liabilities for the payment of such dividends to the extent of the sum represented thereby (plus the amount of any tax required to be deducted as aforesaid) unless such cheque is not paid on due presentation; provided that if the Series H Preferred Shares are held in the Book-Entry System, the Corporation will provide or cause to be provided to the Depository funds in the aggregate amount of the dividends payable on the applicable Dividend Payment Date (i) by cheque of the Corporation delivered to the Depository not less than two Business Days prior to such Dividend Payment Date or (ii) on or prior to such Dividend Payment Date in such manner as the Corporation and the Depository shall agree. Subject to applicable law, dividends which are represented by a cheque which has not been presented to the Corporation’s bankers for payment or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable shall be forfeited to the Corporation. 16.2 Dividend for Other than a Full Quarterly Floating Rate Period The Holders shall be entitled to receive, and the Corporation shall pay thereon, if, as and when declared by the Board of Directors, out of moneys of the Corporation properly applicable to the payment of dividends, Series H Dividends for any period which is less than a full Quarterly Floating Rate Period, including any partial period prior to the effective time of a conversion of Series H Preferred Shares into Series G Preferred Shares, or after the effective time of a conversion of Series G Preferred Shares into Series H Preferred Shares, as follows. In respect of any period that is less than a full Quarterly Floating Rate Period, a dividend in an amount per Series H Preferred Share equal to the amount obtained (rounded to four decimal places) when the product of the Floating Quarterly Dividend Rate and $25.00 is multiplied by a fraction, the numerator of which is the number of calendar days elapsed in the relevant period and the denominator of which is the number of calendar days in the Quarterly Floating Rate Period in which such period falls.

17. Rights on Liquidation In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the Holders shall be entitled to receive $25.00 per Series H Preferred Share, together with all Series H Dividends accrued and unpaid (whether or not declared) up to but excluding the date of payment or distribution (less any tax required to be deducted or withheld by the Corporation), before any amounts shall be paid or any assets of the Corporation distributed to the holders of the Multiple Voting Shares or the Subordinate Voting Shares or any other shares ranking junior as to capital to the Series H Preferred Shares. Upon payment of such amounts, the Holders shall not be entitled to share in any further distribution of the assets of the Corporation. 18. Redemption at the Option of the Corporation The Corporation may not redeem any of the Series H Preferred Shares prior to September 30, 2015. Thereafter, the Corporation may, subject to applicable law and to the provisions described under Section 20 below, upon giving notice as hereinafter provided, at its option, at any time without the consent of the Holders redeem all, or from time to time any part, of the then outstanding Series H Preferred Shares by the payment of an amount in cash for each Series H Preferred Share so redeemed equal to (i) in the case of redemptions on September 30, 2020 and on September 30 every five years thereafter (each a “Series H Conversion Date”), $25.00, or (ii) $25.50 in the case of redemptions on any date which is not a Series H Conversion Date after September 30, 2015, in each case including the Series H Dividends accrued and unpaid (whether or not declared) up to but excluding the date fixed for redemption (less any tax required to be deducted and withheld by the Corporation) (the “Redemption Price”). If less than all of the then outstanding Series H Preferred Shares are at any time to be redeemed, then the particular Series H Preferred Shares to be redeemed shall be selected on a pro rata basis disregarding fractions or, if the Series H Preferred Shares are at such time listed on an exchange, with the consent of such exchange, in such manner as the Board of Directors in its sole discretion may, by resolution determine. The Corporation shall give notice in writing not less than 30 days nor more than 60 days prior to the applicable Series H Conversion Date of its intention to redeem such Series H Preferred Shares to each person who at the date of giving such notice is the Holder of Series H Preferred Shares to be redeemed. Any such notice shall be validly and effectively given on the date on which it is sent and such notice shall be given and sent by posting the same in a postage paid envelope addressed to each Holder of Series H Preferred Shares to be redeemed at the last address of such Holder as it appears on the securities register of the Corporation, or in the case of joint Holders, to the address of that one whose name appears first in the securities register of the Corporation as one of such joint Holders or, in the event of the address of any Holder not so appearing, then to the address of such Holder last known to the Corporation, provided that the accidental failure or omission to give any such notices as aforesaid to one or more of such Holders shall not affect the validity of the redemption as to the other Holders to be redeemed. Such notice shall set out the number of such Series H Preferred Shares held by the person to whom it is addressed which are to be redeemed and the Redemption Price and shall also set out the date on which the redemption is to take place. On and after the date so specified for redemption, the Corporation shall pay or cause to be paid to the Holders to be redeemed the Redemption Price on presentation and surrender, at any place within Canada designated by such notice, of the certificate or certificates for such Series H Preferred Shares so called for redemption. Such payment shall be made by cheque payable at par at any branch in Canada of the Corporation’s bankers for the time being or by any other reasonable means the Corporation deems desirable and shall be a full and complete discharge of the Corporation’s obligation to pay the Redemption Price owed to the Holders of Series H Preferred Shares so called for redemption unless the cheque is not honoured when presented for payment. From and after the date specified in any such notice, the Series H Preferred Shares called for redemption shall cease to be entitled to Series H Dividends and the Holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof, except to receive the Redemption Price therefor, provided that if payment of the Redemption Price shall not be duly made by the Corporation on or before the date fixed for redemption, the Corporation shall forthwith thereafter return the Holder’s deposited share certificate or certificates to the Holder. At any time after notice of redemption is given as aforesaid, the Corporation shall have the right to deposit the Redemption Price of any or all Series H Preferred Shares called for redemption (less any tax required to be deducted and withheld by the Corporation), or such part thereof as at the time of deposit has not been claimed by the Holders entitled thereto, with any chartered bank or banks or with any trust company or trust companies in Canada named in the notice of redemption to the credit of a special account or accounts in trust for the respective Holders of such shares, to be paid to them respectively upon surrender to such bank or banks or trust company or trust companies of the certificate or certificates representing the same. Upon such deposit or deposits being made, such shares shall be deemed to be redeemed on the redemption date specified in the notice of redemption. After the Corporation has made a deposit as aforesaid with respect to any shares, the Holders thereof shall not, from and after the redemption date, be entitled to exercise any of the rights of shareholders in respect thereof and the rights of the Holders thereof shall be limited to receiving a proportion of the amounts so deposited applicable to such shares, without interest. Any interest allowed on such deposit shall belong to the Corporation. Subject to applicable law, redemption monies that are represented by a cheque which has not been presented to the Corporation’s bankers for payment or that otherwise remain unclaimed (including monies held in deposit as provided for above) for a period of six years from the date specified for redemption shall be forfeited to the Corporation. 19. Conversion of Series H Preferred Shares 19.1 Conversion at the Option of the Holder (a) Holders of Series H Preferred Shares will have the right, at their option, on each Series H Conversion Date, to convert, subject to the applicable law the terms and provisions hereof, all or any part of the then outstanding Series H Preferred Shares registered in their name into Series G Preferred Shares on the basis of one (1) Series G Preferred Share for each Series H Preferred Share. The Corporation will provide written notice not less than 30 and not more than 60 days prior to the applicable Series H Conversion Date to the Holders of the conversion privilege provided for herein (the “Conversion Privilege”). Such notice shall (i) set out the Series H Conversion Date, and (ii) include instructions to such Holders as to the method by which such Conversion Privilege may be exercised, as described in Section 19.3. On the 30th day prior to each Series H Conversion Date, the Corporation will provide to the Holders written notice of the Floating Quarterly Dividend Rate applicable to the Series H Preferred Shares for the next succeeding Quarterly Floating Rate Period and the Annual Fixed Dividend Rate applicable to the Series G Preferred Shares for the next succeeding Subsequent Fixed Rate Period, in each case as determined by the Corporation. (b) If the Corporation gives notice as provided in Section 18 to the Holders of the redemption of all the Series H Preferred Shares, the Corporation will not be required to give notice as provided in this Section 19.1 to the Holders of the Floating Quarterly Dividend Rate, Annual Fixed Dividend Rate or Conversion Privilege and the right of any Holder of Series H Preferred Shares to convert such Series H Preferred Shares as herein provided will cease and terminate in that event. (c) Holders of Series H Preferred Shares shall not be entitled to convert their shares into Series G Preferred Shares on a Series H Conversion Date if the Corporation determines that there would remain outstanding on the Series H Conversion Date less than 1,000,000 Series G Preferred Shares after taking into account all Series H Preferred Shares tendered for conversion into Series G Preferred Shares and all Series G Preferred Shares tendered for conversion into Series H Preferred Shares. The Corporation will give written notice thereof to all affected Holders of Series H Preferred Shares at least seven (7) days prior to the applicable Series H Conversion Date and, subject to the provisions of Section 28, will issue and deliver, or cause to be delivered, prior to such Series H Conversion Date, at the expense of the Corporation, to such Holders of Series H Preferred Shares, who have surrendered for conversion any endorsed certificate or certificates representing Series H Preferred Shares, new certificates representing the Series H Preferred Shares represented by any certificate or certificates surrendered as aforesaid. 19.2 Automatic Conversion If the Corporation determines that there would remain outstanding on a Series H Conversion Date less than 1,000,000 Series H Preferred Shares after taking into account all Series H Preferred Shares tendered for conversion into Series G Preferred Shares and all Series G Preferred Shares tendered for conversion into Series H Preferred Shares, then, all, but not part, of the remaining outstanding Series H Preferred Shares will automatically be converted into Series G Preferred Shares on the basis of one (1) Series G Preferred Share for each Series H Preferred Share on the applicable Series H Conversion Date. The Corporation shall give notice in writing thereof to the Holders of such remaining Series H Preferred Shares at least seven (7) days prior to the Series H Conversion Date.

19.3 Manner of Conversion (a) Subject to the provisions of Section 28, the Conversion Privilege may be exercised by notice in writing (an “Election Notice”) given not earlier than the 30th day prior to a Series H Conversion Date but not later than 5:00 p.m. (Toronto time) on the 15th day preceding the applicable Series H Conversion Date during usual business hours at any principal transfer office of the Transfer Agent, or such other place or places in Canada as the Corporation may agree, accompanied by (1) payment or evidence of payment of the tax (if any) payable as provided in this Section 19.3; and (2) the certificate or certificates representing the Series H Preferred Shares in respect of which the Holder thereof desires to exercise the Conversion Privilege with the transfer form on the back thereof or other appropriate stock transfer power of attorney duly endorsed by the Holder, or his or her attorney duly authorized in writing, in which Election Notice such Holder may also elect to convert part only of the Series H Preferred Shares represented by such certificate or certificates not theretofore called for redemption in which event the Corporation will issue and deliver or cause to be delivered to such Holder, at the expense of the Corporation, a new certificate representing the Series H Preferred Shares represented by such certificate or certificates that have not been converted. Each Election Notice will be irrevocable once received by the Corporation. (b) If the Corporation does not receive an Election Notice from a Holder of Series H Preferred Shares during the notice period therefor, then the Series H Preferred Shares shall be deemed not to have been converted (except in the case of an automatic conversion pursuant to Section 19.2). (c) Subject to the provisions of Section 28, in the event the Corporation is required to convert all remaining outstanding Series H Preferred Shares into Series G Preferred Shares on the applicable Series H Conversion Date as provided for in Section 19.2, the Series H Preferred Shares in respect of which the Holders have not previously elected to convert will be convened on the Series H Conversion Date into Series G Preferred Shares and the Holders thereof will be deemed to be holders of Series G Preferred Shares at 5:00 p.m. (Toronto time) on the Series H Conversion Date and will be entitled, upon surrender during usual business hours at any principal transfer office of the Transfer Agent, or such other place or places in Canada as the Corporation may agree, of the certificate or certificates representing Series H Preferred Shares not previously surrendered for conversion, to receive a certificate or certificates representing the same number of Series G Preferred Shares in the manner and subject to the terms and provisions as provided in this Section 19.3. (d) Subject to the provisions of Section 28, as promptly as practicable after the Series H Conversion Date, the Corporation will issue and deliver, or cause to be delivered to or upon the written order of the Holder of the Series H Preferred Shares so surrendered in accordance with this Section 19.3, a certificate or certificates, issued in the name of, or in such name or names as may be directed by, such Holder representing the number of fully-paid and non-assessable Series G Preferred Shares and the number of remaining Series H Preferred Shares, if any, to which such Holder is entitled. Such conversion will be deemed to have been made at 5:00 p.m. (Toronto time) on the Series H Conversion Date, so that the rights of the Holder of such Series H Preferred Shares as the Holder thereof will cease at such time and the person or persons entitled to receive the Series G Preferred Shares upon such conversion will be treated for all purposes as having become the holder or holders of record of such Series G Preferred Shares at such time. (e) The Holder of any Series H Preferred Share on the record date for any Series H Dividends declared payable on such share will be entitled to such dividends notwithstanding that such share is converted into Series G Preferred Shares after such record date and on or before the date of the payment of such dividend. (f) Subject to the provisions of Section 28, the issuance of certificates for the Series G Preferred Shares upon the conversion of Series H Preferred Shares will be made without charge to the converting Holders for any fee or tax in respect of the issuance of such certificates or the Series G Preferred Shares represented thereby; provided, however, that the Corporation will not be required to pay any tax that may be imposed upon the person or persons to whom such Series G Preferred Shares are issued in respect of the issuance of such Series G Preferred Shares or the certificate therefor or any security transfer taxes, and the Corporation will not be required to issue or deliver a certificate or certificates in a name or names other than that of the holder of the Series G Preferred Shares converted unless the person or persons requesting the issuance thereof has paid to the Corporation the amount of any such security transfer tax or has established to the satisfaction of the Corporation that such tax has been paid. 19.4 Status of Converted Series H Preferred Shares All Series H Preferred Shares converted into Series G Preferred Shares on a Series H Conversion Date shall not be cancelled but shall be restored to the status of authorized but unissued shares of the Corporation as at the close of business on the Series H Conversion Date and available for issuance on the conversion of the Series G Preferred Shares. 19.5 Right Not to Deliver Series H Preferred Shares On the exercise of the Conversion Privilege by a Holder of Series H Preferred Shares, the Corporation reserves the right not to deliver Series G Preferred Shares to any Ineligible Person.

20. Restrictions on Dividends and Retirement and Issue of Shares So long as any of the Series H Preferred Shares are outstanding, the Corporation shall not, without the approval of the Holders: (a) declare, pay or set apart for payment any dividends (other than stock dividends payable in shares of the Corporation ranking as to capital and dividends junior to the Series H Preferred Shares) on shares of the Corporation ranking as to dividends junior to the Series H Preferred Shares; (b) except out of the net cash proceeds of a substantially concurrent issue of shares of the Corporation ranking as to return of capital and dividends junior to the Series H Preferred Shares, redeem or call for redemption, purchase or otherwise pay off, retire or make any return of capital in respect of any shares of the Corporation ranking as to capital junior to the Series H Preferred Shares; (c) redeem or call for redemption, purchase, or otherwise pay off or retire for value or make any return of capital in respect of less than all of the Series H Preferred Shares then outstanding; or (d) except pursuant to any purchase obligation, sinking fund, retraction privilege or mandatory redemption provisions attaching thereto, redeem or call for redemption, purchase or otherwise pay off, retire or make any return of capital in respect of any preferred shares of the Corporation, ranking as to the payment of dividends or return of capital on a parity with the Series H Preferred Shares; unless, in each such case, all accrued and unpaid dividends up to and including the dividends payable for the last completed Quarterly Floating Rate Period and on all other shares of the Corporation ranking prior to or on a parity with the Series H Preferred Shares with respect to the payment of dividends have been declared and paid or set apart for payment. 21. Purchase for Cancellation Subject to applicable law and to the provisions in Section 20, the Corporation may at any time purchase for cancellation the whole or any part of the Series H Preferred Shares outstanding from time to time, in the open market through or from an investment dealer or any firm holding membership on a recognized stock exchange, or by private agreement or otherwise, at the lowest price or prices at which, in the opinion of the Board of Directors, such shares are obtainable. 22. Voting Rights The Holders will not (except as otherwise provided by law and except for meetings of the holders of preferred shares of the Corporation as a class and meetings of the Holders as a series) be entitled to receive notice of, attend, or vote at any meeting of shareholders of the Corporation unless and until the Corporation shall have failed to pay eight quarterly Series H Dividends, whether or not consecutive and whether or not such dividends have been declared and whether or not there are any monies of the Corporation properly applicable to the payment of dividends. In the event of such non-payment, and for only so long as any such dividends remain in arrears, the

Holders will be entitled to receive notice of, and to attend meeting of shareholders of the Corporation at which directors are to be elected and such Holders shall have the right, at any such meeting, to one vote for each Series H Preferred Share held. No other voting rights shall attach to the Series H Preferred Shares in any circumstances. Upon payment by the Corporation of the entire amount of all Series H Dividends in arrears, the voting rights of the Holders shall forthwith cease (unless and until the same default shall again arise under the provisions of this Section 8 in which event such voting rights shall become effective again and so on from time to time). Except in respect of the issuance of shares as a result of the conversion of the Series H Preferred Shares or other shares ranking prior to or on a parity who the Series H Preferred Shares in accordance with their terms or the issuance of Series H Preferred Shares as a result of the conversion of the Series G Preferred Shares in accordance with their terms, so long as any Series H Preferred Shares are outstanding, the Corporation will not, without the prior approval of the holders of the Series H Preferred Shares, create or issue any shares ranking prior to or on a parity with the Series H Preferred Shares with respect to repayment of capital or payment of dividends, provided that the Corporation may without such approval issue additional series of preferred shares ranking on a parity with the Series H Preferred Shares if all dividends (whether or not declared) then payable on the Series H Preferred Shares shall have been paid or set apart for payment. 23. Modifications The provisions attaching to the Series H Preferred Shares as a series may be repealed, altered, modified or amended from time to time with such approval as may then be required by the Canada Business Corporations Act, any such approval to be given in accordance with Section 24. 24. Approval of Holders of Series H Preferred Shares 24.1 Approval Except as otherwise provided herein, any approval of the Holders with respect to any matters requiring the consent of the Holders may be given in such manner required by law, subject to a minimum requirement that such approval be given by a resolution signed by all the Holders of Series H Preferred Shares or passed by the affirmative vote of at least 66 2/3% of the votes cast by the Holders of Series H Preferred Shares who voted in respect of that resolution at a meeting of the Holders duly called for that purpose and at which the Holders of a majority of the outstanding Series H Preferred Shares are present or represented by proxy. If at any such meeting the Holder(s) of a majority of the then outstanding Series H Preferred Shares are not present or represented by proxy within one-half hour after the tune appointed for such meeting, then the meeting shall be adjourned to such date not less than 15 days thereafter and to such time and place as may be designated by the chairman of such meeting, and not less than 10 days’ written notice shall be given of such adjourned meeting. At such adjourned meeting, the Holders(s) of Series H Preferred Shares represented in person or by proxy may transact the business for which the meeting was originally called and the Holders of Series H Preferred Shares then represented in person or by proxy shall form the necessary quorum. At any meeting of Holders of Series H Preferred Shares as a series, each such Holder shall be entitled to one vote in respect of each Series H Preferred Share held. 24.2 Formalities, etc. The proxy rules applicable to, the formalities to be observed in respect of the giving notice of, and the formalities to be observed in respect of the conduct of, any meeting or any adjourned meeting of Holders shall be those from time to time prescribed by the by-laws of the Corporation with respect to meetings of shareholders or, if not so prescribed, as required by law. On every poll taken at every meeting of Holders of Series H Preferred Shares, each such Holder entitled to vote thereat shall be entitled to one vote in respect of each Series H Preferred Share held. 25. Tax Election The Corporation shall elect, in the manner and within the time provided under section 191.2 of the Tax Act, or any successor or replacement provision of similar effect, and take all other necessary action under the Tax Act, to pay tax at a rate such that no Holder of the Series H Preferred Shares will be required to pay tax under section 187.2 of Part IV. I of the Tax Act or any successor or replacement provision of similar effect on dividends received on the Series H Preferred Shares. Nothing in this paragraph shall prevent the Corporation from entering into an agreement with a taxable Canadian corporation with which it is related to transfer all or a portion of the Corporation’s liability for tax under section 191.1 of the Tax Act to that taxable Canadian corporation in accordance with the provisions of section 191.3 of the Tax Act. 26. Notices (a) If the Board of Directors determines that mail service is or is threatened to be interrupted at the time when the Corporation is required or elects to give any notice hereunder by mail, or is required to send any cheque or any share certificate to a Holder of Series H Preferred Shares, whether in connection with the redemption or conversion of such share or otherwise, the Corporation may, notwithstanding the provisions hereof: (i) give such notice by publication thereof once in a daily English language newspaper of general circulation published in each of Vancouver, Calgary, Winnipeg, Toronto, Montreal and Halifax, and once in a daily French language newspaper published in Montreal and such notice shall be deemed to have been validly given on the day next succeeding its publication in all of such cities; and (ii) fulfill the requirement to send such cheque or such share certificate by arranging for the delivery thereof to such Holder by the Transfer Agent at its principal offices in the cities of Vancouver, Toronto and Montreal, and such cheque and/or share certificate shall be deemed to have been sent on the date on which notice of such arrangement shall have been given as provided in (a) above, provided that as soon as the Board of Directors determines that mail service is no longer interrupted or threatened to be interrupted, such cheque or share certificate, if not theretofore delivered to such Holder, shall be sent by mail as herein provided. In the event that the Corporation is required to mail such cheque or share certificate, such mailing shall be made by prepaid mail to the registered address of each person who at the date of mailing is a registered Holder and who is entitled to receive such cheque or share certificate. (b) Any notice, cheque, invitation for tenders or other communication from the Corporation herein provided for shall be sufficiently given if delivered or if sent by first class unregistered mail, postage prepaid, to the Holders at their respective addresses appearing on the books of the Corporation, or in the case of joint Holders, to the address of the one whose name appears first in the securities register of the Corporation as one of such joint Holders or, in the event of the address of any of such Holders not so appearing, then at the last address of such Holder known to the Corporation. Accidental failure to give such notice, invitation for tenders or other communication to one or more Holders shall not affect the validity of the notices, invitations for tenders or other communications properly given or any action taken pursuant to such notice, invitation for tender or other communication but, upon such failure being discovered, the notice, invitation for tenders or other communication, as the case may be, shall be sent forthwith to such Holder or Holders. (c) If any notice, cheque, invitation for tenders or other communication from the Corporation given to a Holder of Series H Preferred Shares pursuant to paragraph (b) is returned on three consecutive occasions because the Holder cannot be found, the Corporation shall not be required to give or mail any further notices, cheques, invitations for tenders or other communications to such shareholder until the Holder informs the Corporation in writing of such Holder’s new address. 27. Interpretation 27.1 Definitions For the purposes hereof, the following capitalized terms shall have the following meanings, unless the context otherwise requires: “Annual Fixed Dividend Rate” means, for any Subsequent Fixed Rate Period, the rate (expressed as a percentage rate rounded down to the nearest one hundred-thousandth of one percent (with 0 000005% being rounded up)) equal to the sum of the Government of Canada Yield on the applicable Fixed Rate Calculation Date plus 2.56%. “Bloomberg Screen GCANSYR Page” means the display designated as page “GCANSYR<INDEX>” on the Bloomberg Financial L.P. service (or such other page as may replace the GCANSYR page on that service) for purposes of displaying Government of Canada bond yields. “Board of Directors” means the board of directors of the Corporation.

 “Book-Entry System” means the record entry securities transfer and pledge system administered by the Depository in accordance with its operating rules and procedures in force from time to time or any successor system thereof. “Business Day” means a day other than a Saturday, a Sunday or any other day that is treated as a holiday in the province of Ontario. “Conversion Privilege” has the meaning attributed to it in Section 19.1(a). “Depository” means CDS Clearing and Depository Services Inc. and its nominees or any successor carrying on the business as a depository, which is approved by the Corporation. “Dividend Payment Date” in respect of the dividends payable on the Series H Preferred Shares means the last Business Day of each Quarterly Floating Rate Period in each year. “Election Notice” has the meaning attributed to it in Section 19.3(a). “Fixed Rate Calculation Date” means, for any Subsequent Fixed Rate Period, the 30th day prior to the first day of such Subsequent Fixed Rate Period. “Floating Quarterly Dividend Rate” means, for any Quarterly Floating Rate Period, the rate (expressed as a percentage rate rounded down to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the sum of the T-Bill Rate on the applicable Floating Rate Calculation Date plus 2.56% (calculated on the basis of the actual number of days elapsed in such Quarterly floating Rate Period divided by 365). “Floating Rate Calculation Date” means, for any Quarterly Floating Rate Period, the 30th day prior to the first day of such Quarterly Floating Rate Period. “Government of Canada Yield” on any date means the yield to maturity on such date (assuming semi-annual compounding) of a Canadian dollar denominated non-callable Government of Canada bond with a term to maturity of five yean as quoted as of 10:00 a.m. (Toronto time) on such date and which appears on the Bloomberg Screen GCAN5YR Page on such date; provided that, if such rate does not appear on the Bloomberg Screen GCAN5YR Page on such date, the Government of Canada Yield will mean the average of the yields determined by two registered Canadian investment dealers selected by the Corporation, as being the yield to maturity on such date (assuming semi annual compounding) which a Canadian dollar denominated non-callable Government of Canada bond would carry if issued in Canadian dollars at 100% of its principal amount on such dale with a term to maturity of five years. “Holder” has the meaning attributed to it in Section 16.1. “Ineligible Person” means any person whose address is in, or whom the Corporation or the Transfer Agent for the Series H Preferred Shares has reason to believe is a resident of, any jurisdiction outside Canada where the issue or delivery to that person of Series H

Preferred Shares or Series G Preferred Shares would require the Corporation to take any action to comply with securities or analogous laws of that jurisdiction. “Quarterly Commencement Date” means the last business day of each of March, June, September and December in each year. “Quarterly Floating Rate Period” means, for the initial Quarterly Floating Rate Period, the period commencing on October 1, 2015 and ending on and including December 30, 2015, and thereafter the period from and including the day immediately following the end of the immediately preceding Quarterly Floating Rate Period to but excluding the next succeeding Quarterly Commencement Date. “Redemption Price” has the meaning attributed to it in Section 18. “Series G Preferred Shares” means the Cumulative 5-Year Rate Reset Preferred Shares, Series G of the Corporation “Series H Conversion Date” has the meaning attributed to it in Section 18. “Series H Dividends” has the meaning attributed to it in Section 16.1. “Series H Preferred Shares” has the meaning attributed to it in the introductory paragraph to these Series H Preferred Shares Provisions. “Subsequent Fixed Rate Period” means for the initial Subsequent Fixed Rate Period, the period commencing on October 1, 2015 and ending on and including September 30, 2020 and for each succeeding Subsequent Fixed Rate Period, the period commencing on the day immediately following the end of the immediately preceding Subsequent Fixed Rate Period and ending on and including September 30th in the fifth year thereafter. ‘Tax Act” means the Income Tax Act (Canada). “T-Bill Rate” means, for any Quarterly Floating Rate Period, the average yield expressed as a percentage per annum on three-month Government of Canada Treasury Bills, as reported by the Bank of Canada, for the most recent treasury bills auction preceding the applicable Floating Rate Calculation Date. “Transfer Agent” means CIBC Mellon Trust Corporation, a trust company existing under the laws of Canada, or such other person as from time to time may be the registrar and transfer agent for the Series H Preferred Shares. 27.2 Interpretation of terms In the provisions herein contained attaching to the Series H Preferred Shares: (a) “accrued and unpaid dividends” means the aggregate of (i) all unpaid Series H Dividends (whether or not declared) for any completed Quarterly Floating Rate Period; and (ii) a cash amount calculated as though Series H Dividends had been accruing on a day to day basis from the end of the most recently completed Quarterly Floating Rate Period up to and including the date to which the computation of accrued dividends is to be made; (b) “in priority to”, “on a parity with” and “junior to” have reference to the order of priority in payment of dividends, return of capital and in the distribution of assets in the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs; (c) in the event that any date on which any Series H Dividend is payable by the Corporation, or any date on or by which any other action is required to be taken by the Corporation or the Holders hereunder, is not a Business Day (as defined above), then such dividend shall be payable, or such other action shall be required to be taken, on or by the next succeeding day that is a Business Day; (d) in the event of the non-receipt of a cheque by a Holder of Series H Preferred Shares entitled to the cheque, or the loss or destruction of the cheque, the Corporation, on being furnished with reasonable evidence of non-receipt, loss or destruction, and an indemnity reasonably satisfactory to the Corporation, will issue to the Holder a replacement cheque for the amount of the original cheque; (e) the Corporation will be entitled to deduct or withhold from any amount payable to a Holder of Series H Preferred Shares under these Series H Preferred Shares Provisions any amount required by law to be deducted or withheld from that payment; (f) reference to any statute is to that statute as in force from time to time, including any regulations, rules, policy statements or guidelines made under that statute, and includes any statute which may be enacted in substitution of that statute; (g) if it is necessary to convert any amount into Canadian dollars, the Board of Directors will select an appropriate method and rate of exchange to convert any non-Canadian currency into Canadian dollars; and (h) all references herein to a Holder of Series H Preferred Shares shall be interpreted as referring to a registered Holder of the Series H Preferred Shares. 28. Book-Entry Only System 28.1 Transfers etc. Through Participants If the Series H Preferred Shares are held through the Book-Entry System then the beneficial owner thereof shall provide instructions with respect to Series H Preferred Shares only to the Depository participant through whom such beneficial owner holds such Series H Preferred Shares and registrations of ownership, transfers, purchases, redemptions, conversions, surrenders and exchanges of Series H Preferred Shares will be made only through the Book-Entry System.

Beneficial owners of Series H Preferred Shares will not have the right to receive share certificates representing their ownership of the Series H Preferred Shares. 28.2 Depository is Registered Holder For the purposes of these Series H Preferred Share provisions, as long as the Depository, or its nominee, is the registered Holder of the Series H Preferred Shares, the Depository, or its nominee, as the case may be, will be considered the sole Holder of the Series H Preferred Shares for the purpose of receiving notices or payments on or in respect of the Series H Preferred Shares, including payments of Series H Dividends, the Redemption Price or accrued and unpaid dividends, and the delivery of Series G Preferred Shares and certificates for those shares on the conversion into Series G Preferred Shares. 28.3 Depository Ceasing to Be Registered Holder If (i) required by applicable law, (ii) the Book-Entry System ceases to exist, (iii) the Depository advises the Corporation that it is no longer willing or able to discharge properly its responsibilities as depository with respect to the Series H Preferred Shares and the Corporation is unable to locate a qualified successor, or (iv) the Corporation, at its option, decides to terminate the registration of the Series H Preferred Shares through the Book-Entry System, then certificates representing the Series H Preferred Shares will be made available.

Certificate of Amendment Canada Business Corporations Act Certificat de modification Loi canadienne sur les sociétés par actions FAIRFAX FINANCIAL HOLDINGS LIMITED 013005-2 Aïssa Aomari 2010-09-29

Form 4 Articles of Amendment Canada Business Corporations Act (CBCA) (s. 27 or 177) Formulaire 4 Clauses modificatrices Loi canadienne sur les sociétés par actions (LCSA) (art. 27 ou 177) FAIRFAX FINANCIAL HOLDINGS LIMITED 013005-2 See attached schedule / Voir l'annexe ci-jointe IC 3069 (2008/04) 4 3 2 1

1. to create a new series of Preferred Shares, to be designated Cumulative 5-Year Rate Reset Preferred Shares, Series I, and to have attached thereto the authorized number, rights, privileges and restrictions as set out in the attached Schedule A. 2. to create a new series of Preferred Shares, to be designated Cumulative Floating Rate Preferred Shares, Series J, and to have attached thereto the authorized number, rights, privileges and restrictions as set out in the attached Schedule A. Schedule A Fairfax Financial Holdings Limited (the "Corporation") Number and Designation of and Rights, Privileges, Restrictions and Conditions Attaching to the Cumulative 5-Year Rate Reset Preferred Shares, Series I The eleventh series of Preferred Shares of the Corporation shall consist of 12,000,000 Preferred Shares designated as Cumulative 5-Year Rate Reset Preferred Shares, Series I (the "Series I Preferred Shares") and, in addition to the rights, privileges, restrictions and conditions attaching to the Preferred Shares as a class, shall have attached thereto the following rights, privileges, restrictions and conditions: 1. Consideration for Issue The consideration for the issue of each Series I Preferred Share shall be $25.00 or its equivalent in property or past services. 2. Dividends 2.1 Cumulative Preferential Dividends The holders of the Series I Preferred Shares (the "Holders") shall be entitled to receive, and the Corporation shall pay thereon, as and when declared by the Board of Directors, out of moneys of the Corporation properly applicable to the payment of dividends, cumulative preferential cash dividends (the ''Series I Dividends") payable quarterly at the rates and times herein provided by cheque at par in lawful money of Canada at any branch in Canada of the Corporation's bankers for the time being or by any other reasonable means the Corporation deems desirable. The Series I Dividends shall accrue on a daily basis. (a) During the Initial Fixed Rate Period, the Series I Dividends will be payable quarterly on the last Business Day of March, June, September and December of each year (each, a "Dividend Payment Date") at the Initial Fixed Dividend Rate. The first Series I Dividend will be payable, if declared, on December 31, 20I0 11345547.2 01411-2087 and shall be an amount in cash equal to $0.29795 per Series I Preferred Share. On each Dividend Payment Date during the Initial Fixed Rate Period (other than December 31, 2010), the Series I Dividend will be equal to $0.3125 per share. During each Subsequent Fixed Rate Period, Series I Dividends payable on the Series I Preferred Shares will be in an annual amount per share determined by multiplying the Annual Fixed Dividend Rate applicable to such Subsequent Fixed Rate Period by $25.00, and shall be payable quarterly on each Dividend Payment Date during such Subsequent Fixed Rate Period. (b) (c) In respect of each Subsequent Fixed Rate Period, the Corporation will calculate on each Fixed Rate Calculation Date the Annual Fixed Dividend Rate for such Subsequent Fixed Rate Period and will, on the Fixed Rate Calculation Date, give written notice thereof to the Holders. Each such determination by the Corporation of the Annual Fixed Dividend Rate will, in the absence of manifest error, be fmal and binding upon the Corporation and upon all Holders of Series I Preferred Shares. (d) If on any Dividend Payment Date, the Series I Dividends accrued to such date are not paid in full on all of the Series I Preferred Shares then outstanding, such Series I Dividends, or the unpaid part thereof, shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient monies properly applicable to the payment of such Series I Dividends. (e) The Holders shall not be entitled to any dividends other than or in excess of the Series I Dividends. Series I Dividends shall (except in case of redemption or conversion in which case payment of Series I Dividends shall be made on surrender of the certificate representing the Series I Preferred Shares to be redeemed or converted) be paid by posting in a postage paid envelope addressed to each Holder at the last address of such Holder as it appears on the securities register of the Corporation or, in the case of joint Holders, to the address of that one whose name appears first in the securities register of the Corporation as one of such joint Holders, or, in the event of the address of any Holder not so appearing, then to the address of such Holder last known to the Corporation, a cheque for such Series I Dividends (less any tax required to be deducted) payable to the order of such Holder or, in the case of joint Holders, to the order of all such Holders failing written instructions from them to the contrary. Notwithstanding the foregoing, any dividend cheque may be delivered by the Corporation to a Holder at his address as aforesaid. The posting or delivery of such cheque on or before the date on which such dividend is to be paid to a Holder shall be deemed to be payment and shall satisfy and discharge all liabilities for the payment of such dividends to the extent of the sum represented thereby (plus the amount of any tax required to be deducted as aforesaid) unless such cheque is not paid on due presentation; provided that if the Series I Preferred Shares are held in the Book-Entry System, the Corporation will provide or cause to be provided to the Depository funds in the aggregate amount of the dividends payable on the applicable Dividend Payment Date (i) by cheque of the Corporation delivered to the Depository not less than two Business 11345547.2 01411-2087

Days prior to such Dividend Payment Date or (ii) on or prior to such Dividend Payment Date in such manner as the Corporation and the Depository shall agree. Subject to applicable law, dividends which are represented by a cheque which has not been presented to the Corporation's bankers for payment or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable shall be forfeited to the Corporation. 2.2 Dividend for Other than a Full Dividend Period The Holders shall be entitled to receive, and the Corporation shall pay thereon, if, as and when declared by the Board of Directors, out of moneys of the Corporation properly applicable to the payment of dividends, Series I Dividends for any period which is less than a full Dividend Period, including any partial period prior to the effective time of a conversion of Series I Preferred Shares into Series J Preferred Shares or after the effective time of a conversion of Series J Preferred Shares into Series I Preferred Shares, as follows. In respect of any period other than the initial Dividend Period that is less than a full Dividend Period, a dividend in an amount per Series I Preferred Share equal to the amount obtained (rounded to four decimal places) when the product of the Annual Fixed Dividend Rate and $25.00 is multiplied by a fraction, the numerator of which is the number of calendar days elapsed in the relevant period and the denominator of which is 365. 3. Rights on Liquidation In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the Holders shall be entitled to receive $25.00 per Series I Preferred Share, together with all Series I Dividends accrued and unpaid (whether or not declared) up to but excluding the date of payment or distribution (less any tax required to be deducted or withheld by the Corporation), before any amounts shall be paid or any assets of the Corporation distributed to the holders of the Multiple Voting Shares or the Subordinate Voting Shares or any other shares ranking junior as to capital to the Series I Preferred Shares. Upon payment of such amounts, the Holders shall not be entitled to share in any further distribution of the assets of the Corporation. 4. Redemption at the Option of the Corporation The Corporation may not redeem any of the Series I Preferred Shares prior to December 31, 2015. On December 31, 2015 and on December 31 every five years thereafter (each, a "Series I Conversion Date"), the Corporation may, subject to applicable law and to the provisions described under Section 6 below, upon giving notice as hereinafter provided, at its option, without the consent of the Holders redeem all, or any part, of the then outstanding Series I Preferred Shares by the payment of an amount in cash for each Series I Preferred Share so redeemed equal to $25.00 per Series I Preferred Share, together with the Series I Dividends accrued and unpaid (whether or not declared) up to but excluding the date fixed for redemption (less any tax required to be deducted and withheld by the Corporation) (the "Redemption Price"). 11345547.2 01411-2087

If less than all of the then outstanding Series I Preferred Shares are at any time to be redeemed, then the particular Series I Preferred Shares to be redeemed shall be selected on a pro rata basis disregarding fractions or, if the Series I Preferred Shares are at such time listed on an exchange, with the consent of such exchange, in such manner as the Board of Directors in its sole discretion may, by resolution determine. The Corporation shall give notice in writing not less than 30 days nor more than 60 days prior to the applicable Series I Conversion Date of its intention to redeem such Series I Preferred Shares to each person who at the date of giving such notice is the Holder of Series I Preferred Shares to be redeemed. Any such notice shall be validly and effectively given on the date on which it is sent and such notice shall be given and sent by posting the same in a postage paid envelope addressed to each Holder of Series I Preferred Shares to be redeemed at the last address of such Holder as it appears on the securities register of the Corporation, or in the case of joint Holders, to the address of that one whose name appears first in the securities register of the Corporation as one of such joint Holders or, in the event of the address of any Holder not so appearing, then to the address of such Holder last known to the Corporation, provided that the accidental failure or omission to give any such notices as aforesaid to one or more of such Holders shall not affect the validity of the redemption as to the other Holders to be redeemed. Such notice shall set out the number of such Series I Preferred Shares held by the person to whom it is addressed which are to be redeemed and the Redemption Price and shall also set out the date on which the redemption is to take place. On and after the date so specified for redemption, the Corporation shall pay or cause to be paid to the Holders to be redeemed the Redemption Price on presentation and surrender, at any place within Canada designated by such notice, of the certificate or certificates for such Series I Preferred Shares so called for redemption. Such payment shall be made by cheque payable at par at any branch in Canada of the Corporation's bankers for the time being or by any other reasonable means the Corporation deems desirable and shall be a full and complete discharge of the Corporation's obligation to pay the Redemption Price owed to the Holders of Series I Preferred Shares so called for redemption unless the cheque is not honoured when presented for payment. From and after the date specified in any such notice, the Series I Preferred Shares called for redemption shall cease to be entitled to Series I Dividends and the Holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof, except to receive the Redemption Price therefor, provided that if payment of the Redemption Price shall not be duly made by the Corporation on or before the date fixed for redemption, the Corporation shall forthwith thereafter return the Holder's deposited share certificate or certificates to the Holder.At any time after notice of redemption is given as aforesaid, the Corporation shall have the right to deposit the Redemption Price of any or all Series I Preferred Shares called for redemption (less any tax required to be deducted and withheld by the Corporation), or such part thereof as at the time of deposit has not been claimed by the Holders entitled thereto, with any chartered bank or banks or with any trust company or trust companies in Canada named in the notice of redemption to the credit of a special account or accounts in trust for the respective Holders of such shares, to be paid to them respectively upon surrender to such bank or banks or trust company or trust companies of the certificate or certificates representing the same. Upon such deposit or deposits being made, such shares shall be deemed to be redeemed on the redemption date specified in the notice of redemption. After the Corporation has made a deposit as aforesaid with respect to any shares, the Holders thereof shall not, from and after the redemption date, be entitled to exercise any of the rights of shareholders in respect thereof and the rights of the Holders thereof shall be limited 11345547.2 01411-2087 to receiving a proportion of the amounts so deposited applicable to such shares, without interest. Any interest allowed on such deposit shall belong to the Corporation. Subject to applicable law, redemption monies that are represented by a cheque which has not been presented to the Corporation's bankers for payment or that otherwise remain unclaimed (including monies held in deposit as provided for above) for a period of six years from the date specified for redemption shall be forfeited to the Corporation. 5. Conversion of Series I Preferred Shares 5.1 Conversion at the Option of the Holder (a) Holders of Series I Preferred Shares will have the right, at their option, on each Series I Conversion Date, to convert, subject to the applicable law, and the terms and provisions hereof, all or any part of the then outstanding Series I Preferred Shares registered in their name into Series J Preferred Shares on the basis of one (1) Series J Preferred Share for each Series I Preferred Share. The Corporation will provide written notice not less than 30 and not more than 60 days prior to the applicable Series I Conversion Date to the Holders of the conversion privilege provided for herein (the "Conversion Privilege"). Such notice shall (i) set out the Series I Conversion Date, and (ii) include instructions to such Holders as to the method by which such Conversion Privilege may be exercised, as described in Section 5.3. On the 30th day prior to each Series I Conversion Date, the Corporation will provide to the Holders written notice of the Floating Quarterly Dividend Rate applicable to the Series J Preferred Shares for the next succeeding Quarterly Floating Rate Period and the Annual Fixed Dividend Rate applicable to the Series I Preferred Shares for the next succeeding Subsequent Fixed Rate Period, in each case as determined by the Corporation. (b) If the Corporation gives notice as provided in Section 4 to the Holders of the redemption of all the Series I Preferred Shares, the Corporation will not be required to give notice as provided in this Section 5.1 to the Holders of the Floating Quarterly Dividend Rate, Annual Fixed Dividend Rate or Conversion Privilege and the right of any Holder of Series I Preferred Shares to convert such Series I Preferred Shares as herein provided will cease and terminate in that event. (c) Holders of Series I Preferred Shares shall not be entitled to convert their shares into Series J Preferred Shares on a Series I Conversion Date if the Corporation determines that there would remain outstanding on the Series I Conversion Date less than 1,000,000 Series J Preferred Shares after taking into account all Series I Preferred Shares tendered for conversion into Series J Preferred Shares and all Series J Preferred Shares tendered for conversion into Series I Preferred Shares. The Corporation will give written notice thereof to all affected Holders of Series I Preferred Shares at least seven (7) days prior to the applicable Series I Conversion Date and, subject to the provisions of Section 14, will issue and deliver, or cause to be delivered, prior to such Series I Conversion Date, at the expense of the Corporation, to such Holders of Series I Preferred Shares, who have surrendered for conversion any endorsed certificate or certificates representing Series I 11345547.2 01411-2087

Preferred Shares, new certificates representing the Series I Preferred Shares represented by any certificate or certificates surrendered as aforesaid. 5.2 Automatic Conversion If the Corporation determines that there would remain outstanding on a Series I Conversion Date less than 1,000,000 Series I Preferred Shares after taking into account all Series I Preferred Shares tendered for conversion into Series J Preferred Shares and all Series J Preferred Shares tendered for conversion into Series I Preferred Shares, then, all, but not part, of the remaining outstanding Series I Preferred Shares will automatically be converted into Series J Preferred Shares on the basis of one (1) Series J Preferred Share for each Series I Preferred Share on the applicable Series I Conversion Date. The Corporation shall give notice in writing thereof to the Holders of such remaining Series I Preferred Shares at least seven (7) days prior to the Series I Conversion Date. 5.3 Manner of Conversion (a) Subject to the provisions of Section 14, the Conversion Privilege may be exercised by notice in writing (an "Election Notice") given not earlier than the 30th day prior to a Series I Conversion Date but not later than 5:00p.m (Toronto time) on the 15th day preceding the applicable Series I Conversion Date during usual business hours at any principal transfer office of the Transfer Agent, or such other place or places in Canada as the Corporation may agree, accompanied by (1) payment or evidence of payment of the tax (if any) payable as provided in this Section 5.3; and (2) the certificate or certificates representing the Series I Preferred Shares in respect of which the Holder thereof desires to exercise the Conversion Privilege with the transfer form on the back thereof or other appropriate stock transfer power of attorney duly endorsed by the Holder, or his or her attorney duly authorized in writing, in which Election Notice such Holder may also elect to convert part only of the Series I Preferred Shares represented by such certificate or certificates not theretofore called for redemption in which event the Corporation will issue and deliver or cause to be delivered to such Holder, at the expense of the Corporation, a new certificate representing the Series I Preferred Shares represented by such certificate or certificates that have not been converted. Corporation. Each Election Notice will be irrevocable once received by the (b) If the Corporation does not receive an Election Notice from a Holder of Series I Preferred Shares during the notice period therefor, then the Series I Preferred Shares shall be deemed not to have been converted (except in the case of an automatic conversion pursuant to Section 5.2). (c) Subject to the provisions of Section 14, in the event the Corporation is required to convert all remaining outstanding Series I Preferred Shares into Series J Preferred Shares on the applicable Series I Conversion Date as provided for in Section 5.2, the Series I Preferred Shares in respect of which the Holders have not previously elected to convert will be converted on the Series I Conversion Date into Series J 11345547.2 01411-2087

Preferred Shares and the Holders thereof will be deemed to be holders of Series J Preferred Shares at 5:00p.m (Toronto time) on the Series I Conversion Date and will be entitled, upon surrender during usual business hours at any principal transfer office of the Transfer Agent, or such other place or places in Canada as the Corporation may agree, of the certificate or certificates representing Series I Preferred Shares not previously surrendered for conversion, to receive a certificate or certificates representing the same number of Series J Preferred Shares in the manner and subject to the terms and provisions as provided in this Section 5.3. (d) Subject to the provisions of Section 14, as promptly as practicable after the Series I Conversion Date, the Corporation will issue and deliver, or cause to be delivered to or upon the written order of the Holder of the Series I Preferred Shares so surrendered in accordance with this Section 5.3, a certificate or certificates, issued in the name of, or in such name or names as may be directed by, such Holder representing the number of fully-paid and non-assessable Series J Preferred Shares and the number of remaining Series I Preferred Shares, if any, to which such Holder is entitled. Such conversion will be deemed to have been made at 5:00p.m (Toronto time) on the Series I Conversion Date, so that the rights of the Holder of such Series I Preferred Shares as the Holder thereof will cease at such time and the person or persons entitled to receive the Series J Preferred Shares upon such conversion will be treated for all purposes as having become the holder or holders of record of such Series J Preferred Shares at such time. (e) The Holder of any Series I Preferred Share on the record date for any Series I Dividends declared payable on such share will be entitled to such dividends notwithstanding that such share is converted into Series J Preferred Shares after such record date and on or before the date of the payment of such dividend. (f) Subject to the provisions of Section 14, the issuance of certificates for the Series J Preferred Shares upon the conversion of Series I Preferred Shares will be made without charge to the converting Holders for any fee or tax in respect of the issuance of such certificates or the Series J Preferred Shares represented thereby; provided, however, that the Corporation will not be required to pay any tax that may be imposed upon the person or persons to whom such Series J Preferred Shares are issued in respect of the issuance of such Series J Preferred Shares or the certificate therefor or any security transfer taxes, and the Corporation will not be required to issue or deliver a certificate or certificates in a name or names other than that of the holder of the Series J Preferred Shares converted unless the person or persons requesting the issuance thereof has paid to the Corporation the amount of any such security transfer tax or has established to the satisfaction of the Corporation that such tax has been paid. 5.4 Status of Converted Series I Preferred Shares All Series I Preferred Shares converted into Series J Preferred Shares on a Series I Conversion Date shall not be cancelled but shall be restored to the status of authorized 11345547.2 01411-2087 but unissued shares of the Corporation as at the close of business on the Series I Conversion Date and available for issuance on the conversion of the Series J Preferred Shares. 5.5 Right Not to Deliver Series I Preferred Shares On the exercise of the Conversion Privilege by a Holder of Series I Preferred Shares, the Corporation reserves the right not to deliver Series J Preferred Shares to any Ineligible Person. 6. Restrictions on Dividends and Retirement and Issue of Shares So long as any of the Series I Preferred Shares are outstanding, the Corporation shall not, without the approval of the Holders: (a) declare, pay or set apart for payment any dividends (other than stock dividends payable in shares of the Corporation ranking as to capital and dividends junior to the Series I Preferred Shares) on shares of the Corporation ranking as to dividends junior to the Series I Preferred Shares; (b) except out of the net cash proceeds of a substantially concurrent issue of shares of the Corporation ranking as to return of capital and dividends junior to the Series I Preferred Shares, redeem or call for redemption, purchase or otherwise pay off, retire or make any return of capital in respect of any shares of the Corporation ranking as to capital junior to the Series I Preferred Shares; (c) redeem or call for redemption, purchase, or otherwise pay off or retire for value or make any return of capital in respect of less than all of the Series I Preferred Shares then outstanding; or (d) except pursuant to any purchase obligation, sinking fund, retraction privilege or mandatory redemption provisions attaching thereto, redeem or call for redemption, purchase or otherwise pay off, retire or make any return of capital in respect of any preferred shares of the Corporation, ranking as to the payment of dividends or return of capital on a parity with the Series I Preferred Shares; unless, in each such case, all accrued and unpaid dividends up to and including the dividends payable for the last completed Dividend Period and on all other shares of the Corporation ranking prior to or on a parity with the Series I Preferred Shares with respect to the payment of dividends have been declared and paid or set apart for payment. 7. Purchase for Cancellation Subject to applicable law and to the provisions in Section 6, the Corporation may at any time purchase for cancellation the whole or any part of the Series I Preferred Shares outstanding from time to time, in the open market through or from an investment dealer or any firm holding membership on a recognized stock exchange, or by private agreement or otherwise, at the lowest price or prices at which, in the opinion of the Board of Directors, such shares are obtainable. 11345547.2 01411-2087

8. Voting Rights The Holders will not (except as otherwise provided by law and except for meetings ofthe holders of preferred shares of the Corporation as a class and meetings of the Holders as a series) be entitled to receive notice of, attend, or vote at any meeting of shareholders ofthe Corporation unless and until the Corporation shall have failed to pay eight quarterly Series I Dividends, whether or not consecutive and whether or not such dividends have been declared and whether or not there are any monies of the Corporation properly applicable to the payment of dividends. In the event of such non-payment, and for only so long as any such dividends remain in arrears, the Holders will be entitled to receive notice of, and to attend, meetings of shareholders of the Corporation at which directors are to be elected and such Holders shall have the right, at any such meeting, to one vote for each Series I Preferred Share held. No other voting rights shall attach to the SeriesI Preferred Shares in any circumstances. Upon payment by the Corporation of the entire amount of all Series I Dividends in arrears, the voting rights of the Holders shall forthwith cease (unless and until the same default shall again arise under the provisions of this Section 8 in which event such voting rights shall become effective again and so on from time to time). Except in respect of the issuance of shares as a result of the conversion of the Series I Preferred Shares or other shares ranking prior to or on a parity with the Series I Preferred Shares in accordance with their terms or the issuance of Series I Preferred Shares as a result of the conversion of the Series J Preferred Shares in accordance with their terms, so long as any Series I Preferred Shares are outstanding, the Corporation will not, without the prior approval of the holders of the Series I Preferred Shares, create or issue any shares ranking prior to or on a parity with the Series I Preferred Shares with respect to repayment of capital or payment of dividends, provided that the Corporation may without such approval issue additional series of preferred shares ranking on a parity with the Series I Preferred Shares if all dividends (whether or not declared) then payable on the Series I Preferred Shares shall have been paid or set apart for payment. 9. odifications The provisions attaching to the Series I Preferred Shares as a series may be repealed, altered, modified or amended from time to time with such approval as may then be required by the Canada Business Corporations Act, any such approval to be given in accordance with Section 10. 10. Approval of Holders of Series I Preferred Shares 10.1 Approval Except as otherwise provided herein, any approval of the Holders with respect to any matters requiring the consent of the Holders may be given in such manner required by law, subject to a minimum requirement that such approval be given by a resolution signed by all the Holders of Series I Preferred Shares or passed by the affrrmative vote of at least 66% of the votes cast by the Holders of Series I Preferred Shares who voted in respect of that resolution at a meeting of the Holders duly called for that purpose and at which the Holders of a majority of the 11345547.2 01411-2087 outstanding Series I Preferred Shares are present or represented by proxy. If at any such meeting the Holder(s) of a majority of the then outstanding Series I Preferred Shares are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than 15 days thereafter and to such time and place as may be designated by the chairman of such meeting, and not less than 10 days' written notice shall be given of such adjourned meeting. At such adjourned meeting, the Holders(s) of Series I Preferred Shares represented in person or by proxy may transact the business for which the meeting was originally called and the Holders of Series I Preferred Shares then represented in person or by proxy shall form the necessary quorum. At any meeting of Holders of Series I Preferred Shares as a series, each such Holder shall be entitled to one vote in respect of each Series I Preferred Share held. 10.2 Formalities, etc. The proxy rules applicable to, the formalities to be observed in respect of the giving notice of, and the formalities to be observed in respect of the conduct of, any meeting or any adjourned meeting of Holders shall be those from time to time prescribed by the by-laws of the Corporation with respect to meetings ofshareholders or, ifnot so prescribed, as required by law. On every poll taken at every meeting of Holders of Series I Preferred Shares, each such Holder entitled to vote thereat shall be entitled to one vote in respect of each Series I Preferred Share held. 11. Tax Election The Corporation shall elect, in the manner and within the time provided under Section 191.2 of the Tax Act, or any successor or replacement provision of similar effect, and take all other necessary action under the Tax Act, to pay tax at a rate such that no Holder of the Series I Preferred Shares will be required to pay tax under Section 187.2 of Part IV. 1 of the Tax Act or any successor or replacement provision of similar effect on dividends received on the Series I Preferred Shares. Nothing in this paragraph shall prevent the Corporation from entering into an agreement with a taxable Canadian corporation with which it is related to transfer all or a portion of the Corporation's liability for tax under Section 191.1 of the Tax Act to that taxable Canadian corporation in accordance with the provisions of Section 191.3 of the Tax Act. 12. Notices (a) If the Board of Directors determines that mail service is or is threatened to be interrupted at the time when the Corporation is required or elects to give any notice hereunder by mail, or is required to send any cheque or any share certificate to a Holder of Series I Preferred Shares, whether in connection with the redemption or conversion of such share or otherwise, the Corporation may, notwithstanding the provisions hereof: (i) give such notice by publication thereof once in a daily English language newspaper of general circulation published in each of Vancouver, Calgary, Winnipeg, Toronto, Montreal and Halifax, and once in a daily French language newspaper published in Montreal and such notice shall be 11345547.2 01411-2087 deemed to have been validly given on the day next succeeding its publication in all of such cities; and (ii) fulfill the requirement to send such cheque or such share certificate by arranging for the delivery thereof to such Holder by the Transfer Agent at its principal offices in the cities of Vancouver, Toronto and Montreal, and such cheque and/or share certificate shall be deemed to have been sent on the date on which notice of such arrangement shall have been given as provided in (a) above, provided that as soon as the Board of Directors determines that mail service is no longer interrupted or threatened to be interrupted, such cheque or share certificate, if not theretofore delivered to such Holder, shall be sent by mail as herein provided. In the event that the Corporation is required to mail such cheque or share certificate, such mailing shall be made by prepaid mail to the registered address of each person who at the date of mailing is a registered Holder and who is entitled to receive such cheque or share certificate. (b) Any notice, cheque, invitation for tenders or other communication from the Corporation herein provided for shall be sufficiently given if delivered or if sent by first class unregistered mail, postage prepaid, to the Holders at their respective addresses appearing on the books of the Corporation, or in the case of joint Holders, to the address of the one whose name appears first in the securities register of the Corporation as one of such joint Holders or, in the event of the address of any of such Holders not so appearing, then at the last address of such Holder known to the Corporation. Accidental failure to give such notice, invitation for tenders or other communication to one or more Holders shall not affect the validity of the notices, invitations for tenders or other communications properly given or any action taken pursuant to such notice, invitation for tender or other communication but, upon such failure being discovered, the notice, invitation for tenders or other communication, as the case may be, shall be sent forthwith to such Holder or Holders. (c) If any notice, cheque, invitation for tenders or other communication from the Corporation given to a Holder of Series I Preferred Shares pursuant to paragraph (b) is returned on three consecutive occasions because the Holder cannot be found, the Corporation shall not be required to give or mail any further notices, cheques, invitations for tenders or other communications to such shareholder until the Holder informs the Corporation in writing of such Holder's new address. 13. Interpretation 13.1 Definitions For the purposes hereof, the following capitalized terms shall have the following meanings, unless the context otherwise requires: 11345547.2 01411-2087

"Annual Fixed Dividend Rate" means, for any Subsequent Fixed Rate Period, the rate (expressed as a percentage rate rounded down to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the sum of the Government of Canada Yield on the applicable Fixed Rate Calculation Date plus 2.85%. "Bloomberg Screen GCAN5YR Page" means the display designated as page "GCAN5YR<INDEX>" on the Bloomberg Financial L.P. service (or such other page as may replace the GCAN5YR page on that service) for purposes of displaying Government ofCanada bond yields. "Board of Directors" means the board of directors of the Corporation. "Book-Entry System" means the record entry securities transfer and pledge system administered by the Depository in accordance with its operating rules and procedures in force from time to time or any successor system thereof. "Business Day" means a day other than a Saturday, a Sunday or any other day that is treated as a holiday in the province of Ontario. "Conversion Privilege"has the meaning attributed to it in Section 5.l(a). "Depository" means CDS Clearing and Depository Services Inc. and its nominees or any successor carrying on the business as a depository, which is approved by the Corporation. "Dividend Payment Date" has the meaning attributed to it in Section 2.1(a). "Dividend Period" means the period from and including the Issue Date up to and including December 31, 2010 and, thereafter, the period from and including the date immediately following a Dividend Payment Date up to and including the next succeeding Dividend Payment Date. "Election Notice" has the meaning attributed to it in Section 5.3(a). "Fixed Rate Calculation Date" means, for any Subsequent Fixed Rate Period, the 301h day prior to the first day of such Subsequent Fixed Rate Period. "Floating Quarterly Dividend Rate" means, for any Quarterly Floating Rate Period, the rate (expressed as a percentage rate rounded down to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the sum of the T-Bill Rate on the applicable Floating Rate Calculation Date plus 2.85% (calculated on the basis of the actual number of days elapsed in such Quarterly Floating Rate Period divided by 365). "Floating Rate Calculation Date" means, for any Quarterly Floating Rate Period, the 30th day prior to the first day of such Quarterly Floating Rate Period. "Government of Canada Yield" on any date means the yield to maturity on such date (assuming semi-annual compounding) of a Canadian dollar denominated non-callable 11345547.2 01411-2087

Government of Canada bond with a term to maturity of five years as quoted as of 10:00 a.m. (Toronto time) on such date and which appears on the Bloomberg Screen GCAN5YR Page on such date; provided that, if such rate does not appear on the Bloomberg Screen GCAN5YR Page on such date, the Government of Canada Yield will mean the average of the yields determined by two registered Canadian investment dealers selected by the Corporation, as being the yield to maturity on such date (assuming semi annual compounding) which a Canadian dollar denominated non-callable Government of Canada bond would carry if issued in Canadian dollars at 100% of its principal amount on such date with a term to maturity of five years. "Holder'' has the meaning attributed to it in Section 2.1. "Ineligible Person" means any person whose address is in, or whom the Corporation or the Transfer Agent for the Series I Preferred Shares has reason to believe is a resident of, any jurisdiction outside Canada where the issue or delivery to that person of Series I Preferred Shares or Series J Preferred Shares would require the Corporation to take any action to comply with securities or analogous laws of that jurisdiction. "Initial Fixed Dividend Rate'' means 5.0% per annum. "Initial Fixed Rate Period" means the period commencing on the Issue Date and ending on and including December 31, 2015. "Issue Date" means the date on which Series I Preferred Shares are first issued. "Quarterly Commencement Date" means the last business day of each of March, June, September and December in each year. "Quarterly Floating Rate Period" means, for the initial Quarterly Floating Rate Period, the period commencing on January 1, 2016 and ending on and including March 30,2016, and thereafter the period from and including the day immediately following the end of the immediately preceding Quarterly Floating Rate Period to but excluding the next succeeding Quarterly Commencement Date. "Redemption Price" has the meaning attributed to it in Section 4. "Series I Conversion Date" has the meaning attributed to it in Section 4. "Series I Dividends" has the meaning attributed to it in Section 2.1. "Series I Preferred Shares" has the meaning attributed to it in the introductory paragraph to these Series I Preferred Shares Provisions. "Series J Preferred Shares" means the Cumulative Floating Rate Preferred Shares, Series J of the Corporation. "Subsequent Fixed Rate Period" means for the initial Subsequent Fixed Rate Period, the period commencing on January 1, 2016 and ending on and including December 31, 11345547.2 01411-2087

2020 and for each succeeding Subsequent Fixed Rate Period, the period commencing on the day immediately following the end of the immediately preceding Subsequent Fixed Rate Period and ending on and including December 31st in the fifth year thereafter. "Tax Act" means the Income Tax Act (Canada). "T-Bill Rate" means, for any Quarterly Floating Rate Period, the average yield expressed as a percentage per annum on three-month Government of Canada Treasury Bills, as reported by the Bank of Canada, for the most recent treasury bills auction preceding the applicable Floating Rate Calculation Date. "Transfer Agent" means CIBC Mellon Trust Corporation, a trust company existing under the laws of Canada, or such other person as from time to time may be the registrar and transfer agent for the Series I Preferred Shares. 13.2 Interpretation ofterms In the provisions herein contained attaching to the Series I Preferred Shares: (a) "accrued and unpaid dividends" means the aggregate of (i) all unpaid Series I Dividends (whether or not declared) for any completed Dividend Period; and (ii) a cash amount calculated as though Series I Dividends had been accruing on a day to day basis from the end of the most recently completed Dividend Period up to and including the date to which the computation of accrued dividends is to be made; (b) ''in priority to", "on a parity with" and ' unior to" have reference to the order of priority in payment of dividends, return of capital and in the distribution of assets in the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs; (c) in the event that any date on which any Series I Dividend is payable by the Corporation, or any date on or by which any other action is required to be taken by the Corporation or the Holders hereunder, is not a Business Day (as defined above), then such dividend shall be payable, or such other action shall be required to be taken, on or by the next succeeding day that is a Business Day; (d) in the event of the non-receipt of a cheque by a Holder of Series I Preferred Shares entitled to the cheque, or the loss or destruction of the cheque, the Corporation, on being furnished with reasonable evidence of non-receipt, loss or destruction, and an indemnity reasonably satisfactory to the Corporation, will issue to the Holder a replacement cheque for the amount of the original cheque; (e) the Corporation will be entitled to deduct or withhold from any amount payable to a Holder of Series I Preferred Shares under these Series I Preferred Shares 11345547.2 01411-2087

Provisions any amount required by law to be deducted or withheld from that payment; (f) reference to any statute is to that statute as in force from time to time, including any regulations, rules, policy statements or guidelines made under that statute, and includes any statute which may be enacted in substitution of that statute; (g) if it is necessary to convert any amount into Canadian dollars, the Board of Directors will select an appropriate method and rate of exchange to convert any non-Canadian currency into Canadian dollars; and (h) all references herein to a Holder of Series I Preferred Shares shall be interpreted as referring to a registered Holder of the Series I Preferred Shares. 14. Book-Entry Only System 14.1 Transfers etc. Through Participants If the Series I Preferred Shares are held through the Book-Entry System then the beneficial owner thereof shall provide instructions with respect to Series I Preferred Shares only to the Depository participant through whom such beneficial owner holds such Series I Preferred Shares and registrations of ownership, transfers, purchases, redemptions, conversions, surrenders and exchanges of Series I Preferred Shares will be made only through the Book-Entry System Beneficial owners of Series I Preferred Shares will not have the right to receive share certificates representing their ownership of the Series I Preferred Shares. 14.2 Depository is Registered Holder For the purposes of these Series I Preferred Share provisions, as long as the Depository, or its nominee, is the registered Holder of the Series I Preferred Shares, the Depository, or its nominee, as the case may be, will be considered the sole Holder of the Series I Preferred Shares for the purpose of receiving notices or payments on or in respect of the Series I Preferred Shares, including payments of Series I Dividends, the Redemption Price or accrued and unpaid dividends, and the delivery of Series J Preferred Shares and certificates for those shares on the conversion into Series J Preferred Shares. 14.3 Depository Ceasing to Be Registered Holder If (i) required by applicable law, (ii) the Book-Entry System ceases to exist, (iii) the Depository advises the Corporation that it is no longer willing or able to discharge properly its responsibilities as depository with respect to the Series I Preferred Shares and the Corporation is unable to locate a qualified successor, or (iv) the Corporation, at its option, decides to terminate the registration of the Series I Preferred Shares through the Book-Entry System, then certificates representing the Series I Preferred Shares will be made available. 11345547.2 01411-2087

Fairfax Financial Holdings Limited (the "Corporation") Number and Designation of and Rights, Privileges, Restrictions and Conditions Attaching to the Cumulative Floating Rate Preferred Shares, Series J The twelfth series of Preferred Shares of the Corporationshall consist of 12,000,000 Preferred Shares designated as Cumulative Floating Rate Preferred Shares, Series J (the "Series J Preferred Shares") and, in addition to the rights, privileges, restrictions and conditions attaching to the Preferred Shares as a class, shall have attached thereto the following rights, privileges, restrictions and conditions: 1. Consideration for Issue The consideration for the issue of each Series J Preferred Share shall be $25.00 or its equivalent in property or past services. 2. Dividends 2.1 Cumulative Preferential Dividends The holders of the Series J Preferred Shares (the "Holders") shall be entitled to receive, and the Corporation shall pay thereon, as and when declared by the Board of Directors, out of moneys of the Corporation properly applicable to the payment of dividends, cumulative preferential cash dividends (the "Series J Dividends") payable quarterly at the rates and times herein provided by cheque at par in lawful money of Canada at any branch in Canada of the Corporation's bankers for the time being or by any other reasonable means the Corporation deems desirable. The Series J Dividends shall accrue on a daily basis. (a) During each Quarterly Floating Rate Period, Series J Dividends payable on the Series J Preferred Shares will be in an amount per share determined by multiplying the Floating Quarterly Dividend Rate applicable to such Quarterly Floating Rate Period by $25.00, and shall be payable quarterly on each Dividend Payment Date during such Quarterly Floating Rate Period. In respect of each Quarterly Floating Rate Period, the Corporation will calculate on each Floating Rate Calculation Date the Floating Quarterly Dividend Rate for such Quarterly Floating Rate Period and will, on the Floating Rate Calculation Date, give written notice thereof to the Holders. Each such determination by the Corporation of the Floating Quarterly Dividend Rate will, in the absence of manifest error, be final and binding upon the Corporation and upon all Holders of Series J Preferred Shares. (b) (c) If on any Dividend Payment Date, the Series J Dividends accrued to such date are not paid in full on all of the Series J Preferred Shares then outstanding, such Series J Dividends, or the unpaid part thereof, shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall 11345555.2 01411-2087 have sufficient monies properly applicable to the payment of such Series J Dividends. (d) The Holders shall not be entitled to any dividends other than or in excess of the Series J Dividends. Series J Dividends shall (except in case of redemption or conversion in which case payment of Series J Dividends shall be made on surrender of the certificate representing the Series J Preferred Shares to be redeemed or converted) be paid by posting in a postage paid envelope addressed to each Holder at the last address of such Holder as it appears on the securities register of the Corporation or, in the case of joint Holders, to the address of that one whose name appears first in the securities register of the Corporation as one of such joint Holders, or, in the event of the address of any Holder not so appearing, then to the address of such Holder last known to the Corporation, a cheque for such Series J Dividends (less any tax required to be deducted) payable to the order of such Holder or, in the case of joint Holders, to the order of all such Holders failing written instructions from them to the contrary. Notwithstanding the foregoing, any dividend cheque may be delivered by the Corporation to a Holder at his address as aforesaid. The posting or delivery of such cheque on or before the date on which such dividend is to be paid to a Holder shall be deemed to be payment and shall satisfy and discharge all liabilities for the payment of such dividends to the extent of the sum represented thereby (plus the amount of any tax required to be deducted as aforesaid) unless such cheque is not paid on due presentation; provided that if the Series J Preferred Shares are held in the Book-Entry System, the Corporation will provide or cause to be provided to the Depository funds in the aggregate amount of the dividends payable on the applicable Dividend Payment Date (i) by cheque of the Corporation delivered to the Depository not less than two Business Days prior to such Dividend Payment Date or (ii) on or prior to such Dividend Payment Date in such manner as the Corporation and the Depository shall agree. Subject to applicable law, dividends which are represented by a cheque which has not been presented to the Corporation's bankers for payment or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable shall be forfeited to the Corporation. 2.2 Dividend for Other than a Full Quarterly Floating Rate Period The Holders shall be entitled to receive, and the Corporation shall pay thereon, if, as and when declared by the Board of Directors, out of moneys of the Corporation properly applicable to the payment of dividends, Series J Dividends for any period which is less than a full Quarterly Floating Rate Period, including any partial period prior to the effective time of a conversion of Series J Preferred Shares into Series I Preferred Shares, or after the effective time of a conversion of Series I Preferred Shares into Series J Preferred Shares, as follows. In respect of any period that is less than a full Quarterly Floating Rate Period, a dividend in an amount per Series J Preferred Share equal to the amount obtained (rounded to four decimal places) when the product of the Floating Quarterly Dividend Rate and $25.00 is multiplied by a fraction, the numerator of which is the number of calendar days elapsed in the relevant period and the denominator of which is the number of calendar days in the Quarterly Floating Rate Period in which such period falls. 11345555.2 01411-2087

3. Rights on Liquidation In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the Holders shall be entitled to receive $25.00 per Series J Preferred Share, together with all Series J Dividends accrued and unpaid (whether or not declared) up to but excluding the date of payment or distribution (less any tax required to be deducted or withheld by the Corporation), before any amounts shall be paid or any assets of the Corporation distributed to the holders of the Multiple Voting Shares or the Subordinate Voting Shares or any other shares ranking junior as to capital to the Series J Preferred Shares. Upon payment of such amounts, the Holders shall not be entitled to share in any further distribution of the assets of the Corporation. 4. Redemption at the Option of the Corporation The Corporation may not redeem any of the Series J Preferred Shares prior to December 31, 2015. Thereafter, the Corporation may, subject to applicable law and to the provisions described under Section 6 below, upon giving notice as hereinafter provided, at its option, at any time without the consent of the Holders redeem all, or from time to time any part, of the then outstanding Series J Preferred Shares by the payment of an amount in cash for each Series J Preferred Share so redeemed equal to (i) in the case of redemptions on December 31, 2020 and on December 31 every five years thereafter (each a "Series J Conversion Date"), $25.00, or (ii) $25.50 in the case of redemptions on any date which is not a Series J Conversion Date after December 31, 2015, in each case including the Series J Dividends accrued and unpaid (whether or not declared) up to but excluding the date fixed for redemption (less any tax required to be deducted and withheld by the Corporation) (the "Redemption Price"). If less than all of the then outstanding Series J Preferred Shares are at any time to be redeemed, then the particular Series J Preferred Shares to be redeemed shall be selected on a pro rata basis disregarding fractions or, if the Series J Preferred Shares are at such time listed on an exchange, with the consent of such exchange, in such manner as the Board of Directors in its sole discretion may, by resolution determine. The Corporation shall give notice in writing not less than 30 days nor more than 60 days prior to the applicable Series J Conversion Date of its intention to redeem such Series J Preferred Shares to each person who at the date of giving such notice is the Holder of Series J Preferred Shares to be redeemed. Any such notice shall be validly and effectively given on the date on which it is sent and such notice shall be given and sent by posting the same in a postage paid envelope addressed to each Holder of Series J Preferred Shares to be redeemed at the last address of such Holder as it appears on the securities register of the Corporation, or in the case of joint Holders, to the address of that one whose name appears first in the securities register of the Corporation as one of such joint Holders or, in the event of the address of any Holder not so appearing, then to the address of such Holder last known to the Corporation, provided that the accidental failure or omission to give any such notices as aforesaid to one or more of such Holders shall not affect the validity of the redemption as to the other Holders to be redeemed. Such notice shall set out the number of such Series J Preferred Shares held by the person to whom it is addressed which are to be redeemed and the Redemption Price and shall also set out 11345555.2 01411-2087 the date on which the redemption is to take place. On and after the date so specified for redemption, the Corporation shall pay or cause to be paid to the Holders to be redeemed the Redemption Price on presentation and surrender, at any place within Canada designated by such notice, of the certificate or certificates for such Series J Preferred Shares so called for redemption. Such payment shall be made by cheque payable at par at any branch in Canada of the Corporation's bankers for the time being or by any other reasonable means the Corporation deems desirable and shall be a full and complete discharge of the Corporation's obligation to pay the Redemption Price owed to the Holders of Series J Preferred Shares so called for redemption unless the cheque is not honoured when presented for payment. From and after the date specified in any such notice, the Series J Preferred Shares called for redemption shall cease to be entitled to Series J Dividends and the Holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof, except to receive the Redemption Price therefor, provided that if payment of the Redemption Price shall not be duly made by the Corporation on or before the date fixed for redemption, the Corporation shall forthwith thereafter return the Holder's deposited share certificate or certificates to the Holder. At any time after notice of redemption is given as aforesaid, the Corporation shall have the right to deposit the Redemption Price of any or all Series J Preferred Shares called for redemption (less any tax required to be deducted and withheld by the Corporation), or such part thereof as at the time of deposit has not been claimed by the Holders entitled thereto, with any chartered bank or banks or with any trust company or trust companies in Canada named in the notice of redemption to the credit of a special account or accounts in trust for the respective Holders of such shares, to be paid to them respectively upon surrender to such bank or banks or trust company or trust companies of the certificate or certificates representing the same. Upon such deposit or deposits being made, such shares shall be deemed to be redeemed on the redemption date specified in the notice of redemption. After the Corporation has made a deposit as aforesaid with respect to any shares, the Holders thereof shall not, from and after the redemption date, be entitled to exercise any of the rights of shareholders in respect thereof and the rights of the Holders thereof shall be limited to receiving a proportion of the amounts so deposited applicable to such shares, without interest. Any interest allowed on such deposit shall belong to the Corporation. Subject to applicable law, redemption monies that are represented by a cheque which has not been presented to the Corporation's bankers for payment or that otherwise remain unclaimed (including monies held in deposit as provided for above) for a period of six years from the date specified for redemption shall be forfeited to the Corporation. 5. Conversion of Series J Preferred Shares 5.1 Conversion at the Option of the Holder Holders of Series J Preferred Shares will have the right, at their option, on each Series J Conversion Date, to convert, subject to the applicable law the terms and provisions hereof, all or any part of the then outstanding Series J Preferred Shares registered in their name into Series I Preferred Shares on the basis of one (1) Series I Preferred Share for each Series J Preferred Share. The Corporation will provide written notice not less than 30 and not more than 60 days prior to the applicable Series J Conversion Date to the Holders of the conversion privilege provided for herein (the "Conversion Privilege"). Such notice shall (i) set out the Series J Conversion Date, and (ii) include instructions to such Holders as to the (a) 11345555.2 01411-2087 method by which such Conversion Privilege may be exercised, as described in Section 5.3. On the 30th day prior to each Series J Conversion Date, the Corporation will provide to the Holders written notice of the Floating Quarterly Dividend Rate applicable to the Series J Preferred Shares for the next succeeding Quarterly Floating Rate Period and the Annual Fixed Dividend Rate applicable to the Series I Preferred Shares for the next succeeding Subsequent Fixed Rate Period, in each case as determined by the Corporation. (b) If the Corporation gives notice as provided in Section 4 to the Holders of the redemption of all the Series J Preferred Shares, the Corporation will not be required to give notice as provided in this Section 5.1 to the Holders of the Floating Quarterly Dividend Rate, Annual Fixed Dividend Rate or Conversion Privilege and the right of any Holder of Series J Preferred Shares to convert such Series J Preferred Shares as herein provided will cease and terminate in that event. (c) Holders of Series J Preferred Shares shall not be entitled to convert their shares into Series I Preferred Shares on a Series J Conversion Date if the Corporation determines that there would remain outstanding on the Series J Conversion Date less than 1,000,000 Series I Preferred Shares after taking into account all Series J Preferred Shares tendered for conversion into Series I Preferred Shares and all Series I Preferred Shares tendered for conversion into Series J Preferred Shares. The Corporation will give written notice thereofto all affected Holders of Series J Preferred Shares at least seven (7) days prior to the applicable Series J Conversion Date and, subject to the provisions of Section 14, will issue and deliver, or cause to be delivered, prior to such Series J Conversion Date, at the expense of the Corporation, to such Holders of Series J Preferred Shares, who have surrendered for conversion any endorsed certificate or certificates representing Series J Preferred Shares, new certificates representing the Series J Preferred Shares represented by any certificate or certificates surrendered as aforesaid. 5.2 Automatic Conversion If the Corporation determines that there would remain outstanding on a Series J Conversion Date less than 1,000,000 Series J Preferred Shares after taking into account all Series J Preferred Shares tendered for conversion into Series I Preferred Shares and all Series I Preferred Shares tendered for conversion into Series J Preferred Shares, then, all, but not part, of the remaining outstanding Series J Preferred Shares will automatically be converted into Series I Preferred Shares on the basis of one (1) Series I Preferred Share for each Series J Preferred Share on the applicable Series J Conversion Date. The Corporation shall give notice in writing thereof to the Holders of such remaining Series J Preferred Shares at least seven (7) days prior to the Series J Conversion Date. 5.3 Manner of Conversion (a) Subject to the provisions of Section 14, the Conversion Privilege may be exercised by notice in writing (an "Election Notice") given not earlier than the 30th day prior to a Series J Conversion Date but not later than 5:00p.m (Toronto 11345555.2 01411-2087 time) on the 15th day preceding the applicable Series J Conversion Date during usual business hours at any principal transfer office of the Transfer Agent, or such other place or places in Canada as the Corporation may agree, accompanied by (1) payment or evidence of payment of the tax (if any) payable as provided in this Section 5.3; and (2) the certificate or certificates representing the Series J Preferred Shares in respect of which the Holder thereof desires to exercise the Conversion Privilege with the transfer form on the back thereof or other appropriate stock transfer power of attorney duly endorsed by the Holder, or his or her attorney duly authorized in writing, in which Election Notice such Holder may also elect to convert part only of the Series J Preferred Shares represented by such certificate or certificates not theretofore called for redemption in which event the Corporation will issue and deliver or cause to be delivered to such Holder, at the expense of the Corporation, a new certificate representing the Series J Preferred Shares represented by such certificate or certificates that have not been converted. Corporation. Each Election Notice will be irrevocable once received by the (b) If the Corporation does not receive an Election Notice from a Holder of Series J Preferred Shares during the notice period therefor, then the Series J Preferred Shares shall be deemed not to have been converted (except in the case of an automatic conversion pursuant to Section 5.2). (c) Subject to the provisions of Section 14, in the event the Corporation is required to convert all remaining outstanding Series J Preferred Shares into Series I Preferred Shares on the applicable Series J Conversion Date as provided for in Section 5.2, the Series J Preferred Shares in respect of which the Holders have not previously elected to convert will be converted on the Series J Conversion Date into Series I Preferred Shares and the Holders thereof will be deemed to be holders of Series I Preferred Shares at 5:00p.m. (Toronto time) on the Series J Conversion Date and will be entitled, upon surrender during usual business hours at any principal transfer office of the Transfer Agent, or such other place or places in Canada as the Corporation may agree, of the certificate or certificates representing Series J Preferred Shares not previously surrendered for conversion, to receive a certificate or certificates representing the same number of Series I Preferred Shares in the manner and subject to the terms and provisions as provided in this Section 5.3. (d) Subject to the provisions of Section 14, as promptly as practicable after the Series J Conversion Date, the Corporation will issue and deliver, or cause to be delivered to or upon the written order of the Holder of the Series J Preferred Shares so surrendered in accordance with this Section 5.3, a certificate or certificates, issued in the name of, or in such name or names as may be directed by, such Holder representing the number of fully-paid and non-assessable Series I Preferred Shares and the number of remaining Series J Preferred Shares, if any, to which such Holder is entitled. Such conversion will be deemed to have been made at 5:00p.m. (Toronto time) on the Series J Conversion Date, so that the rights of the Holder of such Series J Preferred Shares as the Holder thereof will cease at such 11345555.2 01411-2087 time and the person or persons entitled to receive the Series I Preferred Shares upon such conversion will be treated for all purposes as having become the holder or holders of record of such Series I Preferred Shares at such time. (e) The Holder of any Series J Preferred Share on the record date for any Series J Dividends declared payable on such share will be entitled to such dividends notwithstanding that such share is converted into Series I Preferred Shares after such record date and on or before the date of the payment of such dividend. (f) Subject to the provisions of Section 14, the issuance of certificates for the Series I Preferred Shares upon the conversion of Series J Preferred Shares will be made without charge to the converting Holders for any fee or tax in respect of the issuance of such certificates or the Series I Preferred Shares represented thereby; provided, however, that the Corporation will not be required to pay any tax that may be imposed upon the person or persons to whom such Series I Preferred Shares are issued in respect of the issuance of such Series I Preferred Shares or the certificate therefor or any security transfer taxes, and the Corporation will not be required to issue or deliver a certificate or certificates in a name or names other than that of the holder of the Series I Preferred Shares converted unless the person or persons requesting the issuance thereof has paid to the Corporation the amount of any such security transfer tax or has established to the satisfaction of the Corporation that such tax has been paid. 5.4 Status of Converted Series J Prefe"ed Shares All Series J Preferred Shares converted into Series I Preferred Shares on a Series J Conversion Date shall not be cancelled but shall be restored to the status of authorized but unissued shares of the Corporation as at the close of business on the Series J Conversion Date and available for issuance on the conversion of the Series I Preferred Shares. 5.5 Right Not to Deliver Series J Prefe"ed Shares On the exercise of the Conversion Privilege by a Holder of Series J Preferred Shares, the Corporation reserves the right not to deliver Series I Preferred Shares to any Ineligible Person. 6. Restrictions on Dividends and Retirement and Issue of Shares So long as any of the Series J Preferred Shares are outstanding, the Corporation shall not, without the approval ofthe Holders: declare, pay or set apart for payment any dividends (other than stock dividends payable in shares of the Corporation ranking as to capital and dividends junior to the Series J Preferred Shares) on shares ofthe Corporation ranking as to dividends junior to the Series J Preferred Shares; (a) 11345555.2 01411-2087

(b) except out of the net cash proceeds of a substantially concurrent issue of shares of the Corporation ranking as to return of capital and dividends junior to the Series J Preferred Shares, redeem or call for redemption, purchase or otherwise pay off, retire or make any return of capital in respect of any shares of the Corporation ranking as to capital junior to the Series J Preferred Shares; (c) redeem or call for redemption, purchase, or otherwise pay off or retire for value or make any return of capital in respect of less than all of the Series J Preferred Shares then outstanding; or (d) except pursuant to any purchase obligation, sinking fund, retraction privilege or mandatory redemption provisions attaching thereto, redeem or call for redemption, purchase or otherwise pay off, retire or make any return of capital in respect of any preferred shares of the Corporation, ranking as to the payment of dividends or return of capital on a parity with the Series J Preferred Shares; unless, in each such case, all accrued and unpaid dividends up to and including the dividends payable for the last completed Quarterly Floating Rate Period and on all other shares of the Corporation ranking prior to or on a parity with the Series J Preferred Shares with respect to the payment of dividends have been declared and paid or set apart for payment. 7. Purchase for Cancellation Subject to applicable law and to the provisions in Section 6, the Corporation may at any time purchase for cancellation the whole or any part of the Series J Preferred Shares outstanding from time to time, in the open market through or from an investment dealer or any firm holding membership on a recognized stock exchange, or by private agreement or otherwise, at the lowest price or prices at which, in the opinion of the Board of Directors, such shares are obtainable. 8. Voting Rights The Holders will not (except as otherwise provided by law and except for meetings of the holders of preferred shares of the Corporation as a class and meetings of the Holders as a series) be entitled to receive notice of, attend, or vote at any meeting of shareholders ofthe Corporation unless and until the Corporation shall have failed to pay eight quarterly Series J Dividends, whether or not consecutive and whether or not such dividends have been declared and whether or not there are any monies of the Corporation properly applicable to the payment of dividends. In the event of such non-payment, and for only so long as any such dividends remain in arrears, the Holders will be entitled to receive notice of, and to attend meeting of shareholders of the Corporation at which directors are to be elected and such Holders shall have the right, at any such meeting, to one vote for each Series J Preferred Share held. No other voting rights shall attach to the Series J Preferred Shares in any circumstances. Upon payment by the Corporation of the entire amount of all Series J Dividends in arrears, the voting rights of the Holders shall forthwith cease (unless and until the same default shall again arise under the provisions of this Section 8 in which event such voting rights shall become effective again and so on from time to time). 11345555.2 01411-2087

Except in respect of the issuance of shares as a result of the conversion of the Series J Preferred Shares or other shares ranking prior to or on a parity with the Series J Preferred Shares in accordance with their terms or the issuance of Series J Preferred Shares as a result of the conversion of the Series I Preferred Shares in accordance with their terms, so long as any Series J Preferred Shares are outstanding, the Corporation will not, without the prior approval of the holders of the Series J Preferred Shares, create or issue any shares ranking prior to or on a parity with the Series J Preferred Shares with respect to repayment of capital or payment of dividends, provided that the Corporation may without such approval issue additional series of preferred shares ranking on a parity with the Series J Preferred Shares if all dividends (whether or not declared) then payable on the Series J Preferred Shares shall have been paid or set apart for payment. 9. odifications The provisions attaching to the Series J Preferred Shares as a series may be repealed, altered, modified or amended from time to time with such approval as may then be required by the Canada Business Corporations Act, any such approval to be given in accordance with Section 10. 10. Approval of Holders of Series J Preferred Shares 10.1 Approval Except as otherwise provided herein, any approval of the Holders with respect to any matters requiring the consent of the Holders may be given in such manner required by law, subject to a minimum requirement that such approval be given by a resolution signed by all the Holders of Series J Preferred Shares or passed by the affirmative vote of at least 66% of the votes cast by the Holders of Series J Preferred Shares who voted in respect of that resolution at a meeting of the Holders duly called for that purpose and at which the Holders of a majority of the outstanding Series J Preferred Shares are present or represented by proxy. If at any such meeting the Holder(s) of a majority of the then outstanding Series J Preferred Shares are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than 15 days thereafter and to such time and place as may be designated by the chairman of such meeting, and not less than 10 days' written notice shall be given of such adjourned meeting. At such adjourned meeting, the Holders(s) of Series J Preferred Shares represented in person or by proxy may transact the business for which the meeting was originally called and the Holders of Series J Preferred Shares then represented in person or by proxy shall form the necessary quorum. At any meeting of Holders of Series J Preferred Shares as a series, each such Holder shall be entitled to one vote in respect of each Series J Preferred Share held. 10.2 Formalities, etc. The proxy rules applicable to, the formalities to be observed in respect of the giving notice of, and the formalities to be observed in respect of the conduct of, any meeting or any adjourned meeting of Holders shall be those from time to time prescribed by the by-laws of the Corporation with respect to meetings of shareholders or, if not so prescribed, as required by law. 11345555.2 01411-2087

On every poll taken at every meeting of Holders of Series J Preferred Shares, each such Holder entitled to vote thereat shall be entitled to one vote in respect of each Series J Preferred Share held. 11. Tax Election The Corporation shall elect, in the manner and within the time provided under section 191.2 of the Tax Act, or any successor or replacement provision of similar effect, and take all other necessary action under the Tax Act, to pay tax at a rate such that no Holder of the Series J Preferred Shares will be required to pay tax under section 187.2 of Part IV. 1 of the Tax Act or any successor or replacement provision of similar effect on dividends received on the Series J Preferred Shares. Nothing in this paragraph shall prevent the Corporation from entering into an agreement with a taxable Canadian corporation with which it is related to transfer all or a portion of the Corporation's liability for tax under section 191.1 of the Tax Act to that taxable Canadian corporation in accordance with the provisions of section 191.3 of the Tax Act. 12. Notices (a) If the Board of Directors determines that mail service is or is threatened to be interrupted at the time when the Corporation is required or elects to give any notice hereunder by mail, or is required to send any cheque or any share certificate to a Holder of Series J Preferred Shares, whether in connection with the redemption or conversion of such share or otherwise, the Corporation may, notwithstanding the provisions hereof: (i) give such notice by publication thereof once in a daily English language newspaper of general circulation published in each of Vancouver, Calgary, Winnipeg, Toronto, Montreal and Halifax, and once in a daily French language newspaper published in Montreal and such notice shall be deemed to have been validly given on the day next succeeding its publication in all of such cities; and (ii) fulfill the requirement to send such cheque or such share certificate by arranging for the delivery thereof to such Holder by the Transfer Agent at its principal offices in the cities ofVancouver, Toronto and Montreal, and such cheque and/or share certificate shall be deemed to have been sent on the date on which notice of such arrangement shall have been given as provided in (a) above, provided that as soon as the Board of Directors determines that mail service is no longer interrupted or threatened to be interrupted, such cheque or share certificate, if not theretofore delivered to such Holder, shall be sent by mail as herein provided. In the event that the Corporation is required to mail such cheque or share certificate, such mailing shall be made by prepaid mail to the registered address of each person who at the date of mailing is a registered Holder and who is entitled to receive such cheque or share certificate. 11345555.2 01411-2087

Any notice, cheque, invitation for tenders or other communication from the Corporation herein provided for shall be sufficiently given if delivered or if sent by first class unregistered mail, postage prepaid, to the Holders at their respective addresses appearing on the books of the Corporation, or in the case of joint Holders, to the address of the one whose name appears first in the securities register of the Corporation as one of such joint Holders or, in the event of the address of any of such Holders not so appearing, then at the last address of such (b) Holder known to the Corporation. Accidental failure to give such notice, invitation for tenders or other communication to one or more Holders shall not affect the validity of the notices, invitations for tenders or other communications properly given or any action taken pursuant to such notice, invitation for tender or other communication but, upon such failure being discovered, the notice, invitation for tenders or other communication, as the case may be, shall be sent forthwith to such Holder or Holders. (c) If any notice, cheque, invitation for tenders or other communication from the Corporation given to a Holder of Series J Preferred Shares pursuant to paragraph (b) is returned on three consecutive occasions because the Holder cannot be found, the Corporation shall not be required to give or mail any further notices, cheques, invitations for tenders or other communications to such shareholder until the Holder informs the Corporation in writing of such Holder's new address. 13. Interpretation 13.1 Definitions For the purposes hereof, the following capitalized terms shall have the following meanings, unless the context otherwise requires: "Annual Fixed Dividend Rate" means, for any Subsequent Fixed Rate Period, the rate (expressed as a percentage rate rounded down to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the sum of the Government of Canada Yield on the applicable Fixed Rate Calculation Date plus 2.85%. "Bloomberg Screen GCANSYR Page" means the display designated as page "GCAN5YR<INDEX>" on the Bloomberg Financial L.P. service (or such other page as may replace the GCAN5YR page on that service) for purposes of displaying Government of Canada bond yields. "Board of Directors" means the board of directors of the Corporation. "Book-Entry System" means the record entry securities transfer and pledge system administered by the Depository in accordance with its operating rules and procedures in force from time to time or any successor system thereof. "Business Day" means a day other than a Saturday, a Sunday or any other day that is treated as a holiday in the province of Ontario. 11345555.2 01411-2087

"Conversion Privilege"has the meaning attributed to it in Section 5.l(a). "Depository" means CDS Clearing and Depository Services Inc. and its nominees or any successor carrying on the business as a depository, which is approved by the Corporation. "Dividend Payment Date" in respect of the dividends payable on the Series J Preferred Shares means the last Business Day of each Quarterly Floating Rate Period in each year. "Election Notice" has the meaning attributed to it in Section 5.3(a). "Fixed Rate Calculation Date" means, for any Subsequent Fixed Rate Period, the 301h day prior to the first day of such Subsequent Fixed Rate Period. "Floating Quarterly Dividend Rate" means, for any Quarterly Floating Rate Period, the rate (expressed as a percentage rate rounded down to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the sum of the T-Bill Rate on the applicable Floating Rate Calculation Date plus 2.85% (calculated on the basis of the actual number of days elapsed in such Quarterly Floating Rate Period divided by 365). "Floating Rate Calculation Date" means, for any Quarterly Floating Rate Period, the 301h day prior to the first day of such Quarterly Floating Rate Period. "Government of Canada Yield" on any date means the yield to maturity on such date (assuming semi-annual compounding) of a Canadian dollar denominated non-callable Government of Canada bond with a term to maturity of five years as quoted as of 10:00 a.m (Toronto time) on such date and which appears on the Bloomberg Screen GCAN5YR Page on such date; provided that, if such rate does not appear on the Bloomberg Screen GCAN5YR Page on such date, the Government of Canada Yield will mean the average of the yields determined by two registered Canadian investment dealers selected by the Corporation, as being the yield to maturity on such date (assuming semi annual compounding) which a Canadian dollar denominated non-callable Government of Canada bond would carry if issued in Canadian dollars at 100% of its principal amount on such date with a term to maturity of five years. "Holder'' has the meaning attributed to it in Section 2.1. "Ineligible Person" means any person whose address is in, or whom the Corporation or the Transfer Agent for the Series J Preferred Shares has reason to believe is a resident of, any jurisdiction outside Canada where the issue or delivery to that person of Series J Preferred Shares or Series I Preferred Shares would require the Corporation to take any action to comply with securities or analogous laws of that jurisdiction. "Quarterly Commencement Date" means the last business day of each of March, June, September and December in each year. "Quarterly Floating Rate Period" means, for the initial Quarterly Floating Rate Period, the period commencing on January 1, 2016 and ending on and including March 30,2016, 11345555.2 01411-2087 and thereafter the period from and including the day immediately following the end of the immediately preceding Quarterly Floating Rate Period to but excluding the next succeeding Quarterly Commencement Date. "Redemption Price" has the meaning attributed to it in Section 4. "Series I Preferred Shares" means the Cumulative 5-Year Rate Reset Preferred Shares, Series I of the Corporation "Series J Conversion Date" has the meaning attributed to it in Section 4. "Series J Dividends" has the meaning attributed to it in Section 2.1. "Series J Preferred Shares" has the meaning attributed to it in the introductory paragraph to these Series J Preferred Shares Provisions. "Subsequent Fixed Rate Period" means for the initial Subsequent Fixed Rate Period, the period commencing on January 1, 2016 and ending on and including December 31, 2020 and for each succeeding Subsequent Fixed Rate Period, the period commencing on the day immediately following the end of the immediately preceding Subsequent Fixed Rate Period and ending on and including December 31st in the fifth year thereafter. "Tax Act" means the Income Tax Act (Canada). "T-Bill Rate" means, for any Quarterly Floating Rate Period, the average yield expressed as a percentage per annum on three-month Government of Canada Treasury Bills, as reported by the Bank of Canada, for the most recent treasury bills auction preceding the applicable Floating Rate Calculation Date. "Transfer Agent" means CIBC Mellon Trust Corporation, a trust company existing under the laws of Canada, or such other person as from time to time may be the registrar and transfer agent for the Series J Preferred Shares. 13.2 Interpretation ofterms In the provisions herein contained attaching to the Series J Preferred Shares: (a) "accrued and unpaid dividends" means the aggregate of (i) all unpaid Series J Dividends (whether or not declared) for any completed Quarterly Floating Rate Period; and (ii) a cash amount calculated as though Series J Dividends had been accruing on a day to day basis from the end of the most recently completed Quarterly Floating Rate Period up to and including the date to which the computation of accrued dividends is to be made; (b) ''in priority to", "on a parity with" and ' unior to" have reference to the order of priority in payment of dividends, return of capital and in the distribution of assets in the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of the assets 11345555.2 01411-2087 of the Corporation among its shareholders for the purpose of winding-up its affairs; (c) in the event that any date on which any Series J Dividend is payable by the Corporation, or any date on or by which any other action is required to be taken by the Corporation or the Holders hereunder, is not a Business Day (as defined above), then such dividend shall be payable, or such other action shall be required to be taken, on or by the next succeeding day that is a Business Day; (d) in the event of the non-receipt of a cheque by a Holder of Series J Preferred Shares entitled to the cheque, or the loss or destruction of the cheque, the Corporation, on being furnished with reasonable evidence of non-receipt, loss or destruction, and an indemnity reasonably satisfactory to the Corporation, will issue to the Holder a replacement cheque for the amount of the original cheque; (e) the Corporation will be entitled to deduct or withhold from any amount payable to a Holder of Series J Preferred Shares under these Series J Preferred Shares Provisions any amount required by law to be deducted or withheld from that payment; (f) reference to any statute is to that statute as in force from time to time, including any regulations, rules, policy statements or guidelines made under that statute, and includes any statute which may be enacted in substitution of that statute; if it is necessary to convert any amount into Canadian dollars, the Board of Directors will select an appropriate method and rate of exchange to convert any non-Canadian currency into Canadian dollars; and (g) (h) all references herein to a Holder of Series J Preferred Shares shall be interpreted as referring to a registered Holder ofthe Series J Preferred Shares. 14. Book-Entry Only System 14.1 Transfers etc. Through Participants If the Series J Preferred Shares are held through the Book-Entry System then the beneficial owner thereof shall provide instructions with respect to Series J Preferred Shares only to the Depository participant through whom such beneficial owner holds such Series J Preferred Shares and registrations of ownership, transfers, purchases, redemptions, conversions, surrenders and exchanges of Series J Preferred Shares will be made only through the Book-Entry System. Beneficial owners of Series J Preferred Shares will not have the right to receive share certificates representing their ownership of the Series J Preferred Shares. 14.2 Depository is Registered Holder For the purposes of these Series J Preferred Share provisions, as long as the Depository, or its nominee, is the registered Holder of the Series J Preferred Shares, the Depository, or its nominee, as the case may be, will be considered the sole Holder of the Series J Preferred Shares 11345555.2 01411-2087

for the purpose of receiving notices or payments on or in respect of the Series J Preferred Shares, including payments of Series J Dividends, the Redemption Price or accrued and unpaid dividends, and the delivery of Series I Preferred Shares and certificates for those shares on the conversion into Series I Preferred Shares. 14.3 Depository Ceasing to Be Registered Holder If (i) required by applicable law, (ii) the Book-Entry System ceases to exist, (iii) the Depository advises the Corporation that it is no longer willing or able to discharge properly its responsibilities as depository with respect to the Series J Preferred Shares and the Corporation is unable to locate a qualified successor, or (iv) the Corporation, at its option, decides to terminate the registration of the Series J Preferred Shares through the Book-Entry System, then certificates representing the Series J Preferred Shares will be made available. 11345555.2 01411-2087

Certificate of Amendment Canada Business Corporations Act Certificat de modification Loi canadienne sur les sociétés par actions FAIRFAX FINANCIAL HOLDINGS LIMITED 013005-2 Marcie Girouard 2012-03-13

Industry Canada | Industrie Canada

Form 4
Articles of Amendment
Canada Business Corporations Act (CBCA) (s. 27 or 177)

Formulaire 4
Clauses modificatrices
Loi canadienne sur les sociétés par actions (LCSA) (art. 27 ou 177)

1 Corporate name
Dénomination sociale
FAIRFAX FINANCIAL HOLDINGS LIMITED

2 Corporation number
Numéro de la société
013005-2

3 The articles are amended as follows
Les statuts sont modifiés de la façon suivante

The corporation amends the description of classes of shares as follows:
La description des catégories d'actions est modifiée comme suit :
See attached schedule / Voir l'annexe ci-jointe

4 Declaration: I certify that I am a director or an officer of the corporation.
Déclaration : J'atteste que je suis un administrateur ou un dirigeant de la société.

Original signed by / Original signé par
Paul Rivett

Paul Rivett
416-367-4941

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).
Nota : Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5 000 $ ou d'un emprisonnement maximal de six mois, ou de ces deux peines (paragraphe 250(1) de la LCSA).

Canada

IC 3069 (2008/04)

1. to create a new series of Preferred Shares, to be designated Cumulative 5-Year Rate Reset Preferred Shares, Series K, and to have attached thereto the authorized number, rights, privileges and restrictions as set out in the attached Schedule A. 2. to create a new series of Preferred Shares, to be designated Cumulative Floating Rate Preferred Shares, Series L, and to have attached thereto the authorized number, rights, privileges and restrictions as set out in the attached Schedule A. Schedule A Fairfax Financial Holdings Limited (the "Corporation'') Number and Designation of and Rights, Privileges, Restrictions and Conditions Attaching to the Cumulative 5-Year Rate Reset Preferred Shares, Series K The thirteenth series of Preferred Shares of the Corporation shall consist of I 0,000,000 Preferred Shares designated as Cwnulative 5-Year Rate Reset Preferred Shares, Series K (the "Series K Preferred Shares") and, in addition to the rights, privileges, restrictions and conditions attaching to the Preferred Shares as a class, shall have attached thereto the following rights, privileges, restrictions and conditions: Consideration for Issue 1. The consideration for the issue of each Series K Preferred Share shall be $25.00 or its equivalent in property or past services. 2. Dividends 2.1 Cumulative Preferential Dividends The holders of the Series K Preferred Shares (the "Holders") shall be entitled to receive, and the Corporation shall pay thereon, as and when declared by the Board of Directors, out of moneys of the Corporation properly applicable to the payment of dividends, cumulative preferential cash dividends (the "Series K Dividends") payable quarterly at the rates and times herein provided by cheque at par in lawful money of Canada at any branch in Canada of the Corporation's bankers for the time being or by any other reasonable means the Corporation deems desirable. The Series K Dividends shall accrue on a daily basis. (a) During the Initial Fixed Ratt: Period, the Series K Dividends will be payable quarterl y on the last Business Day of March, June, September and December of each year (each, a "Dividend Payment Date") at the Initial Fixed Dividend Rate. The first Series K Dividend will be payable, if declared, on June 29, 2012 and shall be an amount in cash equal to $0.34589 per Series K Preferred Share. On each Dividend Payment Date during the Initial Fixed Rate Period (other than June 29, 2012), the Series K Dividend will be equal to $0.3125 per share. (b) During each Subsequent Fixed Rate Period, Series K Dividends payable on the Series K Preferred Shares will be in an annual amount per share determined by multiplying the Annual Fixed Dividend Rate applicable to such Subsequent Fixed Rate Period by $25.00, and shall be payable quarterly on each Dividend Payment Date during such Subsequent Fixed Rate Period. (c) In respect of each Subsequent Fixed Rate Period, the Corporation will calculate on each Fixed Rate Calculation Date the Annual Fixed Dividend Rate for such Subsequent Fixed Rate Period and will, on the Fixed Rate Calculation Date, give written notice thereof to the Holders. Each such determination by the Corporation of the Annual Fixed Dividend Rate will, in the absence of manifest error, be final and binding upon the Corporation and upon all Holders of Series K Preferred Shares. (d) If on any Dividend Payment Date, the Series K Dividends accrued to such date are not paid in full on all of the Series K Preferred Shares then outstanding, such Series K Dividends, or the unpaid part thereof, shall be paid on a subsequent date or dates detennined by the Board of Directors on which the Corporation shall have sufficient monies properly applicable to the payment of such Series K Dividends. (e) The Holders shall not be entitled to any dividends other than or in excess of the Series K Dividends. Series K Dividends shall (except in case of redemption or conversion in which case payment of Series K Dividends shall be made on surrender of the certificate representing the Series K Preferred Shares to be redeemed or converted) be paid by posting in a postage paid envelope addressed to each Holder at the last address of such Holder as it appears on the securities register of the Corporation or, in the case of joint Holders, to the address of that one whose name appears first in the securities register of the Corporation as one of such joint Holders, or, in the event of the address of any Holder not so appearing, then to the address of such Holder last known to the Corporation, a cheque for such Series K Dividends (less any tax required to be deducted) payable to the order of such Holder or, in the case of joint Holders, to the order of all such Holders failing written instructions from them to the contrary. Notwithstanding the foregoing, any dividend cheque may be delivered by the Corporation to a Holder at his address as aforesaid. The posting or delivery of such cheque on or before the date on which such dividend is to be paid to a Holder shall be deemed to be payment and shall satisfy and discharge all liabilities for the payment of such dividends to the extent of the sum represented thereby (plus the amount of any tax required to be deducted as aforesaid) unless such cheque is not paid on due presentation; provided that if the Series K Preferred Shares are held in the Book-Entry System, the Corporation will provide or cause to be provided to the Depository funds in the aggregate amount of the dividends payable on the applicable Dividend Payment Date (i) by cheque of the Corporation delivered to the Depository not less than two Business Days prior to such Dividend Payment Date or (ii) on or prior to such Dividend Payment Dale in such manner as the Corporation and the Depository shall agree. Subject to applicable law, dividends which are represented by a cheque which has not been presented to the Corporation's bankers for payment or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable shall be forfeited to the Corporation. 2.2 Dividend for Other than a Full Dividend Period The Holders shall be entitled to receive, and the Corporation shall pay thereon, if, as and when declared by the Board of Directors, out of moneys of the Corporation properly applicable to the payment of dividends, Series K Dividends for any period which is less than a full Dividend Period, including any partial period prior to the effective time of a conversion of Series K Preferred Shares into Series L Preferred Shares or after the effective time of a conversion of Series L Preferred Shares into Series K Preferred Shares, as follows. In respect of any period other than the initial Dividend Period that is less than a full Dividend Period, a dividend in an amount per Series K Preferred Share equal to the amount obtained (rounded to four decimal places) when the product of the Atmual Fixed Dividend Rate and $25.00 is multiplied by a fraction, the numerator of which is the number of calendar days elapsed in the relevant period and the denominator of which is 365. 3. Rights on Liquidation In the event of the liquidation, dissolution or winding-up of the Corporati on, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the Holders shall be entitled to receive $25.00 per Series K Preferred Share, together with all Series K Dividends accrued and unpaid (whether or not declared) up to but excluding the date of payment or distribution (less any tax required to be deducted or withheld by the Corporation), before any amounts shall be paid or any assets of the Corporation distributed to the holders of the Multiple Voting Shares or the Subordinate Voting Shares or any other shares ranking junior as to capital to the Series K Preferred Shares. Upon payment of such amounts, the Holders shall not be entitled to share in any further distribution of the assets of the Corporation. 4.Redemption at the Option of the Corporation The Corporation may not redeem any of the Series K Preferred Shares prior to March 31, 2017. On March 31, 2017 and on March 31 every five years thereafter (each, a "Series K Conversion Date"), the Corporation may, subject to applicable law and to the provisions described under Section 6 below, upon giving notice as hereinafter provided, at its option, without the consent of the Holders redeem all, or an y part, of the then outstanding Series K Preferred Shares by the payment of an amount in cash for each Series K Preferred Share so redeemed equal to $25.00 per Series K Preferred Share, together with the Series K Dividends accrued and unpaid (whether or not declared) up to but excluding the date fixed for redemption (less any tax required to be deducted and withheld by the Corporation) (the "Redemption Price").

If less than all of the then outstanding Series K Preferred Shares are at any time to be redeemed, then the particular Series K Preferred Shares to be redeemed shall be selected on a pro rata basis disregarding fractions or, if the Series K Preferred Shares are at such time listed on an exchange, with the consent of such exchange, in such manner as the Board of Directors in its sole discretion may, by resolution determine. The Corporation shall give notice in writing not less than 30 days nor more than 60 days prior to the applicable Series K Conversion Date of its intention to redeem such Series K Preferred Shares to each person who at the date of giving such notice is the Holder of Series K Preferred Shares to be redeemed. Any such notice shall be validly and effectively given on the date on which it is sent and such notice shall be given and sent by posting the same in a postage paid envelope addressed to each Holder of Series K Preferred Shares to be redeemed at the last address of such Holder as it appears on the securities register of the Corporation, or in the case of joint Holders, to the address of that one whose name appears first in the securities register of the Corporation as one of such joint Holders or, in the event of the address of any Holder not so appearing, then to the address of such Holder last known to the Corporation, provided that the accidental failure or omission to give any such notices as aforesaid to one or more of such Holders shall not affect the validity of the redemption as to the other Holders to be redeemed. Such notice shall set out the number of such Series K Preferred Shares held by the person to whom it is addressed which are to be redeemed and the Redemption Price and shall also set out the date on which the redemption is to take place.On and after the date so specified for redemption, the Corporation shall pay or cause to he paid to the Holders to be redeemed the Redemption Price on presentation and surrender, at any place within Canada designated by such notice, of the certificate or certificates for such Series K Preferred Shares so called for redemption. Such payment shall be made by cheque payable at par at any branch in Canada of the Corporation's hankers for the time being or by any other reasonable means the Corporation deems desirable and shall be a full and complete discharge of the Corporation's obligation to pay the Redemption Price owed to the Holders of Series K Preferred Shares so called for redemption unless the cheque is not honoured when presented for payment. From and after the date specified in any such notice, the Series K Preferred Shares called for redemption shall cease to be entitled to Series K Dividends and the Holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof, except to receive the Redemption Price therefor, provided that if payment of the Redemption Price shall not be duly made by the Corporation on or before the date fixed for redemption, the Corporation shaH forthwith thereafter return the Holder's deposited share certificate or certificates to the Holder. At any time after notice of redemption is given as aforesaid, the Corporation shall have the right to deposit the Redemption Price of any or all Series K Preferred Shares called for redemption (less any tax required to be deducted and withheld by the Corporation), or such part thereof as at the time of deposit has not been claimed by the Holders entitled thereto, with any chartered bank or banks or with any trust company or trust companies in Canada named in the notice of redemption to the credit of a special account or accounts in trust for the respective Holders of such shares, to be paid to them respectively upon surrender to such bank or banks or trust company or trust companies of the certificate or certificates representing the same. Upon such deposit or deposits being made, such shares shall be deemed to be redeemed on the redemption date specified in the notice of redemption. After the Corporation has made a deposit as aforesaid with respect to any shares, the Holders thereof shall not, from and after the redemption date, be entitled to exercise any of the rights of shareholders in respect thereof and the rights of the Holders thereof shall be limited to receiving a proportion of the amounts so deposited applicable to such shares, without interest. Any interest allowed on such deposit shall belong to the Corporation. Subject to applicable law, redemption monies that are represented by a cheque which has not been presented to the Corporation's bankers for payment or that otherwise remain unclaimed (including monies held in deposit as provided for above) for a period of six years from the date specified for redemption shall be forfeited to the Corporation. 5. Conversion of Series K Preferred Shares 5.1 Conversio11 at the Option of the Holder (a) Holders of Series K Preferred Shares will have the right, at their option, on each Series K Conversion Date, to convert, subject to the applicable law, and the terms and provisions hereof, all or any part of the then outstanding Series K Preferred Shares registered in their name into Series L Preferred Shares on the basis of one (1) Series L Preferred Share for each Series K Preferred Share. The Corporation will provide written notice not less than 30 and not more than 60 days prior to the applicable Series K Conversion Date to the Holders of the conversion privilege provided for herein (the "Conversion Privilege"). Such notice shall (i) set out the Series K Conversion Date, and (ii) include instructions to such Holders as to the method by which such Conversion Privilege may be exercised, as described in On the 301 Section 5.3. h day prior to each Series K Conversion Date, the Corporation will provide· to the Holders written notice of the Floating Quarterly Dividend Rate applicable to the Series L Preferred Shares for the next succeeding Quarterly Floating Rate Period and the Annual Fixed Dividend Rate applicable to the Series K Preferred Shares for the next succeeding Subsequent Fixed Rate Period, in each case as determined by the Corporation. (b) If the Corporation gives notice as provided in Section 4 to the Holders of the redemption of all the Series K Preferred Shares, the Corporation will not be required to give notice as provided in this Section 5.1 to the Holders of the Floating Quarterly Dividend Rate, Annual Fixed Dividend Rate or Conversion Privilege and the right of any Holder of Series K Preferred Shares to convert such Series K Preferred Shares as herein provided will cease and terminate in that event. (c) Holders of Series K Preferred Shares shall not be entitled to convert their shares into Series L Preferred Shares on a Series K Conversion Date if the Corporation determines that there would remain outstanding on the Series K Conversion Date less than 1,000,000 Series L Preferred Shares after taking into account all Series K Preferred Shares tendered for conversion into Series L Preferred Shares and all Series L Preferred Shares tendered for conversion into Series K Preferred Shares. The Corporation will give written notice thereof to all affected Holders of Series K Preferred Shares at least seven (7) days prior to the applicable Series K Conversion Date and, subject to the provisions of Section 14, will issue and deliver, or cause to be delivered, prior to such Series K Conversion Date, at the expense of the Corporation, to such Holders of Series K Preferred Shares, who have surrendered for conversion any endorsed certificate or certificates representing Series K Preferred Shares, new certificates representing the Series K Preferred Shares represented by any certificate or certificates surrendered as aforesaid. 5.2Automatic Conversion If the Corporation determines that there would remain outstanding on a Series K Conversion Date less than 1,000,000 Series K Preferred Shares after taking into account all Series K Preferred Shares tendered for conversion into Series L Preferred Shares and all Seri es L Preferred Shares tendered for conversion into Series K Preferred Shares, then, all, but not part, of the remaining outstanding Series K Preferred Shares will automatically be converted into Series L Preferred Shares on the basis of one (1) Series L Preferred Share for each Series K Preferred Share on the applicable Series K Conversion Date. The Corporation shall give notice in writing thereof to the Holders of such remaining Series K Preferred ' Shares at least seven (7) days prior to the Series K Conversion Date. 5.3 Manner of Conversion (a) Subject to the provisions of Section 14, the Conversion Privilege may be exercised by notice in writing (an "Election Notice") given not earlier than the 30th day prior to a Series K Conversion Date but not later than 5:00p.m. (Toronto time) on the 15th day preceding the applicable Series K Conversion Date during usual business hours at any principal transfer office of the Transfer Agent, or such other place or places in Canada as the Corporation may agree, accompanied by (1) payment or evidence of payment of the tax (if any) payable as provided in this Section 5.3; and (2) the certificate or certificates representing the Series K Preferred Shares in respect of which the Holder thereof desires to exercise the Conversion Privilege with the transfer form on the back thereof or other appropriate stock transfer power of attorney duly endorsed by the Holder, or his or her attorney duly authorized in writing, in which Election Notice such Holder may also elect to convert part only of the Series K Preferred Shares represented by such certificate or certificates not theretofore called for redemption in which event the Corporation will issue and deliver or cause to be delivered to such Holder, at the expense of the Corporation, a new certificate representing the Series K Preferred Shares represented by such certificate or certificates that have not been converted. Each Election Notice will be irrevocable once received by the Corporation. (b) If the Corporation does not receive an Election Notice from a Holder of Series K Preferred Shares during the notice period therefor, then the Series K Preferred Shares shall be deemed not to have been converted (except in the case of an automatic conversion pursuant to Section 5.2). (c) Subject to the provisions of Section 14, in the event the Corporation is required to convert all remaining outstanding Series K Preferred Shares into Series L Preferred Shares on the applicable Series K Conversion Date as provided for in

Section 5.2, the Series K Preferred Shares in respect of which the Holders have not previously elected to convert will be converted on the Series K Conversion Date into Series L Preferred Shares and the Holders thereof will be deemed to be holders of Series L Preferred Shares at 5:00 p.m. (Toronto time) on the Series K Conversion Date and will be entitled, upon surrender during usual business hours at any principal transfer office of the Transfer Agent, or such other place or places in Canada as the Corporation may agree, of the certificate or certificates representing Series K Preferred Shares not previously surrendered for conversion, to receive a certificate or certificates representing the same number of Series L Preferred Shares in the manner and subject to the terms and provisions as provided in this Section 5.3. (d) Subject to the provisions of Section 14, as promptly as practicable after the Series K Conversion Date, the Corporation will issue and deliver, or cause to be delivered to or upon the written order of the Holder of the Series K Preferred Shares so surrendered in accordance with this Section 5.3, a certificate or certificates, issued in the name of, or in such name or names as may be directed by, such Holder representing the number of fully-paid and non-assessable Series L Preferred Shares and the number of remaining Series K Preferred Shares, if any, to which such Holder is entitled. Such conversion will be deemed to have been made at 5:00p.m. (Toronto time) on the Series K Conversion Date, so that the rights of the Holder of such Series K Preferred Shares as the Holder thereof will cease at such time and the person or persons entitled to receive the Series L Preferred Shares upon such conversion will be treated for all purposes as having become the holder or holders of record of such Series L Preferred Shares at such time. (e) The Holder of any Series K Preferred Share on the record date for any Series K Dividends declared payable on such share will be entitled to such dividends notwithstanding that such share is converted into Series L Preferred Shares after such record date and on or before the date of the payment of such dividend. (f) Subject to the provisions of Section 14, the issuance of certificates tor the Series L Preferred Shares upon the conversion of Series K Preferred Shares will be made without charge to the converting Holders for any fee or tax in respect of the issuance of such certificates or the Series L Preferred Shares represented thereby; provided, however, that the Corporation will not be required to pay any tax that may be imposed upon the person or persons to whom such Series L Preferred Shares are issued in respect of the issuance of such Series L Preferred Shares or the certificate therefor or any security transfer taxes, and the Corporation will not be required to issue or deliver a certificate or certificates in a name or names other than that of the holder of the Series L Preferred Shares converted unless the person or persons requesting the issuance thereof has paid to the Corporation the amount of any such security transfer tax or has established to the satisfaction of the Corporation that such tax has been paid.

5.4 Status of Converted Series K Preferred Shares All Series K Preferred Shares converted into Series L Preferred Shares on a Series K Conversion Date shall not be cancelled but shall be restored to the status of authori2ed but unissued shares of the Corporation as at the close of business on the Series K Conversion Date and available for issuance on the conversion of the Series L Preferred Shares. 5.5 Right Not to Deliver Series K Preferred Shares On the exercise of the Conversion Privilege by a Holder of Series K Preferred Shares, the Corporation reserves the right not to deliver Series L Preferred Shares to any Ineligible Person. 6. Restrictions on Dividends and Retirement and Issue of Shares So long as any of the Series K Preferred Shares are outstanding, the Corporation shall not, without the approval of the Holders: (a) declare, pay or set apart for payment any dividends (other than stock dividends payable in shares of the Corporation ranking as to capital and dividends junior to the Series K Preferred Shares) on shares of the Corporation ranking as to dividends junior to the Series K Preferred Shares; (b) except out of the net cash proceeds of a substantially concurrent issue of shares of the Corporation ranking as to return of capital and dividends junior to the Series K Preferred Shares, redeem or call for redemption, purchase or otherwise pay otT, retire or make any return of capital in respect of any shares of the Corporation ranking as to capital junior to the Series K Preferred Shares; (c) redeem or call for redemption, purchase, or otherwise pay off or retire for value or make any return of capital in respect of less than all of the Series K Preferred Shares then outstanding; or (d) except pursuant to any purchase obligation, sinking fund, retraction privilege or mandatory redemption provisions attaching thereto, redeem or call for redemption, purchase or otherwise pay off, retire or make any return of capital in respect of any preferred shares of the Corporation, ranking as to the payment of dividends or return of capital on a parity with the Series K Preferred Shares; unless, in each such case, all accrued and unpaid dividends up to and including the dividends payable for the last completed Dividend Period and on all other shares of the Corporation ranking prior to or on a parity with the Series K Preferred Shares with respect to the payment of dividends have been declared and paid or set apart for payment.

7. Purchase for Cancellation Subject to applicable law and to the provisions in Section 6, the Corporation may at any time purchase for cancellation the whole or any part of the Series K Preferred Shares outstanding from time to time, in the open market through or from an investment dealer or any fmn holding membership on a recognized stock exchange, or by private agreement or otherwise, at the lowest price or prices at which, in the opinion of the Board ofDirectors, such shares are obtainable. 8. Voting Rights The Holders will not (except as otherwise provided by law and except for meetings of the holders of preferred shares of the Corporation as a class and meetings of the Holders as a series) be entitled to receive notice of, attend, or vote at any meeting of shareholders of the Corporation unless and until the Corporation shall have failed to pay eight quarterly Series K Dividends, whether or not consecutive and whether or not such dividends have been declared and whether or not there are any monies of the Corporation properly applicable to the payment of dividends. ln the event of such non-payment, and for only so long as any such dividends remain in arrears, the Holders will be entitled to receive notice of, and to attend, meetings of shareholders of the Corporation at which directors are to be elected and such Holders shall have the right, at any such meeting, to one vote for each Series K Preferred Share held. No other voting rights shall attach to the Series K Preferred Shares in any circumstances. Upon payment by the Corporation of the entire amount of all Series K Dividends in arrears, the voting rights of the I folders shall forthwith cease (unless and until the same default shall again arise under the provisions of this Section 8 in which event such voting rights shall become effective again and so on from time to time). Except in respect of the issuaQ.Ce of shares as a result of the conversion of the Series K Preferred Shares or other shares ranking prior to or on a parity with the Series K Preferred Shares in accordance with their terms or the issuance of Series K Preferred Shares as a result of the conversion of the Series L Preferred Shares in accordance with their terms, so long as any Series K Preferred Shares are outstanding, the Corporation will not, without the prior approval of the holders of the Series K Preferred Shares, create or issue any shares ranking prior to or on a parity with the Series K Preferred Shares with respect to repayment of capital or payment of dividends, provided that the Corporation may without such approval issue additional series of preferred shares ranking on a parity with the Series K Preferred Shares if all dividends (whether or not declared) then payable on the Series K Preferred Shares shall have been paid or set apart for payment. 9. Modifications The provisions attaching to the Series K Preferred Shares as a series may be repealed, altered, modified or amended from time to time with such approval as may then be required by the Canada Business Corporations Act, any such approval to be given in accordance with Section 10.

10. Approval of Holders of Series K Preferred Shares 10.1 Approval Except as otherwise provided herein, any approval of the Holders with respect to any matters requiring the consent of the Holders may be given in such manner required by law, subject to a minimwn requirement that such approval be given by a resolution signed by all the Holders of Series K Preferred Shares or passed by the affirmative vote of at least 66%% of the votes cast by the Holders of Series K Preferred Shares who voted in respect of that resolution at a meeting of the Holders duly called for that purpose and at which the Holders of a majority of the outstanding Series K Preferred Shares are present or represented by proxy.If at any such meeting the Hol der(s) of a majority of the then outstanding Series K Preferred Shares are not present or represented by proxy within onehalf hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than 15 days thereafter and to such time and place as may be designated by the chairman of such meeting, and not less than 10 days' written notice shall be given of such adjourned meeting.At such adjourned meeting, the Holders(s) of Series K Preferred Shares represented in person or by proxy may transact the business for which the meeting was originally called and the Holders of Series K Preferred Shares then represented in person or by proxy shall form the necessary quorum. At any meeting of Holders of Series K Preferred Shares as a series, each such Holder shall be entitled to one vote in respect of each Series K Preferred Share held. 10.2 Formalities, etc. The proxy rules applicable to, the formalities to be observed in respect of the giving notice of, and the formalities to be observed in respect of the conduct of, any meeting or any adjourned meeting of Holders shall be those from time to time prescribed by the bylaws of the Corporation with respect to meetings of shareholders or, if not so prescribed, as required by law. On every poll taken at every meeting of Holders of Series K Preferred Shares, each such Holder entitled to vote thereat shall be entitled to one vote in respect of each Series K Preferred Share held. 11. Tax Election The Corporation shall elect, in the manner and within the time provided under Section 191.2 of the Tax Act, or any successor or replacement provision of similar effect, and take all other necessary action under the Tax Act, to pay tax at a rate such that no Holder of the Series K Preferred Shares will be required to pay tax under Section 187.2 ofPart IV. 1 of the Tax Act or any successor or replacement provision of similar effect on dividends received on the Series K Preferred Shares. Nothing in this paragraph shall prevent the Corporation from entering into an agreement with a taxable Canadian corporation with which it is related to transfer all or a portion of the Corporation's liability for tax under Section 191.1 of the Tax Act to that taxable Canadian corporation in accordance with the provisions of Section 191.3 of the Tax Act. 12. Notices (a) If the Board of Directors determines that mail service is or is threatened to be interrupted at the time when the Corporation is required or elects to give any notice hereunder by mail, or is required to send any cheque or any share certificate to a Holder of Series K Preferred Shares, whether in connection with the redemption or conversion of such share or otherwise, the Corporation may, notwithstanding the provisions hereof: (i) give such notice by publication thereof once in a daily English language newspaper of general circulation published in each of Vancouver, Cal gary, Wirmipeg, Toronto, Montreal and Halifax, and once in a daily french language newspaper published in Montreal and such notice shall be deemed to have been validly given on the day next succeeding its publication in all of such cities; and (ii) fulfill the requirement to send such cheque or such share certificate by arranging for the delivery thereof to such Holder by the Transfer Agent at its principal offices in the cities of Vancouver, Toronto and Montreal, and such cheque and/or share certificate shall be deemed to have been sent on the date on which notice of such arrangement shall have been given as provided in (a) above, provided that as soon as the Board of Directors determines that mail setvice is no longer interrupted or threatened to be interrupted, such cheque or share certificate, if not theretofore delivered to such Holder, shall be sent by mail as herein provided. In the event that the Corporation is required to mail such cheque or share certificate, such mailing shall be made by prepaid mail to the registered address of each person who at the date of mailing is a registered Holder and who i s entitled to receive such cheque or share certificate. (b) Any notice, cheque, invitation for tenders or other communication from the Corporation herein provided for shall be sufficiently given if delivered or if sent by first class unregistered mail, postage prepaid, to the Holders at their respective addresses appearing on the books of the Corporation, or in the case of joint Holders, to the address of the one whose name appears first in the securities register of the Corporation as one of such joint Holders or, in the event of the address of any of such Holders not so appearing, then at the last address of such Holder known to the Corporation. Accidental failure to give such notice, invitation for tenders or other communication to one or more Holders shall not affect the validity of the notices, invitations for tenders or other communications properly given or any action taken pursuant to such notice, invitation for tender or other communication but, upon such failure being discovered, the notice, invitation for tenders or other communication, as the case may be, shall be sent forthwith to such Holder or Holders. (c) If any notice, cheque, invitation for tenders or other communication from the Corporation given to a Holder of Series K Preferred Shares pursuant to paragraph (b) is returned on three consecutive occasions because the Holder cannot be found, the Corporation shall not be required to give or mail any further notices, cheques, invitations for tenders or other communications to such shareholder until the Holder informs the Corporation in writing of such Holder's new address.

13. Interpretation 13.1 Definitions For the purposes hereof, the following capitalized tem1S meanings, unless the context otherwise requires: shall have the following "Annual Fixed Dividend Rate" means, for any Subsequent Fixed Rate Period, the rate (expressed as a percentage rate rounded down to the nearest one hundred thousandth of one percent (with 0.000005% being rounded up)) equal to the sum of the Government of Canada Yield on the applicable Fixed Rate Calculation Date plus 3.51%. "Bloomberg Screen GCANSYR Page" means the display designated as page "GCAN5YR<INDEX>" on the Bloomberg Financial L.P. service (or such other page as may replace the GCAN5YR page on that service) for purposes of displaying Governmen t of Canada bond yields. "Board of Directors" means the board of directors of the Corporation. "Book-Entry System" means the record entry securities transfer and pledge system administered by the Depository in accordance with its operating rules and procedures in force from time to time or any successor system thereof. "Business Day" means a day other than a Saturday, a Sunday or any other day that is treated as a holiday in the province of Ontario. "Conversion Privilege" has the meaning attributed to it in Section 5.l (a). "Depository" means CDS Clearing and Depository Services Inc. and its nominees or any successor carrying on the business as a depository, which is approved by the Corporation. "Dividend Payment Date" has the meaning attributed to it in Section 2.1 (a). "Dividend Period" means the period from and including the Issue Date up to and including June 29, 2012 and, thereafter, the period from and including the date immediately following a Dividend Payment Date up to and including the next succeed ing Dividend Payment Date. "Election Notice" has the meaning attributed to it in Section 5.3(a). "Fixed Rate Calculation Date" means, for any Subsequent Fixed Rate Period, the 30th day prior to the first day of such Subsequent Fixed Rate Period. "Floating Quarterly Dividend Rate" means, for any Quarterly Floating Rate Period , the rate (expressed as a percentage rate rounded down to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the sum of the T-Bill Rate on the applicable Floating Rate Calculation Date plus 3.51% (calculated on the basis of the actual number of days elapsed in such Quarterly Floating Rate Period divided by 365). "Floating Rate Calculation Date" means, for any Quarterly Floating Rate Period, the 30th day prior to the first day of such Quarterly Floating Rate Period. "Government of Canada Yield" on any date means the yield to maturity on such date (assuming semi-annual compounding) of a Canadian dollar denominated non-callable Government of Canada bond with a term to maturity of five years as quoted as of 10:00 am. (Toronto time) on such date and which appears on the Bloomberg Screen GCAN5YR Page on such date; provided that, if such rate does not appear on the Bloomberg Screen GCAN5YR Page on such date, the Government of Canada Yield will mean the average of the yields determined by two registered Canadian investment dealers selected by the Corporation, as being the yield to maturity on such date (assuming semi  annual compounding) which a Canadian dollar denominated non-callable Government of Canada bond would carry if issued in Canadian dollars at 100% of its principal amoun t on such date with a term to maturity of five years. "Holder" has the meaning attributed to it in Section 2.1. "Ineligible Person" means any person whose address is in, or whom the Corporation or the Transfer Agent for the Series K Preferred Shares has reason to believe is a resident of, any jurisdiction outside Canada where the issue or delivery to that person of Series K Preferred Shares or Series L Preferred Shares would require the Corporation to take any action to comply with securities or analogous laws of that jurisdiction. "Initial Fixed Dividend Rate" means 5.0% per annum. "Initial Fixed Rate Period" means the period commencing on the Issue Date and ending on and including March 31, 2017. "Issue Date" means the date on which Series K Preferred Shares are first issued. "Quarterly Commencement Date" means the last Business Day of each of March, June, September and December in each year. "Quarterly Floating Rate Period" means, for the initial Quarterl y Floating Rate Period. the period commencing on April 1, 2017 and ending on and including June 29, 2017, and thereafter the period from and including the day immediately following the end of the immediately preceding Quarterly Floating Rate Period to but excluding the next succeeding Quarterly Commencement Date. "Redemption Price" has the meaning attributed to it in Section 4. "Series K Conversion Date" has the meaning attributed to it in Section 4. "Series K Dividends" has the meaning attributed to it in Section 2.1.

"Series K Preferred Shares" has the meaning attributed to it m the introductor y paragraph to these Series K Preferred Shares Provisions. "Series L Preferred Shares" means the Cumulative Floating Rate Preferrd Shares, Series L of the Corporation. "Subsequent Fixed Rate Period" means for the initial Subsequent Fixed Rate Period, the period commencing on April 1, 2017 and ending on and including March 31, 2022 and for each succeeding Subsequent Fixed Rate Period, the period commencing on the day immediately following the end of the immediately preceding Subsequent Fixed Rate Period and ending on and including March 31st in the fifth year thereafter. "Tax Act" means the Income Tax Act (Canada). "T-Bill Rate" means, for any Quarterly Floating Rate Period, the average yield expressed as a percentage per annum on three-month Government of Canada Treasury Bills, as reported by the Bank of Canada, for the most recent treasury bills auction preceding the applicable Floating Rate Calculation Date. "Transfer Agent" means Valiant Trust Company, a trust company existing under the laws of Canada, or such other person as from time to time may be lhe registrar and transfer agent for the Series K Preferred Shares. 13.2 Interpretation ofterms In the provisions herein contained attaching to the Series K Preferred Shares: (a) "accrued and unpaid dividends" means the aggregate of (i) all unpaid Series K Dividends (whether or not declared) for any completed Dividend Period; and (ii) a cash amount calculated as though Series K Dividends had been accruing on a day to day basis from the end of the most recently completed Dividend Period up to and including the date to which the computation of accrued dividends is to be made; (b) "in priority to", "on a parity with" and "junior to" have reference to the order of priority in payment of dividends, return of capital and in the distribution of assets in the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involw1tary, or other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs; (c) in the event that any date on which any Series K Dividend is payable by the Corporation, or any date on or by which any other action is required to be taken by the Corporation or the Holders hereunder, is not a Business Day (as defined above), then such dividend shall be payable, or such other action shall be required to be taken, on or by the next succeeding day that is a Business Day;

(d) in the event of the non-receipt of a cheque by a Holder of Series K Preferred Shares entitled to the cheque, or the loss or destruction of the cheque, the Corporation, on being furnished with reasonable evidence of non-receipt, loss or destruction, and an indemnity reasonably satisfactory to the Corporation, will issue to the Holder a replacement cheque for the amount of the original cheque; (e) the Corporation will be entitled to deduct or withhold from any amount payable to a Holder of Series K Preferred Shares under these Series K Preferred Shares Provisions any amount required by law to be deducted or withheld from tha t payment; (f) reference to any statute is to that statute as in force from time to time, including any regulations, rules, policy statements or guidelines made under that statute, and includes any statute which may be enacted in substitution of that statute; (g) if it is necessary to convert any amount into Canadian dollars, the Board of Directors will select an appropriate method and rate of exchange to convert any non-Canadian currency into Canadian dollars; and (h) all references herein to a Holder of Series K Preferred Shares shall be interpreted as referring to a registered Holder of the Series K Preferred Shares. 14. Book-Entry Only System 14.1 Transfers etc. Through Participants If the Series K Preferred Shares are held through the Book-Entry System then the beneficial owner thereof shall provide instructions with respect to Series K Pref<:med Shares onl y to the Depository participant through whom such beneficial owner holds such Series K Preferred Shares and registrations of ownership, transfers, purchases, redemptions, conversions, surrenders and exchanges of Series K Preferred Shares will be made only through the Book-Entry System. Beneficial owners of Series K Preferred Shares will not have the right to receive share certificates representing their ownership of the Series K Preferred Shares. 14.2 Depository is Regi<ttered Holder For the purposes of these Series K Preferred Share provisions, as long as the Depository, or its nominee, is the registered Holder of the Series K Preferred Shares, the Depository, or its nominee, as the case may be, will be considered the sole Holder of the Series K Preferred Shares for the purpose of receiving notices or payments on or in respect of the Series K Preferred Shares, including payments of Series K Dividends, the Redemption Price or accrued and unpaid dividends, and the delivery of Series L Preferred Shares and certificates for those shares on the conversion into Series L Preferred Shares. 14.3 Depository Ceasing to Be Registered Holder If (i) required by applicable law, (ii) the Book-Entry System ceases to exist, (iii) the Depository advises the Corporation that it is no longer willing or able to discharge properly its responsibilities as depository with respect to the Series K Preferred Shares and the Corporation is unable to locate a qualified successor, or (iv) the Corporation, at its option, decides to terminate the registration of the Series K Preferred Shares through the Book-Entry System, then certificates representing the Series K Preferred Shares will be made available.

Certificate of Amendment Canada Business Corporations Act Certificat de modification Loi canadienne sur les sociétés par actions FAIRFAX FINANCIAL HOLDINGS LIMITED 013005-2 Marcie Girouard 2012-03-19

Industry Canada | Industrie Canada

Form 4 Articles of Amendment

Canada Business Corporations Act (CBCA) (s. 27 or 177)

Formulaire 4 Clauses modificatrices

Loi canadienne sur les sociétés par actions (LCSA) (art. 27 ou 177)

1 Corporate name
Dénomination sociale
FAIRFAX FINANCIAL HOLDINGS LIMITED

2 Corporation number
Numéro de la société
013005-2

3 The articles are amended as follows
Les statuts sont modifiés de la façon suivante

The corporation amends the description of classes of shares as follows:
La description des catégories d'actions est modifiée comme suit :
See attached schedule / Voir l'annexe ci-jointe

4 Declaration: I certify that I am a director or an officer of the corporation.
Déclaration : J'atteste que je suis un administrateur ou un dirigeant de la société.

Original signed by / Original signé par
John Varnell

John Varnell
416-367-4941

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).
Nota : Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5 000 $ ou d'un emprisonnement maximal de six mois, ou de ces deux peines (paragraphe 250(1) de la LCSA).

Canada

IC 3069 (2008/04)

The attached Schedule A sets out the authorized number, rights, privileges aud restrictions attaching to the Cumulative Floating Rate Preferred Shares, St.•rics L of the corporation which were created by articles of amendment dated March 13,2012 and shall be the authorized number, rights, privileges and •·cstrictions for the Cumulative Floating Rate Preferred Shares, Series L of the corporation. Fairfax Financial Holdings Limited (the "Corpot·ation") Number and Designation of and Rights, Privileges, Restrictions and Conditions Attaching to the Cumulative :Floating Rate Prcfcncd Shares, Scl'ics L The fourteenth series of Preferred Shares of the Corporation shall consi st or I 0,000,000 Preferred Shares designated as Cumula tive Floating Rate Preferred Shares, Series L (the "Series L Preferred Shares") and, in addition to the rights, privil eges. rest rictions and conditions attaching t o the Preferred Shares as a class, shall have attached thereto the fo llowing rights. pri vileges, restrict ions and conditions: 1. Consideration for Issue The consideration for the issue of each Series L Preferred Share shall be $25.00 or its cq ui valent in property or past services. 2. Dividends 2.1 Cumulative Preferential ])ividends The holders of the Series L Preferred Shares (the "Holders") shall be en ti t led to receive, and the Corporation shall pay thereon, as and when declared by the Board of Directors, out or moneys of the Cor poration properly applicable to the payment of dividends, cumulative prdcrcntial cash dividends (the "Series L Dividends") payable quarterly at the rates and times herein provided by cheque at par in l awful money of Canada at any branch in Canada of the Corporation's bankers for the time being or by any other reasonable means the Corporati on deems d esi rable. The Series L Dividends shall accrue on u dail y basis. During each Quarterl y Floati ng Rate Period , Series L Dividends payable on the Series L Preferred Shares will be i n an amount per share determined by multipl ying the Floatin g Quarterl y Di vidend Rate applicable to such Qu arterly Floating Rate Period by $25.00, and shall be payable quarterly on each Divi dend Payment Date during such Qua1terly floating Rate Period. (a) (b) ln respect of each Quarterly l•'loating Rate Period, th e Corporation will calculate on each Floa ting Rate Calculation Date the floating Quarterly Divide11d Rate for ('1411-2141 134().1213.·1'

such Quarterly Floating Rate Period and will , on the Floa ting Rate Calculation Date, give written notice thereof to the Holders. Each such determination by the Corporation of the floating Quarterl y Dividend Rate will, i n the absence or manifest error. be {inal and binding upon the Corporation and upun all 1-loldcrs of Series L Preferred Shares. (c) I r 1>n any Dividend Payment Date, the Series I. Di vidends accr ued to such dat e arc not pa id in lull on a ll or the Seri es L Prcfcned Shares then 0u tstand ing, such Series L Di vidends, or the unpaid pattthcreot: shall be paiJ on a s ubscqw.:nt da te or d a tes determined by the Board of Directors on which the Corporation shall have sufficient mon ies properly applicabl e to the payment of such Series I , Dividends. (d) The Holders shall not be entitled to any di vidends other than or in excess of the Series L Di vidends. Seri es L Dividends shall (except in case of redempt ion or conversion in wh ic h case pay ment of Series L Di vidends sha ll be made on surrender of the certificate representing the Series L Preferred Shares to be redeemed or converted) be paid by posting in a posta ge paid envelope addressed to each Holder at the last address of such Holder as it appears on t he securities register of the Corporation or, in the case of joint Holders, to the address of that one whose name appears lirst in the securities register of the Corporation as one of such joint 1lolders. or. in the event of the address of any Holder not so appearing, then to the address or such llolder last k nown to Lhe Corporation, a cheque for such Series I , Dividends ( less any tax required to be deducted) payable to Ihe order of such Holder or, in the case of join t Holders, to the order or all such H olders f ail in g written instructions from them to the contrary. Not withstanding the foregoing, any dividend cheque may be deli vered by the Co rp0ration to a I !older a t his address as aforesaid. The post i ng ur deli very or such cheq ue on or bef0rc the date on which such di vid end is t o be pa i d to a l l older sha l l he deemed to be pa yment and s hall sati sf)' and discharge all liabilit ies for the payment of such dividends to the extent of the sum represented thereby (plus the amount of any tax required to be deducted as aforesaid) un less such cheque is not pa id on due presentat ion; provided that if the Series I , Pn.:fc rred .. hares an: held i n !he Book-En tr y System, the Corporation wi ll provide or causc to be provided to the Depository funds in the aggregate am ount of the dividends paya ble on the appli cable Dividend Payment Da te (i) by cheque of the Corporation del i vered to the Deposi tory not less t han two Busi ness Days prior to such Divi dend Payment Date or (i i ) on or prior to such Dividend Payme nt Date in such manner as the Corporation and the Deposi tory s ha ll agree. Subject to appl icable law. di vidends which arc represented by a cheque which has not been presented to the Corporation 's hankers for payment or that otherwise remain unclaimed for a period of six years from t he d ate on which they were declared to be payable shall be forfeited to t he Corporation. 2.2 Dividend for Otlter than a Full Quarterly Floating H ate Pi•riod The I l oldcrs shall he entitled to receive, and the Corporation sha ll pay thereon, iL as and when declared hy the Board or Directors, out of moneys of the Corporat ion pmpcrl y applica ble to the payment or dividends. Series L Dividends for any period which is less t han a full Qua1terly Fl nating Rate Period. including an y partial period prior to the c!'fect ivc time or a conversion or 01 411-211\ I 131\0·1 21J.il

Series L Preferred Shares into Series K Preferred Shares, or after the effective time of a conversion of Series K Preferred Shares into Series L Preferred Shares, as follows. In respect of any period that is less than a full Quarterly Floating Rate Period, a dividend in an amount per Series L Preferred Share equal to the amount obtained (rounded to four decimal places) when the product of the Floating Quarterly Dividend Rate and $25.00 is multiplied by a fraction, the numerator of which is the number of calendar days elapsed in the relevant period and the denominator of which is the number of calendar days in the Quarterly Floating Rate Period in which such period falls.

3. Rights on Liquidation

In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the Holders shall be entitled to receive $25.00 per Series L Preferred Share, together with all Series L Dividends accrued and unpaid (whether or not declared) up to but excluding the date of payment or distribution (less any tax required to be deducted or withheld by the Corporation), before any amounts shall be paid or any assets of the Corporation distributed to the holders of the Multiple Voting Shares or the Subordinate Voting Shares or any other shares ranking junior as to capital to the Series L Preferred Shares. Upon payment of such amounts, the Holders shall not be entitled to share in any further distribution of the assets of the Corporation.

4. Redemption at the Option of the Corporation

The Corporation may not redeem any of the Series L Preferred Shares prior to March 31, 2017. Thereafter, the Corporation may, subject to applicable law and to the provisions described under Section 6 below, upon giving notice as hereinafter provided, at its option, at any time without the consent of the Holders redeem all, or from time to time any part, of the then outstanding Series L Preferred Shares by the payment of an amount in cash for each Series L Preferred Share so redeemed equal to (i) in the case of redemptions on March 31, 2022 and on March 31 every five years thereafter (each a "**Series L Conversion Date**"), $25.00, or (ii) $25.50 in the case of redemptions on any date which is not a Series L Conversion Date after March 31, 2017, in each case including the Series L Dividends accrued and unpaid (whether or not declared) up to but excluding the date fixed for redemption (less any tax required to be deducted and withheld by the Corporation) (the "**Redemption Price**").

If less than all of the then outstanding Series L Preferred Shares are at any time to be redeemed, then the particular Series L Preferred Shares to be redeemed shall be selected on a *pro rata* basis disregarding fractions or, if the Series L Preferred Shares are at such time listed on an exchange, with the consent of such exchange, in such manner as the Board of Directors in its sole discretion may, by resolution determine.

The Corporation shall give notice in writing not less than 30 days nor more than 60 days prior to the applicable Series L Conversion Date of its intention to redeem such Series L Preferred Shares to each person who at the date of giving such notice is the Holder of Series L Preferred Shares to be redeemed. Any such notice shall be validly and effectively given on the date on which it is sent and such notice shall be given and sent by posting the same in a postage

01411-2141 13404213.4

paid envelope addressed to each Holder of Series L Preferred Shares to be redeemed at the last address of such Holder as it appears on the securities register of the Corporation, or in the case of joint Holders, to the address of that one whose name appears first in the securities register of the Corporation as one of such joint Holders or, in the event of the address of any Holder not so appearing, then to the address of such Holder last known to the Corporation, provided that the accidental failure or omission to give any such notices as aforesaid to one or more of such Holders shall not affect the validity of the redemption as to the other Holders to be redeemed. Such notice shall set out the number of such Series L Preferred Shares held by the person to whom it is addressed which are to be redeemed and the Redemption Price and shall also set out the date on which the redemption is to take place. On and after the date so specified for redemption, the Corporation shall pay or cause to be paid to the Holders to be redeemed the Redemption Price on presentation and surrender, at any place within Canada designated by such notice, of the certificate or certificates for such Series L Preferred Shares so called for redemption. Such payment shall be made by cheque payable at par at any branch in Canada of the Corporation's bankers for the time being or by any other reasonable means the Corporation deems desirable and shall be a full and complete discharge of the Corporation's obligation to pay the Redemption Price owed to the Holders of Series L Preferred Shares so called for redemption unless the cheque is not honoured when presented for payment. From and after the date specified in any such notice, the Series L Preferred Shares called for redemption shall cease to be entitled to Series L Dividends and the Holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof, except to receive the Redemption Price therefor, provided that if payment of the Redemption Price shall not be duly made by the Corporation on or before the date fixed for redemption, the Corporation shall forthwith thereafter return the Holder's deposited share certificate or certificates to the Holder. At any time after notice of redemption is given as aforesaid, the Corporation shall have the right to deposit the Redemption Price of any or all Series L Preferred Shares called for redemption (less any tax required to be deducted and withheld by the Corporation), or such part thereof as at the time of deposit has not been claimed by the Holders entitled thereto, with any chartered bank or banks or with any trust company or trust companies in Canada named in the notice of redemption to the credit of a special account or accounts in trust for the respective Holders of such shares, to be paid to them respectively upon surrender to such bank or banks or trust company or trust companies of the certificate or certificates representing the same. Upon such deposit or deposits being made, such shares shall be deemed to be redeemed on the redemption date specified in the notice of redemption. After the Corporation has made a deposit as aforesaid with respect to any shares, the Holders thereof shall not, from and after the redemption date, be entitled to exercise any of the rights of shareholders in respect thereof and the rights of the Holders thereof shall be limited to receiving a proportion of the amounts so deposited applicable to such shares, without interest. Any interest allowed on such deposit shall belong to the Corporation. Subject to applicable law, redemption monies that are represented by a cheque which has not been presented to the Corporation's bankers for payment or that otherwise remain unclaimed (including monies held in deposit as provided for above) for a period of six years from the date specified for redemption shall be forfeited to the Corporation.

01411-2141 13404213.4

5. Conversion of Series L Preferred Shares

5.1 Conversion at the Option of the Holder

(a) Holders of Series L Preferred Shares will have the right, at their option, on each Series L Conversion Date, to convert, subject to the applicable law the terms and provisions hereof, all or any part of the then outstanding Series L Preferred Shares registered in their name into Series K Preferred Shares on the basis of one (1) Series K Preferred Share for each Series L Preferred Share. The Corporation will provide written notice not less than 30 and not more than 60 days prior to the applicable Series L Conversion Date to the Holders of the conversion privilege provided for herein (the "**Conversion Privilege**"). Such notice shall (i) set out the Series L Conversion Date, and (ii) include instructions to such Holders as to the method by which such Conversion Privilege may be exercised, as described in Section 5.3. On the 30th day prior to each Series L Conversion Date, the Corporation will provide to the Holders written notice of the Floating Quarterly Dividend Rate applicable to the Series L Preferred Shares for the next succeeding Quarterly Floating Rate Period and the Annual Fixed Dividend Rate applicable to the Series K Preferred Shares for the next succeeding Subsequent Fixed Rate Period, in each case as determined by the Corporation.

(b) If the Corporation gives notice as provided in Section 4 to the Holders of the redemption of all the Series L Preferred Shares, the Corporation will not be required to give notice as provided in this Section 5.1 to the Holders of the Floating Quarterly Dividend Rate, Annual Fixed Dividend Rate or Conversion Privilege and the right of any Holder of Series L Preferred Shares to convert such Series L Preferred Shares as herein provided will cease and terminate in that event.

(c) Holders of Series L Preferred Shares shall not be entitled to convert their shares into Series K Preferred Shares on a Series L Conversion Date if the Corporation determines that there would remain outstanding on the Series L Conversion Date less than 1,000,000 Series K Preferred Shares after taking into account all Series L Preferred Shares tendered for conversion into Series K Preferred Shares and all Series K Preferred Shares tendered for conversion into Series L Preferred Shares. The Corporation will give written notice thereof to all affected Holders of Series L Preferred Shares at least seven (7) days prior to the applicable Series L Conversion Date and, subject to the provisions of Section 14, will issue and deliver, or cause to be delivered, prior to such Series L Conversion Date, at the expense of the Corporation, to such Holders of Series L Preferred Shares, who have surrendered for conversion any endorsed certificate or certificates representing Series L Preferred Shares, new certificates representing the Series L Preferred Shares represented by any certificate or certificates surrendered as aforesaid.

01411-2141 13404213.4

5.2Automatic Conversion l r Lhe Corporation determines that there would remain outstanding on a Series L Conversi on Date less than 1 ,000,000 Series L Preferred Shares after taking into account all Series L Preferred Shares tendered for conversion into Series K Preferred Shares and a ll Series K Prdl:rred Shares t endered for conversion into Series L PrdetTcd Shares. tlH.:n, all, but not part, or the remaining outstanding Series L Prcfcned Shares will automatically be converted into Series K Preferred Shares on the basis or one (I) Series K Preferred Share [or each Series L Prekrn:d Share on t he: <l pplicablc Series L Conversion Date. The Corpora t ion shall give notice in writing tlwn:or to the lloldc rs or such rema ining Series I, Prc!l:rrcd Shares at least seven (7) days prior !tl !lw Series I. Con\'C.:rsion Date. 5.3 Manner ll Conversion (a) Subject to the provisions of Section 14, the Conversion Pri v ilege may be exercised by notice in writing (an "Election Notice") given not earlier than the 30'11 day prior to a Series L Conversion Date but not later than 5:00 p.m. (Toronto time) on the 1 5111 day preceding the applicable Series L Conversion Date dming usunl business hours at any principal transfer office or the Transkr /\g('nt, or such other place or places in Canada as the Corporation may agree, accompa nied by (1) payment or \.!Vidence or payment of the tax (irany) payable as provided in this Section 5.3: and (2) the certilicate or certificates representing the Sc ril.!s I. P rell:rred Shares in respect of which the llolder thereof desi res to exercis.: the Conversion Privilege wi th the lTansfer form on the hack t hereof' or other appropriate stock transfer power of attorney duly endorsed by the Holder, or his or her attorney duly au thorized in writing, in which Election NNi ce such Hold er may nlso elect to convert part only of t he Series I , Preferred Shares represented by such certi ficatc or cert iricatcs not t heretofore ca lled for red emption in whic h c:vcn t the Corporation wi ll issue and deliver or cause to be delivered to such I !older. at the expense ol' the Corporation. a new certificate representing the Series L Prckr red Shares represented by such certi!lcate or certillcates that haYc not been Notice will be irrevocable once rccc i \ed by the conver ted. t'orporat ion . Lach l cl ction (b) If t he Corporation docs not rccci ve an Election . Toticc from a Holder of Series I, Preferred Shares during the notice period t herefor, then the Series I , Preferred Shares shall be deemed not to have been converted (except in the case of an au tomatic con version pursuant to Section 5.2). (c) Subject to the provi sions of Section 1 4, i n the event the Corpora t ion is required to convert all remaining outstanding Series l , Preferred Shares into Series I< Preferred Shurcs on the applicable Series L Conversion Date as provided lor in Section 5.2. the Series L Preferred Shares in respect of wl1ich the !fold ers have not previousl y e l ected to convert wi ll he convert ed on th e Series I , Con versi on Date into Series K Prc1crred Shares and the Holders thereof will be deemed to he holders of Series K Preferred Shares at 5:00p.m. (Toronto time) on the Series I , Con version Date and will be entitled, upon surrender durin g usu a l busi ness hour:; ( J tl ll ·21·'11 13' HI·I2 1 .U at any principal transfer office of the Transfer Agent, or such other place or places in Canada as the Corporation may agree, or the certiticat representing Series L Preferred Shares not previously surrendered or certificates for com·ersion. to receive a certificate or certificates representing the same number of Series K Preferred Shares in the manner and subject to the terms and provisions as provided in this Section 5.3. Subject to the provisions of Section 14, as promptly as practicabl e alier t he Series L Conversion Date, the Corporation will issue and d<.:liver, o r cause to he del ivered to or upon the written order of the Holder of t he Series L Prercrrcd Shares so surrendered in accordance wi th this Section 5.3, a certificate or ceJtificatcs, issued in the name ooJr in such narne or names as may he d<i.r:tccl by. such Holder n.:prcscnting the number or full y-paid and non-assess.1bk Se ries K Prcf"crrcd Shares Ctnd the number of remaining Series I , Preferred Shares. il" an y. to which such llolder is enti tled. Such conversion wi ll he deemed to ha ve been made at 5:00 p.m. (Toronto time} on the Series L Conversion Date. so thu t the rights uf the llolder of such Series L Pref"crred Shares as the f folder thcrcol·wi l l cease at such t i me and the person or persons entitled to receive the Series I< Preferred Shares upon such conversion wi ll be treated fo r all purposl.!s as haY ing become the holder or holders of record of such Series K Preferred Shares at such time. The Holder or any Series L Preferred Share on the record date l"or any Series I . Dividends declared payabl e on such share will be entitled t<l such di vidends notwithstanding that such share is converted into Series K Prei(•JTed Shares alier such reco rd date and on or before the date of the payment or such dividend. (d) (c) (t) Subject to the provisions of Section 1 4, the issuance of certifica tes !"or the Series K Pre!Crrcd Shares upon the con version of Series L Preferred Shares will he made without charge to the conve11ing Holders for any fee or tax in respect of the i ssuance of such certificates or the Series K Preferred Shares represented thereby: provided, however, that the Corporation wi ll not he required to pay anv Ia). t hat may be imposed upon the person or persons to whom such Snies K Prefl:rred Shares arc issued in respect ol" the i ssuance of" such Ser ies K Prdcrred Shares or the ccrti licale thcrd(>r or a n y securit y transl"cr taxes, and the Cm porat i on wi II not be requ ired l1> issue or deliver a c<.: rtificatc or ccrt i licates in a name or names ot her than that or the hold er of the Series K Preferred Shares com·crtec.J un less t h<: person or persons requesting the issuance thereof has paid to the: Corporation t he amount of any such securi ty transfer tax or has established to the sa tisl"action or the Corpora t ion that such tax has been paid. 5.4 Status of Converted Series L Preferred Slwres All Series I. Preferred Shares con ve rted into Series K Prclcrred Shan.·. s on a Ser ies L Con version Dute shall not be caned led but shall be restored to the sta t us of aut hori rnl but unissued shares or the Corpora t ion as at the close of' business on the Series I , 01411-21-11 1311011213..1

Conversion Date and available for issuance on the conversion of the Series K Preferred Shares.

5.5 Right Not to Deliver Series L Preferred Shares

On the exercise of the Conversion Privilege by a Holder of Series L Preferred Shares, the Corporation reserves the right not to deliver Series K Preferred Shares to any Ineligible Person.

6. Restrictions on Dividends and Retirement and Issue of Shares

So long as any of the Series L Preferred Shares are outstanding, the Corporation shall not, without the approval of the Holders:

(a) declare, pay or set apart for payment any dividends (other than stock dividends payable in shares of the Corporation ranking as to capital and dividends junior to the Series L Preferred Shares) on shares of the Corporation ranking as to dividends junior to the Series L Preferred Shares;

(b) except out of the net cash proceeds of a substantially concurrent issue of shares of the Corporation ranking as to return of capital and dividends junior to the Series L Preferred Shares, redeem or call for redemption, purchase or otherwise pay off, retire or make any return of capital in respect of any shares of the Corporation ranking as to capital junior to the Series L Preferred Shares;

(c) redeem or call for redemption, purchase, or otherwise pay off or retire for value or make any return of capital in respect of less than all of the Series L Preferred Shares then outstanding; or

(d) except pursuant to any purchase obligation, sinking fund, retraction privilege or mandatory redemption provisions attaching thereto, redeem or call for redemption, purchase or otherwise pay off, retire or make any return of capital in respect of any preferred shares of the Corporation, ranking as to the payment of dividends or return of capital on a parity with the Series L Preferred Shares;

unless, in each such case, all accrued and unpaid dividends up to and including the dividends payable for the last completed Quarterly Floating Rate Period and on all other shares of the Corporation ranking prior to or on a parity with the Series L Preferred Shares with respect to the payment of dividends have been declared and paid or set apart for payment.

7. Purchase for Cancellation

Subject to applicable law and to the provisions in Section 6, the Corporation may at any time purchase for cancellation the whole or any part of the Series L Preferred Shares outstanding from time to time, in the open market through or from an investment dealer or any firm holding membership on a recognized stock exchange, or by private agreement or otherwise, at the lowest price or prices at which, in the opinion of the Board of Directors, such shares are obtainable.

01411-2141 13404213.4

8. Voting Rights

The Holders will not (except as otherwise provided by law and except for meetings of the holders of preferred shares of the Corporation as a class and meetings of the Holders as a series) be entitled to receive notice of, attend, or vote at any meeting of shareholders of the Corporation unless and until the Corporation shall have failed to pay eight quarterly Series L Dividends, whether or not consecutive and whether or not such dividends have been declared and whether or not there are any monies of the Corporation properly applicable to the payment of dividends. In the event of such non-payment, and for only so long as any such dividends remain in arrears, the Holders will be entitled to receive notice of, and to attend meeting of shareholders of the Corporation at which directors are to be elected and such Holders shall have the right, at any such meeting, to one vote for each Series L Preferred Share held. No other voting rights shall attach to the Series L Preferred Shares in any circumstances. Upon payment by the Corporation of the entire amount of all Series L Dividends in arrears, the voting rights of the Holders shall forthwith cease (unless and until the same default shall again arise under the provisions of this Section 8 in which event such voting rights shall become effective again and so on from time to time).

Except in respect of the issuance of shares as a result of the conversion of the Series L Preferred Shares or other shares ranking prior to or on a parity with the Series L Preferred Shares in accordance with their terms or the issuance of Series L Preferred Shares as a result of the conversion of the Series K Preferred Shares in accordance with their terms, so long as any Series L Preferred Shares are outstanding, the Corporation will not, without the prior approval of the holders of the Series L Preferred Shares, create or issue any shares ranking prior to or on a parity with the Series L Preferred Shares with respect to repayment of capital or payment of dividends, provided that the Corporation may without such approval issue additional series of preferred shares ranking on a parity with the Series L Preferred Shares if all dividends (whether or not declared) then payable on the Series L Preferred Shares shall have been paid or set apart for payment.

9. Modifications

The provisions attaching to the Series L Preferred Shares as a series may be repealed, altered, modified or amended from time to time with such approval as may then be required by the *Canada Business Corporations Act*, any such approval to be given in accordance with Section 10.

10. Approval of Holders of Series L Preferred Shares

10.1 Approval

Except as otherwise provided herein, any approval of the Holders with respect to any matters requiring the consent of the Holders may be given in such manner required by law, subject to a minimum requirement that such approval be given by a resolution signed by all the Holders of Series L Preferred Shares or passed by the affirmative vote of at least 66 ⅔% of the votes cast by the Holders of Series L Preferred Shares who voted in respect of that resolution at a meeting of the Holders duly called for that purpose and at which the Holders of a majority of the

(1411-2111 13404213.4

outstanding Series L Preferred Shares are present or represented by proxy. If at any such meeting the Holder(s) of a majority of the then outstanding Series L Preferred Shares are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than 15 days thereafter and to such time and place as may be designated by the chairman of such meeting, and not less than 10 days' written notice shall be given of such adjourned meeting. At such adjourned meeting, the Holders(s) of Series L Preferred Shares represented in person or by proxy may transact the business for which the meeting was originally called and the Holders of Series L Preferred Shares then represented in person or by proxy shall form the necessary quorum. At any meeting of Holders of Series L Preferred Shares as a series, each such Holder shall be entitled to one vote in respect of each Series L Preferred Share held.

10.2 Formalities, etc.

The proxy rules applicable to, the formalities to be observed in respect of the giving notice of, and the formalities to be observed in respect of the conduct of, any meeting or any adjourned meeting of Holders shall be those from time to time prescribed by the by-laws of the Corporation with respect to meetings of shareholders or, if not so prescribed, as required by law. On every poll taken at every meeting of Holders of Series L Preferred Shares, each such Holder entitled to vote thereat shall be entitled to one vote in respect of each Series L Preferred Share held.

11. Tax Election

The Corporation shall elect, in the manner and within the time provided under section 191.2 of the Tax Act, or any successor or replacement provision of similar effect, and take all other necessary action under the Tax Act, to pay tax at a rate such that no Holder of the Series L Preferred Shares will be required to pay tax under section 187.2 of Part IV. 1 of the Tax Act or any successor or replacement provision of similar effect on dividends received on the Series L Preferred Shares. Nothing in this paragraph shall prevent the Corporation from entering into an agreement with a taxable Canadian corporation with which it is related to transfer all or a portion of the Corporation's liability for tax under section 191.1 of the Tax Act to that taxable Canadian corporation in accordance with the provisions of section 191.3 of the Tax Act.

12. Notices

(a) If the Board of Directors determines that mail service is or is threatened to be interrupted at the time when the Corporation is required or elects to give any notice hereunder by mail, or is required to send any cheque or any share certificate to a Holder of Series L Preferred Shares, whether in connection with the redemption or conversion of such share or otherwise, the Corporation may, notwithstanding the provisions hereof:

(i) give such notice by publication thereof once in a daily English language newspaper of general circulation published in each of Vancouver, Calgary, Winnipeg, Toronto, Montreal and Halifax, and once in a daily French language newspaper published in Montreal and such notice shall be

01411-2141 13404213.4

deemed to have been validly given on the day next succeeding its publication in all of such cities; and

(ii) fulfill the requirement to send such cheque or such share certificate by arranging for the delivery thereof to such Holder by the Transfer Agent at its principal offices in the cities of Vancouver, Toronto and Montreal, and such cheque and/or share certificate shall be deemed to have been sent on the date on which notice of such arrangement shall have been given as provided in (a) above, provided that as soon as the Board of Directors determines that mail service is no longer interrupted or threatened to be interrupted, such cheque or share certificate, if not theretofore delivered to such Holder, shall be sent by mail as herein provided. In the event that the Corporation is required to mail such cheque or share certificate, such mailing shall be made by prepaid mail to the registered address of each person who at the date of mailing is a registered Holder and who is entitled to receive such cheque or share certificate.

(b) Any notice, cheque, invitation for tenders or other communication from the Corporation herein provided for shall be sufficiently given if delivered or if sent by first class unregistered mail, postage prepaid, to the Holders at their respective addresses appearing on the books of the Corporation, or in the case of joint Holders, to the address of the one whose name appears first in the securities register of the Corporation as one of such joint Holders or, in the event of the address of any of such Holders not so appearing, then at the last address of such Holder known to the Corporation. Accidental failure to give such notice, invitation for tenders or other communication to one or more Holders shall not affect the validity of the notices, invitations for tenders or other communications properly given or any action taken pursuant to such notice, invitation for tender or other communication but, upon such failure being discovered, the notice, invitation for tenders or other communication, as the case may be, shall be sent forthwith to such Holder or Holders.

(c) If any notice, cheque, invitation for tenders or other communication from the Corporation given to a Holder of Series L Preferred Shares pursuant to paragraph (b) is returned on three consecutive occasions because the Holder cannot be found, the Corporation shall not be required to give or mail any further notices, cheques, invitations for tenders or other communications to such shareholder until the Holder informs the Corporation in writing of such Holder's new address.

13. Interpretation

13.1 Definitions

For the purposes hereof, the following capitalized terms shall have the following meanings, unless the context otherwise requires:

C1411 2141 13401213.1

"**Annual Fixed Dividend Rate**" means, for any Subsequent Fixed Rate Period, the rate (expressed as a percentage rate rounded down to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the sum of the Government of Canada Yield on the applicable Fixed Rate Calculation Date plus 3.51%.

"**Bloomberg Screen GCAN5YR Page**" means the display designated as page "GCAN5YR<INDEX>" on the Bloomberg Financial L.P. service (or such other page as may replace the GCAN5YR page on that service) for purposes of displaying Government of Canada bond yields.

"**Board of Directors**" means the board of directors of the Corporation.

"**Book-Entry System**" means the record entry securities transfer and pledge system administered by the Depository in accordance with its operating rules and procedures in force from time to time or any successor system thereof.

"**Business Day**" means a day other than a Saturday, a Sunday or any other day that is treated as a holiday in the province of Ontario.

"**Conversion Privilege**" has the meaning attributed to it in Section 5.1(a).

"**Depository**" means CDS Clearing and Depository Services Inc. and its nominees or any successor carrying on the business as a depository, which is approved by the Corporation.

"**Dividend Payment Date**" in respect of the dividends payable on the Series L Preferred Shares means the last Business Day of each Quarterly Floating Rate Period in each year.

"**Election Notice**" has the meaning attributed to it in Section 5.3(a).

"**Fixed Rate Calculation Date**" means, for any Subsequent Fixed Rate Period, the 30th day prior to the first day of such Subsequent Fixed Rate Period.

"**Floating Quarterly Dividend Rate**" means, for any Quarterly Floating Rate Period, the rate (expressed as a percentage rate rounded down to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the sum of the T-Bill Rate on the applicable Floating Rate Calculation Date plus 3.51% (calculated on the basis of the actual number of days elapsed in such Quarterly Floating Rate Period divided by 365).

"**Floating Rate Calculation Date**" means, for any Quarterly Floating Rate Period, the 30th day prior to the first day of such Quarterly Floating Rate Period.

"**Government of Canada Yield**" on any date means the yield to maturity on such date (assuming semi-annual compounding) of a Canadian dollar denominated non-callable Government of Canada bond with a term to maturity of five years as quoted as of 10:00 a.m. (Toronto time) on such date and which appears on the Bloomberg Screen GCAN5YR Page on such date; provided that, if such rate does not appear on the Bloomberg Screen GCAN5YR Page on such date, the Government of Canada Yield will

01411-2141 13404213.4

mean the average of the yields determined by two registered Canadian investment dealers selected by the Corporation, as being the yield to maturity on such date (assuming semi-annual compounding) which a Canadian dollar denominated non-callable Government of Canada bond would carry if issued in Canadian dollars at 100% of its principal amount on such date with a term to maturity of five years.

"**Holder**" has the meaning attributed to it in Section 2.1.

"**Ineligible Person**" means any person whose address is in, or whom the Corporation or the Transfer Agent for the Series L Preferred Shares has reason to believe is a resident of, any jurisdiction outside Canada where the issue or delivery to that person of Series L Preferred Shares or Series K Preferred Shares would require the Corporation to take any action to comply with securities or analogous laws of that jurisdiction.

"**Quarterly Commencement Date**" means the last Business Day of each of March, June, September and December in each year.

"**Quarterly Floating Rate Period**" means, for the initial Quarterly Floating Rate Period, the period commencing on April 1, 2017 and ending on and including June 29, 2017, and thereafter the period from and including the day immediately following the end of the immediately preceding Quarterly Floating Rate Period to but excluding the next succeeding Quarterly Commencement Date.

"**Redemption Price**" has the meaning attributed to it in Section 4.

"**Series K Preferred Shares**" means the Cumulative 5-Year Rate Reset Preferred Shares, Series K of the Corporation

"**Series L Conversion Date**" has the meaning attributed to it in Section 4.

"**Series L Dividends**" has the meaning attributed to it in Section 2.1.

"**Series L Preferred Shares**" has the meaning attributed to it in the introductory paragraph to these Series L Preferred Shares Provisions.

"**Subsequent Fixed Rate Period**" means for the initial Subsequent Fixed Rate Period, the period commencing on April 1, 2017 and ending on and including March 31, 2022 and for each succeeding Subsequent Fixed Rate Period, the period commencing on the day immediately following the end of the immediately preceding Subsequent Fixed Rate Period and ending on and including March 31st in the fifth year thereafter.

"**Tax Act**" means the *Income Tax Act* (Canada).

"**T-Bill Rate**" means, for any Quarterly Floating Rate Period, the average yield expressed as a percentage per annum on three-month Government of Canada Treasury Bills, as reported by the Bank of Canada, for the most recent treasury bills auction preceding the applicable Floating Rate Calculation Date.

01411 2141 13404213.4

"**Transfer Agent**" means Valiant Trust Company, a trust company existing under the laws of Canada, or such other person as from time to time may be the registrar and transfer agent for the Series L Preferred Shares.

13.2 Interpretation of terms

In the provisions herein contained attaching to the Series L Preferred Shares:

(a) "**accrued and unpaid dividends**" means the aggregate of (i) all unpaid Series L Dividends (whether or not declared) for any completed Quarterly Floating Rate Period; and (ii) a cash amount calculated as though Series L Dividends had been accruing on a day to day basis from the end of the most recently completed Quarterly Floating Rate Period up to and including the date to which the computation of accrued dividends is to be made;

(b) "**in priority to**", "**on a parity with**" and "**junior to**" have reference to the order of priority in payment of dividends, return of capital and in the distribution of assets in the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs;

(c) in the event that any date on which any Series L Dividend is payable by the Corporation, or any date on or by which any other action is required to be taken by the Corporation or the Holders hereunder, is not a Business Day (as defined above), then such dividend shall be payable, or such other action shall be required to be taken, on or by the next succeeding day that is a Business Day;

(d) in the event of the non-receipt of a cheque by a Holder of Series L Preferred Shares entitled to the cheque, or the loss or destruction of the cheque, the Corporation, on being furnished with reasonable evidence of non-receipt, loss or destruction, and an indemnity reasonably satisfactory to the Corporation, will issue to the Holder a replacement cheque for the amount of the original cheque;

(e) the Corporation will be entitled to deduct or withhold from any amount payable to a Holder of Series L Preferred Shares under these Series L Preferred Shares Provisions any amount required by law to be deducted or withheld from that payment;

(f) reference to any statute is to that statute as in force from time to time, including any regulations, rules, policy statements or guidelines made under that statute, and includes any statute which may be enacted in substitution of that statute;

(g) if it is necessary to convert any amount into Canadian dollars, the Board of Directors will select an appropriate method and rate of exchange to convert any non-Canadian currency into Canadian dollars; and

C4411-2111 13401213.1

(h) all references herein to a Holder of Series L Preferred Shares shall be interpreted as referring to a registered Holder of the Series L Preferred Shares.

14. Book-Entry Only System

14.1 Transfers etc. Through Participants

If the Series L Preferred Shares are held through the Book-Entry System then the beneficial owner thereof shall provide instructions with respect to Series L Preferred Shares only to the Depository participant through whom such beneficial owner holds such Series L Preferred Shares and registrations of ownership, transfers, purchases, redemptions, conversions, surrenders and exchanges of Series L Preferred Shares will be made only through the Book Entry System. Beneficial owners of Series L Preferred Shares will not have the right to receive share certificates representing their ownership of the Series L Preferred Shares.

14.2 Depository is Registered Holder

For the purposes of these Series L Preferred Share provisions, as long as the Depository, or its nominee, is the registered Holder of the Series L Preferred Shares, the Depository, or its nominee, as the case may be, will be considered the sole Holder of the Series L Preferred Shares for the purpose of receiving notices or payments on or in respect of the Series L Preferred Shares, including payments of Series L Dividends, the Redemption Price or accrued and unpaid dividends, and the delivery of Series K Preferred Shares and certificates for those shares on the conversion into Series K Preferred Shares.

14.3 Depository Ceasing to Be Registered Holder

If (i) required by applicable law, (ii) the Book-Entry System ceases to exist, (iii) the Depository advises the Corporation that it is no longer willing or able to discharge properly its responsibilities as depository with respect to the Series L Preferred Shares and the Corporation is unable to locate a qualified successor, or (iv) the Corporation, at its option, decides to terminate the registration of the Series L Preferred Shares through the Book-Entry System, then certificates representing the Series L Preferred Shares will be made available.

01411-2141 13404213.4

Industry Industrie Canada Canada Certificate of Amendment Certificat de modification Canada Business Corporations Act Loi canadienne sur les sociétés par actions FAIRFAX FINANCIAL HOLDINGS LIMITED Corporate name / Dénomination sociale 013005-2 Corporation number / Numéro de société I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares. JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de l’article 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices désignant une série d’actions. /s/ Virginie Ethier Virginie Ethier Director / Directeur 2015-02-25 Date of Amendment (YYYY-MM-DD) Date de modification (AAAA-MM-JJ)

Industry Industrie Form 4 Formulaire 4 Canada Canada Articles of Amendment Clauses modificatrices Canada Business Corporations Act Loi canadienne sur les sociétés par (CBCA) (s. 27 or 177) actions (LCSA) (art. 27 ou 177) 1 Corporate name Dénomination sociale FAIRFAX FINANCIAL HOLDINGS LIMITED 2 Corporation number Numéro de la société 013005-2 3 The articles are amended as follows Les statuts sont modifiés de la façon suivante See attached schedule / Voir I’annexe ci-jointe 4 Declaration: I certify that I am a director or an officer of the corporation. Déclaration : J’atteste que je suis un administrateur ou un dirigeant de la société. Original signed by / Original signé par Paul Rivett Paul Rivett 416-367-4941 Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250 (1) of the CBCA). Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d’une amende maximale de 5 000 $ et d’un emprisonnement maximal de six mois, ou l’une de ces peines (paragraphe 250(1) de la LCSA). You are providing information required by the CBCA, Note that both the CBCA and the Privacy Act allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049. Vous fournissez des renseignements exigés par la LCSA. II est á noter que la LCSA et la Loi sur les renseignements personnels permanent que de lets renseignements soient divulgues au public. Its scront stockés dans la banque de renseignements personnels numéro IC/PPU-049.  IC 3069 (2008/04)

1. to create a new series of Preferred Shares, to be designated Cumulative 5-Year Rate Reset Preferred Shares, Series M, and to have attached thereto the authorized number, rights, privileges and restrictions as set out in the attached Schedule A. 2. to create a new series of Preferred Shares, to be designated Cumulative Floating Rate Preferred Shares, Series N, and to have attached thereto the authorized number, rights, privileges and restrictions as set out in the attached Schedule A. Schedule A Fairfax Financial Holdings Limited (the “Corporation”) Number and Designation of and Rights, Privileges, Restrictions and Conditions Attaching to the Cumulative 5-Year Rate Reset Preferred Shares, Series M The fifteenth series of Preferred Shares of the Corporation shall consist of 10,000,000 Preferred Shares designated as Cumulative 5-Year Rate Reset Preferred Shares, Series M (the “Series M Preferred Shares”) and, in addition to the rights, privileges, restrictions and conditions attaching to the Preferred Shares as a class, shall have attached thereto the following rights, privileges, restrictions and conditions: 1. Consideration for Issue The consideration for the issue of each Series M Preferred Share shall be $25.00 or its equivalent in property or past services. 2. Dividends 2.1 Cumulative Preferential Dividends The holders of the Series M Preferred Shares (the “Holders”) shall be entitled to receive, and the Corporation shall pay thereon, as and when declared by the Board of Directors, out of moneys of the Corporation properly applicable to the payment of dividends, cumulative preferential cash dividends (the “Series M Dividends”) payable quarterly at the rates and times herein provided by cheque at par in lawful money of Canada at any branch in Canada of the Corporation’s bankers for the time being or by any other reasonable means the Corporation deems desirable. The Series M Dividends shall accrue on a daily basis. (a) During the Initial Fixed Rate Period, the Series M Dividends will be payable quarterly on the last Business Day of March, June, September and December of each year (each, a “Dividend Payment Date”) at the Initial Fixed Dividend Rate. The first Series M Dividend will be payable, if declared, on June 30, 2015 and shall be an amount in cash equal to $0.38716 per Series M Preferred Share. On each Dividend Payment Date during the Initial Fixed Rate Period (other than June 30, 2015), the Series M Dividend will be equal to $0.296875 per share. (b) During each Subsequent Fixed Rate Period, Series M Dividends payable on the Series M Preferred Shares will be in an annual amount per share determined by multiplying the Annual Fixed Dividend Rate applicable to such Subsequent Fixed Rate Period by $25.00, and shall be payable quarterly on each Dividend Payment Date during such Subsequent Fixed Rate Period. (c) In respect of each Subsequent Fixed Rate Period, the Corporation will calculate on each Fixed Rate Calculation Date the Annual Fixed Dividend Rate for such Subsequent Fixed Rate Period and will, on the Fixed Rate Calculation Date, give written notice thereof to the Holders. Each such determination by the Corporation of the Annual Fixed Dividend Rate will, in the absence of manifest error, be final and binding upon the Corporation and upon all Holders of Series M Preferred Shares. (d) If on any Dividend Payment Date, the Series M Dividends accrued to such date are not paid in full on all of the Series M Preferred Shares then outstanding, such Series M Dividends, or the unpaid part thereof, shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient monies properly applicable to the payment of such Series M Dividends. (e) The Holders shall not be entitled to any dividends other than or in excess of the Series M Dividends. Series M Dividends shall (except in case of redemption or conversion in which case payment of Series M Dividends shall be made on surrender of the certificate representing the Series M Preferred Shares to be redeemed or converted) be paid by posting in a postage paid envelope addressed to each Holder at the last address of such Holder as it appears on the securities register of the Corporation or, in the case of joint Holders, to the address of that one whose name appears first in the securities register of the Corporation as one of such joint Holders, or, in the event of the address of any Holder not so appearing, then to the address of such Holder last known to the Corporation, a cheque for such Series M Dividends (less any tax required to be deducted) payable to the order of such Holder or, in the case of joint Holders, to the order of all such Holders failing written instructions from them to the contrary. Notwithstanding the foregoing, any dividend cheque may be delivered by the Corporation to a Holder at his address as aforesaid. The posting or delivery of such cheque on or before the date on which such dividend is to be paid to a Holder shall be deemed to be payment and shall satisfy and discharge all liabilities for the payment of such dividends to the extent of the sum represented thereby (plus the amount of any tax required to be deducted as aforesaid) unless such cheque is not paid on due presentation; provided that if the Series M Preferred Shares are held in the Book-Entry System, the Corporation will provide or cause to be provided to the Depository funds in the aggregate amount of the dividends payable on the applicable Dividend Payment Date (i) by cheque of the Corporation delivered to the Depository not less than two Business

Days prior to such Dividend Payment Date or (ii) on or prior to such Dividend Payment Date in such manner as the Corporation and the Depository shall agree. Subject to applicable law, dividends which are represented by a cheque which has not been presented to the Corporation’s bankers for payment or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable shall be forfeited to die Corporation. 2.2 Dividend for Other than a Full Dividend Period The Holders shall be entitled to receive, and the Corporation shall pay thereon, if, as and when declared by the Board of Directors, out of moneys of the Corporation properly applicable to the payment of dividends, Series M Dividends for any period which is less than a full Dividend Period, including any partial period prior to the effective time of a conversion of Series M Preferred Shares into Series N Preferred Shares or after the effective time of a conversion of Series N Preferred Shares into Series M Preferred Shares, as follows. In respect of any period other than the initial Dividend Period that is less than a full Dividend Period, a dividend in an amount per Series M Preferred Share equal to the amount obtained (rounded to four decimal places) when the product of the Annual Fixed Dividend Rate and $25.00 is multiplied by a fraction, the numerator of which is the number of calendar days elapsed in the relevant period and the denominator of which is 365. 3. Rights on Liquidation In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the Holders shall be entitled to receive $25.00 per Series M Preferred Share, together with all Series M Dividends accrued and unpaid (whether or not declared) up to but excluding the date of payment or distribution (less any tax required to be deducted or withheld by the Corporation), before any amounts shall be paid or any assets of the Corporation distributed to the holders of the Multiple Voting Shares or the Subordinate Voting Shares or any other shares ranking junior as to capital to the Series M Preferred Shares. Upon payment of such amounts, the Holders shall not be entitled to share in any further distribution of the assets of the Corporation. 4. Redemption at the Option of the Corporation The Corporation may not redeem any of the Series M Preferred Shares prior to March 31, 2020. On March 31, 2020 and on March 31 every five years thereafter (each, a “Series M Conversion Date”), the Corporation may, subject to applicable law and to the provisions described under Section 6 below, upon giving notice as hereinafter provided, at its option, without the consent of the Holders redeem all, or any part, of the then outstanding Series M Preferred Shares by the payment of an amount in cash for each Series M Preferred Share so redeemed equal to $25.00 per Series M Preferred Share, together with the Series M Dividends accrued and unpaid (whether or not declared) up to but excluding the date fixed for redemption (less any tax required to be deducted and withheld by the Corporation) (the “Redemption Price”).

 If less than all of the then outstanding Series M Preferred Shares are at any time to be redeemed, then the particular Series M Preferred Shares to be redeemed shall be selected on a pro rata basis disregarding fractions or, if the Series M Preferred Shares are at such time listed on an exchange, with the consent of such exchange, in such manner as the Board of Directors in its sole discretion may, by resolution determine. The Corporation shall give notice in writing not less than 30 days nor more than 60 days prior to the applicable Series M Conversion Date of its intention to redeem such Series M Preferred Shares to each person who at the date of giving such notice is the Holder of Series M Preferred Shares to be redeemed. Any such notice shall be validly and effectively given on the date on which it is sent and such notice shall be given and sent by posting the same in a postage paid envelope addressed to each Holder of Series M Preferred Shares to be redeemed at the last address of such Holder as it appears on the securities register of the Corporation, or in the case of joint Holders, to the address of that one whose name appears first in the securities register of the Corporation as one of such joint Holders or, in the event of the address of any Holder not so appearing, then to the address of such Holder last known to the Corporation, provided that the accidental failure or omission to give any such notices as aforesaid to one or more of such Holders shall not affect the validity of the redemption as to the other Holders to be redeemed. Such notice shall set out the number of such Series M Preferred Shares held by the person to whom it is addressed which are to be redeemed and the Redemption Price and shall also set out the date on which the redemption is to take place. On and after the date so specified for redemption, the Corporation shall pay or cause to be paid to the Holders to be redeemed the Redemption Price on presentation and surrender, at any place within Canada designated by such notice, of the certificate or certificates for such Series M Preferred Shares so called for redemption. Such payment shall be made by cheque payable at par at any branch in Canada of the Corporation’s bankers for the time being or by any other reasonable means the Corporation deems desirable and shall be a full and complete discharge of the Corporation’s obligation to pay the Redemption Price owed to the Holders of Series M Preferred Shares so called for redemption unless the cheque is not honoured when presented for payment. From and after the date specified in any such notice, the Series M Preferred Shares called for redemption shall cease to be entitled to Series M Dividends and the Holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof, except to receive the Redemption Price therefor, provided that if payment of the Redemption Price shall not be duly made by the Corporation on or before the date fixed for redemption, the Corporation shall forthwith thereafter return the Holder’s deposited share certificate or certificates to the Holder. At any time after notice of redemption is given as aforesaid, the Corporation shall have the right to deposit the Redemption Price of any or all Series M Preferred Shares called for redemption (less any tax required to be deducted and withheld by the Corporation), or such part thereof as at the time of deposit has not been claimed by the Holders entitled thereto, with any chartered bank or banks or with any trust company or trust companies in Canada named in the notice of redemption to the credit of a special account or accounts in trust for the respective Holders of such shares, to be paid to them respectively upon surrender to such bank or banks or trust company or trust companies of the certificate or certificates representing the same. Upon such deposit or deposits being made, such shares shall be deemed to be redeemed on the redemption date specified in the notice of redemption. After the Corporation has made a deposit as aforesaid with respect to any shares, the Holders thereof shall not, from and after the redemption date, be entitled to exercise any of the rights of shareholders in respect thereof and the rights of the Holders thereof shall be limited to receiving a proportion of the amounts so deposited applicable to such shares, without interest. Any interest allowed on such deposit shall belong to the Corporation. Subject to applicable law, redemption monies that are represented by a cheque which has not been presented to the Corporation’s bankers for payment or that otherwise remain unclaimed (including monies held in deposit as provided for above) for a period of six years from the date specified for redemption shall be forfeited to the Corporation. 5. Conversion of Series M Preferred Shares 5.7 Conversion at the Option of the Holder (a) Holders of Series M Preferred Shares will have the right, at their option, on each Series M Conversion Date, to convert, subject to the applicable law, and the terms and provisions hereof, all or any part of the then outstanding Series M Preferred Shares registered in their name into Series N Preferred Shares on the basis of one (1) Series N Preferred Share for each Series M Preferred Share. The Corporation will provide written notice not less than 30 and not more than 60 days prior to the applicable Series M Conversion Date to the Holders of the conversion privilege provided for herein (the “Conversion Privilege”). Such notice shall (i) set out the Series M Conversion Date, and (ii) include instructions to such Holders as to the method by which such Conversion Privilege may be exercised, as described in Section 5.3. On the 29th day prior to each Series M Conversion Date, the Corporation will provide to the Holders written notice of the Floating Quarterly Dividend Rate applicable to the Series N Preferred Shares for the next succeeding Quarterly Floating Rate Period and the Annual Fixed Dividend Rate applicable to the Series M Preferred Shares for the next succeeding Subsequent Fixed Rate Period, in each case as determined by the Corporation. (b) If the Corporation gives notice as provided in Section 4 to the Holders of the redemption of all the Series M Preferred Shares, the Corporation will not be required to give notice as provided in this Section 5.1 to the Holders of the Floating Quarterly Dividend Rate, Annual Fixed Dividend Rate or Conversion Privilege and the right of any Holder of Series M Preferred Shares to convert such Series M Preferred Shares as herein provided will cease and terminate in that event. (c) Holders of Series M Preferred Shares shall not be entitled to convert their shares into Series N Preferred Shares on a Series M Conversion Date if the Corporation determines that there would remain outstanding on the Series M Conversion Date less than 1,000,000 Series N Preferred Shares after taking into account all Series M Preferred Shares tendered for conversion into Series N Preferred Shares and all Series N Preferred Shares tendered for conversion into Series M Preferred Shares. The Corporation will give written notice thereof to all affected Holders of Series M Preferred Shares at least seven (7) days prior to the applicable Series M Conversion Date and, subject to the provisions of Section 14, will issue and deliver, or cause to be delivered, prior to such Series M Conversion Date, at the expense of the Corporation, to such Holders of Series M Preferred Shares, who have surrendered for conversion any endorsed certificate or certificates representing Series M Preferred Shares, new certificates representing the Series M Preferred Shares represented by any certificate or certificates surrendered as aforesaid. 5.2 Automatic Conversion If the Corporation determines that there would remain outstanding on a Series M Conversion Date less than 1,000,000 Series M Preferred Shares after taking into account all Series M Preferred Shares tendered for conversion into Series N Preferred Shares and all Series N Preferred Shares tendered for conversion into Series M Preferred Shares, then, all, but not part, of the remaining outstanding Series M Preferred Shares will automatically be converted into Series N Preferred Shares on the basis of one (1) Series N Preferred Share for each Series M Preferred Share on the applicable Series M Conversion Date. The Corporation shall give notice in writing thereof to the Holders of such remaining Series M Preferred Shares at least seven (7) days prior to the Series M Conversion Date. 5.3 Manner of Conversion (a) Subject to the provisions of Section 14, the Conversion Privilege may be exercised by notice in writing (an “Election Notice”) given not earlier than the 30th day prior to a Series M Conversion Date but not later than 5:00 p.m. (Toronto time) on the 15th day preceding the applicable Series M Conversion Date during usual business hours at any principal transfer office of the Transfer Agent, or such other place or places in Canada as the Corporation may agree, accompanied by (1) payment or evidence of payment of the tax (if any) payable as provided in this Section 5.3; and (2) the certificate or certificates representing the Series M Preferred Shares in respect of which the Holder thereof desires to exercise the Conversion Privilege with the transfer form on the back thereof or other appropriate stock transfer power of attorney duly endorsed by the Holder, or his or her attorney duly authorized in writing, in which Election Notice such Holder may also elect to convert part only of the Series M Preferred Shares represented by such certificate or certificates not theretofore called for redemption in which event the Corporation will issue and deliver or cause to be delivered to such Holder, at the expense of the Corporation, a new certificate representing the Series M Preferred Shares represented by such certificate or certificates that have not been converted. Each Election Notice will be irrevocable once received by the Corporation. (b) If the Corporation does not receive an Election Notice from a Holder of Series M Preferred Shares during the notice period therefor, then the Series M Preferred Shares shall be deemed not to have been converted (except in the case of an automatic conversion pursuant to Section 5.2). (c) Subject to the provisions of Section 14, in the event the Corporation is required to convert all remaining outstanding Series M Preferred Shares into Series N Preferred Shares on the applicable Series M Conversion Date as provided for in

Section 5.2, the Series M Preferred Shares in respect of which the Holders have not previously elected to convert will be converted on the Series M Conversion Date into Series N Preferred Shares and the Holders thereof will be deemed to be holders of Series N Preferred Shares at 5:00 p.m. (Toronto time) on the Series M Conversion Date and will be entitled, upon surrender during usual business hours at any principal transfer office of the Transfer Agent, or such other place or places in Canada as the Corporation may agree, of the certificate or certificates representing Series M Preferred Shares not previously surrendered for conversion, to receive a certificate or certificates representing the same number of Series N Preferred Shares in the manner and subject to the terms and provisions as provided in this Section 5.3. (d) Subject to the provisions of Section 14, as promptly as practicable after the Series M Conversion Date, the Corporation will issue and deliver, or cause to be delivered to or upon the written order of the Holder of the Series M Preferred Shares so surrendered in accordance with this Section 5.3, a certificate or certificates, issued in the name of, or in such name or names as may be directed by, such Holder representing the number of fully-paid and non-assessable Series N Preferred Shares and the number of remaining Series M Preferred Shares, if any, to which such Holder is entitled. Such conversion will be deemed to have been made at 5:00 p.m. (Toronto time) on the Series M Conversion Date, so that the rights of the Holder of such Series M Preferred Shares as the Holder thereof will cease at such time and the person or persons entitled to receive the Series N Preferred Shares upon such conversion will be treated for all purposes as having become the holder or holders of record of such Series N Preferred Shares at such time. (e) The Holder of any Series M Preferred Share on the record date for any Series M Dividends declared payable on such share will be entitled to such dividends notwithstanding that such share is converted into Series N Preferred Shares after such record date and on or before the date of the payment of such dividend. (f) Subject to the provisions of Section 14, the issuance of certificates for the Series N Preferred Shares upon the conversion of Series M Preferred Shares will be made without charge to the converting Holders for any fee or tax in respect of the issuance of such certificates or the Series N Preferred Shares represented thereby; provided, however, that the Corporation will not be required to pay any tax that may be imposed upon the person or persons to whom such Series N Preferred Shares are issued in respect of the issuance of such Series N Preferred Shares or the certificate therefor or any security transfer taxes, and the Corporation will not be required to issue or deliver a certificate or certificates in a name or names other than that of the holder of the Series N Preferred Shares converted unless the person or persons requesting the issuance thereof has paid to the Corporation the amount of any such security transfer tax or has established to the satisfaction of the Corporation that such tax has been paid.

5.4 Status of Converted Series M Preferred Shares All Series M Preferred Shares converted into Series N Preferred Shares on a Series M Conversion Date shall not be cancelled but shall be restored to the status of authorized but unissued shares of the Corporation as at the close of business on the Series M Conversion Date and available for issuance on the conversion of the Series N Preferred Shares. 5.5 Right Not to Deliver Series M Preferred Shares On the exercise of the Conversion Privilege by a Holder of Series M Preferred Shares, the Corporation reserves the right not to deliver Series N Preferred Shares to any Ineligible Person. 6. Restrictions on Dividends and Retirement and Issue of Shares So long as any of the Series M Preferred Shares are outstanding, the Corporation shall not, without the approval of the Holders: (a) declare, pay or set apart for payment any dividends (other than stock dividends payable in shares of the Corporation ranking as to capital and dividends junior to the Series M Preferred Shares) on shares of the Corporation ranking as to dividends junior to the Series M Preferred Shares; (b) except out of the net cash proceeds of a substantially concurrent issue of shares of the Corporation ranking as to return of capital and dividends junior to the Series M Preferred Shares, redeem or call for redemption, purchase or otherwise pay off, retire or make any return of capital in respect of any shares of the Corporation ranking as to capital junior to the Series M Preferred Shares; (c) redeem or call for redemption, purchase, or otherwise pay off or retire for value or make any return of capital in respect of less than all of the Series M Preferred Shares then outstanding; or (d) except pursuant to any purchase obligation, sinking fund, retraction privilege or mandatory redemption provisions attaching thereto, redeem or call for redemption, purchase or otherwise pay off, retire or make any return of capital in respect of any preferred shares of the Corporation, ranking as to the payment of dividends or return of capital on a parity with the Series M Preferred Shares; unless, in each such case, all accrued and unpaid dividends up to and including the dividends payable for the last completed Dividend Period and on all other shares of the Corporation ranking prior to or on a parity with the Series M Preferred Shares with respect to the payment of dividends have been declared and paid or set apart for payment.

7. Purchase for Cancellation Subject to applicable law and to the provisions in Section 6, the Corporation may at any time purchase for cancellation the whole or any part of the Series M Preferred Shares outstanding from time to time, in the open market through or from an investment dealer or any firm holding membership on a recognized stock exchange, or by private agreement or otherwise, at the lowest price or prices at which, in the opinion of the Board of Directors, such shares are obtainable. 8. Voting Rights The Holders will not (except as otherwise provided by law, and except for meetings of the holders of preferred shares of the Corporation as a class and meetings of the Holders as a series) be entitled to receive notice of, attend, or vote at any meeting of shareholders of the Corporation unless and until the Corporation shall have failed to pay eight quarterly Series M Dividends, whether or not consecutive and whether or not such dividends have been declared and whether or not there are any monies of the Corporation properly applicable to the payment of dividends. In the event of such non-payment, and for only so long as any such dividends remain in arrears, the Holders will be entitled to receive notice of, and to attend, meetings of shareholders of the Corporation at which directors are to be elected and such Holders shall have the right, at any such meeting, to one vote for each Series M Preferred Share held. No other voting rights shall attach to the Series M Preferred Shares in any circumstances. Upon payment by the Corporation of the entire amount of all Series M Dividends in arrears, the voting rights of the Holders shall forthwith cease (unless and until the same default shall again arise under the provisions of this Section 8 in which event such voting rights shall become effective again and so on from time to time). Except in respect of the issuance of shares as a result of the conversion of the Series M Preferred Shares or other shares ranking prior to or on a parity with the Series M Preferred Shares in accordance with their terms or the issuance of Series M Preferred Shares as a result of the conversion of the Series N Preferred Shares in accordance with their terms, so long as any Series M Preferred Shares are outstanding, the Corporation will not, without the prior approval of the holders of the Series M Preferred Shares, create or issue any shares ranking prior to or on a parity with the Series M Preferred Shares with respect to repayment of capital or payment of dividends, provided that the Corporation may without such approval issue additional series of preferred shares ranking on a parity with the Series M Preferred Shares if all dividends (whether or not declared) then payable on the Series M Preferred Shares shall have been paid or set apart for payment. 9. Modifications The provisions attaching to the Series M Preferred Shares as a series may be repealed, altered, modified or amended from time to time with such approval as may then be required by the Canada Business Corporations Act, any such approval to be given in accordance with Section 10.

10. Approval of Holders of Series M Preferred Shares 10.1 Approval Except as otherwise provided herein, any approval of the Holders with respect to any matters requiring the consent of the Holders may be given in such manner required by law, subject to a minimum requirement that such approval be given by a resolution signed by all the Holders of Series M Preferred Shares or passed by the affirmative vote of at least 66 2/3% of the votes cast by the Holders of Series M Preferred Shares who voted in respect of that resolution at a meeting of the Holders duly called for that purpose and at which the Holders of a majority of the outstanding Series M Preferred Shares are present or represented by proxy. If at any such meeting the Holder(s) of a majority of the then outstanding Series M Preferred Shares are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than 15 days thereafter and to such time and place as may be designated by the chairman of such meeting, and not less than 10 days’ written notice shall be given of such adjourned meeting. At such adjourned meeting, the Holders(s) of Series M Preferred Shares represented in person or by proxy may transact the business for which the meeting was originally called and the Holders of Series M Preferred Shares then represented in person or by proxy shall form the necessary quorum. At any meeting of Holders of Series M Preferred Shares as a series, each such Holder shall be entitled to one vote in respect of each Series M Preferred Share held. 10.2 Formalities, etc. The proxy rules applicable to, the formalities to be observed in respect of the giving notice of, and the formalities to be observed in respect of the conduct of, any meeting or any adjourned meeting of Holders shall be those from time to time prescribed by the by-laws of the Corporation with respect to meetings of shareholders or, if not so prescribed, as required by law. On every poll taken at every meeting of Holders of Series M Preferred Shares, each such Holder entitled to vote thereat shall be entitled to one vote in respect of each Series M Preferred Share held. 11. Tax Election The Corporation shall elect, in the manner and within the time provided under Section 191.2 of the Tax Act, or any successor or replacement provision of similar effect, and take all other necessary action under the Tax Act, to pay tax at a rate such that no Holder of the Series M Preferred Shares will be required to pay tax under Section 187.2 of Part IV. 1 of the Tax Act or any successor or replacement provision of similar effect on dividends received on the Series M Preferred Shares. Nothing in this paragraph shall prevent the Corporation from entering into an agreement with a taxable Canadian corporation with which it is related to transfer all or a portion of the Corporation’s liability for tax under Section 191.1 of the Tax Act to that taxable Canadian corporation in accordance with the provisions of Section 191.3 of the Tax Act. 12. Notices (a) If the Board of Directors determines that mail service is or is threatened to be interrupted at the time when the Corporation is required or elects to give any notice hereunder by mail, or is required to send any cheque or any share certificate to a Holder of Series M Preferred Shares, whether in connection with the redemption or conversion of such share or otherwise, the Corporation may, notwithstanding the provisions hereof: (i) give such notice by publication thereof once in a daily English language newspaper of general circulation published in each of Vancouver, Calgary, Winnipeg, Toronto, Montreal and Halifax, and once in a daily French language newspaper published in Montreal and such notice shall be deemed to have been validly given on the day next succeeding its publication in all of such cities; and (ii) fulfill the requirement to send such cheque or such share certificate by arranging for the delivery thereof to such Holder by the Transfer Agent at its principal offices in the cities of Vancouver, Toronto and Montreal, and such cheque and/or share certificate shall be deemed to have been sent on the date on which notice of such arrangement shall have been given as provided in (a) above, provided that as soon as the Board of Directors determines that mail service is no longer interrupted or threatened to be interrupted, such cheque or share certificate, if not theretofore delivered to such Holder, shall be sent by mail as herein provided. In the event that the Corporation is required to mail such cheque or share certificate, such mailing shall be made by prepaid mail to the registered address of each person who at the date of mailing is a registered Holder and who is entitled to receive such cheque or share certificate. (b) Any notice, cheque, invitation for tenders or other communication from the Corporation herein provided for shall be sufficiently given if delivered or if sent by first class unregistered mail, postage prepaid, to the Holders at their respective addresses appearing on the books of the Corporation, or in the case of joint Holders, to the address of the one whose name appears first in the securities register of the Corporation as one of such joint Holders or, in the event of the address of any of such Holders not so appearing, then at the last address of such Holder known to the Corporation. Accidental failure to give such notice, invitation for tenders or other communication to one or more Holders shall not affect the validity of the notices, invitations for tenders or other communications properly given or any action taken pursuant to such notice, invitation for tender or other communication but, upon such failure being discovered, the notice, invitation for tenders or other communication, as the case may be, shall be sent forthwith to such Holder or Holders. (c) If any notice, cheque, invitation for tenders or other communication from the Corporation given to a Holder of Series M Preferred Shares pursuant to paragraph (b) is returned on three consecutive occasions because the Holder cannot be found, the Corporation shall not be required to give or mail any further notices, cheques, invitations for tenders or other communications to such shareholder until the Holder informs the Corporation in writing of such Holder’s new address.

13. Interpretation 13.1 Definitions For the purposes hereof, the following capitalized terms shall have the following meanings, unless the context otherwise requires: “Annual Fixed Dividend Rate” means, for any Subsequent Fixed.Rate Period, the rate (expressed as a percentage rate rounded down to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the sum of the Government of Canada Yield on the applicable Fixed Rate Calculation Date plus 3.98%. “Bloomberg Screen GCAN5YR Page” means the display designated as page “GCAN5YR<INDEX>” on the Bloomberg Financial L.P. service (or such other page as may replace the GCAN5YR page on that service) for purposes of displaying Government of Canada bond yields. “Board of Directors” means the board of directors of the Corporation. “Book-Entry System” means the record entry securities transfer and pledge system administered by the Depository in accordance with its operating rules and procedures in force from time to time or any successor system thereof. “Business Day” means a day other than a Saturday, a Sunday or any other day that is treated as a holiday in the province of Ontario. “Conversion Privilege” has the meaning attributed to it in Section 5.1(a). “Depository” means CDS Clearing and Depository Services Inc. and its nominees or any successor carrying on the business as a depository, which is approved by the Corporation. “Dividend Payment Date” has the meaning attributed to it in Section 2.1(a). “Dividend Period” means the period from and including the Issue Date up to and including June 30, 2015 and, thereafter, the period from and including the date immediately following a Dividend Payment Date up to and including the next succeeding Dividend Payment Date. “Election Notice” has the meaning attributed to it in Section 5.3(a). “Fixed Rate Calculation Date” means, for any Subsequent Fixed Rate Period, the 30th day prior to the first day of such Subsequent Fixed Rate Period. “Floating Quarterly Dividend Rate” means, for any Quarterly Floating Rate Period, the rate (expressed as a percentage rate rounded down to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the sum of the T-Bill Rate on the applicable Floating Rate Calculation Date plus 3.98% (calculated on the basis of the actual number of days elapsed in such Quarterly Floating Rate Period divided by 365). “Floating Rate Calculation Date” means, for any Quarterly Floating Rate Period, the 30th day prior to the first day of such Quarterly Floating Rate Period. “Government of Canada Yield” on any date means the yield to maturity on such date (assuming semi-annual compounding) of a Canadian dollar denominated non-callable Government of Canada bond with a term to maturity of five years as quoted as of 10:00 a.m. (Toronto time) on such date and which appears on the Bloomberg Screen GCAN5YR Page on such date; provided that, if such rate does not appear on the Bloomberg Screen GCAN5YR Page on such date, the Government of Canada Yield will mean the average of the yields determined by two registered Canadian investment dealers selected by the Corporation, as being the yield to maturity on such date (assuming semiannual compounding) which a Canadian dollar denominated non-callable Government of Canada bond would carry if issued in Canadian dollars at 100% of its principal amount on such date with a term to maturity of five years. “Holder” has the meaning attributed to it in Section 2.1. “Ineligible Person” means any person whose address is in, or whom the Corporation or the Transfer Agent for the Series M Preferred Shares has reason to believe is a resident of, any jurisdiction outside Canada where the issue or delivery to that person of Series M Preferred Shares or Series N Preferred Shares would require the Corporation to take any action to comply with securities or analogous laws of that jurisdiction. “Initial Fixed Dividend Rate” means 4.75% per annum. “Initial Fixed Rate Period” means the period commencing on the Issue Date and ending on and including March 31, 2020. “Issue Date” means the date on which Series M Preferred Shares are first issued. “Quarterly Commencement Date” means the last Business Day of each of March, June, September and December in each year. “Quarterly Floating Rate Period” means, for the initial Quarterly Floating Rate Period, the period commencing on April 1, 2020 and ending on and including June 29, 2020, and thereafter the period from and including the day immediately following the end of the immediately preceding Quarterly Floating Rate Period to but excluding the next succeeding Quarterly Commencement Date. “Redemption Price” has the meaning attributed to it in Section 4. “Series M Conversion Date” has the meaning attributed to it in Section 4. “Series M Dividends” has the meaning attributed to it in Section 2.1.

“Series M Preferred Shares” has the meaning attributed to it in the introductory paragraph to these Series M Preferred Shares Provisions. “Series N Preferred Shares” means the Cumulative Floating Rate Preferred Shares, Series N of the Corporation. “Subsequent Fixed Rate Period” means for the initial Subsequent Fixed Rate Period, the period commencing on April 1, 2020 and ending on and including March 31, 2025 and for each succeeding Subsequent Fixed Rate Period, the period commencing on the day immediately following the end of the immediately preceding Subsequent Fixed Rate Period and ending on and including March 31st in the fifth year thereafter. “Tax Act” means the Income Tax Act (Canada). “T-Bill Rate” means, for any Quarterly Floating Rate Period, the average yield expressed as a percentage per annum on three-month Government of Canada Treasury Bills, as reported by the Bank of Canada, for the most recent treasury bills auction preceding the applicable Floating Rate Calculation Date. “Transfer Agent” means Valiant Trust Company, a trust company existing under the laws of Canada, or such other person as from time to time may be the registrar and transfer agent for the Series M Preferred Shares. 13.2 Interpretation of terms In the provisions herein contained attaching to the Series M Preferred Shares: (a) “accrued and unpaid dividends” means the aggregate of (i) all unpaid Series M Dividends (whether or not declared) for any completed Dividend Period; and (ii) a cash amount calculated as though Series M Dividends had been accruing on a day to day basis from the end of the most recently completed Dividend Period up to and including the date to which the computation of accrued dividends is to be made; (b) “in priority to”, “on a parity with” and “junior to” have reference to the order of priority in payment of dividends, return of capital and in the distribution of assets in the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs; (c) in the event that any date on which any Series M Dividend is payable by the Corporation, or any date on or by which any other action is required to be taken by the Corporation or the Holders hereunder, is not a Business Day (as defined above), then such dividend shall be payable, or such other action shall be required to be taken, on or by the next succeeding day that is a Business Day;

(d) in the event of the non-receipt of a cheque by a Holder of Series M Preferred Shares entitled to the cheque, or the loss or destruction of the cheque, the Corporation, on being furnished with reasonable evidence of non-receipt, loss or destruction, and an indemnity reasonably satisfactory to the Corporation, will issue to the Holder a replacement cheque for the amount of the original cheque; (e) the Corporation will be entitled to deduct or withhold from any amount payable to a Holder of Series M Preferred Shares under these Series M Preferred Shares Provisions any amount required by law to be deducted or withheld from that payment; (f) reference to any statute is to that statute as in force from time to time, including any regulations, rules, policy statements or guidelines made under that statute, and includes any statute which may be enacted in substitution of that statute; (g) if it is necessary to convert any amount into Canadian dollars, the Board of Directors will select an appropriate method and rate of exchange to convert any non-Canadian currency into Canadian dollars; and (h) all references herein to a Holder of Series M Preferred Shares shall be interpreted as referring to a registered Holder of the Series M Preferred Shares. 14. Book-Entry Only System 14.1 Transfers etc. Through Participants If the Series M Preferred Shares are held through the Book-Entry System then the beneficial owner thereof shall provide instructions with respect to Series M Preferred Shares only to the Depository participant through whom such beneficial owner holds such Series M Preferred Shares and registrations of ownership, transfers, purchases, redemptions, conversions, surrenders and exchanges of Series M Preferred Shares will be made only through the Book-Entry System. Beneficial owners of Series M Preferred Shares will not have the right to receive share certificates representing their ownership of the Series M Preferred Shares. 14.2 Depository is Registered Holder For the purposes of these Series M Preferred Share provisions, as long as the Depository, or its nominee, is the registered Holder of the Series M Preferred Shares, the Depository, or its nominee, as the case may be, will be considered the sole Holder of the Series M Preferred Shares for the purpose of receiving notices or payments on or in respect of the Series M Preferred Shares, including payments of Series M Dividends, the Redemption Price or accrued and unpaid dividends, and the delivery of Series N Preferred Shares and certificates for those shares on the conversion into Series N Preferred Shares. 14.3 Depository Ceasing to Be Registered Holder If (i) required by applicable law, (ii) the Book-Entry System ceases to exist, (iii) the Depository advises the Corporation that it is no longer willing or able to discharge properly its responsibilities as depository with respect to the Series M Preferred Shares and the Corporation is unable to locate a qualified successor, or (iv) the Corporation, at its option, decides to terminate the registration of the Series M Preferred Shares through the Book-Entry System, then certificates representing the Series M Preferred Shares will be made available.

 Fairfax Financial Holdings Limited (the “Corporation”) Number and Designation of and Rights, Privileges, Restrictions and Conditions Attaching to the Cumulative Floating Rate Preferred Shares, Series N The sixteenth series of Preferred Shares of the Corporation shall consist of 10,000,000 Preferred Shares designated as Cumulative Floating Rate Preferred Shares, Series N (the “Series N Preferred Shares”) and, in addition to the rights, privileges, restrictions and conditions attaching to the Preferred Shares as a class, shall have attached thereto the following rights, privileges, restrictions and conditions: 1. Consideration for Issue The consideration for the issue of each Series N Preferred Share shall be $25.00 or its equivalent in property or past services. 2. Dividends 2.1 Cumulative Preferential Dividends The holders of the Series N Preferred Shares (the “Holders”) shall be entitled to receive, and the Corporation shall pay thereon, as and when declared by the Board of Directors, out of moneys of the Corporation properly applicable to the payment of dividends, cumulative preferential cash dividends (the “Series N Dividends”) payable quarterly at the rates and times herein provided by cheque at par in lawful money of Canada at any branch in Canada of the Corporation’s bankers for the time being or by any other reasonable means the Corporation deems desirable. The Series N Dividends shall accrue on a daily basis. (a) During each Quarterly Floating Rate Period, Series N Dividends payable on the Series N Preferred Shares will be in an amount per share determined by multiplying the Floating Quarterly Dividend Rate applicable to such Quarterly Floating Rate Period by $25.00, and shall be payable quarterly on each Dividend Payment Date during such Quarterly Floating Rate Period. (b) In respect of each Quarterly Floating Rate Period, the Corporation will calculate on each Floating Rate Calculation Date the Floating Quarterly Dividend Rate for such Quarterly Floating Rate Period and will, on the Floating Rate Calculation Date, give written notice thereof to the Holders. Each such determination by the Corporation of the Floating Quarterly Dividend Rate will, in the absence of manifest error, be final and binding upon the Corporation and upon all Holders of Series N Preferred Shares. (c) If on any Dividend Payment Date, the Series N Dividends accrued to such date are not paid in full on all of the Series N Preferred Shares then outstanding, such Series N Dividends, or the unpaid part thereof, shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient monies properly applicable to the payment of such Series N Dividends. (d) The Holders shall not be entitled to any dividends other than or in excess of the Series N Dividends. Series N Dividends shall (except in case of redemption or conversion in which case payment of Series N Dividends shall be made on surrender of the certificate representing the Series N Preferred Shares to be redeemed or converted) be paid by posting in a postage paid envelope addressed to each Holder at the last address of such Holder as it appears on the securities register of the Corporation or, in the case of joint Holders, to the address of that one whose name appears first in the securities register of the Corporation as one of such joint Holders, or, in the event of the address of any Holder not so appearing, then to the address of such Holder last known to the Corporation, a cheque for such Series N Dividends (less any tax required to be deducted) payable to the order of such Holder or, in the case of joint Holders, to the order of all such Holders failing written instructions from them to the contrary. Notwithstanding the foregoing, any dividend cheque may be delivered by the Corporation to a Holder at his address as aforesaid. The posting or delivery of such cheque on or before the date on which such dividend is to be paid to a Holder shall be deemed to be payment and shall satisfy and discharge all liabilities for the payment of such dividends to the extent of the sum represented thereby (plus the amount of any tax required to be deducted as aforesaid) unless such cheque is not paid on due presentation; provided that if the Series N Preferred Shares are held in the Book-Entry System, the Corporation will provide or cause to be provided to the Depository funds in the aggregate amount of the dividends payable on the applicable Dividend Payment Date (i) by cheque of the Corporation delivered to the Depository not less than two Business Days prior to such Dividend Payment Date or (ii) on or prior to such Dividend Payment Date in such manner as the Corporation and the Depository shall agree. Subject to applicable law, dividends which are represented by a cheque which has not been presented to the Corporation’s bankers for payment or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable shall be forfeited to the Corporation. 2.2 Dividend for Other than a Full Quarterly Floating Rate Period The Holders shall be entitled to receive, and the Corporation shall pay thereon, if, as and when declared by the Board of Directors, out of moneys of the Corporation properly applicable to the payment of dividends, Series N Dividends for any period which is less than a full Quarterly Floating Rate Period, including any partial period prior to the effective time of a conversion of Series N Preferred Shares into Series M Preferred Shares, or after the effective time of a conversion of Series M Preferred Shares into Series N Preferred Shares, as follows. In respect of any period that is less than a full Quarterly Floating Rate Period, a dividend in an amount per Series N Preferred Share equal to the amount obtained (rounded to four decimal places) when the product of the Floating Quarterly Dividend Rate and $25.00 is multiplied by a fraction, the numerator of which is the number of calendar days elapsed in the relevant period and the denominator of which is the number of calendar days in the Quarterly Floating Rate Period in which such period falls.

3. Rights on Liquidation In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the Holders shall be entitled to receive $25.00 per Series N Preferred Share, together with all Series N Dividends accrued and unpaid (whether or not declared) up to but excluding the date of payment or distribution (less any tax required to be deducted or withheld by the Corporation), before any amounts shall be paid or any assets of the Corporation distributed to the holders of the Multiple Voting Shares or the Subordinate Voting Shares or any other shares ranking junior as to capital to the Series N Preferred Shares. Upon payment of such amounts, the Holders shall not be entitled to share in any further distribution of the assets of the Corporation. 4. Redemption at the Option of the Corporation The Corporation may not redeem any of the Series N Preferred Shares prior to March 31, 2020. Thereafter, the Corporation may, subject to applicable law and to the provisions described under Section 6 below, upon giving notice as hereinafter provided, at its option, at any time without the consent of the Holders redeem all, or from time to time any part, of the then outstanding Series N Preferred Shares by the payment of an amount in cash for each Series N Preferred Share so redeemed equal to (i) in the case of redemptions on March 31, 2025 and on March 31 every five years thereafter (each a “Series N Conversion Date”), $25.00, or (ii) $25.50 in the case of redemptions on any date which is not a Series N Conversion Date after March 31, 2020, in each case including the Series N Dividends accrued and unpaid (whether or not declared) up to but excluding the date fixed for redemption (less any tax required to be deducted and withheld by the Corporation) (the “Redemption Price”). If less than all of the then outstanding Series N Preferred Shares are at any time to be redeemed, then the particular Series N Preferred Shares to be redeemed shall be selected on a pro rata basis disregarding fractions or, if the Series N Preferred Shares are at such time listed on an exchange, with the consent of such exchange, in such manner as the Board of Directors in its sole discretion may, by resolution determine. The Corporation shall give notice in writing not less than 30 days nor more than 60 days prior to the applicable Series N Conversion Date of its intention to redeem such Series N Preferred Shares to each person who at the date of giving such notice is the Holder of Series N Preferred Shares to be redeemed. Any such notice shall be validly and effectively given on the date on which it is sent and such notice shall be given and sent by posting the same in a postage paid envelope addressed to each Holder of Series N Preferred Shares to be redeemed at the last address of such Holder as it appears on the securities register of the Corporation, or in the case of joint Holders, to the address of that one whose name appears first in the securities register of the Corporation as one of such joint Holders or, in the event of the address of any Holder not so appearing, then to the address of such Holder last known to the Corporation, provided that the accidental failure or omission to give any such notices as aforesaid to one or more of such Holders shall not affect the validity of the redemption as to the other Holders to be redeemed. Such notice shall set out the number of such Series N Preferred Shares held by the person to whom it is addressed which are to be redeemed and the Redemption Price and shall also set out the date on which the redemption is to take place. On and after the date so specified for redemption, the Corporation shall pay or cause to be paid to the Holders to be redeemed the Redemption Price on presentation and surrender, at any place within Canada designated by such notice, of the certificate or certificates for such Series N Preferred Shares so called for redemption. Such payment shall be made by cheque payable at par at any branch in Canada of the Corporation’s bankers for the time being or by any other reasonable means the Corporation deems desirable and shall be a full and complete discharge of the Corporation’s obligation to pay the Redemption Price owed to the Holders of Series N Preferred Shares so called for redemption unless the cheque is not honoured when presented for payment. From and after the date specified in any such notice, the Series N Preferred Shares called for redemption shall cease to be entitled to Series N Dividends and the Holders thereof shall not be entitled to exercise any of the rights of shareholders in respect thereof, except to receive the Redemption Price therefor, provided that if payment of the Redemption Price shall not be duly made by the Corporation on or before the date fixed for redemption, the Corporation shall forthwith thereafter return the Holder’s deposited share certificate or certificates to the Holder. At any time after notice of redemption is given as aforesaid, the Corporation shall have the right to deposit the Redemption Price of any or all Series N Preferred Shares called for redemption (less any tax required to be deducted and withheld by the Corporation), or such part thereof as at the time of deposit has not been claimed by the Holders entitled thereto, with any chartered bank or banks or with any trust company or trust companies in Canada named in the notice of redemption to the credit of a special account or accounts in trust for the respective Holders of such shares, to be paid to them respectively upon surrender to such bank or banks or trust company or trust companies of the certificate or certificates representing the same. Upon such deposit or deposits being made, such shares shall be deemed to be redeemed on the redemption date specified in the notice of redemption. After the Corporation has made a deposit as aforesaid with respect to any shares, the Holders thereof shall not, from and after the redemption date, be entitled to exercise any of the rights of shareholders in respect thereof and the rights of the Holders thereof shall be limited to receiving a proportion of the amounts so deposited applicable to such shares, without interest. Any interest allowed on such deposit shall belong to the Corporation. Subject to applicable law, redemption monies that are represented by a cheque which has not been presented to the Corporation’s bankers for payment or that otherwise remain unclaimed (including monies held in deposit as provided for above) for a period of six years from the date specified for redemption shall be forfeited to the Corporation. 5. Conversion of Series N Preferred Shares 5.1 Conversion at the Option of the Holder (a) Holders of Series N Preferred Shares will have the right, at their option, on each Series N Conversion Date, to convert, subject to the applicable law the terms and provisions hereof, all or any part of the then outstanding Series N Preferred Shares registered in their name into Series M Preferred Shares on the basis of one (1) Series M Preferred Share for each Series N Preferred Share. The Corporation will provide written notice not less than 30 and not more than 60 days prior to the applicable Series N Conversion Date to the Holders of the conversion privilege provided for herein (the “Conversion Privilege”). Such notice shall (i) set out the Series N Conversion Date, and (ii) include instructions to such Holders as to the method by which such Conversion Privilege may be exercised, as described in Section 5.3. On the 29th day prior to each Series N Conversion Date, the Corporation will provide to the Holders written notice of the Floating Quarterly Dividend Rate applicable to the Series N Preferred Shares for the next succeeding Quarterly Floating Rate Period and the Annual Fixed Dividend Rate applicable to the Series M Preferred Shares for the next succeeding Subsequent Fixed Rate Period, in each case as determined by the Corporation. (b) If the Corporation gives notice as provided in Section 4 to the Holders of the redemption of all the Series N Preferred Shares, the Corporation will not be required to give notice as provided in this Section 5.1 to the Holders of the Floating Quarterly Dividend Rate, Annual Fixed Dividend Rate or Conversion Privilege and the right of any Holder of Series N Preferred Shares to convert such Series N Preferred Shares as herein provided will cease and terminate in that event. (c) Holders of Series N Preferred Shares shall not be entitled to convert their shares into Series M Preferred Shares on a Series N Conversion Date if the Corporation determines that there would remain outstanding on the Series N Conversion Date less than 1,000,000 Series M Preferred Shares after taking into account all Series N Preferred Shares tendered for conversion into Series M Preferred Shares and all Series M Preferred Shares tendered for conversion into Series N Preferred Shares. The Corporation will give written notice thereof to all affected Holders of Series N Preferred Shares at least seven (7) days prior to the applicable Series N Conversion Date and, subject to the provisions of Section 14, will issue and deliver, or cause to be delivered, prior to such Series N Conversion Date, at the expense of the Corporation, to such Holders of Series N Preferred Shares, who have surrendered for conversion any endorsed certificate or certificates representing Series N Preferred Shares, new certificates representing the Series N Preferred Shares represented by any certificate or certificates surrendered as aforesaid. 5.2 Automatic Conversion If the Corporation determines that there would remain outstanding on a Series N Conversion Date less than 1,000,000 Series N Preferred Shares after taking into account all Series N Preferred Shares tendered for conversion into Series M Preferred Shares and all Series M Preferred Shares tendered for conversion into Series N Preferred Shares, then, all, but not part, of the remaining outstanding Series N Preferred Shares will automatically be converted into Series M Preferred Shares on the basis of one (1) Series M Preferred Share for each Series N Preferred Share on the applicable Series N Conversion Date. The Corporation shall give notice in writing thereof to the Holders of such remaining Series N Preferred Shares at least seven (7) days prior to the Series N Conversion Date.

5.3 Manner of Conversion (a) Subject to the provisions of Section 14, the Conversion Privilege may be exercised by notice in writing (an “Election Notice”) given not earlier than the 30th day prior to a Series N Conversion Date but not later than 5:00 p.m. (Toronto time) on the 15th day preceding the applicable Series N Conversion Date during usual business hours at any principal transfer office of the Transfer Agent, or such other place or places in Canada as the Corporation may agree, accompanied by (1) payment or evidence of payment of the tax (if any) payable as provided in this Section 5.3; and (2) the certificate or certificates representing the Series N Preferred Shares in respect of which the Holder thereof desires to exercise the Conversion Privilege with the transfer form on the back thereof or other appropriate stock transfer power of attorney duly endorsed by the Holder, or his or her attorney duly authorized in writing, in which Election Notice such Holder may also elect to convert part only of the Series N Preferred Shares represented by such certificate or certificates not theretofore called for redemption in which event the Corporation will issue and deliver or cause to be delivered to such Holder, at the expense of the Corporation, a new certificate representing the Series N Preferred Shares represented by such certificate or certificates that have not been converted. Each Election Notice will be irrevocable once received by the Corporation. (b) If the Corporation does not receive an Election Notice from a Holder of Series N Preferred Shares during the notice period therefor, then the Series N Preferred Shares shall be deemed not to have been converted (except in the case of an automatic conversion pursuant to Section 5.2). (c) Subject to the provisions of Section 14, in the event the Corporation is required to convert all remaining outstanding Series N Preferred Shares into Series M Preferred Shares on the applicable Series N Conversion Date as provided for in Section 5.2, the Series N Preferred Shares in respect of which the Holders have not previously elected to convert will be converted on the Series N Conversion Date into Series M Preferred Shares and the Holders thereof will be deemed to be holders of Series M Preferred Shares at 5:00 p.m. (Toronto time) on the Series N Conversion Date and will be entitled, upon surrender during usual business hours at any principal transfer office of the Transfer Agent, or such other place or places in Canada as the Corporation may agree, of the certificate or certificates representing Series N Preferred Shares not previously surrendered for conversion, to receive a certificate or certificates representing the same number of Series M Preferred Shares in the manner and subject to the terms and provisions as provided in this Section 5.3. (d) Subject to the provisions of Section 14, as promptly as practicable after the Series N Conversion Date, the Corporation will issue and deliver, or cause to be delivered to or upon the written order of the Holder of the Series N Preferred Shares so surrendered in accordance with this Section 5.3, a certificate or certificates, issued in the name of, or in such name or names as may be directed by, such Holder representing the number of fully-paid and non-assessable Series M Preferred Shares and the number of remaining Series N Preferred Shares, if any, to which such Holder is entitled. Such conversion will be deemed to have been made at 5:00 p.m. (Toronto time) on the Series N Conversion Date, so that the rights of the Holder of such Series N Preferred Shares as the Holder thereof will cease at such time and the person or persons entitled to receive the Series M Preferred Shares upon such conversion will be treated for all purposes as having become the holder or holders of record of such Series M Preferred Shares at such time. (e) The Holder of any Series N Preferred Share on the record date for any Series N Dividends declared payable on such share will be entitled to such dividends notwithstanding that such share is converted into Series M Preferred Shares after such record date and on or before the date of the payment of such dividend. (f) Subject to the provisions of Section 14, the issuance of certificates for the Series M Preferred Shares upon the conversion of Series N Preferred Shares will be made without charge to the converting Holders for any fee or tax in respect of the issuance of such certificates or the Series M Preferred Shares represented thereby; provided, however, that the Corporation will not be required to pay any tax that may be imposed upon the person or persons to whom such Series M Preferred Shares are issued in respect of the issuance of such Series M Preferred Shares or the certificate therefor or any security transfer taxes, and the Corporation will not be required to issue or deliver a certificate or certificates in a name or names other than that of the holder of the Series M Preferred Shares converted unless the person or persons requesting the issuance thereof has paid to the Corporation the amount of any such security transfer tax or has established to the satisfaction of the Corporation that such tax has been paid. 5.4 Status of Converted Series N Preferred Shares All Series N Preferred Shares converted into Series M Preferred Shares on a Series N Conversion Date shall not be cancelled but shall be restored to the status of authorized but unissued shares of the Corporation as at the close of business on the Series N Conversion Date and available for issuance on the conversion of the Series M Preferred Shares. 5.5 Right Not to Deliver Series N Preferred Shares On the exercise of the Conversion Privilege by a Holder of Series N Preferred Shares, the Corporation reserves the right not to deliver Series M Preferred Shares to any Ineligible Person.

 6. Restrictions on Dividends and Retirement and Issue of Shares So long as any of the Series N Preferred Shares are outstanding, the Corporation shall not, without the approval of the Holders: (a) declare, pay or set apart for payment any dividends (other than stock dividends payable in shares of the Corporation ranking as to capital and dividends junior to the Series N Preferred Shares) on shares of the Corporation ranking as to dividends junior to the Series N Preferred Shares; (b) except out of the net cash proceeds of a substantially concurrent issue of shares of the Corporation ranking as to return of capital and dividends junior to the Series N Preferred Shares, redeem or call for redemption, purchase or otherwise pay off, retire or make any return of capital in respect of any shares of the Corporation ranking as to capital junior to the Series N Preferred Shares; (c) redeem or call for redemption, purchase, or otherwise pay off or retire for value or make any return of capital in respect of less than all of the Series N Preferred Shares then outstanding; or (d) except pursuant to any purchase obligation, sinking fund, retraction privilege or mandatory redemption provisions attaching thereto, redeem or call for redemption, purchase or otherwise pay off, retire or make any return of capital in respect of any preferred shares of the Corporation, ranking as to the payment of dividends or return of capital on a parity with the Series N Preferred Shares; unless, in each such case, all accrued and unpaid dividends up to and including the dividends payable for the last completed Quarterly Floating Rate Period and on all other shares of the Corporation ranking prior to or on a parity with the Series N Preferred Shares with respect to the payment of dividends have been declared and paid or set apart for payment. 7. Purchase for Cancellation Subject to applicable law and to the provisions in Section 6, the Corporation may at any time purchase for cancellation the whole or any part of the Series N Preferred Shares outstanding from time to time, in the open market through or from an investment dealer or any firm holding membership on a recognized stock exchange, or by private agreement or otherwise, at the lowest price or prices at which, in the opinion of me Board of Directors, such shares are obtainable. 8. Voting Rights The Holders will not (except as otherwise provided by law and except for meetings of the holders of preferred shares of the Corporation as a class and meetings of the Holders as a series) be entitled to receive notice of, attend, or vote at any meeting of shareholders of the Corporation unless and until the Corporation shall have failed to pay eight quarterly Series N Dividends, whether or not consecutive and whether or not such dividends have been declared and whether or not there are any monies of the Corporation properly applicable to the payment of dividends. In the event of such non-payment, and for only so long as any such dividends remain in arrears, the

Holders will be entitled to receive notice of, and to attend meeting of shareholders of the Corporation at which directors are to be elected and such Holders shall have the right, at any such meeting, to one vote for each Series N Preferred Share held. No other voting rights shall attach to the Series N Preferred Shares in any circumstances. Upon payment by the Corporation of the entire amount of all Series N Dividends in arrears, the voting rights of the Holders shall forthwith cease (unless and until the same default shall again arise under the provisions of this Section 8 in which event such voting rights shall become effective again and so on from time to time). Except in respect of the issuance of shares as a result of the conversion of the Series N Preferred Shares or other shares ranking prior to or on a parity with the Series N Preferred Shares in accordance with their terms or the issuance of Series N Preferred Shares as a result of the conversion of the Series M Preferred Shares in accordance with their terms, so long as any Series N Preferred Shares are outstanding, the Corporation will not, without the prior approval of the holders of the Series N Preferred Shares, create or issue any shares ranking prior to or on a parity with the Series N Preferred Shares with respect to repayment of capital or payment of dividends, provided that the Corporation may without such approval issue additional series of preferred shares ranking on a parity with the Series N Preferred Shares if all dividends (whether or not declared) then payable on the Series N Preferred Shares shall have been paid or set apart for payment. 9. Modifications The provisions attaching to the Series N Preferred Shares as a series may be repealed, altered, modified or amended from time to time with such approval as may then be required by the Canada Business Corporations Act, any such approval to be given in accordance with Section 10. 10. Approval of Holders of Series N Preferred Shares 10.1 Approval Except as otherwise provided herein, any approval of the Holders with respect to any matters requiring the consent of the Holders may be given in such manner required by law, subject to a minimum requirement that such approval be given by a resolution signed by all the Holders of Series N Preferred Shares or passed by the affirmative vote of at least 66 2/3% of the votes cast by the Holders of Series N Preferred Shares who voted in respect of that resolution at a meeting of the Holders duly called for that purpose and at which the Holders of a majority of the outstanding Series N Preferred Shares are present or represented by proxy. If at any such meeting the Holder(s) of a majority of the then outstanding Series N Preferred Shares are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than 15 days thereafter and to such time and place as may be designated by the chairman of such meeting, and not less than 10 days’ written notice shall be given of such adjourned meeting. At such adjourned meeting, the Holders(s) of Series N Preferred Shares represented in person or by proxy may transact the business for which the meeting was originally called and the Holders of Series N Preferred Shares then represented in person or by proxy shall form the necessary quorum. At any meeting of Holders of Series N Preferred Shares as a series, each such Holder shall be entitled to one vote in respect of each Series N Preferred Share held. 10.2 Formalities, etc. The proxy rules applicable to, the formalities to be observed in respect of the giving notice of, and the formalities to be observed in respect of the conduct of, any meeting or any adjourned meeting of Holders shall be those from time to time prescribed by the by-laws of the Corporation with respect to meetings of shareholders or, if not so prescribed, as required by law. On every poll taken at every meeting of Holders of Series N Preferred Shares, each such Holder entitled to vote thereat shall be entitled to one vote in respect of each Series N Preferred Share held. 11. Tax Election The Corporation shall elect, in the manner and within the time provided under section 191.2 of the Tax Act, or any successor or replacement provision of similar effect, and take all other necessary action under the Tax Act, to pay tax at a rate such that no Holder of the Series N Preferred Shares will be required to pay tax under section 187.2 of Part IV. 1 of the Tax Act or any successor or replacement provision of similar effect on dividends received on the Series N Preferred Shares. Nothing in this paragraph shall prevent the Corporation from entering into an agreement with a taxable Canadian corporation with which it is related to transfer all or a portion of the Corporation’s liability for tax under section 191.1 of the Tax Act to that taxable Canadian corporation in accordance with the provisions of section 191.3 of the Tax Act. 12. Notices (a) If the Board of Directors determines that mail service is or is threatened to be interrupted at the time when the Corporation is required or elects to give any notice hereunder by mail, or is required to send any cheque or any share certificate to a Holder of Series N Preferred Shares, whether in connection with the redemption or conversion of such share or otherwise, the Corporation may, notwithstanding the provisions hereof: (i) give such notice by publication thereof once in a daily English language newspaper of general circulation published in each of Vancouver, Calgary, Winnipeg, Toronto, Montreal and Halifax, and once in a daily French language newspaper published in Montreal and such notice shall be deemed to have been validly given on the day next succeeding its publication in all of such cities; and (ii) fulfill the requirement to send such cheque or such share certificate by arranging for the delivery thereof to such Holder by the Transfer Agent at its principal offices in the cities of Vancouver, Toronto and Montreal, and such cheque and/or share certificate shall be deemed to have been sent on the date on which notice of such arrangement shall have been given as provided in (a) above, provided that as soon as the Board of Directors determines that mail service is no longer interrupted or threatened to be interrupted, such cheque or share certificate, if not theretofore delivered to such Holder, shall be sent by mail as herein provided. In the event that the Corporation is required to mail such cheque or share certificate, such mailing shall be made by prepaid mail to the registered address of each person who at the date of mailing is a registered Holder and who is entitled to receive such cheque or share certificate. (b) Any notice, cheque, invitation for tenders or other communication from the Corporation herein provided for shall be sufficiently given if delivered or if sent by first class unregistered mail, postage prepaid, to the Holders at their respective addresses appearing on the books of the Corporation, or in the case of joint Holders, to the address of the one whose name appears first in the securities register of the Corporation as one of such joint Holders or, in the event of the address of any of such Holders not so appearing, then at the last address of such Holder known to the Corporation. Accidental failure to give such notice, invitation for tenders or other communication to one or more Holders shall not affect the validity of the notices, invitations for tenders or other communications properly given or any action taken pursuant to such notice, invitation for tender or other communication but, upon such failure being discovered, the notice, invitation for tenders or other communication, as the case may be, shall be sent forthwith to such Holder or Holders. (c) If any notice, cheque, invitation for tenders or other communication from the Corporation given to a Holder of Series N Preferred Shares pursuant to paragraph (b) is returned on three consecutive occasions because the Holder cannot be found, the Corporation shall not be required to give or mail any further notices, cheques, invitations for tenders or other communications to such shareholder until the Holder informs the Corporation in writing of such Holder’s new address. 13. Interpretation 13.1 Definitions For the purposes hereof, the following capitalized terms shall have the following meanings, unless the context otherwise requires: “Annual Fixed Dividend Rate” means, for any Subsequent Fixed Rate Period, the rate (expressed as a percentage rate rounded down to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the sum of the Government of Canada Yield on the applicable Fixed Rate Calculation Date plus 3.98%. “Bloomberg Screen GCAN5YR Page” means the display designated as page “GCAN5YR<INDEX>” on the Bloomberg Financial L.P. service (or such other page as may replace the GCAN5YR page on that service) for purposes of displaying Government of Canada bond yields. “Board of Directors” means the board of directors of the Corporation.

“Book-Entry System” means the record entry securities transfer and pledge system administered by the Depository in accordance with its operating rules and procedures in force from time to time or any successor system thereof. “Business Day” means a day other than a Saturday, a Sunday or any other day that is treated as a holiday in the province of Ontario. “Conversion Privilege” has the meaning attributed to it in Section 5.1(a). “Depository” means CDS Clearing and Depository Services Inc. and its nominees or any successor carrying on the business as a depository, which is approved by the Corporation. “Dividend Payment Date” in respect of the dividends payable on the Series N Preferred Shares means the last Business Day of each Quarterly Floating Rate Period in each year. “Election Notice” has the meaning attributed to it in Section 5.3(a). “Fixed Rate Calculation Date” means, for any Subsequent Fixed Rate Period, the 30th day prior to the first day of such Subsequent Fixed Rate Period. “Floating Quarterly Dividend Rate” means, for any Quarterly Floating Rate Period, the rate (expressed as a percentage rate rounded down to the nearest one hundred-thousandth of one percent (with 0.000005% being rounded up)) equal to the sum of the T-Bill Rate on the applicable Floating Rate Calculation Date plus 3.98% (calculated on the basis of the actual number of days elapsed in such Quarterly Floating Rate Period divided by 365). “Floating Rate Calculation Date” means, for any Quarterly Floating Rate Period, the 30th day prior to the first day of such Quarterly Floating Rate Period. “Government of Canada Yield” on any date means the yield to maturity on such date (assuming semi-annual compounding) of a Canadian dollar denominated non-callable Government of Canada bond with a terra to maturity of five years as quoted as of 10:00 a.m. (Toronto time) on such date and which appears on the Bloomberg Screen GCAN5YR Page on such date; provided that, if such rate does not appear on the Bloomberg Screen GCAN5YR Page on such date, the Government of Canada Yield will mean the average of the yields determined by two registered Canadian investment dealers selected by the Corporation, as being the yield to maturity on such date (assuming semiannual compounding) which a Canadian dollar denominated non-callable Government of Canada bond would carry if issued in Canadian dollars at 100% of its principal amount on such date with a term to maturity of five years. “Holder” has the meaning attributed to it in Section 2.1. “Ineligible Person” means any person whose address is in, or whom the Corporation or the Transfer Agent for the Series N Preferred Shares has reason to believe is a resident of, any jurisdiction outside Canada where the issue or delivery to that person of Series N

Preferred Shares or Series M Preferred Shares would require the Corporation to take any action to comply with securities or analogous laws of that jurisdiction. “Quarterly Commencement Date” means the last Business Day of each of March, June, September and December in each year. “Quarterly Floating Rate Period” means, for the initial Quarterly Floating Rate Period, the period commencing on April 1, 2020 and ending on and including June 29, 2020, and thereafter the period from and including the day immediately following the end of the immediately preceding Quarterly Floating Rate Period to but excluding the next succeeding Quarterly Commencement Date. “Redemption Price” has the meaning attributed to it in Section 4. “Series M Preferred Shares” means the Cumulative 5-Year Rate Reset Preferred Shares, Series M of the Corporation “Series N Conversion Date” has the meaning attributed to it in Section 4. “Series N Dividends” has the meaning attributed to it in Section 2.1. “Series N Preferred Shares” has the meaning attributed to it in the introductory paragraph to these Series N Preferred Shares Provisions. “Subsequent Fixed Rate Period” means for the initial Subsequent Fixed Rate Period, the period commencing on April 1, 2020 and ending on and including March 31, 2025 and for each succeeding Subsequent Fixed Rate Period, the period commencing on the day immediately following the end of the immediately preceding Subsequent Fixed Rate Period and ending on and including March 31st in the fifth year thereafter. “Tax Act” means the Income Tax Act (Canada). “T-Bill Rate” means, for any Quarterly Floating Rate Period, the average yield expressed as a percentage per annum on three-month Government of Canada Treasury Bills, as reported by the Bank of Canada, for the most recent treasury bills auction preceding the applicable Floating Rate Calculation Date. “Transfer Agent” means Valiant Trust Company, a trust company existing under the laws of Canada, or such other person as from time to time may be the registrar and transfer agent for the Series N Preferred Shares. 13.2 Interpretation of terms In the provisions herein contained attaching to the Series N Preferred Shares: (a) “accrued and unpaid dividends” means the aggregate of (i) all unpaid Series N Dividends (whether or not declared) for any completed Quarterly Floating Rate Period; and (ii) a cash amount calculated as though Series N Dividends had been accruing on a day to day basis from the end of the most recently completed Quarterly Floating Rate Period up to and including the date to which the computation of accrued dividends is to be made; (b) “in priority to”, “on a parity with” and “junior to” have reference to the order of priority in payment of dividends, return of capital and in the distribution of assets in the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs; (c) in the event that any date on which any Series N Dividend is payable by the Corporation, or any date on or by which any other action is required to be taken by the Corporation or the Holders hereunder, is not a Business Day (as defined above), then such dividend shall be payable, or such other action shall be required to be taken, on or by the next succeeding day that is a Business Day; (d) in the event of the non-receipt of a cheque by a Holder of Series N Preferred Shares entitled to the cheque, or the loss or destruction of the cheque, the Corporation, on being furnished with reasonable evidence of non-receipt, loss or destruction, and an indemnity reasonably satisfactory to the Corporation, will issue to the Holder a replacement cheque for the amount of the original cheque; (e) the Corporation will be entitled to deduct or withhold from any amount payable to a Holder of Series N Preferred Shares under these Series N Preferred Shares Provisions any amount required by law to be deducted or withheld from that payment; (f) reference to any statute is to that statute as in force from time to time, including any regulations, rules, policy statements or guidelines made under that statute, and includes any statute which may be enacted in substitution of that statute; (g) if it is necessary to convert any amount into Canadian dollars, the Board of Directors will select an appropriate method and rate of exchange to convert any non-Canadian currency into Canadian dollars; and (h) all references herein to a Holder of Series N Preferred Shares shall be interpreted as referring to a registered Holder of the Series N Preferred Shares. 14. Book-Entry Only System 14.1 Transfers etc. Through Participants If the Series N Preferred Shares are held through the Book-Entry System then the beneficial owner thereof shall provide instructions with respect to Series N Preferred Shares only to the Depository participant through whom such beneficial owner holds such Series N Preferred Shares and registrations of ownership, transfers, purchases, redemptions, conversions, surrenders and exchanges of Series N Preferred Shares will be made only through the Book-Entry System.

Beneficial owners of Series N Preferred Shares will not have the right to receive share certificates representing their ownership of the Series N Preferred Shares. 14.2 Depository is Registered Holder For the purposes of these Series N Preferred Share provisions, as long as the Depository, or its nominee, is the registered Holder of the Series N Preferred Shares, the Depository, or its nominee, as the case may be, will be considered the sole Holder of the Series N Preferred Shares for the purpose of receiving notices or payments on or in respect of the Series N Preferred Shares, including payments of Series N Dividends, the Redemption Price or accrued and unpaid dividends, and the delivery of Series M Preferred Shares and certificates for those shares on the conversion into Series M Preferred Shares. 14.3 Depository Ceasing to Be Registered Holder If (i) required by applicable law, (ii) the Book-Entry System ceases to exist, (iii) the Depository advises the Corporation that it is no longer willing or able to discharge properly its responsibilities as depository with respect to the Series N Preferred Shares and the Corporation is unable to locate a qualified successor, or (iv) the Corporation, at its option, decides to terminate the registration of the Series N Preferred Shares through the Book-Entry System, then certificates representing the Series N Preferred Shares will be made available.

Industry Industrie Canada Canada Certificate of Amendment Certificat de modification Canada Business Corporations Act Loi canadienne sur les sociétés par actions FAIRFAX FINANCIAL HOLDINGS LIMITED Corporate name / Dénomination sociale 013005-2 Corporation number / Numéro de société I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 178 of the Canada Business Corporations Act as set out in the attached articles of amendment. JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de I’article 178 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes. /s/ Virginie Ethier Virginie Ethier Director / Directeur 2015-08-31 Date of Amendment (YYYY-MM-DD) Date de modification (AAAA-MM-JJ)

Industry Industrie Form 4 Formulaire 4 Canada Canada Articles of Amendment Clauses modificatrices Canada Business Corporations Act Loi canadienne sur les sociétés par (CBCA) (s. 27 or 177) actions (LCSA) (art. 27 ou 177) 1 Corporate name Dénomination sociale FAIRFAX FINANCIAL HOLDINGS LIMITED 2 Corporation number Numéro de la société 013005-2 3 The articles are amended as follows Les statuts sont modifiés de la façon suivante See attached schedule / Voir I’annexe ci-jointe 4 Declaration: I certify that I am a director or an officer of the corporation. Déclaration : J’atteste que je suis un administrateur ou un dirigeant de la société. Original signed by / Original signé par Eric Salsberg Eric Salsberg 416-367-4941 Misrepresentation constitutes an offence and, on summon conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250 (1) of the CBCA). Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procedure sommaire. est passible d’une amende maximale de 5000 $ et d’un emprisonnement maximal de six mois, ou I’une de ces Peines (paragraphe 250(1) de la LCSA). You are providing information required by the CBCA, Note that both the CBCA and the Privacy Act allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049. Vous fournissez des renseignements exiges par la LCSA. II est á noter que la LCSA et la Loi sur les reaseignements personnels permellent que de lets renseignemenis soient divulgues au public. Its seront stockés dans la banque de renseignements personnels numéro IC/PPU-049. IC 3069 (2008/04)

The Rights, Privileges, Restrictions and Conditions attached to the Multiple Voting Shares and Subordinate Voting Shares of the Corporation are hereby deleted and replaced with the attached. RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS ATTACHED TO THE MULTIPLE VOTING SHARES AND SUBORDINATE VOTING SHARES A. The Multiple Voting Shares and the Subordinate Voting Shares shall have the following rights, privileges, restrictions and conditions: 1. Dividends The Multiple Voting Shares and the Subordinate Voting Shares shall participate equally with each other as to dividends, and all dividends on such shares which the directors may determine to declare and pay in respect of any fiscal year of the Corporation shall be declared and paid in equal amounts per share and at the same time on all the Multiple Voting Shares and Subordinate Voting Shares at the time outstanding, without preference or distinction. 2. Voting Rights (a) For the purposes of this clause (2): “Current Major Shareholders” means any of The Sixty Two Investment Company Limited and any subsidiary in respect of which The Sixty Two Investment Company Limited owns shares entitled to at least 75% of the equity of such subsidiary and carrying at least 75% of the voting rights attaching to all the outstanding shares of such subsidiary; “Permitted Transactions” means, with respect to any particular issuer: i) any issue of securities of the particular issuer to persons who are holders of securities of the particular issuer at the time of the issue (provided that such holders of securities did not become such holders for the purpose of participating in such an issue); ii) any disposition of securities of the particular issuer by the holder thereof to his or her spouse or issue or the spouses of such issue or to the legal personal representatives of any of the foregoing persons, including the holder, or to any trust of which all of the beneficiaries are any one or more of the foregoing persons, including the holder, or to any corporation of which shares entitled to at least 75% of the equity of such corporation and carrying at least 75% of the voting rights attaching to all the outstanding shares of such corporation are owned directly or indirectly, through a trust or otherwise, by or for the benefit of any one or more of the foregoing persons, including the holder; and iii) any issue or disposition of securities of the particular issuer which does not materially affect control of any Current Major Shareholder or any Subsequent Major Shareholder;

“Qualifying Shareholding” means 1,548,000 Multiple Voting Shares; “Relevant Person” means, in respect of a holder of Multiple Voting Shares, (i) a person or a member of a group of persons who are acting jointly or in concert, where the person or group exercises control or direction over more than 50% of the aggregate number of votes attached to all shares of the holder or otherwise entitled to elect a majority of the directors of the holder, either directly or indirectly through one or more corporations, partnerships or trusts, (ii) a corporation, partnership or trust in the chain of ownership between a person in (i) above and such holder, (iii) a partner of a partnership or a beneficiary, settlor or trustee (other than a trustee that is, or is a subsidiary of, a public corporation) of a trust that is a holder or that is referred to above, and (iv) a person (other than the Corporation) or partnership that does not deal at arm’s length (for purposes of the Tax Act) with the holder or any of the foregoing, in each case determined without regard to shares held by or through the Corporation; “Subsequent Major Shareholders” means any person or group of persons who are acting jointly or in concert with respect to the affairs of the Corporation (including any subsidiary of any such persons in respect of which any of such persons owns shares entitled to at least 75% of the equity of such subsidiary and carrying at least 75% of the voting rights attaching to all the outstanding shares of such subsidiary) and who have become the owners of at least the Qualifying Shareholding contemporaneously with the Current Major Shareholders ceasing to own at least the Qualifying Shareholding; “Tax Act” means the Income Tax Act (Canada); and “Transfer Date” means the first date on which Subsequent Major Shareholders become the owners of at least the Qualifying Shareholding. (b) Each holder of Multiple Voting Shares and each holder of Subordinate Voting Shares shall be entitled to receive notice of and to attend all meetings of shareholders of the Corporation, except meetings at which only holders of another particular class or series shall have the right to vote. At each such meeting, the holders of the Multiple Voting Shares shall be entitled to 50 votes for each Multiple Voting Share held, subject to the provisions of this clause (2) and clause (5), and the holders of the Subordinate Voting Shares shall be entitled to 1 vote for each Subordinate Voting Share held. (c) The number of votes carried by the Multiple Voting Shares shall be automatically and permanently reduced to 1 vote per share on the first date on which any of the following circumstances exist: (i) neither Current Major Shareholders nor Subsequent Major Shareholders own at least the Qualifying Shareholding; 2

(ii) Subsequent Major Shareholders did not, on or before the Transfer Date, make an unconditional offer to all the holders of Subordinate Voting Shares (other than the Subsequent Major Shareholders) to purchase all of the Subordinate Voting Shares held by them for a consideration per share at least equal to the value of the highest consideration paid on or before the Transfer Date or agreed on or before the Transfer Date to be paid by any of the Subsequent Major Shareholders for any Multiple Voting Share; (iii) there has occurred after July 1, 1986, at a time when Current Major Shareholders own at least the Qualifying Shareholding: (1) any issue or disposition of securities of any issuer, other than Permitted Transactions, or (2) any acquisition, reorganization, recapitalization, redemption, reclassification, exchange, consolidation, amalgamation, arrangement, merger or other transaction materially affecting control of any such issuer or Current Major Shareholder, other than Permitted Transactions, which has resulted in effective control of any Current Major Shareholder being acquired by any person or group of persons who are acting jointly or in concert with respect to the affairs of such issuer or such Current Major Shareholder and who did not have effective control prior to such occurrence, and upon or at any time after such occurrence, Current Major Shareholders with respect to which there has been no such occurrence since July 1, 1986 do not continue to own at least the Qualifying Shareholding. For the purpose of the foregoing sentence, if a Current Major Shareholder with respect to which there has been no such occurrence acquires Multiple Voting Shares within 60 days after any such occurrence, it shall be deemed to have owned such shares at the time of such occurrence; or (iv) there exists the situation which would have been described in (iii) above if the word “Current” had been replaced throughout with the word “Subsequent”. (d) The number of votes carried by the Multiple Voting Shares shall be automatically reduced to 1 vote per share at any meeting of shareholders if the weighted average trading price of the Subordinate Voting Shares, during any period of 30 consecutive trading days during the three month period ending ten days prior to the date that notice of such meeting is mailed to shareholders is, in the principal trading market of the Subordinate Voting Shares, less than the Minimum Market Price per share. In the preceding sentence, the Minimum Market Price means $4.00, provided that if any adjustment to the Conversion Price (as defined in the rights, privileges, restrictions and conditions attaching 3 to the Series 1 Preferred Shares) would be required to be made pursuant to such rights, privileges, restrictions and conditions at any time or from time to time were any Series 1 Preferred Shares outstanding, a proportionate adjustment shall be made to the then existing Minimum Market Price. (e) Notwithstanding any other provision of these share conditions, the aggregate number of votes attached to all of the outstanding Multiple Voting Shares at any particular time shall be limited to represent at such time no more than the least of: (i) such number of votes that equals 41.8% of the aggregate number of votes (calculated after giving effect to such limitation) attached to all of the issued and outstanding Multiple Voting Shares and Subordinate Voting Shares, (ii) such number of votes that, together with the number of votes attached to all Subordinate Voting Shares and any other voting shares of the Corporation beneficially owned by holders of Multiple Voting Shares and all other Relevant Persons in respect of such holders or over which such holders or Relevant Persons exercise control or direction, equals, in the aggregate, 49.9% of the aggregate number of votes (calculated after giving effect to such limitation) attached to all of the issued and outstanding Multiple Voting Shares, Subordinate Voting Shares and any other voting shares of the Corporation, and (iii) one less than such number of votes that would result in the Corporation being considered to be controlled by a person or partnership or group of persons or partnerships for purposes of the Tax Act, provided that the Multiple Voting Shares shall at no time be entitled to less than 1 vote per share. 3. Business Combination (a) For the purposes of this clause (3): “Business Combination” means an amalgamation, arrangement, consolidation, exchange, merger or other business combination requiring the approval of the Corporation’s shareholders entitled to vote thereon. (b) In the event of a Business Combination, other than a Pro Rata Transaction (as defined in clause (4) below), the holders of the Subordinate Voting Shares shall have the right to receive, or the right to elect to receive, the same form of consideration, if any, as the holders of the Multiple Voting Shares and the holders of the Subordinate Voting Shares shall have the right to receive, or the right to elect to receive, an amount of consideration at least equal to the value of the highest consideration, if any, on a per share basis as the holders of the Multiple Voting Shares are entitled to receive or elect to receive. 4. Multiple Voting Share Transaction (a) For the purposes of this clause (4): “Multiple Voting Share Transaction” means an acquisition, redemption, reorganization, recapitalization, reclassification, issuer bid, exchange, 4 consolidation, amalgamation, arrangement, merger or other transaction which would have the effect of, directly or indirectly, cancelling or otherwise eliminating any or all of the outstanding Multiple Voting Shares, or consolidating or collapsing the Multiple Voting Shares and the Subordinate Voting Shares into a single class of outstanding voting equity securities, but does not include a Pro Rata Transaction. “Pro Rata Transaction” means (i) a consolidation of Multiple Voting Shares into a lesser number of Multiple Voting Shares simultaneously with the consolidation of Subordinate Voting Shares on the same basis into a lesser number of Subordinate Voting Shares; or (ii) a reorganization of the Corporation pursuant to which the Current Major Shareholders or Subsequent Major Shareholders and the holders of Subordinate Voting Shares are entitled to receive securities in the capital of the Corporation or a successor entity on a pro rata basis in exchange for all Multiple Voting Shares and all Subordinate Voting Shares held; provided, however, that, in the case of the Current Major Shareholders or Subsequent Major Shareholders, such entitlement is not greater than the entitlement of the general body of holders of Subordinate Voting Shares pursuant to such reorganization in relation to the voting and financial participating interests in the Corporation represented by the Multiple Voting Shares and Subordinate Voting Shares, respectively. (b) In the event of a Multiple Voting Share Transaction, the Current Major Shareholders or the Subsequent Major Shareholders, as the case may be, shall in consideration for each Multiple Voting Share, pursuant to such Multiple Voting Share Transaction, only receive one Subordinate Voting Share. For greater certainty, the Current Major Shareholders or the Subsequent Major Shareholders, as the case may be, shall not be entitled to receive, directly or indirectly, any economic premium, additional payment or collateral benefit (as defined in Multilateral Instrument 61-101 — Protection of Minority Security Holders in Special Transactions as in effect on August 31, 2015, provided that for purposes of clause (a) of such definition, the Multiple Voting Shares and Subordinate Voting Shares shall be considered a single class) in connection therewith. 5. Shareholder Ratification (a) For the purposes of this clause (5): “Commencement Date” means, subject to subclauses 5(e) and (f), (i) August 31, 2015, (ii) following the completion of the first Five Year Term, January 1, 2021, and (iii) thereafter, each January 1 immediately following the fifth December 31 occurring after a Commencement Date; “Five Year Term” means, subject to subclauses 5(e) and (f), (i) the period commencing on August 31, 2015 and ending on December 31, 2020, and (ii) 5 thereafter, the period commencing on a Commencement Date and ending on the fifth December 31 occurring after that Commencement Date; “Independent Directors” means, at the relevant time of reference, the members of the board of directors of the Corporation who have been determined by the board of directors of the Corporation to be independent within the meaning of applicable securities legislation; “Key Officer” means Chairman or Chief Executive Officer of the Corporation; “Ratification Resolution” means a shareholder resolution ratifying the Multiple Voting Shares continuing to have 50 votes per share, and approval of a Ratification Resolution means approval by a simple majority of the votes cast by minority holders of Subordinate Voting Shares, voting separately as a class; and in determining the simple majority of the minority approval for a Ratification Resolution, the Corporation shall exclude the votes attached to the Subordinate Voting Shares that, to the knowledge of the Corporation, or its directors or senior officers, after reasonable inquiry, are beneficially owned, or over which control or direction is exercised, by (i) the Current Major Shareholders or Subsequent Major Shareholders, (ii) any associate, insider or affiliate (as defined in the Securities Act (Ontario)) of any person or company referred to in (i); (iii) any affiliate of the Corporation; and (iv) the officers and directors of the Corporation and their associates (as defined in the Securities Act (Ontario)); “Ratification Vote” means a shareholder vote held pursuant to subclauses 5(b), (c), (d) or (e) at an annual meeting of shareholders of the Corporation to consider and, if deemed advisable, approve a Ratification Resolution; “Special Confirmation Vote” means a shareholder vote held pursuant to subclause 5(h) at a meeting of shareholders of the Corporation to consider and, if deemed advisable, approve a Ratification Resolution; “Special Issuance” means the issue in a transaction of Subordinate Voting Shares representing more than 50% of the aggregate number of issued and outstanding Multiple Voting Shares and Subordinate Voting Shares at such time; “Special Issuance Resolution” means a shareholder resolution approving the Multiple Voting Shares continuing to have 50 votes per share following a Special Issuance, and approval of a Special Issuance Resolution means approval by a simple majority of the votes cast by minority holders of Subordinate Voting Shares, voting separately as a class; and in determining the simple majority of the minority approval for a Special Issuance Resolution, the Corporation shall exclude the votes attached to the Subordinate Voting Shares that, to the knowledge of the Corporation, or its 6 directors or senior officers, after reasonable inquiry, are beneficially owned, or over which control or direction is exercised, by (i) the Current Major Shareholders or Subsequent Major Shareholders, (ii) any associate, insider or affiliate (as defined in the Securities Act (Ontario)) of any person or company referred to in (i); (iii) any affiliate of the Corporation; and (iv) the officers and directors of the Corporation and their associates (as defined in the Securities Act (Ontario)); and “Termination Event” means the earliest to occur of: (i) a Ratification Vote being held and a Ratification Resolution not being approved pursuant thereto; (ii) a Ratification Vote not being held at an annual meeting at which such a Ratification Vote was required to be held pursuant to this clause 5; and (iii) a deemed Termination Event pursuant to subclause 5(g) or 5(h) hereof. (b) If the aggregate number of all issued and outstanding Multiple Voting Shares and Subordinate Voting Shares on the last day of any Five Year Term is greater than 125% of the aggregate number of all issued and outstanding Multiple Voting Shares and Subordinate Voting Shares on the Commencement Date of such Five Year Term, then the Corporation shall hold a Ratification Vote at the next annual meeting of shareholders of the Corporation immediately following the end of such Five Year Term. (c) Where a Ratification Vote was not required to be held in respect of an immediately preceding Five Year Term, if the aggregate number of all issued and outstanding Multiple Voting Shares and Subordinate Voting Shares on the last day of a current Five Year Term is greater than 125% of the aggregate number of all issued and outstanding Multiple Voting Shares and Subordinate Voting Shares on the Commencement Date of the most recent Five Year Term during which a Ratification Vote was held (or if a Ratification Vote has never been held, on August 31, 2015), then the Corporation shall hold a Ratification Vote at the next annual meeting of shareholders of the Corporation immediately following the end of such current Five Year Term. (d) Where a Ratification Vote was not required to be held in respect of an immediately preceding Five Year Term, if the aggregate number of all issued and outstanding Multiple Voting Shares and Subordinate Voting Shares on the last day of any calendar year within the current Five Year Term (the “Acceleration Date”) is greater than 150% of the aggregate number of all issued and outstanding Multiple Voting Shares and Subordinate Voting Shares on the Commencement Date of the most recent Five Year Term during which a Ratification Vote was held (or if a Ratification Vote has never been held, on August 31, 2015), then the Corporation shall hold a Ratification Vote at the next annual meeting of shareholders of the Corporation immediately following the Acceleration Date. (e) The Corporation may, upon approval by the board of directors of the Corporation, including the approval of at least two-thirds of the Independent 7

Directors, elect to hold a Ratification Vote prior to the expiry of the then current Five Year Term. (f) Where a Ratification Vote is held and a Ratification Resolution is approved thereat pursuant to subclauses 5(d) or 5(e), thereafter a Commencement Date shall mean and be deemed to mean January 1 of the calendar year during which the Ratification Vote was held and each January 1 immediately following the fifth December 31 occurring after a Commencement Date; provided that if a Ratification Resolution is approved pursuant to subclause 5(e) at a meeting of shareholders at which shareholders approve a specific proposed issuance of Subordinate Voting Shares, any Subordinate Voting Shares issued pursuant to such approval shall be deemed to have been outstanding as of the first such Commencement Date for purposes of subclauses 5(b), (c) and (d) if the text of the Ratification Resolution so provides. (g) In the event that the Corporation proposes a Special Issuance, the Corporation shall hold a shareholder vote to consider and, if deemed advisable, approve a Special Issuance Resolution prior to such issuance. If the Special Issuance Resolution is approved, the Corporation may proceed with the Special Issuance and, until the next Ratification Vote has been held, the number of Subordinate Voting Shares issued pursuant to the Special Issuance shall be excluded from the calculation of the number of issued and outstanding Multiple Voting Shares and Subordinate Voting Shares as of the last day of a Five Year Term for purposes of subclauses 5(b) and 5(c) and as of the last day of a calendar year for purposes of subclause 5(d). If the Special Issuance Resolution is not approved or if the Corporation does not hold a shareholder vote to consider a Special Issuance Resolution, but the Corporation nevertheless proceeds with the Special Issuance, then the failure to receive approval of the Special Issuance Resolution or to hold a shareholder vote to consider the Special Issuance Resolution shall be deemed to be a Termination Event occurring as of the date of the shareholder meeting at which the Special Issuance Resolution was voted upon and not approved (which, for greater certainty, shall be prior to the Special Issuance), or, where no such shareholder meeting was held to consider a Special Issuance Resolution, the date immediately prior to the Special Issuance. For greater certainty, a vote upon a Special Issuance Resolution shall not result in the start of a new Five Year Term. (h) In the event that Mr. V. Prem Watsa ceases, for any reason, to serve as a Key Officer, the Corporation shall hold a Special Confirmation Vote not later than the fifth anniversary of the date Mr. V. Prem Watsa ceased to be a Key Officer. Where the Special Confirmation Vote is held and a Ratification Resolution is not approved pursuant to such vote or if the Corporation does not hold a Special Confirmation Vote within the timeframe required pursuant to this subclause 5(h), then the failure to receive approval of the Ratification Resolution or to hold a Special Confirmation Vote shall be deemed to be a 8

Termination Event occurring as of the date of the shareholder meeting at which the Ratification Resolution was voted upon and not approved, or, where no such shareholder meeting was held to consider the Ratification Resolution, the fifth anniversary of the date Mr. V. Prem Watsa ceased to be a Key Officer. (i) Immediately following a Termination Event and without further act or formality, (i) the number of votes attached to each Multiple Voting Share shall equal that number of votes (which may include a fraction) such that the aggregate number of votes attached to all of the issued and outstanding Multiple Voting Shares as of the date of such Termination Event represents the same percentage of the aggregate number of votes attached to all of the issued and outstanding Multiple Voting Shares and Subordinate Voting Shares as was the case immediately prior to such Termination Event (including giving effect to any limitation in subclause 2(e)(i) but not any limitation in subclauses 2(e)(ii) or (iii)); (ii) the limitation in subclause 2(e)(i) shall cease to apply; and (iii) the provisions of this clause 5, including subclause 5(g), shall cease to apply and no further Ratification Votes or Special Confirmation Votes will be required. For greater certainty, all other provisions of these share conditions shall continue to apply following such Termination Event, including the limitations in subclauses 2(e)(ii) and (iii). (j) The provisions of this clause 5, including subclause 5(g), and the limitation in subclause 2(e)(i) shall cease to apply on the first date on which the number of votes attached to all of the issued and outstanding Multiple Voting Shares (without giving effect to any limitation in subclause 2(e) or any temporary reduction pursuant to subclause 2(d)) is equal to less than 41.8% of the aggregate number of votes attached to all of the issued and outstanding Multiple Voting Shares and Subordinate Voting Shares. 6. Restrictions on Creation and Issue of Voting Shares The Corporation shall not create any class of shares or any additional series of Preferred Shares carrying the right to vote (except in circumstances involving arrears of dividends or except as required by law) or increase the number of authorised Series 1 Preferred Shares or Series 2 Preferred Shares without the prior approval of not less than two-thirds of the votes cast by the holders of the Subordinate Voting Shares at a meeting of the holders of such shares. In addition, the Corporation shall not issue any additional Multiple Voting Shares. 7. Conversion Right attaching to the Multiple Voting Shares Each holder of Multiple Voting Shares shall be entitled at his or her option at any time and from time to time to have all or any part of the Multiple Voting Shares held by him or her converted into Subordinate Voting Shares on the basis of one Subordinate Voting Share for each Multiple Voting Share in respect of which the conversion right is exercised. The conversion right provided for in this clause (7) may 9 be exercised by notice in writing given to the transfer agent for the Subordinate Voting Shares accompanied by the certificate representing the Multiple Voting Shares in respect of which the holder desires to exercise such right of conversion, and such notice shall be executed by the person registered on the books of the Corporation as the holder of the Multiple Voting Shares or by his or her duly authorised attorney and shall specify the number of Multiple Voting Shares which the holder desires to have converted. The holder shall pay any governmental or other tax imposed on or in respect of such conversion. Upon receipt by the transfer agent of such notice and certificate, the Corporation shall issue or cause to be issued to the holder a certificate representing fully paid Subordinate Voting Shares on the basis prescribed above and in accordance with the provisions hereof. If less than all of the Multiple Voting Shares represented by any certificate are to be converted, the holder shall be entitled to receive a new certificate representing in the aggregate the number of Multiple Voting Shares represented by the original certificate which are not to be converted. 8. Subdivision and Consolidation Neither the Multiple Voting Shares nor the Subordinate Voting Shares shall be increased in number by reason of being subdivided, nor decreased in number by reason of being consolidated, unless contemporaneously therewith the shares of the other class are subdivided or consolidated in the same proportion and in the same manner. 9. Additional Issue The Corporation shall not grant rights to holders of Multiple Voting Shares or Subordinate Voting Shares to acquire additional shares or other securities or property of the Corporation unless the same rights are concurrently given to holders of the other class of shares. 10. Modification The provisions attaching to the Multiple Voting Shares as a class, or to the Subordinate Voting Shares as a class, shall not be added to, removed or changed unless the addition, removal or change is first approved by: (i) the holders of the shares of each class, either by the vote of two-thirds of the votes cast at a meeting of the holders of such class or by an instrument or instruments in writing signed by the holders of all the outstanding shares of such class, and (ii) any stock exchange upon which the Subordinate Voting Shares are listed at such time, if required by the rules of such exchange. 11. Rights on Liquidation Subject to the prior rights of the Preferred Shares and any other shares ranking prior to the Multiple Voting Shares and Subordinate Voting Shares, in the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, the property or assets available for distribution shall be paid or distributed 10 equally, share for share, to the holders of the Multiple Voting Shares and the Subordinate Voting Shares, without preference or distinction. 11